Exhibit 10.2

SECURITIES PURCHASE AGREEMENT
dated as of October 17, 2018
by and among
EARTHSTONE ENERGY, INC.
and
THE PURCHASERS PARTY HERETO

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Schedule I:	Purchaser Allocations
Exhibit A:	Form of Series A Redeemable Convertible Preferred Stock Certificate of Designations
Exhibit B:	Form of Registration Rights Agreement
Exhibit C:	Form of Board Observation Agreement
Exhibit D:	Minimum Hedging Obligations
Exhibit E:	Form of Second Amended and Restated Limited Liability Company Agreement of Earthstone Energy Holdings, LLC
Exhibit F:	Form of Opinions of Vinson & Elkins L.L.P. and Jones & Keller, P.C.

INDEX OF DEFINED TERMS

Term	Location of Definition
10% Entity	6.10(f)
Acquisition	Recitals
Acquisition Agreement	Recitals
Affiliate	6.10(g)
Agreement	Preamble
Alternate Agreement	6.2
Anti-Money Laundering Laws	2.1(bb)
“as-converted basis”	6.10(h)
Beneficial Ownership/Beneficially Own	6.10(i)
Board Observation Agreement	1.2(b)(i)
Board of Directors	1.2(b)(i)
business day	6.10(d)
Bylaws	2.1(c)(ii)
Capitalization Date	2.1(a)(ii)
Certificate	Recitals
Certificate of Incorporation	2.1(c)(ii)
Class A Common Stock	Recitals
Class B Common Stock	2.1(b)(i)
Closing	1.2(a)
Closing Date	1.2(a)
Code	2.1(v)
Common Stock	2.1(b)(i)
Common Stock Offering	Recitals
Common Stock Offering Price	6.10(j)
Company	Preamble
Company Competitor	6.10(k)
Company Indemnitee	4.2
Company Material Adverse Effect	6.10(l)
Company Preferred Stock	2.1(b)(i)
Company Stock Awards	2.1(b)(i)
Company Subsidiary	2.1(a)(ii)
Confidentiality Agreement	3.6
control/controlled by/under common control with	6.10(g)
Credit Agreement	6.10(m)
Debt Commitment Letter	6.10(n)
Earthstone Holdings	Recitals
Environmental Laws	2.1(v)
Equity Securities	6.10(o)

Term	Location of Definition
ERISA	2.1(v)
ERISA-Subject Plan	2.1(v)
Exchange Act	2.1(f)
Existing Registration Rights Agreement	6.10(p)
Expense Reimbursement Amount	6.2
GAAP	2.1(f)(iii)
Governmental Entity	2.1(c)(iv)
Hazardous Substance	6.10(r)
HSR Act	3.1(a)
Indemnified Party	4.3(b)
Indemnifying Party	4.3(b)
Indenture	6.10(s)
Information	3.5
Investment Company Act	2.1(p)
Knowledge of the Company	6.10(t)
Law	6.10(u)
Lien	6.10(v)
Mandate Letter	6.10(w)
Multiemployer Plan	2.1(v)
Non-Recourse Party	6.18
Notices	3.8(c)
NYSE	1.3(b)(vi)
NYSE Listing Approval	6.10(x)
Organizational Documents	2.1(c)(ii)
Per Share Preferred Purchase Price	1.1
Person	6.10(e)
Permits	2.1(m)
Permitted Transferee	5.2(a)
Plan	2.1(b)(i)
Preferred Stock	Recitals
Purchase	1.1
Purchased Common Stock	1.1
Purchased Preferred Stock	1.1
Purchaser	Preamble
Purchaser Indemnitee	4.1
Purchaser Parties	6.10(z)
Registration Rights Agreement	1.2(b)(i)
Representatives	6.10(aa)
SEC	2.1(f)(i)
SEC Documents	2.1(f)(i)
Securities Act	2.1(d)
Seller	Recitals

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Term	Location of Definition
Stockholder Approval	6.10(bb)
Subsidiary	2.1(a)(ii)
Tax or Taxes	6.10(cc)
Tax Return	6.10(dd)
Third-Party Claim	4.3(b)
Total Funding Obligation	1.2(b)(ii)
Transaction Documents	6.10(ee)
Transfer	6.10(ff)
Treasury Regulation	6.10(ee)
Underwriting Agreement	Recitals
Upfront Fee	6.2
Upstream Competitor	6.10(i)
Voting Debt	2.1(b)(ii)

SECURITIES PURCHASE AGREEMENT, dated as of October 17, 2018 (this “Agreement”), by and among Earthstone Energy, Inc., a Delaware corporation (the “Company”), and the purchasers set forth on Schedule I hereto (the “Purchasers”); provided that if there is only one Purchaser set forth on Schedule I, the “Purchasers” shall refer to such Purchaser.
RECITALS:
WHEREAS, the Company has entered into a Contribution Agreement (as it may be amended or supplemented from time to time, the “Acquisition Agreement” and, the transactions contemplated thereby, the “Acquisition”), by and among the Company, Earthstone Energy Holdings, LLC, a Delaware limited liability company and subsidiary of the Company (“Earthstone Holdings”), and Sabalo Holdings, LLC, a Delaware limited liability company (“Seller”);
WHEREAS, the Company may enter into an underwriting agreement with the underwriters specified therein related to a public offering of Class A common stock, par value $0.001 per share, of the Company (the “Class A Common Stock”) (as it may be amended or supplemented from time to time, the “Underwriting Agreement” and, the transactions contemplated thereby, the “Common Stock Offering”);
WHEREAS, Earthstone Holdings will enter into a purchase agreement with the initial purchasers specified therein related to a private placement of its senior unsecured notes (as it may be amended or supplemented from time to time, the “Purchase Agreement”);
WHEREAS, the Company proposes to issue and sell to the Purchasers shares of its preferred stock, par value $0.001 per share, designated as “Series A Redeemable Convertible Preferred Stock” (the “Preferred Stock”), having the terms set forth in the Certificate of Designations (the “Certificate”) in the form attached to this Agreement as Exhibit A, subject to the terms and conditions set forth in this Agreement;
WHEREAS, subject to the conditions contained in the Certificate, the Preferred Stock will be convertible into shares of Class A Common Stock; and
WHEREAS, capitalized terms used in this Agreement have the meanings set forth in Section 6.10 or such other Section indicated in the preceding Index of Defined Terms.
NOW, THEREFORE, in consideration of the premises, and of the representations, warranties, covenants and agreements set forth herein, the parties agree as follows:

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ARTICLE I

PURCHASE; CLOSING
Section 1.1    Purchase. On the terms and subject to the conditions herein, on the Closing Date, the Company agrees to sell to the Purchasers, and the Purchasers agree, severally and not jointly, to purchase from the Company, (a) an aggregate number of 225,000 shares of Preferred Stock, and the Company shall issue and sell to each Purchaser the shares of Preferred Stock set forth opposite such Purchaser’s name on Schedule I (such aggregate shares of Preferred Stock, the “Purchased Preferred Stock”), at a purchase price of $1,000 per share of Preferred Stock (the “Per Share Preferred Purchase Price”), and (b) an aggregate number of shares of Class A Common Stock such that, when multiplying such number of shares of Class A Common Stock by the Common Stock Offering Price, the result is equal to $30,000,000, with any fractional shares of Class A Common Stock being rounded to the nearest whole number of shares, and the Company shall issue and sell to each Purchaser the number of shares of Class A Common Stock such that, when multiplying such number of shares of Class A Common Stock by the Common Stock Offering Price, the result is equal to the dollar amount set forth opposite such Purchaser’s name on Schedule I, with any fractional shares of Class A Common Stock being rounded to the nearest whole number of shares (such aggregate shares of Common Stock, the “Purchased Common Stock” and, together with the Purchased Preferred Stock, the “Purchased Stock”) at a price per share of Purchased Common Stock equal to the Common Stock Offering Price. The purchase and sale of the Purchased Stock pursuant to this Section 1.1 is referred to as the “Purchase.”
Section 1.2    Closing.
(a)    Subject to the terms and conditions hereof, the closing of the Purchase (the “Closing”) shall be held at the offices of Vinson & Elkins L.L.P., 1001 Fannin Street, Suite 2500, Houston, Texas 77002, at 8:00 a.m. Houston time on the date of the closing of the Acquisition, or at such other time and place as the Company and the Purchasers agree (the “Closing Date”).
(b)    In addition and subject to the satisfaction or waiver on the Closing Date of the conditions to the Closing in Section 1.3, at the Closing:
(i)    the Company will (A) cause the number of shares of Purchased Stock set forth in Section 1.1 to be registered with the transfer agent of the Company in accordance with Schedule I in book-entry form, (B) deliver to the Purchasers the Registration Rights Agreement in the form of Exhibit B hereto (the “Registration Rights Agreement”) with such changes thereto as may be agreed to in writing by the Purchasers and approved by the board of directors of the Company (the “Board of Directors”), duly executed by the Company, (C) deliver to the Purchasers the Board Observation Agreement in the form of Exhibit C hereto with such changes thereto as may be agreed to in writing by the Purchasers and approved by the Board of Directors (the “Board Observation Agreement”), (D) deliver to the Purchasers the Second Amended and Restated Limited Liability Company Agreement of Earthstone Holdings in the form of Exhibit E hereto, (E) deliver to the Purchasers an executed opinion of Vinson & Elkins L.L.P. and Jones & Keller, P.C., counsel for the Company, in the form of Exhibit F hereto, and (F) deliver to the Purchasers all other

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documents, instruments and writings required to be delivered by the Company to the Purchasers pursuant to this Agreement or otherwise required in connection herewith; and
(ii)    each Purchaser will deliver or cause to be delivered (A) to a bank account designated by the Company in writing at least two (2) business days prior to the Closing Date, an amount in cash, by wire transfer of immediately available funds, equal to the sum of (x) the number of shares of Purchased Preferred Stock set forth opposite such Purchaser’s name on Schedule I multiplied by the Per Share Preferred Purchase Price and (y) the number of shares of Purchased Common Stock set forth opposite such Purchaser’s name on Schedule I multiplied by the Common Stock Offering Price (such aggregate amount in (x) and (y), the “Total Funding Obligation”), less such Purchaser’s pro rata share of each of the Upfront Fee and the Expense Reimbursement Amount, (B) the Registration Rights Agreement, duly executed by the Purchasers, (C) the Board Observation Agreement, duly executed by the Purchasers, and (D) all other documents, instruments and writings required to be delivered by the Purchasers to the Company pursuant to this Agreement or otherwise required in connection herewith.
Section 1.3    Closing Conditions.
(a)    The obligations of the Purchasers, on the one hand, and the Company, on the other hand, to effect the Closing is subject to the satisfaction or, to the extent permitted by applicable Law, waiver by the Purchasers and the Company (acting at the direction of the Board of Directors) at or prior to the Closing of the following conditions:
(i)    the Company shall have received Stockholder Approval;
(ii)    no temporary restraining order, preliminary or permanent injunction or other judgment or order issued by any Governmental Entity and no Law shall be in effect restraining, enjoining, making illegal or otherwise prohibiting the consummation of the transactions contemplated by this Agreement; and
(iii)    all conditions to closing the Acquisition set forth in Article 7 of the Acquisition Agreement shall have been satisfied or shall be satisfied substantially simultaneously with the Closing on the terms and conditions contemplated by the Acquisition Agreement (subject to any amendments, supplements, waivers or other modifications permitted by Section 3.8 or otherwise consented to in writing by the Purchasers) and the closing of the Acquisition shall occur substantially simultaneously with the Closing.
(b)    The obligations of the Purchasers to effect the Closing are also subject to the satisfaction or, to the extent permitted by applicable Law, waiver by the Purchasers at or prior to the Closing of the following conditions (provided, however, that the condition in clause (b)(vii) below shall only be a condition to the Closing as it relates to the Purchased Common Stock, the Closing with respect to the Purchased Preferred Stock shall in no way be conditioned on the satisfaction or waiver of such condition and the parties acknowledge that the Closing with respect to the Purchased Preferred Stock may accordingly occur notwithstanding the failure of the Closing to occur with respect to the Purchased Common Stock):

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(i)    (A) the representations and warranties of the Company set forth in Section 2.1 hereof shall be true and correct in all material respects (other than Sections 2.1(a), 2.1(b), 2.1(c)(i) and 2.1(e) or other representations and warranties that are qualified by materiality or Company Material Adverse Effect, which, in each case, shall be true and correct in all respects) as of the date of this Agreement and as of the Closing Date as though made on and as of such date (except to the extent that such representation or warranty speaks to an earlier date, in which case each of such earlier date) except where the failure of such representations and warranties to be so true and correct would not, individually or in the aggregate, have a Company Material Adverse Effect, and (B) the representations and warranties of the Company set forth in Sections 2.1(a), 2.1(b), 2.1(c)(i) and 2.1(e) shall be true in all respects as of the date of this Agreement and as of the Closing Date as though made on and as of such date (except to the extent that such representation or warranty speaks to an earlier date, in which case as of such earlier date);
(ii)    the Company shall have performed in all material respects its obligations required to be performed by it pursuant to this Agreement at or prior to the Closing;
(iii)    the Leverage Ratio (as such term is defined in the Credit Agreement) as of the Closing Date shall not exceed 4.25 to 1.00, after giving pro forma effect to the consummation of the transactions contemplated by this Agreement and the Acquisition Agreement and the equity and debt capital raised by the Company in order to fund the Acquisition;
(iv)    the Purchasers shall have received a certificate signed on behalf of the Company by a senior executive officer certifying to the effect that the conditions set forth in Section 1.3(b)(i), (ii) and (iii) have been satisfied;
(v)    the Company shall have delivered a certificate signed on behalf of the Company by a senior executive officer certifying to the effect that the conditions set forth in Section 1.3(a)(iii) have been satisfied;
(vi)    the shares of Purchased Common Stock and the maximum number of shares of Class A Common Stock to be issued upon conversion of the Preferred Stock shall have been reserved and approved for listing on the New York Stock Exchange (the “NYSE”), subject to official notice of issuance;
(vii)    the Purchasers shall have received a certificate signed on behalf of the Company by a senior executive officer certifying that, prior to or substantially simultaneously with the Closing, the Company shall have received gross proceeds from the Common Stock Offering at least $60,000,000;
(viii)    the Purchasers shall have received from the Company a certificate of the Secretary of State of the State of Delaware, dated within two (2) business days prior to the Closing Date, to the effect that the Company is in good standing in the State of Delaware;

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(ix)    the Purchasers shall have received a certificate signed on behalf of the Company by the secretary certifying (x) as to the Certificate of Incorporation and Bylaws of the Company, (y) that the Company has adopted and filed the Certificate with the Secretary of State of the State of Delaware and (z) that the Certificate is in full force and effect;
(x)    the Purchasers shall have received a cross receipt signed on behalf of the Company by a senior executive officer certifying as to the amount that the Company has received from the Purchasers; and
(xi)    the Company shall have delivered, or caused to be delivered, to the Purchasers all of the items described in Section 1.2(b)(i).
(c)    The obligation of the Company to effect the Closing is also subject to the satisfaction or, to the extent permitted by applicable Law, waiver by the Company (acting at the direction of the Board of Directors) at or prior to the Closing of the following conditions:
(i)    (A) the representations and warranties of the Purchasers set forth in Section 2.2 hereof shall be true and correct in all material respects (other than Sections 2.2(a) and 2.2(b)(i) or other representations and warranties that are qualified by materiality, which, in each case, shall be true and correct in all respects) as of the date of this Agreement and as of the Closing Date as though made on and as of such date (except to the extent that such representation or warranty speaks of an earlier date, in which case such representation or warranty shall be true and correct in all material respects as of such date), and (B) the representations and warranties of the Purchasers set forth in Sections 2.2(a) and 2.2(b)(i) shall be true in all respects as of the date of this Agreement and as of the Closing Date as though made on and as of such date;
(ii)    each of the Purchasers shall have performed in all material respects its obligations required to be performed by it pursuant to this Agreement at or prior to the Closing;
(iii)    the Company shall have received a certificate signed on behalf of each Purchaser by a senior executive officer (or equivalent) thereof certifying to the effect that the conditions set forth in Section 1.3(c)(i) and (ii) have been satisfied by such Purchaser; and
(iv)    the Purchasers shall have delivered, or caused to be delivered, to the Company all of the items described in Section 1.2(b)(ii).
Section 1.4    Independent Nature of Purchasers’ Obligations and Rights. The obligations of each Purchaser under any Transaction Document are several and not joint with the obligations of any other Purchaser, and no Purchaser shall be responsible in any way for the performance of the obligations of any other Purchaser under any Transaction Document. Nothing contained herein or in any other Transaction Document, and no action taken by any Purchaser pursuant thereto, shall be deemed to constitute the Purchasers as a partnership, an association, a joint venture or any other kind of group or entity, or create a presumption that the Purchasers are in any way acting in concert

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or as a group with respect to such obligations or the transactions contemplated by the Transaction Documents. Each Purchaser shall be entitled to independently protect and enforce its rights, including the rights arising out of this Agreement or out of the other Transaction Documents, and it shall not be necessary for any other Purchaser to be joined as an additional party in any proceeding for such purpose. The failure or waiver of performance by any Purchaser does not excuse performance by any other Purchaser.
ARTICLE II

REPRESENTATIONS AND WARRANTIES
Section 2.1    Representations and Warranties of the Company. Except as set forth in a correspondingly identified schedule attached hereto (provided, that any item disclosed in any particular schedule attached hereto shall be deemed to be disclosed with respect to any other schedule to the extent it is reasonably apparent on the face of such disclosure that it applies to such other schedule), the Company represents and warrants to the Purchasers as of the date hereof and as of the Closing Date as follows (provided, that, other than as provided in Section 2.1(b) and Section 2.1 (cc), the Company makes no representations or warranties whatsoever in this Agreement regarding the assets, operations, or business to be acquired by the Company pursuant to the Acquisition Agreement):
(a)    Organization and Authority.
(i)    The Company is a corporation duly organized and validly existing under the laws of the State of Delaware, has all requisite power and authority to own its properties and conduct its business as presently conducted in the manner described in the SEC Documents and is duly qualified to do business and is in good standing in all jurisdictions where its ownership or leasing of property or the conduct of its business requires it to be so qualified and where failure to be so qualified would, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect. True and accurate copies of the Certificate of Incorporation and Bylaws, each as in effect as of the date of this Agreement, have been made available to the Purchasers prior to the date hereof.
(ii)    As of the close of business on September 30, 2018 (the “Capitalization Date”), the Company owns, directly or indirectly, 44.3% of the ownership interests in Earthstone Holdings, and Earthstone Holdings owns, directly or indirectly, 100% of the ownership interests in each material Subsidiary of Earthstone Holdings. Such ownership interests have been duly authorized and validly issued in accordance with the organizational documents of each Company Subsidiary and are fully paid (to the extent required under those documents), and the Company owns, directly or indirectly, such ownership interests free and clear of all Liens (except restrictions under any applicable state or foreign securities laws). Each Company Subsidiary is duly organized and validly existing under the laws of its jurisdiction of organization, has all requisite power and authority to own its properties and conduct its business as presently conducted and is duly qualified to do business and is in good standing in all jurisdictions where its ownership or leasing of property or the conduct of its business requires it to be so qualified and where failure to be

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so qualified would, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect. As used herein, “Subsidiary” means, with respect to any Person, any corporation, partnership, joint venture, limited liability company or other entity (x) of which such Person or a subsidiary of such Person is a general partner or (y) of which a majority of the voting securities or other voting interests, or a majority of the securities or other interests of which having by their terms ordinary voting power to elect a majority of the board of directors or Persons performing similar functions with respect to such entity, is directly or indirectly owned by such Person and/or one or more subsidiaries thereof; and “Company Subsidiary” means any Subsidiary of the Company.
(b)    Capitalization.
(i)    The authorized capital stock of the Company consists of 200,000,000 shares of Class A Common Stock, 50,000,000 shares of Class B common stock, par value $0.001 per share of the Company (the “Class B Common Stock” and, together with the Class A Common Stock, the “Common Stock”), and 20,000,000 shares of preferred stock, par value $0.001 per share (the “Company Preferred Stock”). As of the Capitalization Date, there were 28,396,588 shares of Class A Common Stock outstanding, 35,663,034 shares of Class B Common Stock outstanding and zero shares of Company Preferred Stock outstanding or designated as a series. As of the close of business on the Capitalization Date, (A) 3,192,211 shares of Class A Common Stock were reserved for issuance under the Earthstone Energy Inc. Amended and Restated 2014 Long-Term Incentive Plan, as amended (the “Plan”), of which 1,272,799 shares of Class A Common Stock have been reserved for issuance subject to restricted stock unit awards and performance unit awards granted pursuant to the Plan (collectively, the “Company Stock Awards”) and (B) no shares of Common Stock were held by the Company in its treasury. All of the issued and outstanding shares of Common Stock have been duly authorized and validly issued in accordance with applicable securities laws and are fully paid, nonassessable and free of preemptive rights, with no personal liability attaching to the ownership thereof. From the Capitalization Date through and as of the date of this Agreement, no other shares of Common Stock or Company Preferred Stock have been issued other than shares of Common Stock issued in respect of Company Stock Awards in the ordinary course of business. The Company does not have outstanding shareholder purchase rights or “poison pill” or any similar arrangement in effect. As of the date hereof, there are no, and as of the Closing Date, there will be no, Senior Stock or Parity Stock (each as defined in the Certificate) issued by the Company, other than the Preferred Stock to be issued to the Purchasers on the Closing Date in accordance with this Agreement.
(ii)    No bonds, debentures, notes or other indebtedness having the right to vote on any matters on which the stockholders of the Company may vote (“Voting Debt”) are issued and outstanding. As of the date of this Agreement, except (A)  pursuant to the surrender of shares to the Company or the withholding of shares by the Company to cover Tax withholding obligations under Company Stock Awards, (B) as set forth in Section 2.1(b)(i) and (C) as disclosed in the SEC Documents, the Company does not have and is not bound by any outstanding options, preemptive rights, rights of first offer, warrants, calls,

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commitments or other rights or agreements calling for the purchase or issuance of, or securities or rights convertible into, or exchangeable for, any shares of Common Stock or any other equity securities of the Company or Voting Debt or any securities representing the right to purchase or otherwise receive any shares of capital stock of the Company (including any rights plan or agreement).
(c)    Authorization.
(i)    Subject to the receipt of Stockholder Approval, the Company has the corporate power and authority to enter into this Agreement and the other Transaction Documents and to carry out its obligations hereunder and thereunder. The execution, delivery and performance of this Agreement and the other Transaction Documents by the Company and the consummation of the transactions contemplated hereby and thereby have been duly authorized by the Board of Directors. This Agreement has been, and (as of the Closing) the other Transaction Documents will be, duly and validly executed and delivered by the Company and, assuming due authorization, execution and delivery by the Purchasers, is, and (as of the Closing) each of the other Transaction Documents will be, a valid and binding obligation of the Company enforceable against the Company in accordance with its terms (except as enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and similar Laws of general applicability relating to or affecting creditors’ rights or by general equity principles). Other than receipt of Stockholder Approval and the filing of the Certificate with the Secretary of State of the State of Delaware, no other corporate proceedings are necessary for the execution and delivery by the Company of this Agreement or the other Transaction Documents, the performance by it of its obligations hereunder or thereunder or the consummation by it of the transactions contemplated hereby or thereby.
(ii)    Neither the Company nor any Company Subsidiary is (a) in violation of any of the terms, conditions or provisions of (i) the third amended and restated certificate of incorporation of the Company (the “Certificate of Incorporation”) or amended and restated bylaws of the Company, as amended (the “Bylaws”), or the certificate of incorporation, charter, bylaws or other governing instrument of any Company Subsidiary (together with the Certificate of Incorporation and the Bylaws, the “Organizational Documents”), (b) in violation of any law, statute, ordinance, rule, regulation, permit, or franchise applicable to it or of any judgment, ruling, order, writ, injunction or decree of any Governmental Entity having jurisdiction over the Company or any Company Subsidiary or any of their any respective properties or assets or (c) in breach, default (or an event which, with notice or lapse of time or both, would constitute such a default) or violation in the performance of any obligation, agreement, covenant or condition contained in any note, bond, debenture, or any other evidence of indebtedness or in any agreement, indenture, lease or other agreement or instrument to which the Company or any Company Subsidiary is a party or by which the Company or any Company Subsidiary or any of their respective properties or assets are bound, which breach, default or violation in the case of clauses (b) or (c) would, if continued, reasonably be expected to constitute a Company Material Adverse Effect.

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(iii)    None of the issuance and sale by the Company of the Purchased Stock, the application of the proceeds thereof, the execution, delivery and performance by the Company of this Agreement or the other Transaction Documents, the consummation of the transactions contemplated hereby or thereby, nor compliance by the Company with any of the provisions hereof or thereof (including the conversion or exercise provisions of the Preferred Stock), will, subject only to the receipt of Stockholder Approval, the filing of the Certificate with the Secretary of State of the State of Delaware and receipt of NYSE Listing Approval, (A) violate, conflict with, or result in a breach of any provision of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination of, or accelerate the performance required by, or result in a right of termination or acceleration of, or result in the creation of any Lien upon any of the material properties or assets of the Company or any Company Subsidiary under (i) any of the terms, conditions or provisions of their respective Organizational Documents or (ii) any note, bond, mortgage, indenture, deed of trust, license, loan agreement, lease, agreement or other instrument or obligation to which the Company or any Company Subsidiary is a party or by which it may be bound, or to which the Company or any Company Subsidiary or any of the properties or assets of the Company or any Company Subsidiary may be subject, or (B) violate any law, statute, ordinance, rule, regulation, permit, franchise or any judgment, ruling, order, writ, injunction or decree applicable to the Company or any Company Subsidiary or any of their respective properties or assets, except in the case of clauses (A)(ii) and (B) for such violations, conflicts and breaches as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect.
(iv)    Other than the securities or blue sky laws of the various states, approval or expiration of applicable waiting periods under the HSR Act, the receipt of Stockholder Approval, the filing of the Certificate with the Secretary of State of the State of Delaware and receipt of NYSE Listing Approval, no notice to, registration, declaration or filing with, exemption or review by, or authorization, order, consent or approval of, any court, administrative agency or commission or other governmental or arbitral body or authority or instrumentality, whether federal, state, local or foreign, and any applicable industry self-regulatory organization (each, a “Governmental Entity”), nor expiration or termination of any statutory waiting period, is necessary for the consummation by the Company of the transactions contemplated by this Agreement or the other Transaction Documents.
(d)    Sale of Securities. Assuming the accuracy of the representations and warranties of the Purchasers contained in Section 2.2, the issuance and sale of the Purchased Stock to the Purchasers pursuant to this Agreement is exempt from the registration and prospectus delivery requirements of the Securities Act of 1933, as amended (the “Securities Act”), and the rules and regulations promulgated thereunder, and neither the Company nor, to the Company’s Knowledge, any person acting on its behalf, has taken nor will take any action hereafter that would cause the loss of such exemption. Without limiting the foregoing, neither the Company nor to the Knowledge of the Company any other Person authorized by the Company to act on its behalf, has engaged in a general solicitation or general advertising (within the meaning of Regulation D of the Securities Act) of investors with respect to offers or sales of the Purchased Stock and neither the Company

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nor, to the Knowledge of the Company, any Person acting on its behalf has made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would cause the offering or issuance of Purchased Stock under this Agreement to be integrated with prior offerings by the Company for purposes of the Securities Act that would result in none of Regulation D or any other applicable exemption from registration under the Securities Act to be available, nor will the Company take any action or steps that would cause the offering or issuance of the Purchased Stock under this Agreement to be integrated with other offerings.
(e)    Status of Securities. Subject to the receipt of Stockholder Approval, the shares of Purchased Stock and shares of Class A Common Stock to be issued upon conversion of such Preferred Stock, have been duly authorized by all necessary corporate action. When issued and sold against receipt of the consideration therefor as provided in this Agreement, such securities will be validly issued, fully paid and nonassessable, will not subject the holders thereof to personal liability, will not be subject to preemptive rights of any other stockholder of the Company, and will effectively vest in the Purchasers good and marketable title to all such securities, be free and clear of all Liens, except restrictions imposed by the Securities Act, Section 5.2, the Certificate and any applicable state or foreign securities laws. Upon any conversion of any shares of Preferred Stock into Class A Common Stock pursuant to the Certificate, the shares of Class A Common Stock issued upon such conversion will be validly issued, fully paid and nonassessable, will not subject the holder thereof to personal liability and will not be subject to preemptive rights of any other stockholder of the Company, and will effectively vest in the Purchasers good and marketable title to all such securities, be free and clear of all Liens, except restrictions imposed by the Securities Act, Section 5.2, the Certificate and any applicable state or foreign securities laws. The respective rights, preferences, privileges and restrictions of the Preferred Stock and the Common Stock are as stated in the Certificate of Incorporation (including the Certificate) or as otherwise provided by the mandatory provisions of the Delaware General Corporate Law. At or prior to Closing, the maximum number of shares of Class A Common Stock to be issued upon any conversion of shares of Preferred Stock into Class A Common Stock shall have been duly reserved for such issuance and approved for listing on the NYSE, subject to official notice of issuance.
(f)    SEC Documents; Financial Statements.
(i)    The Company has filed all required reports, proxy statements, forms, and other documents with the U.S. Securities and Exchange Commission (the “SEC”) since January 1, 2017 (collectively, the “SEC Documents”). Each of the SEC Documents, as of its respective date complied as to form in all material respects with the requirements of the Securities Act and the Securities Exchange Act of 1934, as amended (the “Exchange Act”), as the case may be, and the rules and regulations of the SEC promulgated thereunder applicable to such SEC Documents, and, except to the extent that information contained in any SEC Document has been revised or superseded by a later filed SEC Document filed and publicly available prior to the date of this Agreement, none of the SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

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(ii)    The Company (A) has implemented and maintains disclosure controls and procedures (as defined in Rule 13a-15(e) under the Exchange Act) that are reasonably designed to ensure that material information relating to the Company, including its consolidated Subsidiaries, is accumulated and communicated to management of the Company, including its principal executive officers and principal financial officers, as appropriate, to allow timely decisions regarding required disclosure to be made and for the preparation of the Company’s filings with the SEC, (B) has ensured such disclosure controls and procedures are effective in all material respects to perform the functions for which they were established to the extent required by Rule 13a-15 of the Exchange Act and (C) has disclosed, based on its most recent evaluation prior to the date of this Agreement, to the Company’s outside auditors and the audit committee of the Board of Directors (I) any significant deficiencies and material weaknesses in the design or operation of internal controls over financial reporting (as defined in Rule 13a-15(f) under the Exchange Act) that are reasonably likely to adversely affect the Company’s ability to record, process, summarize and report financial information and (II) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal controls over financial reporting.
(iii)    The financial statements of the Company and its consolidated Subsidiaries contained or incorporated by reference in the SEC Documents (including the related notes and supporting schedule) (A) complied as to form in all material respects in with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, in each case as of the date such SEC Document was filed, (B) have been prepared in accordance with generally accepted accounting principles (“GAAP”) applied on a consistent basis during the periods involved (except as may be indicated in such financial statements or the notes thereto or as permitted by Regulation S-X) and (C) fairly present in all material respects the consolidated financial position of the Company and its consolidated Subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows of the Company and its consolidated Subsidiaries for the periods then ended (subject, in the case of unaudited statements, to normal recurring audit adjustments).
(iv)    Since the date of the most recent balance sheet of the Company audited by the Company’s auditor, the interactive data in eXtensible Business Reporting Language included or incorporated by reference in the SEC Documents fairly presents the information called for in all material respects and has been prepared in accordance with the SEC’s rules and guidelines applicable thereto in all material respects.
(g)    Undisclosed Liabilities. Except for (i) those liabilities that are reflected or reserved for in the consolidated financial statements of the Company included in its Quarterly Report on Form 10-Q for the six months ended June 30, 2018, (ii) liabilities incurred since June 30, 2018 in the ordinary course of business (including incremental borrowings under the Company’s revolving credit facility) and (iii) liabilities incurred pursuant to the transactions contemplated by this Agreement, the Acquisition Agreement, the Underwriting Agreement and the Purchase Agreement, the Company and the Company Subsidiaries do not have any material liabilities or obligations of

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any nature whatsoever (whether accrued, absolute, contingent or otherwise) that are required to be reflected in the Company’s financial statements in accordance with GAAP.
(h)    Independent Registered Public Accounting Firm. Grant Thornton LLP, which has audited the financial statements contained or incorporated by reference in the SEC Documents, is an independent registered public accounting firm with respect to the Company and the consolidated Company Subsidiaries within the meaning of the Securities Act and the applicable rules and regulations thereunder adopted by the Commission and the Public Company Accounting Oversight Board (United States). Grant Thornton LLP has not resigned or been dismissed as independent registered public accountants of the Company and the consolidated Company Subsidiaries as a result of or in connection with any disagreement with the Company or any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure.
(i)    No Restrictions or Registration Rights. Except as described in the Organizational Documents, there are no restrictions upon the voting or transfer of, any equity securities of the Company. Except as described in the Organizational Documents or the Existing Registration Rights Agreement, the Company has not granted registration rights to any Person other than the Purchasers that would provide such Person priority over the Purchasers’ rights with respect to any “piggyback” or similar registration.
(j)    Brokers and Finders. Except for Jefferies LLC and RBC Capital Markets, LLC, the fees and expenses of which will be paid by the Company, neither the Company nor any of the Company Subsidiaries or any of their respective officers, directors, employees or agents has employed any broker or finder or incurred any liability for any financial advisory fees, brokerage fees, commissions or finder’s fees, and no broker or finder has acted directly or indirectly for the Company in connection with this Agreement or the transactions contemplated hereby.
(k)    Litigation. Except as described in the SEC Documents (other than disclosures in the “Risk Factors” sections thereof or any disclosures therein that are cautionary, predictive or forward-looking in nature), there is no action, suit, proceeding, claim, injunction or investigation pending or, to the Knowledge of the Company, threatened against, nor any outstanding judgment, order or decree against, the Company or any of the Company Subsidiaries before or by any Governmental Entity which, if adversely determined, individually or in the aggregate, have or would reasonably be expected to have, a Company Material Adverse Effect or which challenge the validity of any of the Transaction Documents or the right of the Company to enter into the Transaction Documents or consummate the transactions contemplated thereby.
(l)    Taxes.
(i)    Each of the Company and the Company Subsidiaries has filed all material Tax Returns, and such Tax Returns are true, accurate and complete in all material respects;
(ii)    All material Taxes owed by the Company and the Company Subsidiaries which are or have become due have been timely paid in full, except for those

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which are being contested in good faith and in respect of which adequate reserves with respect thereto are maintained in accordance with GAAP;
(iii)    There is no material deficiency proposed or assessed with respect to any Taxes or Tax Returns of the Company or a Company Subsidiary;
(iv)    Neither the Company nor any of the Company Subsidiaries have executed any waiver of any statute of limitations on the assessment or collection of any material Tax that remains outstanding;
(v)    There is no pending audit, suit, proceeding, claim, examination or other administrative or judicial proceedings ongoing, pending, or, to the Knowledge of the Company, threatened or proposed with respect to any material Taxes of the Company or any of the Company Subsidiaries;
(vi)    Neither the Company nor any Company Subsidiary has received written notice from a taxing authority in a jurisdiction where it does not file a Tax Return claiming that it is subject to material Tax in that jurisdiction;
(vii)    There are no liens for material Taxes against the property of the Company or any Company Subsidiary except for Permitted Liens;
(viii)    All material Tax withholding and deposit requirements imposed on the Company or Company Subsidiaries have been satisfied in full;
(ix)    Neither the Company nor a Company Subsidiary has engaged in any “listed transaction” within the meaning of Treasury Regulation Section 1.6011-4(b); and
(x)    Neither the Company nor any Company Subsidiary has made an election Section 965(h) of the Code.
(m)    Permits and Licenses. The Company and the Company Subsidiaries possess all adequate certificates, authorizations, franchises, licenses, consents and permits issued by appropriate Governmental Entities (collectively, “Permits”) necessary or material to the conduct of their respective businesses in the manner described in the SEC Documents, except where the failure to have obtained the same would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect. The Company and the Company Subsidiaries are in compliance with the terms and conditions of all such Permits, except where the failure to so comply would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect, and have not received any notice of proceedings relating to the revocation or modification of any Permits that, if determined adversely to the Company or any the Company Subsidiaries, would, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect.
(n)    Distribution Restrictions. The Company is not currently prohibited, nor as a result of the transactions contemplated by this Agreement, will be prohibited, directly or indirectly,

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from paying any distributions with respect to its equity securities, from repaying to any Company Subsidiary any loans or advances, or from transferring property or assets to a Company Subsidiary, except (a) as prohibited under the Credit Agreement, the Indenture or the Transaction Documents, (b) such prohibitions mandated by the Laws of each of the Company’s or Company Subsidiary’s state of formation and the terms of their respective Organizational Documents or (c) where such prohibition would not reasonably be expected to have a Company Material Adverse Effect.
(o)    Investment Company Act. The Company and each of the Company Subsidiaries is not and after giving effect to the sale of the Purchased Stock and the application of the proceeds from such sale, will not be (i) an “investment company” as defined in the United States Investment Company Act of 1940, as amended (the “Investment Company Act”), or (ii) a “business development company” (as defined in Section 2(a)(48) of the Investment Company Act).
(p)    Compliance with Laws. Except as described in the SEC Documents (other than disclosures in the “Risk Factors” sections thereof or any disclosures therein that are cautionary, predictive or forward-looking in nature), the Company and Company Subsidiaries are, and during the prior three years have been, in compliance in all material respects with all applicable Laws relating to the properties and assets of the Company and the Company Subsidiaries and the business of the Company and Company Subsidiaries. Neither the Company nor any of the Company Subsidiaries is in violation of any applicable Law, except where such violation would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect or would reasonably be expected to impair the Company’s ability to perform its obligations under the Transaction Documents. To the Knowledge of the Company as of the date of this Agreement, neither the Company nor any of the Company Subsidiaries is being investigated for any material violation of any applicable Law relating to the properties and assets of the Company and the Company Subsidiaries and the business of the Company and Company Subsidiaries.
(q)    Absence of Changes. Since December 31, 2017, except as described in the SEC Documents (other than disclosures in the “Risk Factors” sections thereof or any disclosures therein that are cautionary, predictive or forward-looking in nature), there has not been any Company Material Adverse Effect.
(r)    Compliance with Sarbanes-Oxley. There is and has been no failure on the part of the Company and any of the Company’s directors or officers, in their capacities as such, to comply with any provision of the Sarbanes-Oxley Act of 2002, as amended, and the rules and regulations promulgated in connection therewith applicable to the Company.
(s)    Title to Interests. The Company and the Company Subsidiaries have (i) Good and Marketable Title to all of their material interests in their producing oil and gas properties forming the basis for the reserves in the Company’s reserve report as of December 31, 2017 and to all of their material interests in non-producing oil and gas properties, title investigations having been carried out by the Company and the Company Subsidiaries, as applicable, in accordance with the general practice in the oil and gas industry, (ii) good and indefeasible title to all other real property owned by them that is material to the Company and the Company Subsidiaries, taken as a whole, and (iii) good and valid title to all personal property owned by them that is material to the Company and the Company Subsidiaries, taken as a whole, in each case free and clear of all liens, encumbrances

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and defects, except such liens, encumbrances and defects as do not materially interfere with the use made and proposed to be made of such property by the Company or the Company Subsidiaries. Except as would not reasonably be expected to have a Company Material Adverse Effect, all proceeds from the sale of the Company’s and Company Subsidiaries’ share of oil, condensate, gas, casinghead gas and other liquid or gaseous hydrocarbons being produced from the Company’s and Company Subsidiaries’ respective oil and gas properties are currently being paid in full to the Company or the Company Subsidiaries, as applicable, by the purchasers thereof on a timely basis, and none of such proceeds from such hydrocarbons produced from the Company’s oil and gas properties that are operated by the Company or an Affiliate of the Company is currently being held in suspense by such purchaser or any other party. Neither the Company nor any Company Subsidiary has granted any net profits interests or overriding royalty interests in respect of the oil and gas properties other than (x) to the extent reflected in the Company’s reserve report as of December 31, 2017 or (y) as were granted in the ordinary course of business and consistent with industry practice and would not, individually or in the aggregate, be material to the Company.
(t)    Intellectual Property. The Company and the Company Subsidiaries own or possess adequate rights to use all material patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights, licenses, know-how, software, systems and technology (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures) necessary to conduct their businesses, except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect.
(u)    Labor and Employment Matters. The Company and Company Subsidiaries are in compliance in all material respects with all applicable Laws relating to employment and employment practices, terms and conditions of employment and wages and hours, and are not engaged in any unfair labor practice. Neither the Company nor any Company Subsidiary has any material liability with respect to misclassification of any Person as an independent contractor, temporary employee, leased employee or any other servant or agent compensated other than through reportable wages (as an employee) paid by the Company or any Company Subsidiary. No labor dispute with the employees of the Company or any Company Subsidiary exists, or, to the Knowledge of the Company, is imminent or threatened that could reasonably be expected to have a Company Material Adverse Effect.
(v)    Insurance. Each of the Company and the Company Subsidiaries carry, or are covered by, insurance from insurers of recognized financial responsibility in such amounts and covering such risks as is reasonably adequate for the conduct of their respective businesses and the value of their respective properties and as is customary for companies engaged in similar businesses in similar industries. All policies of insurance of the Company and the Company Subsidiaries are in full force and effect; the Company and the Company Subsidiaries are in compliance with the terms of such policies in all material respects; there are no material claims by the Company or any of the Company Subsidiaries under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause; and none of the Company or any of the Company Subsidiaries has any reason to believe that it will not be able to renew its

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existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business.
(w)    Environmental Laws. (a) Neither the Company nor any of the Company Subsidiaries is in violation of, and does not have any liability under, any federal, state, local or non-U.S. statute, law, rule, regulation, ordinance, code, other requirement or rule of law or decision or order of any domestic or foreign governmental agency, governmental body or court, relating to pollution, to the use, handling, transportation, treatment, storage, discharge, disposal or release of Hazardous Substances, to the protection or restoration of the environment or natural resources, to occupational health and safety including as such relates to exposure to Hazardous Substances, and to natural resource damages (collectively, “Environmental Laws”) that would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, (ii) to the Knowledge of the Company, neither the Company nor any of the Company Subsidiaries own, occupy, operate or use any real property contaminated with Hazardous Substances, (iii)  neither the Company nor any of the Company Subsidiaries is conducting or funding any investigation, remediation, remedial action or monitoring of actual or suspected Hazardous Substances in the environment, (iv) to the Knowledge of the Company, neither the Company nor any of the Company Subsidiaries is liable or allegedly liable for any release or threatened release of Hazardous Substances, including at any off-site treatment, storage or disposal site in violation of Environmental Law, (v)  neither the Company nor any the Company Subsidiaries is subject to any pending, or to the Company’s Knowledge threatened, claim by any Governmental Entity or person arising under Environmental Laws or relating to Hazardous Substances, and (vi) the Company and the Company Subsidiaries have received and are in compliance with all, and have no liability under any, Permits, licenses, authorizations, identification numbers or other approvals required under applicable Environmental Laws for the operation of their business as presently conducted, except in each case covered by clauses (i)-(vi) such as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect; (b) to the Knowledge of the Company and the Company Subsidiaries there are no facts or circumstances that would reasonably be expected to result in a violation of, liability under, or claim pursuant to any Environmental Law that would reasonably be expected to have a Company Material Adverse Effect; and (c) in the ordinary course of its business, the Company and the Company Subsidiaries periodically evaluate the effect, including associated costs and liabilities, of Environmental Laws on the business, properties, results of operations and financial condition of the Company, and, on the basis of such evaluation, the Company and the Company Subsidiaries have reasonably concluded that such Environmental Laws will not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.
(x)    ERISA Compliance. Except, in each case, for any such matter as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect (i) each “employee benefit plan” (within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”)) for which the Company or any of the Company Subsidiaries would have any liability (each an “ERISA-Subject Plan”) has been maintained in material compliance with its terms and with the requirements of all applicable statutes, rules and regulations including ERISA and the Internal Revenue Code of 1986, as amended (the “Code”); (ii) no prohibited transaction, within the meaning of Section 406 of ERISA or Section 4975 of the Code, has occurred with respect to any ERISA-Subject Plan excluding transactions

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effected pursuant to a statutory or administrative exemption; (iii) with respect to each ERISA-Subject Plan subject to Title IV of ERISA (A) no “reportable event” (within the meaning of Section 4043(c) of ERISA) has occurred or is reasonably expected to occur, (B) no ERISA-Subject Plan is or is reasonably expected to be “at risk” status (within the meaning of Section 430 of the Code or Section 303 of ERISA) (C) there has been no filing pursuant to Section 412(c) of the Code or Section 302(c) of ERISA of an application for a waiver of the minimum funding standard with respect to any ERISA-Subject Plan or the receipt by the Company or any of the Company Subsidiaries from the PBGC or the plan administrator of any notice relating to the intention to terminate any ERISA-Subject Plan or ERISA-Subject Plans or to appoint a trustee to administer any ERISA-Subject Plan, (D) no conditions contained in Section 303(k)(1)(A) of ERISA for imposition of a lien shall have been met with respect to any ERISA-Subject Plan and (E) neither the Company nor any of the Company Subsidiaries has incurred, or reasonably expects to incur, any liability under Title IV of ERISA (other than contributions to the ERISA-Subject Plan or premiums to the Pension Benefit Guaranty Corporation in the ordinary course and without default) in respect of an ERISA-Subject Plan (including a “multiemployer plan,” within the meaning of Section 4001(c)(3) of ERISA) (“Multiemployer Plan”); (iv) no Multiemployer Plan is, or is expected to be, “insolvent” (within the meaning of Section 4245 of ERISA), in “reorganization” (within the meaning of Section 4241 of ERISA), or in “endangered” or “critical” status (within the meaning of Section 432 of the Code or Section 304 of ERISA); and (v) each ERISA-Subject Plan that is intended to be qualified under Section 401(a) of the Code is so qualified and nothing has occurred, whether by action or by failure to act, which would cause the loss of such qualification.
(y)    Illegal Payments. Neither the Company nor any of the Company Subsidiaries or, to the Knowledge of the Company, any director, officer, agent, employee, representative or other Person associated with or acting on behalf of the Company or any of the Company Subsidiaries, has taken or will take any action in furtherance of an offer, payment, promise to pay, or authorization or approval of the payment or giving of money, property, gifts or anything else of value, directly or indirectly, to any “government official” including any officer or employee of a government or government-owned or controlled entity or of a public international organization, or any Person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office to influence official action or secure an improper advantage; and the Company and the Company Subsidiaries have conducted their businesses in compliance with applicable anti-corruption laws and have instituted and maintain and will continue to maintain policies and procedures designed to promote and achieve compliance with such laws and with the representation and warranty contained herein.
(z)    Anti-Money Laundering Laws. The operations of the Company and the consolidated Company Subsidiaries are and have been conducted at all times in compliance with all applicable financial recordkeeping and reporting requirements, including those of the Bank Secrecy Act of 1970, as amended by Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (USA PATRIOT Act), and the applicable anti-money laundering statutes of jurisdictions where the Company and the consolidated Company Subsidiaries conduct business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any Governmental Entity (collectively, the “Anti-Money Laundering Laws”), and no action, suit or

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proceeding by or before any Governmental Entity or any arbitrator involving the Company or any consolidated Company Subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the Knowledge of the Company, threatened.
(aa)    Economic Sanctions.
(i)    Neither the Company nor any of the consolidated Company Subsidiaries, nor any director, officer, or employee thereof, nor, to the Company’s Knowledge, any agent, Affiliate or representative of the Company or any of the consolidated Company Subsidiaries, is a Person that is, or is owned or controlled by a Person that is: (A) the subject of any sanctions administered or enforced by the U.S. Department of Treasury’s Office of Foreign Assets Control (OFAC), the United Nations Security Council (UN), the European Union (EU), Her Majesty’s Treasury (UK HMT), the Swiss Secretariat of Economic Affairs (SECO), the Hong Kong Monetary Authority (HKMA), the Monetary Authority of Singapore (MAS), or other relevant sanctions authority (collectively, “Sanctions”), nor (B) located, organized or resident in a country or territory that is the subject of Sanctions (including, without limitation, Crimea, Burma/Myanmar, Cuba, Iran, North Korea, Sudan and Syria).
(ii)    Neither the Company nor any of the consolidated Company Subsidiaries will, directly or indirectly, use the proceeds of the sale of the Purchased Stock under this Agreement, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other Person: (A) to fund or facilitate any activities or business of or with any Person or in any country or territory that, at the time of such funding or facilitation, is the subject of Sanctions; or (B) in any other manner that will result in a violation of Sanctions by any Person (including any Person participating in the offering, whether as underwriter, advisor, investor or otherwise).
(iii)    For the past five years, the Company and the consolidated Company Subsidiaries have not knowingly engaged in, are not now knowingly engaged in, and will not engage in, any dealings or transactions with any Person, or in any country or territory, that at the time of the dealing or transaction is or was the subject of Sanctions.
(bb)    Listing and Maintenance Requirements. The Class A Common Stock is registered pursuant to Section 12(b) or 12(g) of the Exchange Act, and the Company has taken no action designed to, or which to the Knowledge of the Company is reasonably likely to, have the effect of, terminating the registration of the Class A Common Stock under the Exchange Act nor has the Company received as of the date of this Agreement any notification that the SEC is contemplating terminating such registration.
(cc)    Acquisition Agreement. To the Knowledge of the Company, the representations and warranties of the sellers party to the Acquisition Agreement are true and correct, except such as would, individually or in the aggregate, reasonably be expected to not have a Company Material Adverse Effect.

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(dd)    No Additional Representations. EXCEPT FOR THE REPRESENTATIONS AND WARRANTIES MADE BY THE COMPANY IN THIS SECTION 2.1, NEITHER THE COMPANY NOR ANY OTHER PERSON MAKES (AND THE PURCHASER HEREBY ACKNOWLEDGES AND AGREES ON BEHALF OF ITSELF AND ITS AFFILIATES AND REPRESENTATIVES THAT IT HAS NOT RELIED UPON) ANY EXPRESS OR IMPLIED REPRESENTATION OR WARRANTY WITH RESPECT TO THE PURCHASED STOCK, THE CLASS A COMMON STOCK OR THE COMPANY OR ANY OF THE COMPANY SUBSIDIARIES OR THEIR RESPECTIVE BUSINESSES, OPERATIONS, ASSETS, LIABILITIES, CONDITION OR PROSPECTS, AND THE COMPANY HEREBY DISCLAIMS ANY SUCH OTHER REPRESENTATIONS OR WARRANTIES. IN PARTICULAR, WITHOUT LIMITING THE FOREGOING DISCLAIMER, NEITHER THE COMPANY NOR ANY OTHER PERSON MAKES OR HAS MADE ANY REPRESENTATION OR WARRANTY TO THE PURCHASER, OR ANY OF ITS AFFILIATES OR REPRESENTATIVES WITH RESPECT TO (I) ANY FINANCIAL PROJECTION, FORECAST, ESTIMATE, BUDGET OR PROSPECT INFORMATION RELATING TO THE COMPANY OR ANY OF THE COMPANY SUBSIDIARIES OR THEIR RESPECTIVE BUSINESS, OR (II) EXCEPT FOR THE REPRESENTATIONS AND WARRANTIES MADE BY THE COMPANY IN THIS SECTION 2.1, ANY ORAL OR WRITTEN INFORMATION PRESENTED TO THE PURCHASER OR ANY OF ITS AFFILIATES OR REPRESENTATIVES IN THE COURSE OF THEIR DUE DILIGENCE INVESTIGATION OF THE COMPANY, THE NEGOTIATION OF THIS AGREEMENT OR IN THE COURSE OF THE TRANSACTIONS CONTEMPLATED HEREBY. NOTWITHSTANDING ANYTHING TO THE CONTRARY HEREIN, NOTHING IN THIS AGREEMENT SHALL LIMIT THE RIGHT OF THE PURCHASER TO RELY ON THE REPRESENTATIONS, WARRANTIES, COVENANTS AND AGREEMENTS EXPRESSLY SET FORTH IN THIS AGREEMENT OR IN ANY CERTIFICATE DELIVERED HEREUNDER, NOR WILL ANYTHING IN THIS AGREEMENT OPERATE TO LIMIT ANY CLAIM BY THE PURCHASER FOR FRAUD.
Section 2.2    Representations and Warranties of the Purchasers. Each of the Purchasers, severally and not jointly, hereby represents and warrants to the Company as of the date hereof and as of the Closing Date as follows:
(a)    Organization and Authority. Such Purchaser is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, is duly qualified to do business and is in good standing in all jurisdictions where its ownership or leasing of property or the conduct of its business requires it to be so qualified and where failure to be so qualified would be reasonably expected to materially and adversely affect such Purchaser’s ability to perform its obligations under this Agreement or consummate the transactions contemplated hereby on a timely basis, and such Purchaser has the corporate or other power and authority and governmental authorizations to own its properties and assets and to carry on its business as it is now being conducted.
(b)    Authorization.

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(i)    Such Purchaser has the corporate or other power and authority to enter into this Agreement and the other Transaction Documents and to carry out its obligations hereunder and thereunder. The execution, delivery and performance of this Agreement and the other Transaction Documents by such Purchaser and the consummation of the transactions contemplated hereby have been duly authorized by all requisite action on the part of such Purchaser, and no further approval or authorization by any of its stockholders, partners, members or other equity owners, as the case may be, is required. This Agreement and the other Transaction Documents have been duly and validly executed and delivered by such Purchaser and assuming due authorization, execution and delivery by the Company, is a valid and binding obligation of such Purchaser enforceable against such Purchaser in accordance with its terms (except as enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and similar laws of general applicability relating to or affecting creditors’ rights or by general equity principles).
(ii)    Such Purchaser is not (a) in violation of any of the terms, conditions or provisions of its certificate of formation, (b) in violation of any law, statute, ordinance, rule, regulation, permit, or franchise applicable to it or of any judgment, ruling, order, writ, injunction or decree of any Governmental Entity having jurisdiction over such Purchaser or any of its properties or assets or (c) in breach, default (or an event which, with notice or lapse of time or both, would constitute such a default) or violation in the performance of any obligation, agreement, covenant or condition contained in any note, bond, debenture, or any other evidence of indebtedness or in any agreement, indenture, lease or other agreement or instrument to which such Purchaser is a party or by which such Purchaser or any of its properties or assets are bound, which breach, default or violation in the case of clauses (b) or (c) would, if continued, reasonably be expected to expected to materially and adversely affect such Purchaser’s ability to perform its obligations under this Agreement or consummate the transactions contemplated hereby on a timely basis.
(iii)    Neither the execution, delivery and performance by such Purchaser of this Agreement or the other Transaction Documents, nor the consummation of the transactions contemplated hereby and thereby, nor compliance by such Purchaser with any of the provisions hereof or thereof, will (A) violate, conflict with, or result in a breach of any provision of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination of, or accelerate the performance required by, or result in a right of termination or acceleration of, or result in the creation of any Lien upon any of the properties or assets of such Purchaser under any of the terms, conditions or provisions of (i) its governing instruments or (ii) any note, bond, mortgage, indenture, deed of trust, license, loan agreement, lease, agreement or other instrument or obligation to which such Purchaser is a party or by which it may be bound, or to which such Purchaser or any of the properties or assets of such Purchaser may be subject, or (B) subject to compliance with the statutes and regulations referred to in the next paragraph, violate any law, statute, ordinance, rule or regulation, permit, concession, grant, franchise or any judgment, ruling, order, writ, injunction or decree applicable to such Purchaser or its properties or assets except in the case of clauses (A)(ii) and (B) for such

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violations, conflicts and breaches as would not reasonably be expected to materially and adversely affect such Purchaser’s ability to perform its obligations under this Agreement or consummate the transactions contemplated hereby on a timely basis.
(iv)    Other than the securities or blue sky laws of the various states and approval or expiration of applicable waiting periods under the HSR Act, no notice to, registration, declaration or filing with, or review by, or authorization, written exemption or qualification, order, permit, waiver, license, consent or approval of, any Governmental Entity, nor expiration or termination of any statutory waiting period, is necessary in connection with the issuance and sale of the Purchased Stock by the Company, the execution, delivery and performance of this Agreement and the other Transaction Documents by the Company and the consummation by such Purchaser of the transactions contemplated by this Agreement or the other Transaction Documents.
(c)    Purchase for Investment. Such Purchaser acknowledges that the Purchased Stock has not been registered under the Securities Act or under any state securities laws. Such Purchaser (i) acknowledges that it is acquiring the Purchased Stock set forth opposite such Purchaser’s name on Schedule I pursuant to an exemption from registration under the Securities Act solely for investment with no present intention to distribute any of such Purchased Stock to any Person in violation of applicable securities laws, (ii) will not sell or otherwise dispose of any of the Purchased Stock, except in compliance with the registration requirements or exemption provisions of the Securities Act and any other applicable securities laws, (iii) has such knowledge and experience in financial and business matters and in investments of this type that it is capable of evaluating the merits and risks of its investment in the Purchased Stock and of making an informed investment decision, (iv) is an “accredited investor” (as that term is defined by Rule 501 of the Securities Act) and (v) (A) has been furnished with or has had full access to all the information that it considers necessary or appropriate to make an informed investment decision with respect to the Purchased Stock, (B) has had an opportunity to discuss with management of the Company the intended business and financial affairs of the Company and to obtain information (to the extent the Company possessed such information or could acquire it without unreasonable effort or expense) necessary to verify any information furnished to it or to which it had access and (C) can bear the economic risk of (x) an investment in the Purchased Stock indefinitely and (y) a total loss in respect of such investment. Such Purchaser has such knowledge and experience in business and financial matters so as to enable it to understand and evaluate the risks of and form an investment decision with respect to its investment in the Purchased Stock and to protect its own interest in connection with such investment.
(d)    Financial Capability. Such Purchaser currently has capital commitments sufficient to, and at Closing will have, available funds necessary to consummate the Closing on the terms and conditions contemplated by this Agreement. Such Purchaser is not aware of any reason why the funds sufficient to fulfill its obligations under Article I will not be available on the Closing Date upon request of its limited partners or members, as applicable.
(e)    Brokers and Finders. Neither such Purchaser nor any of its Affiliates or any of their respective officers, directors, employees or agents have employed any broker or finder or

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incurred any liability for any financial advisory fees, brokerage fees, commissions or finder’s fees, and no broker or finder has acted directly or indirectly for such Purchaser, in connection with this Agreement or the transactions contemplated hereby.
(f)    Ownership. As of the date of this Agreement, neither such Purchaser nor any of its Affiliates (other than any portfolio company with respect to which such Purchaser is not the party exercising control over investment decisions) are the owners of record of shares of Common Stock or securities convertible into or exchangeable for Common Stock.
(g)    No Public Market. Such Purchaser understands that no public market now exists for the Purchased Preferred Stock, and that the Company has made no assurances that a public market will ever exist for the Preferred Stock.
(h)    Non-Reliance. EXCEPT FOR THE REPRESENTATIONS AND WARRANTIES MADE BY THE COMPANY IN SECTION 2.1, THE PURCHASER HEREBY ACKNOWLEDGES AND AGREES ON BEHALF OF ITSELF AND ITS AFFILIATES AND REPRESENTATIVES THAT IT HAS NOT RELIED UPON ANY EXPRESS OR IMPLIED REPRESENTATION OR WARRANTY WITH RESPECT TO THE PURCHASED STOCK, THE CLASS A COMMON STOCK OR THE COMPANY OR ANY OF THE COMPANY SUBSIDIARIES OR THEIR RESPECTIVE BUSINESSES, OPERATIONS, ASSETS, LIABILITIES, CONDITION OR PROSPECTS, INCLUDING WITH RESPECT TO (I) ANY FINANCIAL PROJECTION, FORECAST, ESTIMATE, BUDGET OR PROSPECT INFORMATION RELATING TO THE COMPANY OR ANY OF THE COMPANY SUBSIDIARIES OR THEIR RESPECTIVE BUSINESS, OR (II) ANY ORAL OR WRITTEN INFORMATION PRESENTED TO THE PURCHASER OR ANY OF ITS AFFILIATES OR REPRESENTATIVES IN THE COURSE OF ITS DUE DILIGENCE INVESTIGATION OF THE COMPANY, THE NEGOTIATION OF THIS AGREEMENT OR IN THE COURSE OF THE TRANSACTIONS CONTEMPLATED HEREBY. NOTWITHSTANDING ANYTHING TO THE CONTRARY HEREIN, NOTHING IN THIS AGREEMENT SHALL LIMIT THE RIGHT OF THE PURCHASER TO RELY ON THE REPRESENTATIONS, WARRANTIES, COVENANTS AND AGREEMENTS EXPRESSLY SET FORTH IN THIS AGREEMENT OR IN ANY CERTIFICATE DELIVERED HEREUNDER, NOR WILL ANYTHING IN THIS AGREEMENT OPERATE TO LIMIT ANY CLAIM BY THE PURCHASER FOR FRAUD.
ARTICLE III

COVENANTS
Section 3.1    Filings; Other Actions.
(a)    From the date hereof until the Closing, the Purchasers, on the one hand, and the Company, on the other hand, will cooperate and consult with the other and use commercially reasonable efforts to prepare and file all necessary documentation, to effect all necessary applications, notices, petitions, filings and other documents, and to obtain all necessary Permits, consents, orders, approvals and authorizations of, or any exemption by, all third parties and

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Governmental Entities, and the expiration or termination of any applicable waiting period, required, necessary or advisable to consummate the transactions contemplated by this Agreement and the other Transaction Documents. Each of the Company and the Purchasers shall execute and deliver both before and after the Closing such further certificates, agreements and other documents and take such other actions as the other party may reasonably request to consummate or implement such transactions or to evidence such events or matters. The Company and the Purchaser hereby acknowledge and agree that no approvals or authorizations of, filings or registrations with, or notifications to, or expiration or termination of any applicable waiting period, under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”) is required prior to Closing to consummate the Purchase.
(b)    The Purchasers and the Company will have the right to review in advance, and to the extent practicable each will consult with the other, in each case subject to applicable Law relating to the exchange of information, all the information relating to such other party, and any of their respective Affiliates, which appears in any filing made with, or written materials submitted to, any third party or any Governmental Entity in connection with the transactions contemplated by this Agreement. In exercising the foregoing right, each of the parties hereto agrees to act reasonably and as promptly as practicable. Each party hereto agrees to keep the other party apprised of the status of matters referred to in this Section 3.1. The Purchasers shall promptly furnish the Company, and the Company shall promptly furnish the Purchasers, to the extent permitted by applicable Law, with copies of written communications received by it or any of the Company Subsidiaries from, or delivered by any of the foregoing to, any Governmental Entity in respect of the transactions contemplated by this Agreement.
(c)    Notwithstanding anything to the contrary in this Agreement, nothing in this Section 3.1 shall require the Company or any of its respective Affiliates to (i) hold separate or divest or refrain from acquiring, investing in or otherwise dealing in any property, assets, facilities, business, or equity or (ii) commit on behalf of itself any of its Affiliates to any conduct remedies or any amendment, modification or termination of any existing, or entering into any new, contracts with any third parties.
Section 3.2    Conduct of the Business.
(a)    During the period commencing on the date of this Agreement and ending on the Closing Date, each of the Company and the Company Subsidiaries will use commercially reasonable efforts to conduct its business in the ordinary course of business, preserve intact its existence and business organization, Permits, goodwill and present business relationships with all material customers, suppliers, licensors, distributors and others having significant business relationships with the Company or any Company Subsidiary. During such period, the Company shall provide reasonably prompt written notice to the Purchasers regarding any material adverse developments in respect of the foregoing.
(b)    During the period commencing on the date of this Agreement and ending on the Closing Date, the Company shall promptly provide the Purchasers with all information with respect to the Acquisition Agreement (and the transactions contemplated therein) as reasonably requested by the Purchasers and generally keep the Purchasers reasonably informed of the status

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of the transactions contemplated by the Acquisition Agreement promptly as practicable, including providing (i) reasonably prompt oral and written notice of all material developments with respect thereto and (ii) to the extent not duplicative with preceding clause (i), true, correct and complete copies of (A) any material written notice given by the Company under the Acquisition Agreement to another party thereto and (B) any material written notice received by the Company under the Acquisition Agreement from the other parties thereto.
Section 3.3    Negative Covenants. From the date of this Agreement through the Closing, the Company and the Company Subsidiaries shall not, without the prior written consent of the Purchasers (which consent shall not be unreasonably withheld, conditioned or delayed):
(a)    declare, or make payment in respect of, any dividend or other distribution upon any shares of capital stock of the Company;
(b)    amend the Certificate of Incorporation or Bylaws in a manner that would adversely affect the powers, preferences and specials rights of the Preferred Stock other than any amendments pursuant to this Agreement and the Acquisition Agreement;
(c)    (I) sell, lease, assign, convey or otherwise dispose (including by farmout or similar transaction) of any properties of the Company or any Company Subsidiary having a fair market value in excess of $50 million in the aggregate or (II) acquire any properties (including by farm-in or similar transaction) or make any investment in any Person (other than a Company Subsidiary) by the Company and/or the Company Subsidiaries in excess of $100 million in the aggregate, other than (i) the sale or purchase of hydrocarbons in the ordinary course of business, (ii) acreage swaps in the ordinary course of business or (iii) the sale, lease assignment, conveyance or other disposition (including by farmout or similar transaction) of any properties of the Company or any Company Subsidiary located outside the Midland Basin of the Permian Basin of West Texas; or
(d)    authorize, issue or reclassify any capital stock, or debt securities convertible into capital stock, of the Company other than the authorization and issuance of (i) the Purchased Stock, (ii) the issuance of Common Stock issued as consideration for the Acquisition, (iii) the issuance of Class A Common Stock issued in connection with the Common Stock Offering and (iv) the issuance of Class A Common Stock in respect of the exercise of Company Stock Awards outstanding as of the date of this Agreement or the issuance or grant of Class A Common Stock or other securities in the ordinary course pursuant to the Plan.
Section 3.4    Corporate Actions.
(a)    Authorized Class A Common Stock. All shares of Class A Common Stock delivered upon conversion of the Preferred Stock shall be newly issued shares or shares held in treasury by the Company, shall have been duly authorized and validly issued and shall be fully paid and nonassessable, and free of any Lien, except restrictions imposed by the Securities Act, the Certificate, Section 4.2 and any applicable state or foreign securities laws.

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(b)    Certificate. Prior to the Closing, the Company shall file in the office of the Secretary of State of the State of Delaware the Certificate in the form attached to this Agreement as Exhibit A, with such changes thereto as may be agreed to by the Purchasers and approved by the Board of Directors.
(c)    Certain Adjustments. If any occurrence since the date hereof until the Closing would have resulted in an adjustment to the Conversion Price (as defined in the Certificate) pursuant to Section 8 of the Certificate if the Preferred Stock had been issued and outstanding since the date hereof, the Company shall adjust the Conversion Price, effective as of the Closing, in the same manner as would have been required by Section 8 of the Certificate if the Preferred Stock had been issued and outstanding since the date hereof.
Section 3.5    Confidentiality. Until the six (6) month anniversary of the Closing Date, (a) each party to this Agreement will hold, and will cause its respective Affiliates and its and their Representatives to hold, in strict confidence, all non-public records, books, contracts, instruments, computer data and other data and information (collectively, “Information”) concerning the other party hereto and its respective Subsidiaries and Affiliates furnished to it by the other party or its Representatives pursuant to this Agreement or the Confidentiality Agreement, dated as of September 12, 2017, between the Company and EIG Investment Management Company, LLC, as amended (the “Confidentiality Agreement”) (except to the extent that such information was (1) previously known by such party from other sources, provided that such source was not known by such party to be bound by a contractual, legal or fiduciary obligation of confidentiality to the other party or (2) in the public domain through no violation of this Section 3.5 by such party), and (b) neither party hereto shall release or disclose such Information to any other Person, except its Representatives and financing sources, including its limited partners, members, stockholders or other equityholders, as applicable, and their investors and partners, members, stockholders or other equityholders, in each case, who have a bona fide need to know the Information or to whom such party would disclose such Information in the ordinary course of business, who are aware of the confidential nature of such Information and who have agreed to keep such Information strictly confidential. Notwithstanding the foregoing, each party to this Agreement may disclose Information to the extent that (1) disclosure to a regulatory authority is necessary or appropriate in connection with any necessary regulatory approval required to be obtained in connection with this Agreement and the other Transaction Documents and the consummation of the transactions contemplated hereby and thereby or (2) disclosure is required by judicial or administrative process or by other requirement of law or the applicable requirements of any regulatory agency or relevant stock exchange. Each Purchaser (and any Affiliate or associate of such Purchaser to whom Preferred Stock or Common Stock is Transferred) agrees to use any Information concerning the Company and the Company Subsidiaries solely for purposes of monitoring such Purchaser’s investment in the Company.
Section 3.6    NYSE Listing of Shares. The Company shall file prior to the Closing Date a supplemental listing application with the NYSE to list the shares of Purchased Common Stock and the maximum number of shares of Class A Common Stock to be issued upon conversion of the Purchased Preferred Stock.

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Section 3.7    State Securities Laws. Prior to the Closing, the Company shall use commercially reasonable efforts to (a) obtain all necessary Permits and qualifications, if any, or secure an exemption therefrom, required by any state or country prior to the offer and sale of the Purchased Stock and (b) cause such authorization, approval, Permit or qualification to be effective as of the Closing and as of any conversion of Preferred Stock.
Section 3.8    Acquisition Agreement.
(a)    The Company has made available to the Purchasers a true, correct and complete copy of the Acquisition Agreement (including any amendments thereto).
(b)    None of the Company or Company Subsidiaries is party to or bound by any agreement with Seller any of its Affiliates that would modify any of the Company’s rights under the Acquisition Agreement that has not been made available to the Purchasers.
(c)    The Company has made available to the Purchasers true, correct and complete copies of each Title Defect Notice and each Title Benefit notice (in each case, as defined under the Acquisition Agreement) delivered pursuant to the Acquisition Agreement (the “Notices”). There has not been any material written notice delivered by the Company to Seller or received by the Company from Seller, in each case pursuant to the express terms of the Acquisition Agreement, which relates to any matter other than Title Defects, Environmental Defects, Title Benefits or the Preliminary Settlement Statement (in each case, as defined under the Acquisition Agreement). Other than (a) the Notices and (b) any communications between the Company or any Company Subsidiary and Seller with respect to the Notices, any Title Defects or Title Benefits identified in any Notice (including any title curative efforts) and/or any objections or responses to matters identified in the Preliminary Settlement Statement, there has not been any written notice delivered by the Company to Seller or received by the Company from Seller, in each case pursuant to the express terms of the Acquisition Agreement, that has had or may reasonably be expected to have a material and adverse impact on (i) the Company, (ii) the Purchasers or (iii) the ability of the Company to consummate the transactions contemplated by the Transaction Documents or the transactions contemplated by the Acquisition Agreement.
(d)    At or prior to the Closing, without the prior written consent of the Purchasers (which shall not be unreasonably withheld, conditioned or delayed), the Company shall not make or agree to make any amendments, supplements, waivers or other modifications to any provision of the Acquisition Agreement in a manner that would be materially adverse to the Company. For the avoidance of doubt, except as otherwise expressly provided herein, any reference to the transactions contemplated by this Agreement shall not include the Acquisition.
Section 3.9    Use of Proceeds. The Company shall use the proceeds of the offering of the Purchased Stock to fund a portion of the consideration under the Acquisition Agreement and for the payment of the Upfront Fee and the Expense Reimbursement Amount.
Section 3.10    Hedging Program. At or prior to the Closing, the Company shall have implemented a program with the minimum hedging obligations set forth on Exhibit D hereto and shall be in compliance with such hedging program.

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ARTICLE IV
INDEMNIFICATION, COSTS AND EXPENSES
Section 4.1    Indemnification by the Company. The Company agrees to indemnify each Purchaser, its Affiliates and their respective Representatives (collectively, the “Purchaser Indemnitees”) from all costs, losses, liabilities, damages or expenses of any kind or nature whatsoever, and hold each of them harmless against, any and all actions, suits, proceedings (including any investigations, litigation or inquiries), demands and causes of action, and, in connection therewith, promptly upon demand, pay or reimburse each of them for all costs, losses, liabilities, damages, or expenses of any kind or nature whatsoever (including the reasonable fees and disbursements of counsel and all other reasonable expenses incurred in connection with investigating, defending or preparing to defend any such matter that may be incurred by them or asserted against or involve any of them), whether or not involving a Third-Party Claim, as a result of, arising out of, or in any way related to the breach of any representations, warranties or covenants of the Company contained herein; provided that such claim for indemnification relating to the breach of representations, warranties or covenants is made prior to the expiration of the survival period of such representation, warranty or covenant as set forth in Section 6.1; provided, further, that for purposes of determining when an indemnification claim has been made, the date upon which a Purchaser Indemnitee shall have given notice (stating in reasonable detail the basis of the claim for indemnification) to the Company shall constitute the date upon which such claim has been made; provided, further, that the aggregate liability of the Company to each Purchaser Indemnitee pursuant to this Section 4.1 shall not be greater in amount than such Purchaser’s Total Funding Obligation. No Purchaser Indemnitee shall be entitled to recover special, indirect, exemplary, lost profits, speculative or punitive damages under this Section 4.1; provided, however, that such limitation shall not prevent any Purchaser Indemnitee from recovering under this Section 4.1 for any such damages to the extent that such damages are in the form of diminution in value or are payable to a third party in connection with any Third-Party Claims.
Section 4.2    Indemnification by the Purchasers. Each Purchaser agrees, severally and not jointly, to indemnify the Company, its Affiliates and their respective Representatives (collectively, the “Company Indemnitee”) from, all costs, losses, liabilities, damages, or expenses of any kind or nature whatsoever, and hold each of them harmless against, any and all actions, suits, proceedings (including any investigations, litigation or inquiries), demands, and causes of action, and, in connection therewith, promptly upon demand, pay or reimburse each of them for all costs, losses, liabilities, damages, or expenses of any kind or nature whatsoever (including the reasonable fees and disbursements of counsel and all other reasonable expenses incurred in connection with investigating, defending or preparing to defend any such matter that may be incurred by them or asserted against or involve any of them), whether or not involving a Third-Party Claim, as a result of, arising out of, or in any way related to the breach of any of the representations, warranties or covenants of such Purchaser contained herein; provided that such claim for indemnification relating to a breach of any representation or warranty is made prior to the expiration of the survival period of such representation, warranty or covenant as set forth in Section 6.1; provided, further, that for purposes of determining when an indemnification claim has been made, the date upon which a Company Indemnitee shall have given notice (stating in reasonable detail the basis of the claim for indemnification) to such Purchaser shall constitute the date upon which such claim has been made;

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provided, further, that the aggregate liability of such Purchaser shall not be greater in amount than such Purchaser’s pro rata share of the Total Funding Obligation. No Company Indemnitee shall be entitled to recover special, indirect, exemplary, lost profits, speculative or punitive damages under this Section 4.2; provided, however, that such limitation shall not prevent any Company Indemnitee from recovering under this Section 4.2 for any such damages to the extent that such damages are in the form of diminution in value or are payable to a third party in connection with any Third-Party Claims.
Section 4.3    Indemnification Procedure.
(a)    A claim for indemnification for any matter not involving a Third-Party Claim may be asserted by notice to the party from whom indemnification is sought; provided, however, that failure to so notify the indemnifying party shall not preclude the indemnified party from any indemnification which it may claim in accordance with this Article IV, except as otherwise provided in Section 4.1 and Section 4.2.
(b)    Promptly after any Company Related Party or Purchaser Related Party (hereinafter, the “Indemnified Party”) has received notice of any indemnifiable claim hereunder, or the commencement of any action, suit or proceeding by a third person, which the Indemnified Party believes in good faith is an indemnifiable claim under this Agreement (each a “Third-Party Claim”), the Indemnified Party shall give the indemnitor hereunder (the “Indemnifying Party”) written notice of such Third-Party Claim, but failure to so notify the Indemnifying Party will not relieve the Indemnifying Party from any liability it may have to such Indemnified Party hereunder except to the extent that the Indemnifying Party is materially prejudiced by such failure. Such notice shall state the nature and the basis of such Third-Party Claim to the extent then known. The Indemnifying Party shall have the right to defend and settle, at its own expense and by its own counsel who shall be reasonably acceptable to the Indemnified Party, any such matter as long as the Indemnifying Party pursues the same diligently and in good faith. If the Indemnifying Party undertakes to defend or settle, it shall promptly, and in no event later than ten (10) days, notify the Indemnified Party of its intention to do so, and the Indemnified Party shall cooperate with the Indemnifying Party and its counsel in all commercially reasonable respects in the defense thereof and the settlement thereof. Such cooperation shall include, but shall not be limited to, furnishing the Indemnifying Party with any books, records and other information reasonably requested by the Indemnifying Party and in the Indemnified Party’s possession or control. Such cooperation of the Indemnified Party shall be at the cost of the Indemnifying Party. After the Indemnifying Party has notified the Indemnified Party of its intention to undertake to defend or settle any such asserted liability, and for so long as the Indemnifying Party diligently pursues such defense, the Indemnifying Party shall not be liable for any additional legal expenses incurred by the Indemnified Party in connection with any defense or settlement of such asserted liability; provided, however, that the Indemnified Party shall be entitled (i) at its expense, to participate in the defense of such asserted liability and the negotiations of the settlement thereof and (ii) if (A) the Indemnifying Party has, within ten (10) business days of when the Indemnified Party provides written notice of a Third-Party Claim, failed (1) to assume the defense or employ counsel reasonably acceptable to the Indemnified Party or (2) to notify the Indemnified Party of such assumption or (B) if the defendants in any such action include both the Indemnified Party and the Indemnifying Party and counsel to

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the Indemnified Party shall have concluded that there may be reasonable defenses available to the Indemnified Party that are different from or in addition to those available to the Indemnifying Party or if the interests of the Indemnified Party reasonably may be deemed to conflict with the interests of the Indemnifying Party, then the Indemnified Party shall have the right to select a separate counsel and to assume such legal defense and otherwise to participate in the defense of such action, with the expenses and fees of such separate counsel and other expenses related to such participation to be reimbursed by the Indemnifying Party as incurred. Notwithstanding any other provision of this Agreement, the Indemnifying Party shall not settle any indemnified claim without the consent of the Indemnified Party, unless the settlement thereof imposes no liability or obligation on, and includes a complete release from liability of, and does not include any admission of wrongdoing or malfeasance by, the Indemnified Party. The remedies set forth in this ARTICLE IV are cumulative and are not exclusive of any remedies that may be available to a party at law or in equity or otherwise.
Section 4.4    Tax Matters. All indemnification payments under this Article IV shall be treated as adjustments to the Total Funding Obligation for all Tax purposes except as otherwise required by applicable Law.
ARTICLE V
ADDITIONAL AGREEMENTS
Section 5.1    Standstill. Until a Purchaser, together with its Affiliates, ceases to Beneficially Own greater than 5% of the then outstanding Common Stock (determined on a fully diluted, as-converted basis), each of such Purchaser’s Purchaser Parties shall not, without the prior approval of the Board of Directors, directly or indirectly, through its Subsidiaries or any other Persons, or in concert with any Person, or as a “group” (as defined in Section 13 of the Exchange Act) with any Person:
(a)    purchase, offer to purchase, or agree to purchase or otherwise acquire Beneficial Ownership of any Common Stock, or any securities convertible or exchangeable into Common Stock, excluding any shares of Class A Common Stock or other securities acquired pursuant to a conversion of the Preferred Stock, or otherwise acquired pursuant to the Transaction Documents;
(b)    make, or in any way participate in, any solicitation of proxies to vote, or seek to advise or influence any Person with respect to the voting of, any voting securities of the Company or any of the Company Subsidiaries, or seek or propose to influence, advise, change or control the Board of Directors, management, policies, affairs or strategy of the Company by way of any public communication or other communications to security holders intended for such purpose;
(c)    make a proposal for, or offer of (with or without conditions) any acquisition of or extraordinary transaction involving the Company or any of the Company’s Subsidiaries or any of their respective securities or assets;
(d)    effect or seek to effect (including by entering into discussions, negotiations, agreements or understandings with any third person), offer or propose (whether publicly or otherwise) to effect, or cause or participate in, or in any way assist or facilitate any other Person to

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effect or seek, offer or propose (whether public or otherwise) to effect or participate (except as a holder of Class A Common Stock or Preferred Stock) in a merger, consolidation, division, acquisition or exchange of substantially all assets or equity, change of control transaction, recapitalization, restructuring, liquidation or similar transaction involving the Company or any of the Company Subsidiaries; or
(e)    enter into any discussions, negotiations, arrangements or understandings with or form a group with, any third party in connection with such third party’s taking, planning to take, or seeking to take any of the actions prohibited by clauses (a) through (d) of this Section 5.1 or otherwise act, alone or in concert with others, to seek to control or influence the Board of Directors or the management or policies of the Company, including the Company Subsidiaries;
(f)    provided, however, that nothing in this Section 5.1 will limit  (i) any Purchaser Party’s ability to vote or Transfer (subject to Section 4.2) its Class A Common Stock or Preferred Stock or otherwise exercise rights under its Preferred Stock; (ii) the ability of any director elected by the holders of Preferred Stock pursuant to the Certificate to vote or otherwise exercise its fiduciary duties as a member of the Board of Directors; (iii) the ability of any director elected by the holders of Preferred Stock pursuant to the Certificate to seek to participate fully as a director on the Board of Directors; or (iv) the ability of a Purchaser or the holders of Preferred Stock to exercise their rights to elect directors pursuant to the Certificate.
Section 5.2    Transfer Restrictions
(a)     Until the six (6) month anniversary of the earlier of the closing date of the Common Stock Offering and the Closing Date, no Purchaser shall (i) Transfer any Preferred Stock or Class A Common Stock or (ii) make any short sale of, grant any option for the purchase of, or enter into any hedging or similar transaction with the same economic effect as a short sale of or the purpose of which is to offset the loss which results from a decline in the market price of, any shares of Preferred Stock or Class A Common Stock, or otherwise establish or increase, directly or indirectly, a put equivalent position, as defined in Rule 16a-1(h) under the Exchange Act, with respect to any of the Preferred Stock, the Class A Common Stock or any other capital stock of the Company; provided, however, that nothing in this Section 5.2(a) shall restrict a Purchaser from Transferring any portion or all of its Preferred Stock or Class A Common Stock at any time to any Affiliate of such Purchaser (the recipient of the shares so Transferred, a “Permitted Transferee”), but only if the transferee agrees in writing prior to such Transfer for the express benefit of the Company (in form and substance reasonably satisfactory to the Company and with a copy thereof to be furnished to the Company) to be bound by the terms of this Agreement and if the transferee and the transferor agree for the express benefit of the Company that the transferee shall Transfer the Preferred Stock or Class A Common Stock (or any Equity Securities issued in respect thereof) so Transferred back to the transferor at or before such time as the transferee ceases to be a Permitted Transferee of the transferor.
(b)    Notwithstanding Section 5.2(a), no Purchaser Party shall at any time, directly or knowingly indirectly (without the prior written consent of the Board of Directors which, in the case of any 10% Entity, shall not be unreasonably withheld) Transfer any Purchased Common Stock, Preferred Stock or Class A Common Stock issued upon conversion of the Preferred Stock to a

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Company Competitor or a 10% Entity; provided, however, that nothing in this Section 5.2(b) shall restrict any Transfer of Class A Common Stock into the public market pursuant to an Underwritten Offering (as defined in the Registration Rights Agreement) or otherwise in an open market transaction or in connection with, and to the extent of, the exercise of a Purchaser Party’s rights to participate in any Underwritten Offering that it is then eligible to participate in pursuant to the Registration Rights Agreement or to exercise their rights to demand registration not involving a sale pursuant to the Registration Rights Agreement.
Section 5.3    Legend.
(a)    The Purchasers agree that all certificates or other instruments representing the Preferred Stock or Class A Common Stock subject to this Agreement will bear a legend substantially to the following effect:
THE SECURITIES REPRESENTED BY THIS INSTRUMENT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE TRANSFERRED, SOLD OR OTHERWISE DISPOSED OF EXCEPT WHILE A REGISTRATION STATEMENT RELATING THERETO IS IN EFFECT UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT OR SUCH LAWS.
THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS ON TRANSFER AND OWNERSHIP SET FORTH IN A SECURITIES PURCHASE AGREEMENT, DATED AS OF OCTOBER 17, 2018, COPIES OF WHICH ARE ON FILE WITH THE SECRETARY OF THE ISSUER AND WILL BE PROVIDED, WITHOUT COST, UPON WRITTEN REQUEST TO THE SECRETARY.
(b)    Upon request of a Purchaser, upon receipt by the Company of an opinion of counsel reasonably satisfactory to the Company to the effect that such legend is no longer required under the Securities Act and applicable state laws, the Company shall promptly cause the first paragraph of the legend to be removed from any certificate for any Preferred Stock or Class A Common Stock to be transferred in accordance with the terms of this Agreement and the second paragraph legend shall be removed upon the expiration of such transfer and other restrictions set forth in this Agreement (and, for the avoidance of doubt, immediately prior to any termination of this Agreement). Each Purchaser acknowledges that the Preferred Stock and Class A Common Stock issuable upon conversion of the Preferred Stock have not been registered under the Securities Act or under any state securities laws and agrees that it will not sell or otherwise dispose of any of the Preferred Stock or Class A Common Stock issuable upon conversion of the Preferred Stock, except in compliance with the registration requirements or exemption provisions of the Securities Act and any other applicable securities laws.
(c)    In the event that the Preferred Stock or the Class A Common Stock are uncertificated, the Company shall give notice of such legend in accordance with applicable Law.

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Section 5.4    Tax Matters. The Company and its paying agent shall be entitled to withhold Taxes on all payments or deemed payments and constructive distributions, on the Preferred Stock or Class A Common Stock or other securities issued upon conversion of the Preferred Stock to the extent required by law. The Company and its paying agent shall be entitled to satisfy any required withholding Tax on non-cash payments (including deemed payments) through a sale of all or a portion of the shares a Purchaser receives as a dividend, from cash dividends subsequently paid or credited to such Purchaser or through a sale of all or a portion of the Common Stock or other securities such Purchaser receives upon a conversion of the Preferred Stock or otherwise owns. The Company shall use commercially reasonable efforts to notify each holder of Preferred Stock or Common Stock prior to any such withholding, and the Parties shall take any commercially reasonable actions as may be necessary to reduce or otherwise minimize such withholding. On or prior to the Closing, each Purchaser (or transferee thereof) shall deliver to the Company or its paying agent a duly executed, valid and properly completed Internal Revenue Service Form W-9 certifying as to a complete exemption from backup withholding.
Section 5.5    Alternative Agreement. If this Agreement is terminated pursuant to Section 6.16 (other than pursuant to Section 6.16(e)), the Company shall not, either directly or through one or more Affiliates, during the twelve (12) month period commencing on the date of termination of this Agreement, (i) acquire (in one transaction or a series of transactions) any of the interests or assets proposed to be contributed, assigned or otherwise transferred to the ownership of the Company or any of its Affiliates pursuant to the Acquisition Agreement (or otherwise enter into a transaction agreement with Seller or any of its Affiliates with respect to a transaction substantially similar in nature to the Acquisition), (ii) issue or sell preferred stock of the Company or any of its subsidiaries or Affiliates to any person other than a Purchaser (or its Affiliates) or (iii) enter into an agreement to do any of the foregoing.
ARTICLE VI

MISCELLANEOUS
Section 6.1    Survival; Limitations on Liability. The representations and warranties of the parties contained in this Agreement shall survive for a period of fifteen (15) months following the Closing, except (i) the representations and warranties contained in Sections 2.1(a), 2.1(b), 2.1(c)(i) and 2.1(e), which will survive indefinitely, (ii) the representations and warranties contained in Section 2.1(l), which will survive until the expiration of the applicable statute of limitations, plus sixty (60) days, and (iii) Sections 2.2(a) and 2.2(b)(i), which will survive indefinitely. All of the covenants or other agreements of the parties contained in this Agreement shall survive indefinitely until fully performed or performance is no longer required. For purposes of clarity, all covenants for which performance is required on or prior to Closing shall terminate and shall not survive Closing. The Company shall not be liable hereunder to the Purchasers or any other Person for any punitive, exemplary, treble, special, indirect, incidental or consequential damages (including any loss of earnings or profits).
Section 6.2    Expenses. Each of the parties to this Agreement will bear and pay all costs and expenses incurred by it or on its behalf in connection with the transactions contemplated pursuant to this Agreement, other than the costs and expenses of the parties (including filing fees and fees

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and expenses of counsel to the Purchasers) incurred in connection with obtaining approval or early termination of the waiting period under the HSR Act, which costs and expenses shall be borne entirely by the Company; provided, however, that the Company shall, upon the earlier of Closing or termination of this Agreement in accordance with Section 6.16 (other than a termination of this Agreement pursuant to Section 6.16(e)), (a) reimburse the Purchasers for the reasonable, documented out-of-pocket expenses incurred by the Purchasers in connection with the transactions contemplated pursuant to this Agreement, up to a maximum aggregate amount of $750,000 or such higher amount approved in writing by the Company (the amount of such expenses, the “Expense Reimbursement Amount”), and (b) pay to the Purchasers (or their designees) an aggregate fee (the “Upfront Fee”) equal to (i) 3.00% of the Total Funding Obligation in the event that the Closing is consummated or (ii) 1.50% of the Total Funding Obligation in the event that this Agreement is terminated prior to the Closing Date in accordance with Section 6.16 (other than a termination of this Agreement pursuant to Section 6.16(e)); provided, for the avoidance of doubt, the payment of the Upfront Fee will not be treated as a reduction to the Preferred Per Share Purchase Price for tax purposes. Notwithstanding the foregoing, in the event the Closing with respect to the Purchased Common Stock is not consummated as the result of a failure to satisfy the condition set forth in Section 1.3(b)(vii), the Upfront Fee shall be calculated by reference to only that portion of the Total Funding Obligation that relates to the Purchased Preferred Stock, rather than the Total Funding Obligation. The Upfront Fee and Expense Reimbursement Amount will be paid (x) in the event that the Closing is consummated, by netting such fee from the Total Funding Obligation paid at the Closing in accordance with Section 1.2(b)(ii) or (y) in the event this Agreement is terminated prior to the Closing Date in accordance with Section 6.16 (other than a termination of this Agreement pursuant to Section 6.16(e)), in cash promptly following receipt of an invoice therefor containing reasonable supporting detail.
Section 6.3    Amendment; Waiver. No amendment or waiver of any provision of this Agreement will be effective with respect to any party unless made in writing and signed by an officer of a duly authorized representative of such party. No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The conditions to each party’s obligation to consummate the Closing are for the sole benefit of such party and may be waived by such party in whole or in part to the extent permitted by applicable law. No waiver of any party to this Agreement, as the case may be, will be effective unless it is in a writing signed by a duly authorized officer of the waiving party that makes express reference to the provision or provisions subject to such waiver. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.
Section 6.4    Counterparts. For the convenience of the parties hereto, this Agreement may be executed in any number of separate counterparts, each such counterpart being deemed to be an original instrument, and all such counterparts will together constitute the same agreement. Executed signature pages to this Agreement may be delivered by facsimile or other means of electronic transmission and such facsimiles or other means of electronic transmission will be deemed as sufficient as if actual signature pages had been delivered.

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Section 6.5    Governing Law; Submission to Jurisdiction. This Agreement will be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to any choice or conflict of law provision or rule (whether in the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware. The parties hereby irrevocably and unconditionally consent to submit to the exclusive jurisdiction of the Court of Chancery located in the State of Delaware, or in the event (but only in the event) that such court shall not have subject matter jurisdiction, any federal court of the United States or other state court located in the State of Delaware, for any actions, suits or proceedings arising out of or relating to this Agreement and the transactions contemplated hereby. Each party to this Agreement hereby irrevocably waives any defense in any such action, suit or proceeding that it is not personally subject to the jurisdiction of the above named courts and to the fullest extent permitted by applicable law, that the action, suit or proceeding in any such court is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper.
Section 6.6    WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.
Section 6.7    Notices. Any notice, request, instruction or other document to be given hereunder by any party to the other will be in writing and will be deemed to have been duly given (a) on the date of delivery if delivered personally or by telecopy, electronic mail or facsimile, upon confirmation of receipt (it being understood that the parties agree to provide confirmation of receipt immediately upon the receipt of any notice by telecopy, electronic mail or facsimile), (b) on the first business day following the date of dispatch if delivered by a recognized next-day courier service, or (c) on the third business day following the date of mailing if delivered by registered or certified mail, return receipt requested, postage prepaid. Each Purchaser agrees that any notice required or permitted by this Agreement or under the Certificate of Incorporation (including the Certificate), the Bylaws, the General Corporation Law of the State of Delaware or other applicable law may be given to such Purchaser at the address or by means of electronic transmission set forth on Schedule I. Each Purchaser further agrees to notify the Company of any change to such Purchaser’s electronic mail address, and further agrees that the provision of such notice to the Company shall constitute the consent of such Purchaser to receive notice at such electronic mail address. In the event that the Company is unable to deliver notice to a Purchaser at the electronic mail address so provided by such Purchaser, such Purchaser shall, within two (2) business days after a request by the Company, provide the Company with a valid electronic mail address to which such Purchaser consents to receive notice at such electronic mail address. All notices hereunder shall be delivered as set forth below, or pursuant to such other instructions as may be designated in writing by the party to receive such notice.
If to the Purchasers, to the addresses set forth on Schedule I, with a copy to (which copy shall not constitute notice):
Latham & Watkins LLP
811 Main St., Suite 3700

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Houston, TX 77002
Attn:     J. Michael Chambers
Nick S. Dhesi
E-mail: michael.chambers@lw.com
nick.dhesi@lw.com

(a)    If to the Company:
Earthstone Energy Inc.
1400 Woodloch Forest Drive, Suite 300
The Woodlands, Texas 77380
Attn:    Mark Lumpkin, Jr.
Executive Vice President and Chief Financial Officer
E-mail: Mark.Lumpkin@earthstoneenergy.com
Fax:    (832) 823-0478
with a copy to (which copy shall not constitute notice):
Vinson & Elkins L.L.P.
1001 Fannin Street, Suite 2500
Houston, Texas 77002
Attn:    W. Matthew Strock
E-mail: mstrock@velaw.com
Fax:    (713) 615-5650
Attn:    Shamus M. Crosby
E-mail: scrosby@velaw.com
Fax:    (713) 615-5548
Section 6.8    Entire Agreement. This Agreement (including the Exhibits hereto) and the Mandate Letter constitute the entire agreement, and supersedes all other prior agreements, understandings, representations and warranties, both written and oral, among the parties, with respect to the subject matter hereof.
Section 6.9    Assignment. Neither this Agreement, nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of Law or otherwise) without the prior written consent of the other parties, provided, however, that (a) any Purchaser may assign its rights, interests and obligations under this Agreement, in whole or in part, to one or more Affiliates that are (i) “United States persons” within the meaning of Section 7701(a)(30) of the Code or (ii) “withholding foreign partnerships” (within the meaning of Treasury Regulation section 1.1441-5(c)(2) of the Treasury Regulations) that have assumed primary withholding obligations under the Code, including Chapters 3 and 4 of the Code in accordance with this Agreement, including Section 5.2, and (b) in order for such assignment to be effective, the assignee shall agree in writing to be bound by the provisions of this Agreement; provided, that no such assignment will relieve such Purchaser of its obligations hereunder prior to the Closing.

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Section 6.10    Interpretation; Other Definitions. Wherever required by the context of this Agreement, the singular shall include the plural and vice versa, and the masculine gender shall include the feminine and neuter genders and vice versa, and references to any agreement, document or instrument shall be deemed to refer to such agreement, document or instrument as amended, supplemented or modified from time to time. All article, section, paragraph or clause references not attributed to a particular document shall be references to such parts of this Agreement, and all exhibit, annex and schedule references not attributed to a particular document shall be references to such exhibits, annexes and schedules to this Agreement. In addition, the following terms are ascribed the following meanings:
(a)    the word “or” is not exclusive;
(b)    the words “including,” “includes,” “included” and “include” are deemed to be followed by the words “without limitation”;
(c)    the terms “herein,” “hereof” and “hereunder” and other words of similar import refer to this Agreement as a whole and not to any particular section, paragraph or subdivision;
(d)    the term “business day” means any day except Saturday, Sunday and any day which shall be a legal holiday or a day on which banking institutions in the State of New York generally are authorized or required by law or other governmental action to close; and
(e)    the term “Person” has the meaning given to it in Section 3(a)(9) of the Exchange Act and as used in Sections 13(d)(3) and 14(d)(2) of the Exchange Act.
(f)    “10% Entity” means any person that, together with its Affiliates, after giving effect to a proposed Transfer, would own greater than 10% of the then outstanding Common Stock (determined on a fully diluted, as-converted basis).
(g)     “Affiliate” means, with respect to any Person, any other Person that directly or indirectly through one or more intermediaries controls, is controlled by or is under common control with, the Person in question. As used herein, the term “control” means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities, by contract or otherwise. Notwithstanding the foregoing, for purposes of this Agreement, (a) the Company and the Company Subsidiaries, on the one hand, and the Purchasers, on the other, shall not be considered Affiliates, (b) with respect to a Purchaser that is an investment fund, investment account or investment company, any other investment fund, investment account or investment company that is managed, advised or sub-advised by the same investment advisor as such Purchaser or by an Affiliate of such investment advisor, shall be considered controlled by, and an Affiliate of, such Purchaser and (c) no portfolio company of a Purchaser or any of its Affiliates shall be considered or otherwise deemed to be an Affiliate thereof.
(h)    “as-converted basis” means, with respect to the outstanding shares of Common Stock, all outstanding shares of Common Stock calculated on a basis in which all shares of Class A Common Stock issuable upon conversion of the Preferred Stock that is then outstanding

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whether or not the Preferred Stock is then convertible, exchangeable or exercisable by the holder, are assumed to be then outstanding.
(i)     “Beneficial Ownership” or “Beneficially Own” shall have the meaning given such term in Rule 13d-3 under the Exchange Act and a person’s Beneficial Ownership of securities shall be calculated in accordance with the provisions of such Rule; provided, however, that for purposes of determining any person’s Beneficial Ownership, such person shall be deemed to be the Beneficial Owner of any Equity Securities which may be acquired by such person, whether within sixty (60) days or thereafter, upon the conversion, exchange, redemption or exercise of any warrants, options, rights or other securities issued by the Company or any Company Subsidiary.
(j)    “Common Stock Offering Price” shall mean the price to the public set forth on the cover page of the final prospectus to be used in connection with the Common Stock Offering.
(k)    “Company Competitor” shall mean (i) any Upstream Competitor or any private equity investment fund that controls any Upstream Competitor, in each case, agreed to in writing to the Purchasers by the Company prior to the Closing Date, and (ii) on and after the Closing Date, any Upstream Competitor identified in writing to the Purchasers at the direction of the Board of Directors acting in good faith. “Upstream Competitor” shall mean any Person whose primary business is oil and gas exploration and production activities and who owns or operates upstream oil and gas properties that are located within 100 miles of any oil and gas properties owned or operated by the Company or its Subsidiaries.
(l)    “Company Material Adverse Effect” shall mean any event, condition, change, development, circumstance or set of facts that, individually or in the aggregate with any other such events, conditions, changes, developments, circumstances or sets of facts, (i) has or would reasonably be expected to have a material adverse effect on the business, condition (financial or otherwise), assets, liabilities, properties, prospects or results of operations of the Company and the Company Subsidiaries, taken as a whole or (ii) materially impairs the ability of the Company to perform its obligations under this Agreement; provided, however, that the term “Company Material Adverse Effect” shall not include effects (except, in the case of clauses (ii), (iii), (v) and (vii) below, to the extent such effects have a disproportionate materially adverse impact on the business of the Company and the Company Subsidiaries relative to the businesses of other persons operating in the same industry and geographic area in which the Company and the Company Subsidiaries operate) resulting from (i) general changes in oil and gas prices; (ii) general changes in economic or political conditions or markets; (iii) changes in condition or developments (including changes in applicable Law) generally applicable to the oil and gas industry; (iv) acts of God, including storms and natural disasters; (v) the outbreak or escalation of hostilities involving the United States, the declaration by the United States of a national emergency or war, civil unrest or similar disorder or terrorist acts; (vi) any occurrence, condition, change, event or effect resulting from or relating to the announcement or pendency of the Acquisition or the transactions contemplated hereby; (vii) any change in GAAP, or in the interpretation thereof; (viii) any occurrence, condition, change, event or effect resulting from compliance by the Company with the terms of this Agreement or the Acquisition Agreement; (ix) any change in the credit rating and/or outlook of any of the Company, the Company Subsidiaries or any of their securities (except that the underlying causes

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of any such changes may be considered in determining whether a Company Material Adverse Effect has occurred); (x) changes in the market price or trading volume of the Company’s securities (except that the underlying causes of any such changes may be considered in determining whether a Company Material Adverse Effect has occurred); (xi) any failure of the Company to meet any internal or external projections, forecasts or estimates of revenue or earnings for any period (except that the underlying causes of any such failures may be considered in determining whether a Company Material Adverse Effect has occurred); and (xii) any action taken by a Purchaser or any of its Affiliates, other than as required by this Agreement, or actions expressly permitted by this Agreement or taken with the written consent of the Purchasers.
(m)    “Credit Agreement” means that certain Credit Agreement to be entered into among Earthstone Holdings, Wells Fargo Bank, National Association, and certain other lenders as contemplated by the Debt Commitment Letter.
(n)    “Debt Commitment Letter” means that certain commitment letter dated of even date herewith among Earthstone Holdings, Wells Fargo Bank, National Association, Wells Fargo Securities, LLC, Royal Bank of Canada, SunTrust Bank, SunTrust Robinson Humphrey, LLC, BOKF, NA DBA Bank of Texas, PNC Bank, National Association, PNC Capital Markets, LLC and Jefferies Finance LLC.
(o)    “Equity Securities” means the equity securities of the Company, including shares of Common Stock and Company Preferred Stock.
(p)    “Existing Registration Rights Agreement” means that certain Registration Rights Agreement, dated as of May 9, 2017, by and among the Company, Bold Energy Holdings, LLC and each of the Persons identified on Schedule I thereto.
(q)    “Good and Marketable Title” means title that: (i) with respect to the oil and gas properties, is deducible of record from the records of the applicable county; (ii) does not materially restrict the ability of the Company to use the properties as currently intended; and (iii) is free and clear of all Liens, except for Permitted Liens.
(r)    “Hazardous Substance” means (A) petroleum and petroleum products, by-products or breakdown products, radioactive materials, asbestos containing materials, polychlorinated biphenyls and mold, and (B) any other chemical, material or substance defined or regulated as toxic or hazardous or as a pollutant, contaminant or waste under Environmental Laws.
(s)    “Indenture” means that certain Indenture to be entered into on or prior to the Closing in connection with the issuance of the Notes (as defined in the Debt Commitment Letter) as contemplated by the Debt Commitment Letter.
(t)    “Knowledge of the Company” means the actual knowledge (after reasonable inquiry of the managers of the Company with direct supervisory responsibility for the matters in question) of Frank A. Lodzinski (Chief Executive Officer), Robert J. Anderson (President), Mark Lumpkin, Jr. (Chief Financial Officer) and Tony Oviedo (Principal Accounting Officer).

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(u)    “Law” means any federal, state, local, municipal, foreign or other law, statute, constitution, principle of common law, resolution, ordinance, code, order, edict, decree, rule, regulation, ruling or requirement issued, enacted, adopted, promulgated, implemented or otherwise put into effect by or under the authority of any Governmental Entity, including any international, foreign, national, state, provincial, regional, or local authority, relating to pollution, the protection of occupational health and workplace safety, the environment, or natural resources, or to use, handling, storage, manufacturing, transportation, treatment, discharge, disposal or release of hazardous or toxic substances or wastes, pollutants or contaminants applicable to such entity, which compliance includes, without limitation, obtaining, maintaining and complying with all permits and authorizations and approvals required by such to conduct its business.
(v)    “Lien” means any mortgage, pledge, security interest, encumbrance, lien, charge or other restriction of any kind, whether based on common law, statute or contract.
(w)    “Mandate Letter” means the letter agreement dated as of August 28, 2018, by and between the Company and EIG Management Company, LLC.
(x)     “NYSE Listing Approval” means approval of the shares of Purchased Common Stock and Class A Common Stock issuable upon conversion of the Preferred Stock for listing on the NYSE.
(y)    “Permitted Liens” means (i) Liens for taxes that are not yet due and payable or the amount or validity of which is being contested in good faith; (ii) mechanics’, operators’, statutory and similar liens arising or incurred in the ordinary course of business of the Company that are not yet due and payable; (iii) operating agreements, unit agreements, unitization and pooling designations and declarations, gathering and transportation agreements, processing agreements, gas, oil and liquids purchase, sale and exchange agreements and other contracts, agreements and installments that do not materially interfere with the operation of the oil and gas properties; (iv) easements, surface leases and rights, plat restrictions, pipelines, grazing, logging, canals, ditches, reservoirs, telephone lines, power lines, railways and similar encumbrances that do not materially interfere with the operation of the oil and gas properties; (v) Liens arising under the Credit Agreement; and (vi) Liens, charges, encumbrances and irregularities in the chain of title which, because of remoteness in or passage of time, statutory cure periods, marketable title acts or other similar reasons, have not materially affected or interrupted, and are not reasonably expected to materially affect or interrupt, the claimed ownership of the party or the receipt of production revenues from the oil and gas properties affected thereby.
(z)    “Purchaser Parties” means, with respect to a Purchaser, such Purchaser and any Permitted Transferee of such Purchaser to whom shares of Preferred Stock or Class A Common Stock are transferred by such Purchaser pursuant to Section 5.2(a).
(aa)    “Representatives” means, with respect to any Person, such Person’s directors, officers, employees, agents, consultants and advisors.
(bb)     “Stockholder Approval” has the meaning given to such term in the Acquisition Agreement.

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(cc)    “Tax or Taxes” means (a) any federal, state, provincial, local, foreign or other tax (including any income tax, franchise tax, capital gains tax, gross receipts tax, value-added tax, surtax, estimated tax, excise tax, ad valorem tax, transfer tax, stamp tax, sales tax, use tax, property tax, withholding tax or payroll tax), and any related fine, penalty or interest, imposed, assessed or collected by or under the authority of any governmental body, whether disputed or not, and (b) any liability for the payment of amounts with respect to payment of a type described in clause (a), including (i) as a result of being a member of an affiliated, consolidated, combined or unitary group (including pursuant to Treasury Regulation 1.1502-6(b)), (ii) as a result of succeeding to such liability as a result of merger, conversion or asset transfer, and (iii) as a result of any obligation under any Tax sharing, Tax allocation, Tax indemnity or similar agreement or arrangement.
(dd)    “Tax Return” means any return, declaration, report, claim for refund, or information return or statement relating to Taxes, including any schedule or attachment thereto and any amendment thereof.
(ee)     “Transaction Documents” means this Agreement, the Board Observation Agreement, Certificate and the Registration Rights Agreement.
(ff)     “Transfer” means by any Person means directly or indirectly, to sell, transfer, assign, pledge, encumber, hypothecate or similarly dispose of, either voluntarily or involuntarily, or to enter into any contract, option or other arrangement or understanding with respect to the sale, transfer, assignment, pledge, encumbrance, hypothecation or similar disposition of, any Equity Securities Beneficially Owned by such Person or of any interest (including any voting interest) in any Equity Securities Beneficially Owned by such Person. For the avoidance of doubt, a transfer of control of the direct or indirect Beneficial Owner of Equity Securities is a Transfer of such Equity Securities for purposes of this Agreement; provided, however, that, notwithstanding anything to the contrary in this Agreement, a Transfer shall not include (i) the conversion of one or more shares of Preferred Stock into Class A Common Stock pursuant to the terms of the Certificate, (ii) the redemption or other acquisition of Common Stock or Preferred Stock by the Company or (iii) the transfer (other than by a Purchaser or an Affiliate of a Purchaser) of any limited partnership interests or other equity interests in a Purchaser (or any direct or indirect parent entity of a Purchaser), in each case, unless the transferor or transferee were formed for the purpose of holding any Equity Securities; provided, that if any transferor or transferee referred to in this clause (iii) ceases to be controlled by the Person controlling such Person immediately prior to such transfer, such event shall be deemed to constitute a “Transfer”.
(gg)    “Treasury Regulation” means the regulations promulgated under the Code, by the United States Department of the Treasury, as such regulations may be amended from time to time. All references herein to specific sections of the regulations shall be deemed also to refer to any corresponding provisions of succeeding regulations, and any reference to temporary regulations shall be deemed also to refer to any corresponding provisions of final regulations.
Section 6.11    Captions. The article, section, paragraph and clause captions herein are for convenience of reference only, do not constitute part of this Agreement and will not be deemed to limit or otherwise affect any of the provisions hereof.

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Section 6.12    Severability. If any provision of this Agreement or the application thereof to any Person (including the officers and directors the parties hereto) or circumstance is determined by a court of competent jurisdiction to be invalid, void or unenforceable, the remaining provisions hereof, or the application of such provision to Persons or circumstances other than those as to which it has been held invalid or unenforceable, will remain in full force and effect and shall in no way be affected, impaired or invalidated thereby, so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination, the parties shall negotiate in good faith in an effort to agree upon a suitable and equitable substitute provision to effect the original intent of the parties.
Section 6.13    No Third Party Beneficiaries. Nothing contained in this Agreement, expressed or implied, is intended to confer upon any Person other than the parties hereto (and their permitted assigns), any benefit right or remedies.
Section 6.14    Public Announcements. Any initial press release with respect to this Agreement and the transactions contemplated hereby shall be a release mutually agreed upon by the Company and the Purchasers. Thereafter, the Company and the Purchasers shall consult with each other and provide each other with the opportunity to review and comment upon any press release or other public statements with respect to the transactions contemplated hereby or this Agreement and the Company and the Purchasers shall not, and shall cause their respective Affiliates not to, issue any such other press release or other public statements prior to such consultation, except as may be required by applicable Law or any listing agreement related to the trading of the Class A Common Stock on the NYSE, in which case the party proposing to issue such press release or make such public announcement shall use commercially reasonable efforts to consult in good faith with the other party and provide the other party with an opportunity to review and comment on the content of the proposed disclosure, which comments such party shall consider in good faith, acting reasonably, before issuing any such press release or making any such public announcement; provided that no Person party hereto will issue any press release or other public statement that attributes comments to any other Person or that indicates the approval of any other Person of the contents of any such press release or statement (or portion thereof) without the prior written approval of such Person.
Section 6.15    Specific Performance. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement and the transactions contemplated hereby were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that, without the necessity of posting bond or other undertaking, the parties shall be entitled to specific performance of the terms hereof, this being in addition to any other remedies to which they are entitled at law or equity, and in the event that any action or suit is brought in equity to enforce the provisions of this Agreement, no party will allege, and each party hereby waives the defense or counterclaim, that there is an adequate remedy at law.
Section 6.16    Termination. Subject to Section 6.1, this Agreement will survive the Closing so long as any shares of Preferred Stock are outstanding. Prior to the Closing, this Agreement may only be terminated:
(a)    by mutual written agreement of the Company and the Purchasers;

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(b)    by the Company or the Purchasers, upon written notice to the other party in the event that the Closing shall not have occurred on or before April 17, 2019; provided, however that the right to terminate this Agreement pursuant to this Section 6.16(b) shall not be available to any party whose failure to fulfill any obligations under this Agreement shall have been the cause of, or shall have resulted in, the failure of the Closing to occur on or prior to such date;
(c)    by either the Company or the Purchasers as to itself if a United States court of competent jurisdiction shall permanently enjoin the consummation of the Purchase and such injunction shall be final and non-appealable;
(d)    without any action by any party, if the Acquisition Agreement is terminated in accordance with its terms at any time prior to the Closing;
(e)    by notice given by the Company to the Purchasers if there have been one or more inaccuracies in or breaches of one or more representations, warranties, covenants or agreements made by the Purchasers in this Agreement such that the conditions in Section 1.3(c)(i) or Section 1.3(c)(ii) would not be satisfied and which have not been cured by the Purchasers thirty (30) days after receipt by the Purchasers of written notice from the Company requesting such inaccuracies or breaches to be cured; or
(f)     by notice given by the Purchasers to the Company, if there have been one or more inaccuracies in or breaches of one or more representations, warranties, covenants or agreements made by the Company in this Agreement such that the conditions in Section 1.3(b)(i) or 1.3(b)(ii) would not be satisfied and which have not been cured by the Company within thirty (30) days after receipt by the Company of written notice from the Purchasers requesting such inaccuracies or breaches to be cured.
Section 6.17    Effects of Termination. Subject to Sections 3.3 and 6.2, in the event of any termination of this Agreement in accordance with Section 6.16, no party (or any of its Affiliates) shall have any liability or obligation to the other party (or any of its Affiliates) under or in respect of this Agreement, except to the extent of (A) any liability arising from any breach by such party of its obligations of this Agreement arising prior to such termination and (B) any fraud or intentional or willful breach of this Agreement. In the event of any such termination, this Agreement shall become void and have no effect, and the transactions contemplated hereby shall be abandoned without further action by the parties hereto, in each case, except (x) as set forth in the preceding sentence and (y) that the provisions of Section 3.3, Section 3.5, Section 5.5, Sections 6.2 through 6.15, Section 6.18 and Section 6.2 shall survive the termination of this Agreement.
Section 6.18    Non-Recourse. This Agreement may only be enforced against, and any claims or causes of action that may be based upon, arise out of or relate to this Agreement, or the negotiation, execution or performance of this Agreement may only be made against the entities that are expressly identified as parties hereto, including entities that become parties hereto after the date hereof or that agree in writing for the benefit of the Company to be bound by the terms of this Agreement applicable to the Purchasers, and no former, current or future equityholders, controlling Persons, directors, officers, employees, agents or Affiliates of any party hereto or any former, current or future equityholder, controlling Person, director, officer, employee, general or limited partner, member,

42

manager, agent or Affiliate of any of the foregoing (each, a “Non-Recourse Party”) shall have any liability for any obligations or liabilities of the parties to this Agreement or for any claim (whether in tort, contract or otherwise) based on, in respect of, or by reason of, the transactions contemplated hereby or in respect of any representations made or alleged to be made in connection herewith. Without limiting the rights of any party against the other parties hereto, in no event shall any party or any of its Affiliates seek to enforce this Agreement against, make any claims for breach of this Agreement against, or seek to recover monetary damages from, any Non-Recourse Party.
[Signature Page Follows.]

43

IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the duly authorized officers of the parties hereto as of the date first herein above written.

EARTHSTONE ENERGY, INC.

By:    /s/ Mark Lumpkin, Jr.
Name:    Mark Lumpkin, Jr.

Title:	Executive Vice President and Chief Financial Officer

[Signature Page to Securities Purchase Agreement]

IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the duly authorized officers of the parties hereto as of the date first herein above written.

EIG ESTE EQUITY AGGREGATOR, L.P.

By:    EIG ESTE Equity GP, LLC, its general partner

By:     EIG Asset Management, LLC, its sole member

By:    /s/ Clayton Taylor
Name:    Clayton Taylor
Title:    Managing Director

By:    /s/ Nicholas Fersen
Name:    Nicholas Fersen
Title:    Managing Director

[Signature Page to Securities Purchase Agreement]

EXHIBIT A
FORM OF SERIES A REDEEMABLE CONVERTIBLE PREFERRED STOCK CERTIFICATE OF DESIGNATIONS

36

Exhibit A
EARTHSTONE ENERGY, INC.
_______________________
CERTIFICATE OF DESIGNATIONS
Pursuant to Section 151 of the General
Corporation Law of the State of Delaware
_______________________
SERIES A REDEEMABLE CONVERTIBLE PREFERRED STOCK
(Par Value $0.001 Per Share)
Earthstone Energy, Inc. (the “Corporation”), a corporation organized and existing under the General Corporation Law of the State of Delaware (the “DGCL”), hereby certifies that, pursuant to the authority expressly granted to and vested in the Board of Directors of the Corporation (the “Board”) by the Third Amended and Restated Certificate of Incorporation of the Corporation (as so amended and as further amended from time to time in accordance with its terms and the DGCL, the “Certificate of Incorporation”), which authorizes the Board, by resolution, to set forth the designation, powers, preferences and relative, participating, optional and other special rights, if any, and the qualifications, limitations and restrictions thereof, in one or more series of up to 20,000,000 shares of preferred stock, par value $0.001 per share (the “Preferred Stock”), and in accordance with the provisions of Section 151 of the DGCL, the Board duly adopted on [•], 2018 the following resolution, which resolution remains in full force and effect on the date hereof:
RESOLVED, that pursuant to the authority granted to and vested in it, the Board hereby creates a new series consisting of 225,000 shares of Preferred Stock, designated Series A Redeemable Convertible Preferred Stock, and hereby fixes the powers, preferences and relative, participating, optional and other special rights, if any, and the qualifications, limitations and restrictions thereof, of such series of Preferred Stock as set forth in this certificate of designations (this “Certificate of Designations”):

1.	General.
(a)There shall be created from the 20,000,000 shares of Preferred Stock of the Corporation authorized to be issued pursuant to the Certificate of Incorporation, a series of Preferred Stock designated as “Series A Redeemable Convertible Preferred Stock” par value $0.001 per share (the “Series A Preferred Stock”), and the authorized number of shares of Series A Preferred Stock shall be 225,000. Shares of Series A Preferred Stock that are purchased or otherwise acquired by the Corporation, or that are converted into shares of Class A Common Stock, shall be cancelled and shall revert to authorized but unissued shares of Series A Preferred Stock.
(b)The Series A Preferred Stock, with respect to dividend rights and rights upon the liquidation, winding-up or dissolution of the Corporation, ranks: (i) senior to all Junior Stock; (ii) on a parity with all Parity Stock; (iii) junior to all Senior Stock; and (iv) junior to existing and future indebtedness and liabilities of the Corporation.
(c)The Series A Preferred Stock has no maturity date.
2.Definitions. As used herein, the following terms shall have the following meanings:
(a)“10% Entity” means any Person that, together with its Affiliates, after giving effect to a proposed Transfer, would own greater than 10% of the then outstanding Common Stock, on an as-converted basis.
(b)“Accreted Value” shall mean, with respect to each share of Series A Preferred Stock, the Initial Liquidation Value as the same may be increased pursuant to Section 3.
(c)“Accrued Dividends” shall mean, with respect to any share of Series A Preferred Stock, as of any date, the accrued and unpaid dividends on such share, whether or not declared, from, and including, the last day of the most recently preceding fiscal quarter (or the Initial Issue Date, if there has been no prior full fiscal quarter) to, but not including, such date, and including, for the sake of clarity, any then accrued and unpaid dividends on such share from a prior fiscal quarter.
(d)“Affiliate” means, with respect to any Person, any Person directly or indirectly controlling, controlled by or under common control with, such other Person; provided, however, that, for purposes of this Certificate of Designations, (i) the Corporation, any of its Subsidiaries, or any of the Corporation’s other controlled Affiliates, will not be deemed to be Affiliates of any Holder or any of its Affiliates and (ii) no portfolio company of any Holder or any of its Affiliates will be considered or otherwise deemed to be an Affiliate thereof. For purposes of this Certificate of Designations, “control” (including, with correlative meanings, the terms “controlled by” and “under common control with”) when used with respect to any person, means the possession, directly or indirectly, of the power to cause the direction of management or policies of such person, whether through the ownership of voting securities, by contract or otherwise. For the avoidance of doubt, none of EnCap, the Corporation or any of their respective Affiliates shall be deemed Affiliates of any Purchaser or any of its Affiliates. For the avoidance of doubt, for purposes of this Certificate of Designations, any fund or account managed, advised or subadvised, directly or indirectly, by a Holder or its Affiliates shall be considered an Affiliate of such Holder.
(e)“as-converted basis” means, with respect to the outstanding shares of Common Stock, all outstanding shares of Common Stock calculated on a basis in which all shares of Class A Common Stock issuable at the time of determination upon conversion of the Series A Preferred Stock that is then outstanding, whether or not the Series A Preferred Stock is then convertible, exchangeable or exercisable by the holder thereof, are assumed to be then outstanding.
(f)“Beneficial Ownership” or “Beneficially Own” shall have the meaning given such term in Rule 13d-3 under the Exchange Act and a Person’s Beneficial Ownership of securities shall be calculated in accordance with the provisions of such Rule; provided, however, that for purposes of determining any Person’s Beneficial Ownership, such Person shall be deemed to be the Beneficial Owner of any Equity Securities that may be acquired by such Person, whether within sixty (60) days or thereafter, upon the conversion, exchange, redemption or exercise of any warrants, options, rights or other securities issued by the Corporation or any of its Subsidiaries.

(g)“Bipartisan Budget Act” means Sections 6221 through 6241 of the Code, as amended, together with any Treasury Regulations, Revenue Rulings, and case law interpreting Sections 6221 through 6241 of the Code, as amended (and any analogous provision of state or local tax law).
(h)“Board” shall mean the Board of Directors of the Corporation or, with respect to any action to be taken by the Board of Directors, any committee of the Board of Directors duly authorized to take such action.
(i) “Business Day” shall mean any day other than Saturday, Sunday or a day on which the Federal Reserve Bank of New York is authorized or required by law or executive order to close or be closed.
(j)“Capital Stock” shall mean, for any entity, any and all shares, equity interests, rights to purchase, warrants, options, equity participations or other equity equivalents of or equity interests in (however designated) capital stock issued by that entity.
(k)“Cash Dividends” shall have the meaning specified in Section 3(a).
(l)“Certificate of Designations” shall have the meaning specified in the recitals.
(m)“Certificate of Incorporation” shall have the meaning specified in the recitals.
(n)“Class A Common Stock” shall mean the Class A Common Stock, par value $0.001 per share, of the Corporation, subject to Section 8(d).
(o)“Class B Common Stock” shall mean the Class B Common Stock, par value $0.001 per share, of the Corporation.
(p)“Close of Business” shall mean 5:00 p.m., New York City time.
(q)“Closing Sale Price” of the Class A Common Stock on any date means the closing sale price per share (or if no closing sale price is reported, the average of the closing bid and ask prices or, if more than one in either case, the average of the average closing bid and the average closing ask prices) on such date as reported in composite transactions for the principal U.S. national or regional securities exchange on which the Class A Common Stock is traded or, if the Class A Common Stock is not listed for trading on a U.S. national or regional securities exchange on the relevant date, the last quoted bid price for the Class A Common Stock in the over-the-counter market on the relevant date, as reported by OTC Markets Group Inc. or a similar organization, or, if that bid price is not available, the fair market price of the Class A Common Stock (or other relevant capital stock or equity interest) on that date as determined by a nationally recognized independent investment banking firm retained by the Corporation for this purpose with the prior consent of holders of a majority of the outstanding Series A Preferred Stock. The Closing Sale Price of any other security shall be determined in the same manner as set forth in this Section 2(q) for the determination of the Closing Sale Price of the Class A Common Stock.
(r)“Code” shall mean Internal Revenue Code of 1986, as amended.
(s)“Common Stock” shall mean the Class A Common Stock and the Class B Common Stock.
(t)“Common Stock Market Capitalization” means an amount equal to the product of (i) the sum of (x) the number of issued and outstanding shares of Common Stock and (y) the number of shares of Class A Common Stock to be issued in connection with the applicable Holder Optional Redemption and (ii) the average high and low sales price of the Class A Common Stock for the Trading Day immediately preceding the applicable determination date.
(u)“Conversion Agent” shall mean the Transfer Agent acting in its capacity as conversion agent for the Series A Preferred Stock, and its successors and assigns.

(v)“Conversion Date” shall have the meaning specified in Section 7(a)(ii).
(w)“Conversion Price” shall initially be $[•] Equal to a 20% premium to the lesser of (i) the offering price of the Class A Common Stock to the public in the proposed public equity offering, if any, and (ii) the 15-day VWAP of the Class A Common Stock up to and including the trading day before the announcement of the transaction. per share of Class A Common Stock and shall be subject to adjustment pursuant to Section 8 hereof.
(x)“Conversion Rate” shall mean, with respect to each share of Series A Preferred Stock subject to conversion, a number of shares of Class A Common Stock equal to the quotient of (i) its Accreted Value divided by (ii) the then applicable Conversion Price.
(y)“Corporation” shall have the meaning specified in the recitals.
(z)“Corporation Competitor” shall mean (i) any Upstream Competitor or any private equity investment fund that controls any Upstream Competitor, in each case, agreed to in writing by the Holders and the Corporation prior to the Initial Issue Date, and (ii) on and after the Initial Issue Date, any Upstream Competitor identified in writing to the Holders at the direction of the Board of Directors acting in good faith.
(aa)“Corporation Optional Redemption Date” shall have the meaning specified in Section 7(c).
(ab)“Corporation Optional Redemption Price” shall mean, as of the date of any redemption pursuant to Section 7(c), an amount per share of Series A Preferred Stock equal to 105% of the Accreted Value of such share of Series A Preferred Stock as of such date.
(ac)“Credit Facility” shall mean that certain Credit Agreement [insert description of credit agreement] [of even date herewith] among [insert parties to credit agreement] (as the same may be amended and/or restated from time to time).
(ad)“Customary Credit Facility” shall mean a reserve-based revolving credit facility with a conforming borrowing base based on the normal and customary standards and practices of a commercial bank that is in the business of valuing and re-determining the value of oil and gas properties in connection with reserve-based oil and gas loan transactions in the United States.
(ae)“DGCL” shall have the meaning specified in the recitals.
(af)“Director Rights Triggering Event” shall mean a time at which cash dividends on the Series A Preferred Stock, or dividends on any other series of Preferred Stock or preference securities that ranks equally with the Series A Preferred Stock as to payment of dividends and with similar voting rights, are in arrears and unpaid with respect to (i) three or more consecutive Dividend Periods or (ii) six or more Dividend Periods (whether or not consecutive), in each case, ending after December 31, 2020.
(ag)“Dividend Payment Date” shall mean March 31, June 30, September 30 and December 31 of each year, commencing on [December 31, 2018] First Dividend Payment Date after the Initial Issuance Date..
(ah)“Dividend Period” shall have the meaning specified in Section 3(a).
(ai)“Dividend Rate” shall mean the rate per Dividend Period of [2.1875% (8.75% per annum)] To be increased ratably by up to 0.75% per annum to the extent the all-in yield of the senior unsecured notes issued pursuant to the Indenture is higher than 8.50%. per share of Series A Preferred Stock.
(aj)“Dividend Record Date” shall mean, with respect to any Dividend Payment Date, the March 15, June 15, September 15 and December 15, as the case may be, immediately preceding such Dividend Payment Date.

(ak)“Earthstone Holdings” shall mean Earthstone Energy Holdings, LLC, a Delaware limited liability company.
(al)“Earthstone Holdings Equity Securities” shall have the meaning specified in Section 5(a)(ii)(E).
(am)“Earthstone Holdings LLC Agreement” shall mean that certain Second Amended and Restated Limited Liability Company Agreement of Earthstone Holdings, dated as of [•], 2018.
(an)“EnCap” means collectively, EnCap Partners, LLC, EnCap Energy Capital Fund VII, L.P., EnCap Energy Capital Fund VI, L.P., EnCap VI-B Acquisitions, L.P., EnCap Energy Capital Fund V, L.P., EnCap V-B Acquisitions, L.P., EnCap Energy Capital Fund VII, L.P., and EnCap Energy Capital Fund IX, L.P., and any of their respective Affiliates that own Capital Stock of the Corporation.
(ao)“Equity Securities” means the equity securities of the Corporation, including shares of Class A Common Stock, Class B Common Stock and Series A Preferred Stock.
(ap)“Event” shall have the meaning specified in Section 5(a)(ii)(B).
(aq)“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.
(ar)“Ex-Date,” when used with respect to any issuance, dividend or distribution of Class A Common Stock, shall mean the first date on which the Class A Common Stock trades on the applicable exchange or in the applicable market, regular way, without the right to receive such issuance, dividend or distribution from the Corporation or, if applicable, from the seller of the Class A Common Stock on such exchange or market (in the form of due bills or otherwise), as determined by such exchange or market.
(as)“Expiration Date” shall have the meaning specified in Section 8(a)(iv).
(at)“Final Accrual Period” shall have the meaning specified in Section 3(d).
(au)A “Fundamental Change” shall be deemed to have occurred at any time after the Series A Preferred Stock is originally issued if any of the following occurs:
(i)the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any “person” (as that term is used in Section 13(d)(3) of the Exchange Act), other than any Permitted Holder, becomes the Beneficial Owner, directly or indirectly, of more than 50% of the voting stock of the Corporation, measured by voting power rather than number of shares, units or the like; provided that a transaction in which the Corporation becomes a Subsidiary of another Person shall not constitute a Fundamental Change if, immediately following such transaction, the “persons” (as defined above) who were Beneficial Owners of the voting stock of the Corporation immediately prior to such transaction Beneficially Own, directly or indirectly through one or more intermediaries, 50% or more of the total voting power of the voting stock of such other Person of whom the Corporation has become a Subsidiary;
(ii)the direct or indirect sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the properties or assets of the Corporation and its Subsidiaries taken as a whole to any Person (including any “person” (as that term is defined above)) other than any Permitted Holder;
(iii)the Class A Common Stock (or other common stock into which the Series A Preferred Stock is convertible) ceases to be listed or quoted on any of the New York Stock

Exchange, the NASDAQ Global Select Market or the NASDAQ Global Market (or any of their respective successors) or any other National Securities Exchange; or
(iv)the adoption of a plan relating to the liquidation or dissolution of the Corporation.
(av)“Fundamental Change Cash Price” shall mean, as of the date of any redemption in connection with a Fundamental Change Put, an amount per share of Series A Preferred Stock equal to the sum of (i) 105% of the Accreted Value of such share of Series A Preferred Stock as of such date, plus (ii) if the applicable redemption date is prior to [•], 2023 The fifth anniversary of the Initial Issuance Date., the amount equal to the net present value (computed using a discount rate of the Treasury Rate plus fifty (50) basis points) of the sum of all dividends that would otherwise be payable on such share of Series A Preferred Stock on each of the Dividend Payment Dates occurring during the period on and after the applicable redemption date to and including [•], 2023 The fifth anniversary of the Initial Issuance Date. (which date for purposes of this calculation, shall be assumed to be an additional Dividend Payment Date) and assuming the Corporation elected to pay such dividends in cash pursuant to Section 3(a); provided, however, that in the event of a Fundamental Change described in subsection (ii) or (iv) of the definition thereof that is in connection with a liquidation, winding up or dissolution of the Corporation, the Fundamental Change Cash Price shall mean the greater of (a) the amount described above and (b) the amount of cash that would be distributed in the liquidation, winding up or dissolution of the Corporation with respect to such share if such share of Series A Preferred Stock was converted into Common Stock (at the Conversion Rate then in effect) immediately prior to such liquidation, winding up or dissolution of the Corporation (regardless of whether the Series A Preferred Stock is then convertible pursuant to the terms hereof).
(aw)“Fundamental Change Notice” shall have the meaning specified in Section 4(b).
(ax)“Fundamental Change Put” shall have the meaning specified in Section 4(a).
(ay) “Hedge” shall have the meaning specified in Section 10(a)(i).
(az)“Holder” shall mean a holder of shares of Series A Preferred Stock.
(ba)“Holder Optional Redemption” shall have the meaning specified in Section 7(b).
(bb)“Holder Optional Redemption Notice” shall have the meaning specified in Section 7(b).
(bc)“Holder Optional Redemption Price” shall mean, as of the date of any redemption pursuant to Section 7(b), an amount per share of Series A Preferred Stock equal to 100% of the Accreted Value of such share of Series A Preferred Stock as of such date.
(bd)“HSR Act” shall have the meaning specified in Section 5(d).
(be)“HSR Approval” shall have the meaning specified in Section 5(d).
(bf)“Indebtedness” shall have the meaning set forth in the Credit Facility; provided, however, that, notwithstanding anything in the Credit Facility to the contrary, no Preferred Stock shall be considered Indebtedness for purposes of this Certificate of Designations.
(bg)“Indebtedness Agreement” means any agreement, document or instrument governing or evidencing any Indebtedness of the Corporation or its Subsidiaries (including (A) the Indenture or (B) the Credit Facility).
(bh)“Indenture” shall mean that certain Indenture, dated                            , 2018 among the Corporation, Earthstone Holdings, the subsidiary guarantors named therein and [•], as trustee (as the same may be amended and/or restated from time to time).

(bi)“Initial Issue Date” shall mean the first date of original issuance of shares of the Series A Preferred Stock.
(bj)“Initial Liquidation Value” shall mean, with respect to each share of Series A Preferred Stock, $1,000.00.
(bk)“Initial Period” shall have the meaning specified in Section 3(b).
(bl)“Junior Stock” shall mean (i) the Class A Common Stock, (ii) the Class B Common Stock and (iii) each other class or series of the Corporation’s Capital Stock established after the Initial Issue Date, the terms of which do not expressly provide that such class or series ranks senior to or on a parity with the Series A Preferred Stock as to dividend rights or distribution rights upon the liquidation, winding-up or dissolution of the Corporation.
(bm)“Leverage Ratio” shall have the meaning set forth in the Credit Facility.
(bn)“Leverage Ratio Threshold” shall have the meaning specified in Section 5(a)(ii)(A).
(bo)“National Securities Exchange” means an exchange registered with the SEC under Section 6(a) of the Exchange Act.
(bp) “Officer” shall mean the Chief Executive Officer, the President, any Vice President, the Treasurer, any Assistant Treasurer, the Secretary or any Assistant Secretary of the Corporation.
(bq)“Open of Business” shall mean 9:00 a.m., New York City time.
(br)“Ownership Notice” shall mean the notice of ownership of Capital Stock of the Corporation containing the information required to be set forth or stated on certificates pursuant to the DGCL and, in the case of an issuance of Capital Stock by the Corporation (including the Series A Preferred Stock), in substantially the form attached hereto as Exhibit A.
(bs)“Parity Stock” shall mean any class or series of the Corporation’s Capital Stock established after the Initial Issue Date, the terms of which expressly provide that such class or series will rank on parity with the Series A Preferred Stock as to dividend rights or distribution rights upon the liquidation, winding up or dissolution of the Corporation.
(bt)“Payment Default” shall have the meaning specified in Section 3(b).
(bu)“Payment Default Rate” means, subject to Section 5(e), an additional 2.0% per annum upon each occurrence of a Payment Default, cumulative to the Dividend Rate as in effect for the applicable period, computed on the basis of a 360-day year comprised of 30-day months; provided, however, that, subject to Section 5(e), the Payment Default Rate shall not exceed 4.0% per annum in the aggregate.
(bv)“Permitted Holder” shall mean (i) EnCap and its Affiliates and (ii) any Holder and its Affiliates.
(bw)“Permitted Transferee” shall have the meaning specified in Section 10(a)(i).
(bx)“Person” shall mean any individual, corporation, general partnership, limited partnership, limited liability partnership, joint venture, association, joint-stock company, trust, limited liability company, unincorporated organization or government or any agency or political subdivision thereof.
(by)“Preferred Stock” shall have the meaning specified in the recitals.
(bz)“Preferred Voting and Conversion Feature” shall have the meaning specified in Section 5(d).
(ca)“Purchaser” shall mean EIG ESTE Equity Aggregator, L.P.
(cb)“Record Date” shall mean, with respect to any dividend, distribution or other transaction or event in which the holders of Class A Common Stock (or other applicable security)

have the right to receive any cash, securities or other property or in which Class A Common Stock (or such other security) is exchanged for or converted into any combination of cash, securities or other property, the date fixed for determination of the holders of Class A Common Stock (or such other security) entitled to receive such cash, securities or other property (whether such date is fixed by the Board, statute, contract or otherwise).
(cc)“Reference Property” shall have the meaning specified in Section 8(d).
(cd)“Registration Delay” shall have the meaning specified in Section 3(g).
(ce)“Registration Delay Rate” means an additional 0.50% per quarter for each quarter during which a Registration Delay is continuing, cumulative to the Dividend Rate as in effect for the applicable period, computed on the basis of a 90-day quarters comprised of 30-day months; provided, however, that in no event shall the Registration Delay Rate exceed 4.0% per annum in the aggregate.
(cf) “Registration Rights Agreement” means that certain Registration Rights Agreement dated as of the Initial Issue Date by and among the Corporation and the others party thereto.
(cg)“Reorganization Event” shall have the meaning specified in Section 8(d).
(ch)“Requested Number of Shares” shall have the meaning specified in Section 4(c).
(ci)“Satisfaction of the Indebtedness Obligations” means, in connection with any Fundamental Change, (i) the payment in full in cash of all principal, interest, fees and all other amounts due or payable in connection with any Indebtedness of the Corporation or any of its Subsidiaries (including in respect of any penalty or premium) that is required to be prepaid, repaid, redeemed, repurchased or otherwise retired as a result of or in connection with such Fundamental Change or in order for the Series A Preferred Stock not to constitute or be deemed as “indebtedness”, “disqualified stock”, “disqualified capital stock”, “disqualified equity interests”, or similar instruments, however denominated, under the terms of any Indebtedness Agreement, (ii) the cancellation or termination, or if permitted by the terms of such Indebtedness, cash collateralization, of any letters of credit or letters of guaranty that are required to be cancelled or terminated or cash collateralized as a result of or in connection with such Fundamental Change or in order for the Series A Preferred Stock not to constitute or be deemed as “indebtedness”, “disqualified stock”, “disqualified capital stock”, “disqualified equity interests”, or similar instruments, however denominated, under the terms of any Indebtedness Agreement, (iii) compliance with any requirement to effect an offer to purchase any bonds, debentures, notes or other instruments of Indebtedness as a result of or in connection with such Fundamental Change or in order for the Series A Preferred Stock not to constitute or be deemed as “indebtedness”, “disqualified stock”, “disqualified capital stock”, “disqualified equity interests”, or similar instruments, however denominated, under the terms of any Indebtedness Agreement, and the purchase of any such instruments tendered in such offer and the payment in full of any other amounts due or payable in connection with such purchase and (iv) the termination of any lending commitments required to be terminated as a result of or in connection with such Fundamental Change or in order for the Series A Preferred Stock not to constitute or be deemed as “indebtedness”, “disqualified stock”, “disqualified capital stock”, “disqualified equity interests”, or similar instruments, however denominated, under the terms of any Indebtedness Agreement.
(cj) “SEC” shall mean the Securities and Exchange Commission.
(ck) “Securities Act” shall mean the Securities Act of 1933, as amended.

(cl) “Securities Purchase Agreement” shall mean that certain Securities Purchase Agreement dated as of October 17, 2018 by and among the Holders as of the Initial Issue Date and the Corporation.
(cm)“Senior Stock” shall mean any class or series of the Corporation’s Capital Stock established after the Initial Issue Date, the terms of which expressly provide that such class or series will rank senior to the Series A Preferred Stock as to dividend rights or distribution rights upon the liquidation, winding up or dissolution of the Corporation.
(cn)“Series A Preferred Stock” shall have the meaning specified in Section 1(a).
(co)“Special Rights End Date” shall have the meaning specified in Section 4(a).
(cp)“Specified Contract Terms” means the covenants, terms and provisions of any indenture, credit agreement or any other Indebtedness Agreement governing the rights of the holders of or otherwise relating to any Indebtedness of the Corporation or any of its Subsidiaries.
(cq)“Spin-Off” shall have the meaning specified in Section 8(a)(iii).
(cr) “Subsidiary” shall mean, with respect to any Person, any corporation, association, partnership, limited liability company or other business entity of which more than 50% of the total voting power of shares of Capital Stock or other interests (including partnership or limited liability company interests) entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers, general partners or trustees thereof is at the time owned or controlled, directly or indirectly, by (i) such Person; (ii) such Person and one or more Subsidiaries of such Person; or (iii) one or more Subsidiaries of such Person; provided that, notwithstanding anything to the contrary in this Section 2(rrrr), Earthstone Holdings shall be deemed to be a Subsidiary of the Corporation for purposes of this Certificate of Designations.
(cs)“Trading Day” shall mean a day during which trading in the Class A Common Stock generally occurs on the New York Stock Exchange or, if the Class A Common Stock is not listed on the New York Stock Exchange, on the principal other U.S. national or regional securities exchanges on which the Class A Common Stock is then listed or, if the Class A Common Stock is not listed on a U.S. national or regional securities exchange, on the principal other market on which the Class A Common Stock is then listed or admitted for trading. If the Class A Common Stock is not so listed or admitted for trading, Trading Day means a Business Day.
(ct)“Transfer” by any person means directly or indirectly, to sell, transfer, assign, pledge, encumber, hypothecate or similarly dispose of, either voluntarily or involuntarily, for value or without value, or to enter into any written or oral contract, option or other arrangement or understanding with respect to the sale, transfer, assignment, pledge, encumbrance, hypothecation or similar disposition of, any Equity Securities Beneficially Owned by such person or of any interest (including any voting interest) in any Equity Securities Beneficially Owned by such person. For the avoidance of doubt, a transfer of control of the direct or indirect Beneficial Owner of Equity Securities is a Transfer of such Equity Securities for purposes of this Certificate of Designations; provided, however, that, notwithstanding anything to the contrary in this Certificate of Designations, a Transfer shall not include (i) the conversion of one or more shares of Series A Preferred Stock into Class A Common Stock pursuant to the terms of this Certificate of Designations, (ii) the redemption or other acquisition of Class A Common Stock or Preferred Stock by the Corporation or (iii) the transfer (other than by a Holder or an Affiliate of a Holder) of any limited partnership or limited liability company interests or other equity interests in a Holder (or any direct or indirect parent entity of a Holder), in each case, unless the transferor or transferee were formed for the purpose of holding any Equity Securities; provided that, if any transferor or transferee referred to in this clause (iii) ceases to be controlled by the Person controlling such Person immediately prior to such transfer, such event shall be deemed to constitute a “Transfer”.
(cu)“Transfer Agent” shall mean Direct Transfer, LLC, acting as the Corporation’s duly appointed transfer agent, registrar, redemption, conversion and dividend disbursing agent for the Series A Preferred Stock and the Class A Common Stock. The Corporation may, in its sole discretion, remove the Transfer Agent with 10 days’ prior notice to the Transfer Agent and Holders; provided that the Corporation shall appoint a successor Transfer Agent who shall accept such appointment prior to the effectiveness of such removal.
(cv)“Treasury Rate” shall mean the yield to maturity at the time of computation of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15(519) which has become publicly available at least five Business Days prior to the date fixed for redemption (or, if such Statistical Release is no longer published, any publicly available source of similar market data)) most nearly equal to the Average Assumed Dividend Period; provided, however, that if such Average Assumed Dividend Period is not equal to the constant maturity of a United States Treasury security for which a weekly average yield is given, the Corporation shall obtain the Treasury Rate by linear interpolation (calculated to the nearest one-twelfth of a year) from the weekly average yields of United States Treasury securities for which such yields are given, except that if the Average Assumed Dividend Period is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year shall be used; and, provided further, that the Treasury Rate shall not in any event be less than zero. For purposes of this definition, “Average Assumed Dividend Period” shall mean the average number of months (weighted based on the amount of the assumed dividends) from the applicable redemption date to the applicable Dividend Payment Date for each dividend assumed to be paid for purposes of the calculation.
(cw)“Treasury Regulation” means the regulations promulgated under the Code, by the United States Department of the Treasury, as such regulations may be amended from time to time. All references herein to specific sections of the regulations shall be deemed also to refer to any corresponding provisions of succeeding regulations, and any reference to temporary regulations shall be deemed also to refer to any corresponding provisions of final regulations.
(cx)“Underwritten Offering” shall have the meaning set forth in the Registration Rights Agreement.
(cy)“Upstream Competitor” shall mean any Person whose primary business is oil and gas exploration and production activities and who owns or operates upstream oil and gas properties that are located within 100 miles of any oil and gas properties owned or operated by the Corporation or its Subsidiaries.
(cz)“Voting Rights Class” shall have the meaning specified in Section 5(b)(i).
(da)“VWAP” per share of Class A Common Stock on any Trading Day shall mean the per share volume-weighted average price as displayed under the heading “Bloomberg VWAP” on Bloomberg page “ESTE <equity> AQR” (or its equivalent successor if such page is not available) in respect of the period from the scheduled open of trading until the scheduled close of trading of the primary trading session on such Trading Day (or if such volume-weighted average price is unavailable, the closing price of one share of Class A Common Stock on such Trading Day as reported on the New York Stock Exchange’s website or the website of the National Securities Exchange upon which the Class A Common Stock is listed). If the VWAP cannot be calculated for the Class A Common Stock on a particular date on any of the foregoing bases, the VWAP of the

Class A Common Stock on such date shall be the fair market value as determined in good faith by the Corporation in a commercially reasonable manner.
3.Dividends.
(a)Subject to Section 3(c), from and after the Initial Issue Date, dividends shall, with respect to each outstanding share of Series A Preferred Stock, accrue on the Accreted Value at the Dividend Rate (or the Dividend Rate, plus the Payment Default Rate pursuant to Section 3(b) (if applicable), plus the Registration Delay Rate pursuant to Section 3(g) (if applicable)) for each Dividend Period (as defined below) to and including the next Dividend Payment Date. Such dividends (“Cash Dividends”) shall be payable only when, as and if declared by the Board, and when so declared and paid, Cash Dividends shall be paid in cash out of funds legally available therefor and shall be payable on the next Dividend Payment Date following such declaration by the Board to the Holders as they appear on the Corporation’s stock register at the Close of Business on the relevant Dividend Record Date. Dividends on the Series A Preferred Stock shall accumulate and become Accrued Dividends on a day-to-day basis from the last day of the most recent fiscal quarter, or if there has been no prior full fiscal quarter, from the Initial Issue Date, until Cash Dividends are paid pursuant to this Section 3(a) in respect of such Accrued Dividends or pursuant to Sections 3(b) and 3(c). If a Dividend Payment Date is not a Business Day, then any Cash Dividend in respect of such Dividend Payment Date shall be due and payable on the first Business Day following such Dividend Payment Date. The period from the Initial Issue Date to and including the first Dividend Payment Date and each period from but excluding a Dividend Payment Date to and including the following Dividend Payment Date is herein referred to as a “Dividend Period.”
(b)Notwithstanding anything to the contrary in Section 3(a), if all or a portion of a Cash Dividend is not declared and paid in accordance with Section 3(a) on a Dividend Payment Date for any fiscal quarter (or portion thereof for which a Cash Dividend is due) ending on or prior to December 31, 2020 (the “Initial Period”), then with respect to such portion of any Cash Dividend that is not declared and paid, the dividends shall accrue and accumulate at the Dividend Rate and the Accreted Value of each outstanding share of Series A Preferred Stock shall automatically increase on such Dividend Payment Date by such amount that was accrued. If the Corporation fails to pay in cash in full all or any part of any Cash Dividend when due and payable in accordance with Section 3(a) for any quarter following the Initial Period (such failure, a “Payment Default”), then from and after the first day of the immediately following fiscal quarter and continuing until such failure is cured by payment in full in cash of all arrearages (for the avoidance of doubt, including arrearages attributable to the Payment Default Rate), (i) the Cash Dividends shall accrue at the Dividend Rate plus the Payment Default Rate and (ii) the amount of such accrued but unpaid cash dividends shall constitute arrearages that shall accrue and accumulate (and compound quarterly) at the Dividend Rate plus the Payment Default Rate until paid.
(c)Dividends payable under Section 3(a) or future dividends calculated in determining the Fundamental Change Cash Price, and any increase in Accreted Value under Section 3(b) (or deemed increase in Accreted Value under Section 3(d)) for any period less than a full quarterly dividend or accretion period (based upon the number of days elapsed during the period), shall each be computed on the basis of a 360-day year consisting of twelve 30-day months.
(d)Under this Certificate of Designations, in calculating the (i) number of shares of Class A Common Stock issued upon conversion of a share of Series A Preferred Stock (including, for the avoidance of doubt, the Conversion Rate), (ii) redemption price per share of Series A Preferred Stock (including, for the avoidance of doubt, the Holder Optional Redemption Price and the

Corporation Optional Redemption Price) or (iii) the Fundamental Change Cash Price, the Accreted Value of each share of Series A Preferred Stock shall be increased by the amount of Accrued Dividends during the then-current Dividend Period regardless of whether, at the time of such conversion or redemption (including in respect of a Fundamental Change Put), a dividend payable on the next immediately succeeding Dividend Payment Date has been declared pursuant to Section 3(a). Holders of shares of Series A Preferred Stock subject to conversion or redemption (including in respect of a Fundamental Change Put) shall not be entitled to receive any payment of dividends declared pursuant to Section 3(a) in respect of the Dividend Period in which such conversion or redemption occurs notwithstanding that a Dividend Record Date may have occurred for the payment of such dividends prior to such conversion or redemption.
(e) Notwithstanding anything herein to the contrary, the Corporation shall be prohibited from paying a dividend on any Junior Stock while any Accrued Dividends are outstanding.
(f)Holders of shares of Series A Preferred Stock shall not be entitled to any dividend other than as set forth in this Section 3.
(g)    If the Corporation fails to cause a registration statement with respect to the Registrable Securities (as defined in the Registration Rights Agreement) to be declared effective by [  ] 120 days from the closing of the transactions contemplated by the Securities Purchase Agreement. (such failure, a “Registration Delay”), then from and after the first day of the immediately following fiscal quarter and continuing until such failure is cured by the effectiveness of a registration statement pertaining to the Registrable Securities, (i) the Cash Dividends shall accrue at the Dividend Rate plus the Registration Delay Rate and (ii) the amount of such accrued but unpaid cash dividends shall constitute arrearages that shall accrue and accumulate (and compound quarterly) at the Dividend Rate plus the Registration Delay Rate until paid.

4.	Special Rights Upon a Fundamental Change.
(a)Special Rights at the Option of the Holder. A Holder shall have the right, in connection with any Fundamental Change, with respect to all but not less than all of its Series A Preferred Stock, to select one of the following options, by notice given to the Corporation within 10 Business Days of the date the Corporation delivers the Fundamental Change Notice (such end date, the “Special Rights End Date”), subject to the provisions of this Section 4, and with the understanding that any Holder who fails to timely provide notice of its election to the Corporation shall be deemed to have elected the option set forth in sub-clause (ii) below:
(i) convert all, but not less than all, of the shares of Series A Preferred Stock held by such Holder to Class A Common Stock at the then-applicable Conversion Rate; or
(ii)require the Corporation (or its successor or the surviving entity if the Corporation is not the surviving entity) to purchase (a “Fundamental Change Put”) all, but not less than all, of its shares of Series A Preferred Stock for cash at a purchase price per share of Series A Preferred Stock equal to the Fundamental Change Cash Price; provided that the Corporation shall only be required to pay the Fundamental Change Cash Price (i) after the Satisfaction of the Indebtedness Obligations, (ii) to the extent permitted by the Specified Contract Terms and (iii) to the extent such purchase can be made under applicable law and out of funds legally available therefor.
(b)Fundamental Change Notice. On or before the twentieth (20th) Business Day prior to the date on which the Corporation anticipates consummating a Fundamental Change (or, if later, promptly after the Corporation discovers that a Fundamental Change may occur or has occurred), a written notice shall be sent by or on behalf of the Corporation to the Holders as they appear in the records of the Transfer Agent, which notice shall contain the date on which the Fundamental Change is anticipated to be effected (or, if applicable, (x) the date on which a Schedule TO or other schedule, form or report disclosing a Fundamental Change was filed or (y) the date on which the Fundamental Change occurred). Such notice shall state (i) the anticipated effective date of such Fundamental Change; (ii) the anticipated Special Rights End Date; (iii) the name and address of the Transfer Agent; and (iv) the procedures that Holders must follow to exercise their right pursuant to this Section 4 (such notice, a “Fundamental Change Notice”).
(c)If the Corporation (A) shall not have sufficient funds legally available under applicable law to purchase all shares of Series A Preferred Stock that Holders have requested to be purchased under Section 4(a)(ii) (the “Requested Number of Shares”) after the Satisfaction of the Indebtedness Obligations or (B) will be in violation of Specified Contract Terms if it purchases the Requested Number of Shares, the Corporation shall (I) purchase, pro rata among the Holders that have requested their shares be purchased pursuant to Section 4(a)(ii), a number of shares of Series A Preferred Stock with an aggregate Fundamental Change Cash Price equal to the lesser of (1) the amount legally available for the purchase of shares of Series A Preferred Stock under applicable law and (2) the largest amount that can be used for such purchase not prohibited by Specified Contract Terms and (II) purchase any shares of Series A Preferred Stock not purchased because of the foregoing limitations at the applicable Fundamental Change Cash Price as soon as possible after the Corporation is able to make such purchase out of assets legally available for the purchase of such share of Series A Preferred Stock and without violation of Specified Contract Terms. The inability of the Corporation to make a purchase payment for any reason shall not relieve the Corporation from its obligation to effect any required purchase when, as and if permitted by applicable law and Specified Contract Terms.
(d)Upon full conversion or payment for any shares of Series A Preferred Stock pursuant to Section 4(a), as the case may be, such shares of Series A Preferred Stock will cease to be entitled to any dividends that may thereafter be payable on the Series A Preferred Stock; such shares of Series A Preferred Stock will no longer be deemed to be outstanding for any purpose; and all rights (except as set forth under Section 4(a)) of the Holder of such shares of Series A Preferred Stock shall cease and terminate with respect to such shares.
5.Voting; Directors; Other Rights.
(a)Voting.
(i)The shares of Series A Preferred Stock shall not have voting rights other than those set forth in this Section 5(a) or as otherwise required by Delaware law or the Certificate of Incorporation.
(ii)So long as any shares of Series A Preferred Stock remain outstanding, the Corporation shall not, without the affirmative vote or consent of the Holders of at least a majority in voting power of the shares of Series A Preferred Stock outstanding at the time, voting together as a single class, given in person or by proxy, either in writing or at a meeting:
(A)incur, create, assume or guarantee any Indebtedness that would cause the Leverage Ratio as of the date immediately prior to the date on which such Indebtedness is incurred, created, assumed or guaranteed to exceed 4.25 to 1.00, after giving pro forma effect to such incurrence, creation, assumption or guarantee and that application of the proceeds thereof (the “Leverage Ratio Threshold”).

(B)authorize, declare, pay or set aside any dividend or distribution on or agree to or consummate any redemption or repurchase of any Junior Stock, other than (i) a dividend payable on Junior Stock in shares of Junior Stock; (ii) the acquisition of shares of Junior Stock in exchange for shares of Junior Stock and the payment of cash in lieu of fractional shares of Junior Stock; (iii) redemptions, purchases or other acquisitions of shares of Junior Stock in connection with the administration of any employee benefit plan in the ordinary course of business, including, without limitation, the forfeiture of unvested shares of restricted stock or share withholdings upon exercise, delivery or vesting of equity awards granted to officers, directors and employees; (iv) any dividends or distributions of rights in connection with a stockholders’ rights plan or any non-cash redemption or non-cash repurchase of rights pursuant to any stockholders’ rights plan; (v) the exchange, redemption or conversion of Junior Stock for, into or with Junior Stock and (vi) the redemption or repurchase of any shares of Class B Common Stock pursuant to and in accordance with Section 4.7 of the Earthstone Holdings LLC Agreement (as amended and/or restated from time to time);
(C)authorize or create, or increase the authorized amount of, or issue any class or series of Senior Stock or Parity Stock or reclassify any of the authorized capital stock of the Corporation into shares of Senior Stock or Parity Stock, or create, authorize or issue any obligation or security convertible into or evidencing the right to purchase any shares of Senior Stock or Parity Stock;
(D)subject to Section 5(a)(iii), amend, alter or repeal the provisions of the Certificate of Incorporation or this Certificate of Designations, whether by merger, consolidation or otherwise (an “Event”) so as to adversely affect any right, preference, privilege or power of the shares of Series A Preferred Stock; provided, however, with respect to the occurrence of any Event, so long as any shares of the Series A Preferred Stock remain outstanding or, in the case of any such merger or consolidation with respect to which the Corporation is not the surviving or resulting entity, are converted into or exchanged for a preferred security in the surviving entity or parent of the surviving entity that has the same rights, preferences and privileges as the Series A Preferred Stock in all material respects, the occurrence of any such Event shall not be deemed to adversely affect such rights, preferences, privileges or power of the Series A Preferred Stock; provided, further, that any increase in the amount of the authorized Junior Stock, or the creation or issuance of any additional shares of Junior Stock, shall not be deemed to adversely affect such rights, preferences, privileges or powers;
(E)amend, alter or repeal the provisions of the Earthstone Holdings LLC Agreement in a manner that is adverse to the rights, preferences or privileges of any Holder, including, for the avoidance of doubt, (A) with respect to any Equity Securities (as defined in the Earthstone Holdings LLC Agreement) issued by Earthstone Holdings (“Earthstone Holdings Equity Securities”) in connection with and in furtherance of the transactions contemplated by the Securities Purchase Agreement or (B) with respect to Earthstone Holdings’ ability pay dividends or make distributions on such Equity Securities; provided, that no consent shall be required to amend, modify, alter or supplement the Earthstone Holdings LLC Agreement in a manner reasonably necessary (i) to avoid undue risk that Earthstone Holdings may be classified as a “publicly traded partnership” within the meaning of Section 7704 of the Code (provided that any amendment, modification, alteration or supplementation under this clause (i) shall not be disproportionately adverse to the rights, preferences or privileges of the Series A Preferred Stock as compared to any other Equity Securities), (ii) to ensure that the capital account and allocation provisions set forth in the Earthstone Holdings LLC Agreement comply with the Treasury Regulations and reflect the intended economic entitlement of the members, (iii) to give corresponding effect to any amendment or supplement to the Certificate of Incorporation or this Certificate of Designations that is otherwise permitted without the consent of the Holders under this Certificate of Designations, (iv) to comply with and/or administer the law, rules and regulations related to the Bipartisan Budget Act, (v) to maintain the economic equivalence of each class of Earthstone Holdings Equity Securities and the corresponding class of the Equity Securities, and (vi) to comply with and/or administer any other U.S. federal, state and local tax laws (provided that any amendment, modification, alteration or supplementation under this clause (vi) shall not be disproportionately adverse to the rights, preferences or privileges of the Series A Preferred Stock as compared to any other Equity Securities);
(F)authorize, declare or initiate general assignments to creditors, file a voluntary bankruptcy petition, petition for liquidation or dissolution or consent to the appointment or appoint a trustee, receiver or liquidator of the Corporation;
(G)make any changes in hedging program from the approved hedging program attached as Exhibit D to the Securities Purchase Agreement or engage in any hedging that does not comply with such hedging program;
(H)permit, cause or enter into any agreement that would result in a Fundamental Change, unless in connection therewith the Corporation reasonably and in good faith determines that it will be able to pay in full the Fundamental Change Cash Price on the Requested Number of Shares after giving effect to the Satisfaction of the Indebtedness Obligations;
(I)enter into any credit facility in replacement of the current Credit Agreement that is not a Customary Credit Facility;
(J)unless otherwise not prohibited under the terms of the Credit Facility, (i) issue any equity securities of any of the Corporation’s Subsidiaries, other than to the Corporation or another of the Corporation’s wholly-owned Subsidiaries; (ii) form or create a Subsidiary of the Corporation that is not wholly-owned (directly or indirectly) by the Corporation; or (iii) contribute any assets to any Person that is not wholly-owned by the Corporation;
(K)enter into or modify any agreement or arrangement that by its terms expressly prohibits the Corporation from (i) declaring and paying all or a material portion of any dividend to the holders of the Preferred Stock in accordance with this Certificate or (ii) redeeming all or a material portion of the Preferred Stock in accordance with this Certificate (it being understood, for the avoidance of doubt, that the limitations set forth in the proviso in Section 4(a)(ii) and Section 4(c) shall have no effect when determining whether such redemption occurs in accordance with this Certificate);

(L)enter into or modify any agreements, arrangements or transactions between the Corporation or any of its Subsidiaries, on the one hand, and EnCap or any of its Affiliates, on the other hand, unless such agreement, arrangement or transaction (x) is approved by a committee of the Board composed entirely of directors who are independent within the meaning of Rule 10A-3(b)(1)(ii) of the Exchange Act and (y) would not result in the Leverage Ratio of the Company, after giving pro forma effect to such agreement, arrangement or transaction, exceeding 3.5 to 1.00; or
(M)agree or commit to take any of the foregoing actions.
(iii)Notwithstanding anything to the contrary herein, without the consent of the Holders, the Corporation, acting in good faith, may amend, alter, supplement or repeal any terms of the Series A Preferred Stock by amending or supplementing the Certificate of Incorporation, this Certificate of Designations or any stock certificate representing shares of the Series A Preferred Stock:
(A) to cure any ambiguity, omission, inconsistency or mistake in any such instrument in a manner that is not inconsistent with the provisions of this Certificate of Designations and that does not adversely affect the rights, preferences, privileges or voting powers of the Series A Preferred Stock or any Holder;
(B)to make any provision with respect to matters or questions relating to the Series A Preferred Stock that is not inconsistent with the provisions of this Certificate of Designations and that does not adversely affect the rights, preferences, privileges or voting powers of the Series A Preferred Stock or any Holder; or
(C) to make any other change that does not adversely affect the rights, preferences, privileges or voting powers of the Series A Preferred Stock or any Holder (other than any Holder that consents to such change).
(b)Directors.
(i)     If at any time a Director Rights Triggering Event has occurred, then the Holders, voting as a single class with any other series of Preferred Stock or preference securities having similar voting rights that are exercisable (and with voting rights allocated pro rata based on the liquidation preference of the Series A Preferred Stock and each such other series of Preferred Stock or preference securities) (together, the “Voting Rights Class”), shall be entitled at the next regular or special meeting of stockholders of the Corporation to elect two additional directors to the Board; provided that (a) any such director must, in the reasonable judgment of the Board, have the requisite skill and experience to serve as a director of a public company in the energy sector, (b) the election of any such director shall not violate the bylaws of the Corporation as in effect on the effective date of this Certificate of Designations or the corporate governance requirements of The New York Stock Exchange (or any other exchange or automated quotation system on which securities of the Corporation may be listed or quoted) that requires listed or quoted companies to have a majority of independent directors and (c) any such director must not be an employee or director of any Corporation Competitor. Upon the election of any such additional directors, the number of directors that comprise the Board may be increased at the sole discretion of the Board by such number of additional directors.
(ii) The voting rights set forth in Section 5(b)(i) may be exercised at a special meeting of the Corporation’s stockholders, or at any annual meeting of stockholders held for the purpose of electing directors, and thereafter at each such special or annual meeting until such time as all Cash Dividends in arrears, the nonpayment of which caused the Director Rights Triggering Event, shall have been paid in full, at which time or times, automatically and without any further action by any Person, such voting rights shall terminate.
(iii)    At any meeting at which the holders of shares of the Voting Rights Class shall have the right to elect directors as provided in Section 5(b)(i), the presence in person or by proxy of the holders of shares representing more than fifty percent (50%) in voting power of the then outstanding shares of the Voting Rights Class shall be required and shall be sufficient to constitute a quorum of such Voting Rights Class for the election of directors by such Voting Rights Class. The affirmative vote of the holders of shares representing more than fifty percent (50%) in voting power of the then outstanding shares of the Voting Rights Class present at such meeting, in person or by proxy, shall be sufficient to elect any such director.  Any director elected pursuant to the voting rights set forth in this Section 5(b) may be removed at any time without cause by the holders of record of shares representing more than fifty percent (50%) in voting power of the then outstanding shares of the Voting Rights Class at any time during which such holders’ rights pursuant to Section 5(b)(i) continue.  Any vacancy in respect of any such additional director arising at any time during which such holders’ rights pursuant to Section 5(b)(i) continue (other than prior to the first election immediately following the applicable Director Rights Triggering Event) may be filled by the written consent of the director elected by the Voting Rights Class remaining in office, or, if none remains in office, by a vote of the holders of shares representing more than fifty percent (50%) in voting power of the then outstanding shares of the Voting Rights Class; provided that the filling of each vacancy shall not violate the bylaws of the Corporation as in effect on the effective date of this Certificate of Designations or the corporate governance requirements of The New York Stock Exchange (or any other exchange or automated quotation system on which securities of the Corporation may be listed or quoted) that requires listed or quoted companies to have a majority of independent directors.  Directors elected pursuant to the voting rights set forth in Section 5(b)(i) shall be entitled to one vote per director on any matter.
(iv)Any directors elected pursuant to the voting rights set forth in Section 5(b)(i) shall be designated to classes such that each class of the Corporation’s directors shall consist, as nearly as may be possible, of one-third of the number of votes the entire Board is entitled to cast at any Board meeting; provided, however, notwithstanding the foregoing, at such time as all dividends in arrears, the nonpayment of which caused the Director Rights Triggering Event, have been paid in full, then, automatically and without any further action by any Person, the terms of office of directors elected pursuant to the voting rights set forth in this Section 5(b) shall cease.
(c)In all cases in which Holders shall be entitled to vote, whether a plurality, majority or other portion of the Series A Preferred Stock or any other series of voting Preferred Stock have been voted in favor of any matter shall be determined by reference to the respective aggregate liquidation preferences of the Series A Preferred Stock or such other series of voting Preferred Stock, as applicable.
(d)If the Corporation or any Holder determines, after consultation with the other, that a filing is required pursuant to the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”), in connection with any rights the Series A Preferred Stock may have under this Certificate of Designation to (x) vote on an as-converted basis with the Common Stock as a single class, (y) convert into shares of Class A Common Stock or (z) elect up to two directors to the Board of Directors (the “Preferred Voting and Conversion Features”), then:
(i)the Corporation, on the one hand, and such Holder, on the other hand, shall (A) as promptly as practicable make, or cause to be made, all filings and submissions required under the HSR Act with respect to the applicable Preferred Voting and Conversion Features and (B) use their commercially reasonable efforts to obtain, or cause to be obtained, consent in respect of such filings and submissions (or the termination or expiration of the applicable waiting period, as applicable) (any such consent, termination “HSR Approval”) as soon as possible thereafter; and
(ii)notwithstanding anything to the contrary in this Certificate of Designation, any such Preferred Voting and Conversion Features shall be contingent upon, and subject to, the receipt of any required HSR Approval and any such Preferred Voting and Conversion Features shall be delayed until HSR Approval is received.
(e)Notwithstanding anything to the contrary in this Certificate of Designations, in the event that cash dividends on the Series A Preferred Stock are in arrears and unpaid with respect to eight (8) or more Dividend Periods (whether or not consecutive) ending after December 31, 2020, the Payment Default Rate shall be equal to 6.0% per annum until such failure is cured by payment in full in cash of all arrearages (for the avoidance of doubt, including arrearages attributable to the Payment Default Rate).
6.Liquidation Preference.
(a)In the event of any liquidation, winding up or dissolution of the Corporation, whether voluntary or involuntary, each Holder shall be entitled to receive in respect of its shares of Series A Preferred Stock and to be paid out of the assets of the Corporation legally available for distribution to its stockholders, after satisfaction of liabilities to the Corporation’s creditors and holders of shares of Senior Stock and before any payment or distribution is made to holders of Junior Stock (including the Common Stock), an amount equal to the greater of (x) (i) the Accreted Value per share of Series A Preferred Stock plus (ii) an amount equal to all Accrued Dividends on such share of Series A Preferred Stock for the then-current Dividend Period to, and including, the date fixed for liquidation, winding up or dissolution assuming the Corporation elected to pay such dividends in cash pursuant to Section 3(a), plus (iii) if the liquidation, winding up or dissolution of the Corporation occurs prior to [•], 2023 The fifth anniversary of the Initial Issuance Date., the amount equal to the net present value (computed using a discount rate of the Treasury Rate plus fifty (50) basis points) of the sum of all dividends that would otherwise be payable on such share of Series A Preferred Stock on each of the Dividend Payment Dates occurring during the period on and after the applicable redemption date to and including [•], 2023 The fifth anniversary of the Initial Issuance Date. (which date, for purposes of this calculation, shall be assumed to be an additional Dividend Payment Date) and to the extent the Corporation elected to pay such dividends in cash pursuant to Section 3(a) and (y) the amount that such Holder would have been entitled to receive if all of such Holder’s shares of Series A Preferred Stock were converted into Class A Common Stock (at the Conversion Rate then in effect) immediately prior to such liquidation, winding up or dissolution of the Corporation (regardless of whether the Series A Preferred Stock is then convertible pursuant to the terms hereof).
(b)Neither the sale, conveyance, exchange or transfer of all or substantially all the assets or business of the Corporation (other than in connection with the liquidation, winding up or dissolution of the Corporation), nor the merger or consolidation of the Corporation into or with any other Person, nor any share exchange or division involving the Corporation pursuant to applicable statutes providing for the consolidation, merger, share exchange or division, shall be deemed to be a liquidation, winding up or dissolution, whether voluntary or involuntary, for the purposes of this Section 6, notwithstanding that, for other purposes, such as for tax purposes, such an event may constitute a liquidation, dissolution or winding up. In addition, no payment shall be made to Holders pursuant to this Section 6 upon the liquidation, dissolution or winding up, whether voluntary or involuntary, of any of the Corporation’s Subsidiaries or upon any reorganization of the Corporation’s Subsidiaries without the approval of the Corporation or its stockholders (including a merger or conversion of Earthstone Holdings into a corporation if the managing member determines, in its sole discretion, that it is no longer in the interests of Earthstone Holdings to continue as a partnership for U.S. federal income tax purposes).
(c)After the payment to the Holders of the shares of Series A Preferred Stock of full preferential amounts provided for in this Section 6, the Holders of Series A Preferred Stock as such shall have no right or claim to any of the remaining assets of the Corporation.
(d)In the event the assets of the Corporation available for distribution to the Holders and holders of shares of Parity Stock upon any liquidation, winding up or dissolution of the Corporation, whether voluntary or involuntary, shall be insufficient to pay in full all amounts to which such holders are entitled pursuant to this Section 6, such Holders and such holders of shares of Parity Stock shall share, equally and ratably in proportion to the respective full amounts to which such holders are entitled pursuant to this Section 6, in any distribution of the assets of the Corporation.
7.Conversion; Redemption.
(a)Holder Conversion.
(i) Each Holder shall have the right at any time, at its option, to convert, subject to the terms and provisions of this Section 7, any or all of such Holder’s shares of Series A Preferred Stock into shares of Class A Common Stock at the Conversion Rate and to receive cash in lieu of fractional shares, if any, as set out in Section 9; provided, however, that the Corporation shall not be obligated to honor any such conversion request if such conversion request does not pertain to at least $10.0 million based on the Accreted Value of the shares of Series A Preferred Stock requested to be converted by such Holder and its Affiliates (or such lesser amount to the extent such exercise covers all of such Holder’s shares of Series A Preferred Stock).
(ii)In order to convert shares of Series A Preferred Stock into shares of Class A Common Stock pursuant to this Section 7(a), the Holder must (i) deliver a notice of conversion to the Corporation in the form attached hereto as Exhibit B and (ii) surrender the certificates, if any, representing such shares of Series A Preferred Stock (or, if such certificate or certificates have been lost, stolen, or destroyed, a lost certificate affidavit and indemnity in form and substance reasonably acceptable to the Corporation), accompanied by transfer instruments reasonably satisfactory to the Corporation (including instructions to the Transfer Agent in the case of uncertificated book-entry shares), at the principal office of the Corporation (or such other place mutually acceptable to the Holder and the Corporation), together with written notice that such Holder elects to convert all or such lesser number of shares represented by such certificates as specified therein. With respect to a conversion pursuant to this Section 7(a), the date of receipt of such certificates, if any, together with such notice, by the Corporation or (in accordance with the immediately preceding sentence) its authorized agent will be the “Conversion Date”.
(b)Holder Optional Redemption.
(i)At any time after October 1, 2028 (unless the Corporation has exercised its redemption rights pursuant to Section 7(c)), each Holder (together with its Affiliates) may, upon at least 45 days’ advance written notice to the Corporation (the “Holder Optional Redemption Notice”), require the Corporation to redeem any or all of the outstanding shares of Series A Preferred Stock then held by such Holder (or such Affiliates) at the Holder Optional Redemption Price (the “Holder Optional Redemption”); provided, however, that the Corporation shall not be obligated to honor any such redemption request if such redemption request does not pertain to at least $10.0 million based on the Holder Optional Redemption Price (or such lesser amount to the extent such exercise covers all of such Holder’s shares of Series A Preferred Stock). The Corporation may pay up to 50% of the Holder Optional Redemption Price in-kind in the form of shares of Class A Common Stock (which shall be valued at 92.5% of the VWAP for the 15 Trading Day period ending immediately prior to the date of such Holder Optional Redemption Notice); provided, the Corporation may only redeem the Series A Preferred Stock with Class A Common Stock to the extent the Class A Common Stock issued in the Holder Optional Redemption does not exceed 10% of the Common Stock Market Capitalization of the Corporation on the date of such Holder Optional Redemption Notice. Any portion of the redemption price not paid in Class A Common Stock shall be paid by the Corporation in cash.
(ii)Each date fixed by the Corporation for redemption pursuant to this Section 7(b) is referred to as a “Holder Optional Redemption Date.” A Holder Optional Redemption Notice will be irrevocable. In addition to any information required by applicable law, such Holder Optional Redemption Notice shall state the aggregate amount of shares of Series A Preferred Stock to be redeemed. Upon receipt of a Holder Optional Redemption Notice, the Corporation will send an acknowledgement notice to the Holder, which shall contain (1) the Holder Optional Redemption Date (which shall be not less than 45 days but not more than 60 days from the date of the Holder Optional Redemption Notice); (2) the Holder Optional Redemption Price; and (3) the number of shares of Class A Common Stock that the Corporation intends to use as partial consideration for such Holder Optional Redemption.
(iii)Upon any redemption of Series A Preferred Stock pursuant to this Section 7(b), the Corporation shall pay the cash portion of the Holder Optional Redemption Price to the applicable Holder on the Holder Optional Redemption Date.
(iv)If the Corporation elects to pay a portion of the Holder Optional Redemption Price in Class A Common Stock in accordance with this Section 7(b), the Corporation shall issue the applicable Class A Common Stock on the applicable Holder Optional Redemption Date. On the Holder Optional Redemption Date, the Corporation shall instruct, and shall use its commercially reasonable efforts to cause, its Transfer Agent to electronically transmit the Class A Common Stock issuable upon redemption to such Holder (or designated recipient(s)), by crediting the account of the Holder (or designated recipient(s)). The parties agree to coordinate with the Transfer Agent to accomplish this objective.
(c)Corporation Optional Redemption.

(i)At any time on or after [•], 2023 The fifth anniversary of the Initial Issuance Date. , the Corporation shall have the right, at its option, to elect to cause any or all of the shares of Series A Preferred Stock to be redeemed for cash at a redemption price per share equal to the Corporation Optional Redemption Price; provided that such redemption pertains to at least $10.0 million based on the Corporation Optional Redemption Price (or such lesser amount to the extent such exercise covers all of the outstanding shares of Series A Preferred Stock).
(ii) To exercise the redemption right described in this Section 7(c), the Corporation must deliver to the Holders a notice setting forth: (x) the date on which the redemption will occur (the “Corporation Optional Redemption Date”), which shall be no earlier than ten (10) Business Days after the date such notice is given; and (y) with respect to each Holder, the number of shares of Series A Preferred Stock subject to redemption and the price to be paid to such Holder in respect thereof.
(d)Conversion and Redemption Procedures.
(i)In connection with any redemption in accordance with Section 7(b) or Section 7(c), the Holder must deliver transfer instruments reasonably satisfactory to the Corporation (including instructions to the Transfer Agent), at the principal office of the Corporation (or such other place mutually acceptable to the Holder and the Corporation).
(ii)On the Conversion Date, the Holder Optional Redemption Date or the Corporation Optional Redemption Date, as applicable, with respect to any share of Series A Preferred Stock, uncertificated book-entry shares representing the number of shares of Class A Common Stock into which the applicable shares of Series A Preferred Stock are converted or for which the applicable shares of Series A Preferred Stock are redeemed shall be promptly issued and delivered to the Holder thereof or such Holder’s designee (or cash shall be paid to an account designated by such Person) upon instructions to the Transfer Agent, to the Corporation and, if required, such Holder’s furnishing of appropriate endorsements and transfer documents and the payment of all transfer and similar taxes, if any, allocable to the Holder. For the avoidance of doubt, (i) a Holder of Series A Preferred Stock shall have the right to affect a conversion pursuant to Section 7(a) up to and including the date on which the Corporation delivers a notice of redemption pursuant to Section 7(c)(ii) and (ii) the satisfaction of the obligations set forth in Section 7(d)(i) shall be conditions to the issuance of share of Class A Common Stock or the payment of the cash redemption price, as applicable, but shall not impact the conversion or redemption of the Series A Preferred Stock, as applicable.
(iii)From and after the Conversion Date, the Holder Optional Redemption Date or the Corporation Optional Redemption Date, as applicable, the shares of Series A Preferred Stock to be converted on such Conversion Date or redeemed on such Holder Optional Redemption Date or Corporation Optional Redemption Date will cease to be entitled to any dividends that may thereafter accrue on the Series A Preferred Stock; such shares of Series A Preferred Stock will no longer be deemed to be outstanding for any purpose; and all rights (except (i) in the case of conversion, the right to receive from the Corporation the Class A Common Stock and cash payable in lieu of fractional shares in respect of such shares of Series A Preferred Stock or (ii) in the case of redemption, the right to receive from the Corporation the cash payable in respect of such shares of Series A Preferred Stock and the right to receive from the Corporation the Class A Common Stock as partial consideration in a Holder Optional Redemption, if applicable) of the Holder of such shares of Series A Preferred Stock to be converted or redeemed shall cease and terminate with respect to such shares.
(iv)The Person or Persons entitled to receive the Class A Common Stock and/or other securities issuable upon conversion or redemption of Series A Preferred Stock shall be treated for all purposes as the record holder(s) of such shares of Class A Common Stock and/or securities as of the Close of Business on the Conversion Date or the Holder Optional Redemption Date, if applicable, with respect thereto. In the event that a Holder shall not by written notice designate the name in which shares of Class A Common Stock and/or securities to be issued or upon conversion or redemption of shares of Series A Preferred Stock should be registered, the Corporation shall be entitled to register and deliver such shares in the name of the Holder.
8.Conversion Price Adjustments; Reorganization Event.
(a)The Conversion Price shall be adjusted, without duplication, upon the occurrence of any of the following events:
(i)If the Corporation issues shares of Class A Common Stock as a dividend or distribution on all shares of Class A Common Stock, or if the Corporation effects a share subdivision or share combination, then the Conversion Price in effect immediately following the Record Date for such dividend, distribution, share subdivision or share combination shall be divided by the following fraction:
OS1 / OS0
where,

OS0
=    the number of shares of Class A Common Stock outstanding immediately prior to the Close of Business on the Record Date for such dividend or distribution, or immediately prior to the Open of Business on the effective date of such share subdivision or share combination, as the case may be; and

OS1
=    the number of shares of Class A Common Stock outstanding immediately after, and solely as a result of, giving effect to such dividend or distribution, or such share subdivision or share combination, as the case may be.

Any adjustment made under this Section 8(a)(i) shall become effective immediately after the Close of Business on the Record Date for such dividend or distribution, or immediately after the Open of Business on the effective date for such share subdivision or share combination, as the case may be. If any dividend, distribution, share subdivision or share combination of the type described in this Section 8(a)(i) is declared but not so paid or made, the Conversion Price shall be immediately readjusted, effective as of the earlier of (A) the date the Board determines not to pay or make such dividend, distribution, subdivision or combination and (B) the date the dividend or distribution was to be paid or the date the subdivision or combination was to have been effective, to the Conversion Price that would then be in effect if such dividend, distribution, subdivision or combination had not been declared.

The Corporation shall not pay any dividend or make any distribution on shares of Class A Common Stock held in treasury.
(ii)If the Corporation distributes to all holders of its Class A Common Stock any rights, options or warrants entitling them to purchase or subscribe for shares of Class A Common Stock at a price per share that is less than the average of the Closing Sale Prices of the Class A Common Stock over the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the Ex-Date of such distribution, the Conversion Price in effect immediately following the close of business on the Record Date for such distribution shall be divided by the following fraction:

OS0 + X
OS0 + Y
where,

OS0	= the number of shares of Class A Common Stock outstanding immediately prior to the Close of Business on the Record Date for such distribution;

X	= the total number of shares of Class A Common Stock issuable pursuant to such rights, options or warrants; and

Y
=    the number of shares of Class A Common Stock equal to the quotient of (A) the aggregate price payable to exercise such rights, options or warrants and (B)  the average of the Closing Sale Prices of the Class A Common Stock over the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the Ex-Date of such distribution.

Any decrease to the Conversion Price made under this Section 8(a)(ii) shall be made successively whenever any such rights, options or warrants are issued and shall become effective immediately after the Close of Business on the Record Date for such distribution. To the extent that shares of Class A Common Stock are not issued prior to the expiration or termination of such rights, options or warrants, the Conversion Price shall be increased, effective as of the date of such expiration, to the Conversion Price that would then be in effect had the increase with respect to the distribution of such rights, options or warrants been made on the basis of delivery of only the number of shares of Class A Common Stock actually delivered. If such rights, options or warrants are not so distributed, the Conversion Price shall be increased, effective as of the earlier of (A) the date the Board determines not to make such distribution and (B) the date such rights, options or warrants were to have been issued, to be the Conversion Price that would then be in effect if such Record Date for such distribution had not occurred. If such rights, options or warrants are only exercisable upon the occurrence of certain triggering events, then the Conversion Price shall not be adjusted until the triggering events occur.
For purposes of this Section 8(a)(ii), in determining the aggregate price payable to exercise any such rights, options or warrants there shall be taken into account any consideration received by the Corporation for such rights, options or warrants and any amount payable on exercise or conversion thereof, the value of such consideration, if other than cash, to be determined by the Board.
(iii)If the Corporation distributes shares of its Capital Stock, evidences of its indebtedness or other assets, securities or property of the Corporation or rights, options or warrants to acquire its Capital Stock or other securities, to all holders of Class A Common Stock, excluding (A) dividends, distributions, rights, options, warrants or other issuances as to which an adjustment was effected pursuant to Section 8(a)(i) or Section 8(a)(ii), (B) rights issued to all holders of Class A Common Stock pursuant to a rights plan, where such rights are not presently exercisable, trade with Class A Common Stock and the plan provides that Holders will receive such rights along with any Class A Common Stock received upon conversion of the Series A Preferred Stock, (C) any dividends and distributions in connection with any recapitalization, reclassification, change, consolidation, merger or other combination, share exchange, or sale, lease or other transfer or disposition resulting in the change in the conversion consideration as described in Section 8(d) and (D) Spin-Offs as to which the provisions set forth below in the last two paragraphs of this Section 8(a)(iii) shall apply, then the Conversion Price in effect immediately following the close of business on the Record Date for such distribution shall be divided by the following fraction:

SP0
SP0 - FMV
where,

SP0	= Closing Sale Price per share of the Class A Common Stock on the Trading Day immediately preceding the Ex-Date for such distribution; and

FMV
=    the fair market value as of the Record Date for such distribution (as determined in good faith by the Board) of the shares of the Corporation’s Capital Stock (other than Class A Common Stock), evidences of indebtedness, assets, securities, property, rights, options or warrants distributed with respect to each outstanding share of Class A Common Stock.

Any decrease to the Conversion Price made under the portion of this Section 8(a)(iii) above shall become effective immediately after the Close of Business on the Record Date for such distribution. If such distribution is not so paid or made, the Conversion Price shall be increased, effective as of the earlier of (A) the date the Board determines not to pay the distribution and (B) the date such dividend or distribution was to have been paid, to be the Conversion Price that would then be in effect if such distribution had not been declared.
Notwithstanding the foregoing, if “FMV” (as defined above) is equal to or greater than “SP0” (as defined above), or if the difference is less than $1.00, in lieu of the foregoing increase, each Holder shall receive, for each share of Series A Preferred Stock held by it, at the same time and upon the same terms as holders of the Class A Common Stock, the amount and kind of the

Corporation’s Capital Stock (other than Class A Common Stock), evidences of indebtedness, or other assets, securities or property of the Corporation, or rights, options or warrants to acquire the Corporation’s Capital Stock or other securities that such Holder would have received if such Holder converted all of its shares of Series A Preferred Stock at the Conversion Rate in effect immediately prior to the Close of Business on the Record Date for the distribution.
With respect to an adjustment pursuant to this Section 8(a)(iii) where there has been a payment of a dividend or other distribution on the Class A Common Stock consisting solely of shares of Capital Stock of any class or series, or similar equity interests, of or relating to a Subsidiary or other business unit of the Corporation where such Capital Stock or similar equity interest is, or will be when issued, listed or admitted for trading on a National Securities Exchange (a “Spin-Off”), the Conversion Price shall be adjusted immediately after the Close of Business on the 10th Trading Day immediately following, and including, the Ex-Date for the Spin-off by dividing the Conversion Price in effect immediately prior to the Close of Business on such 10th Trading Day by the following fraction:

FMV + MP0
MP0
where,

FMV
=    the average of the Closing Sale Prices of the Capital Stock or similar equity interest distributed to holders of the Class A Common Stock applicable to one share of Class A Common Stock over the 10 consecutive Trading Day period immediately following, and including, the Ex-Date for the Spin-Off; and

MP0	= the average of the Closing Sale Prices of the Class A Common Stock over the 10 consecutive Trading Day period immediately following, and including, the Ex-Date for the Spin-Off.
The adjustment to the Conversion Price under the preceding paragraph shall become effective at the Close of Business on the 10th Trading Day immediately following, and including, the Ex-Date for the Spin-Off; provided that, for purposes of determining the Conversion Price in respect of any conversion during the 10 Trading Days following, and including, the Ex-Date of any Spin-Off, references to “10 consecutive Trading Days” within the portion of this Section 8(a)(iii) related to Spin-Offs shall be deemed to be replaced with such lesser number of consecutive Trading Days as have elapsed between the Ex-Date of such Spin-Off and the relevant Conversion Date.
(iv)If the Corporation or any of its Subsidiaries make a payment in respect of a tender or exchange offer for Class A Common Stock to the extent that the cash and value of any other consideration included in the payment per share of Class A Common Stock exceeds the average of the Closing Sale Prices of the Class A Common Stock over the 10 consecutive Trading Day period commencing on, and including, the Trading Day next succeeding the last date on which tenders or exchanges may be made pursuant to such tender or exchange offer (the “Expiration Date”), the Conversion Price shall be adjusted immediately after the Close of Business on the last Trading Day of the 10 consecutive Trading Day period commencing on, and including, the Trading Day next succeeding the Expiration Date by dividing the Conversion Price in effect immediately prior to the Close of Business on such last Trading Day of the 10 consecutive Trading Day period by the following fraction:

AC + (SP1 x OS1)
SP1 x OS0
where,

AC	= the aggregate value of all cash and any other consideration (as determined in good faith by the Board) paid or payable for shares of Class A Common Stock purchased in such tender or exchange offer;

OS0
=    the number of shares of Class A Common Stock outstanding immediately prior to the Expiration Date (prior to giving effect to the purchase of all shares of Class A Common Stock accepted for purchase or exchange in such tender or exchange offer);

OS1
=    the number of shares of Class A Common Stock outstanding immediately after the Expiration Date (after giving effect to the purchase of all shares of Class A Common Stock accepted for purchase or exchange in such tender or exchange offer); and

SP1	= the average of the Closing Sale Prices of the Class A Common Stock over the 10 consecutive Trading Day period commencing on, and including, the Trading Day next succeeding the Expiration Date.
Any decrease to the Conversion Price made under this Section 8(a)(iv) shall become effective at the Close of Business on the 10th Trading Day immediately following, and including, the Trading Day next succeeding the Expiration Date; provided that, for purposes of determining the Conversion Price in respect of any conversion during the 10 Trading Days immediately following, and including, the Trading Day next succeeding the Expiration Date, references to “10 consecutive Trading Days” within this Section 8(a)(iv) shall be deemed to be replaced with such lesser number of consecutive Trading Days as have elapsed between the Expiration Date for such tender or exchange offer and the relevant Conversion Date.
In the event that the Corporation or one of its Subsidiaries is obligated to purchase shares of Class A Common Stock pursuant to any such tender offer or exchange offer, but the Corporation or such Subsidiary is permanently prevented by applicable law from effecting any such purchases, or all such purchases are rescinded, then the Conversion Price shall be readjusted to be such Conversion Price that would then be in effect if such tender offer or exchange offer had not been made.

(v)All calculations and other determinations under this Section 8(a) shall be made by the Corporation and shall be made to the nearest one-ten thousandth (1/10,000th) of a share. Notwithstanding anything herein to the contrary, no adjustment under this Section 8(a) shall be made to the Conversion Price unless such adjustment would result in a change of at least 1% in the Conversion Price then in effect. Any lesser adjustment shall be carried forward and shall be made at the time of and together with the next subsequent adjustment, if any, which, together with any adjustment or adjustments so carried forward, shall amount to a change of at least 1% in such Conversion Price; provided, however, that the Corporation shall make all such carried-forward adjustments, regardless of whether the aggregate adjustment is less than 1%, (A) on December 31 of each calendar year, (B) on the Conversion Date for any conversions of Series A Preferred Stock and (C) upon the occurrence of a Fundamental Change. No adjustment to the Conversion Price shall be made if it results in a Conversion Price that is less than the par value (if any) of the Class A Common Stock. The Corporation shall not take any action that would result in the Conversion Price being less than the par value (if any) of the Class A Common Stock pursuant to this Certificate of Designations and without giving effect to the previous sentence.
(vi)In addition to those adjustments required by clauses (i), (ii), (iii) and (iv) of this Section 8(a), and to the extent permitted by applicable law and subject to the applicable rules of the New York Stock Exchange, the Corporation, from time to time, may decrease the Conversion Price by any amount for a period of at least twenty (20) Business Days or any longer period permitted or required by law, so long as the decrease is irrevocable during that period and the Board determines that such decrease would be in the Corporation’s best interest. Whenever the Conversion Price is decreased pursuant to the preceding sentence, the Corporation shall send to each Holder at its last address appearing on the stock register of the Corporation a notice of the decrease at least 15 calendar days prior to the date the decreased Conversion Price takes effect, and such notice shall state the decreased Conversion Price and the period during which it will be in effect.
(vii)Notwithstanding the foregoing in this Section 8(a) and for the avoidance of doubt, the Conversion Price shall not be adjusted for: (A) the issuance of Class A Common Stock pursuant to any present or future plan broadly available to holders of its Class A Common Stock providing for the reinvestment of dividends or interest payable on securities of the Corporation and the investment of additional optional amounts in shares of Class A Common Stock under any plan; (B) the issuance of Class A Common Stock, options, restricted stock, restricted stock units, performance units or rights to purchase those shares or similar equity instruments as compensation pursuant to any present or future employee, director or consultant benefit plan, employee agreement or arrangement or program of the Corporation or any of its Subsidiaries, in each case approved by the Corporation’s stockholders; (C) the issuance of Class A Common Stock pursuant to any option, warrant, right or excisable, exchangeable or convertible security outstanding as of the Initial Issue Date; (D) a change in the par value of Class A Common Stock; (E) a sale of Class A Common Stock, or securities convertible or exercisable for Class A Common Stock, for cash, other than in a transaction described in Section 8(a)(i) through Section 8(a)(iv); (F) ordinary course of business stock repurchases that are not tender offers referred to in Section 8(a)(iv), including structured or derivative transactions or pursuant to a stock repurchase program approved by the Board; (G) a third-party tender or exchange offer, other than a tender or exchange offer by one of the Corporation’s Subsidiaries as described in Section 8(a)(iv); (H) accrued and unpaid dividends or distributions, except as provided in Section 4, Section 7, and Section 8; and (I) any dividends, distributions or other transactions in which the holders of Series A Preferred Stock participate pursuant to Section 3(f).
(b)Notwithstanding Section 8(a)(ii) and Section 8(a)(iii), if the Corporation has a rights plan (including the distribution of rights pursuant thereto to all holders of Class A Common Stock) in effect while any shares of Series A Preferred Stock remain outstanding, Holders will receive, upon conversion of shares of Series A Preferred Stock, in addition to shares of Class A Common Stock to which each such Holder is entitled, a corresponding number of rights in accordance with such rights plan. If, prior to any conversion of shares of Series A Preferred Stock, such rights have separated from the shares of Class A Common Stock in accordance with the provisions of the applicable rights plan, the Conversion Price will be adjusted at the time of separation as if the Corporation had distributed to all or substantially all holders of Class A Common Stock, shares of Capital Stock, evidences of indebtedness, assets, securities, property, rights, options or warrants as described in Section 8(a)(iii) above, subject to readjustment in the event of the expiration, termination or redemption of such rights. Any distribution of rights, options or warrants pursuant to a rights plan that would allow a Holder to receive, upon conversion of shares of Series A Preferred Stock, in addition to any shares of Class A Common Stock to which such Holder is entitled, the rights described therein (unless such rights, options or warrants have separated from the Class A Common Stock (in which case the Conversion Price will be adjusted at the time of separation as if the Corporation made a distribution to all holders of Class A Common Stock as described in Section 8(a)(iii), subject to readjustment in the event of the expiration, termination or redemption of such rights)) shall not constitute a distribution of rights, options or warrants that would entitle such Holder to an adjustment to the Conversion Price.
(c)Upon any decrease in the Conversion Price, the Corporation promptly shall deliver to each Holder a certificate signed by an Officer of the Corporation, setting forth in reasonable detail the event requiring the adjustment and the method by which such adjustment was calculated, and specifying the increased Conversion Price then in effect following such adjustment.
(d)In the case of:
(i)any recapitalization, reclassification or change in Class A Common Stock (other than a change in par value, or from par value to no par value, or from no par value to par value, or changes resulting from a subdivision or combination),
(ii)any consolidation, merger or other combination involving the Corporation,
(iii)any sale, lease or other transfer or disposition to a third party of the consolidated assets of the Corporation and the Corporation’s Subsidiaries substantially as an entirety, or
(iv)any statutory share exchange of the Corporation’s securities with another person (other than in connection with a merger or acquisition), in each case, as a result of which Class A Common Stock (but not the Series A Preferred Stock) would be converted into, or exchanged for, stock, other securities or other property or assets (including cash or any combination thereof) (any such transaction or event, a “Reorganization Event”), then, at and after the effective time of such Reorganization Event, the right to convert each share of Series A Preferred Stock into shares of Class A Common Stock shall be changed into a right to convert such share of Series A Preferred Stock into the kind and amount of shares of stock, other securities or other property or assets (including cash or any combination thereof) that the

Holder would have received if it had converted all of its shares of Series A Preferred Stock at the Conversion Rate immediately prior to such Reorganization Event would have been entitled to receive upon such Reorganization Event (such stock, securities or other property or assets, the “Reference Property”). In the event that, in connection with any such Reorganization Event, the holders of Class A Common Stock have the opportunity to elect the form of all or any portion of the consideration to be received by such holders in such Reorganization Event, the Reference Property into which shares of Series A Preferred Stock will be convertible shall be deemed to be the weighted average of the types and amounts of consideration received by the holders of Class A Common Stock that affirmatively make such election (or of all holders of Class A Common Stock if no holders of Class A Common Stock make such election). Notwithstanding Section 8(a), no adjustment to the Conversion Price shall be made for any Reorganization Event to the extent stock, securities or other property or assets become the Reference Property receivable upon conversion of Series A Preferred Stock.
The provisions of this Section 8(d) shall apply to successive Reorganization Events.
None of the foregoing provisions of this Section 8(d) shall affect the right of a Holder to convert its Series A Preferred Stock into shares of Class A Common Stock as set forth in Section 7(a) prior to the effective time of such Reorganization Event. The Corporation shall not become party to a Reorganization Event unless its terms are consistent with this Section 8(d).
In this Certificate of Designations, if Class A Common Stock has been replaced by Reference Property as a result of any such Reorganization Event, references to “Class A Common Stock” are intended to refer to such Reference Property.
(e)A converting Holder is not required to pay any stock transfer, documentary, stamp or similar tax that may be payable in respect of any issuance or delivery of shares of Series A Preferred Stock or shares of Class A Common Stock or other securities issued on account of the Series A Preferred Stock. The Corporation shall not, however, be required to pay any such tax that may be payable in respect of any transfer involved in the issuance or delivery of shares of Series A Preferred Stock or Class A Common Stock or other securities in a name other than that in which the shares of Series A Preferred Stock with respect to which such shares or other securities are issued or delivered were registered, or in respect of any payment to any Person other than a payment to the Holder thereof, and shall not be required to make any such issuance, delivery or payment unless and until the Person otherwise entitled to such issuance, delivery or payment has paid to the Corporation the amount of any such tax or has established, to the satisfaction of the Corporation, that such tax has been paid or is not payable.
9.No Fractional Shares. No fractional shares of Class A Common Stock will be delivered to the Holders upon conversion or redemption. In lieu of fractional shares otherwise issuable, the Holders will be entitled to receive an amount in cash equal to the fraction of a share of Class A Common Stock multiplied by the Closing Sale Price of the Class A Common Stock on the Trading Day immediately preceding the applicable Conversion Date or Holder Optional Redemption Date, if applicable. In order to determine whether the number of shares of Class A Common Stock to be delivered to a Holder upon the conversion or redemption of such Holder’s shares of Series A Preferred

Stock will include a fractional share, such determination shall be based on the aggregate number of shares of Series A Preferred Stock of such Holder that are being converted or redeemed on any single Conversion Date or Holder Optional Redemption Date, if applicable.
10.Transfer Restrictions; Certificates.
(a)Transfer Restrictions.
(i)Except as otherwise permitted in this Certificate of Designations, until [•], 2018 The six-month anniversary of the earlier of the closing date of the Common Stock Offering (as defined in the Securities Purchase Agreement) and the Initial Issuance Date., the Holders will not (i) Transfer any Series A Preferred Stock or Class A Common Stock or (ii) make any short sale of, grant any option for the purchase of, or enter into any hedging or similar transaction with the same economic effect as a short sale of or the purpose of which is to offset the loss which results from a decline in the market price of, any shares of Series A Preferred Stock or Class A Common Stock, or otherwise establish or increase, directly or indirectly, a put equivalent position, as defined in Rule 16a-1(h) under the Exchange Act, with respect to any of the Series A Preferred Stock, the Class A Common Stock or any other Capital Stock of the Corporation; provided, however, that nothing in this Section 10(a)(i), shall restrict a Holder from Transferring any portion or all of its Series A Preferred Stock or Class A Common Stock at any time to any Affiliate of such Holder (the recipient of the shares so Transferred, a “Permitted Transferee”), but only if the transferee agrees in writing prior to such Transfer for the express benefit of the Corporation (in form and substance reasonably satisfactory to the Corporation and with a copy thereof to be furnished to the Corporation) to be bound by the terms of this Certificate of Designations and if the transferee and the transferor agree for the express benefit of the Corporation that the transferee shall Transfer the Series A Preferred Stock or Class A Common Stock (or any Equity Securities issued in respect thereof) so Transferred back to the transferor at or before such time as the transferee ceases to be a Permitted Transferee of the transferor); and
(ii)Notwithstanding Section 10(a)(i), the Holders will not at any time, directly or knowingly indirectly (without the prior written consent of the Board which, in the case of any 10% Entity, shall not be unreasonably withheld) Transfer any Series A Preferred Stock or Class A Common Stock issued upon conversion of the Series A Preferred Stock to a Corporation Competitor or a 10% Entity; provided, however, that nothing in this Section 10(a)(ii) shall restrict any Transfer of Class A Common Stock into the public market pursuant to an Underwritten Offering or otherwise in an open market transaction or in connection with, and to the extent of, the exercise of such Holder’s rights to participate in any Underwritten Offering that it is then eligible to participate in pursuant to the Registration Rights Agreement or to exercise their rights to demand registration not involving a sale pursuant to the Registration Rights Agreement.
(iii)Notwithstanding anything to the contrary in this Section 10(a), no Holder shall Transfer all or any portion of its Series A Preferred Stock to any Person that is not (i) a “United States person” within the meaning of Section 7701(a)(30) of the Code or (ii) a “withholding foreign partnership” (within the meaning of Treasury Regulation Section 1.1441-5(c)(2)) that has assumed primary withholding obligations under the Code, including Chapters 3 and 4 of the Code.
(iv)In the event that a Holder Transfers shares of Series A Preferred Stock, other than in connection with a Transfer permitted by and in accordance with this Certificate of

Designations, such Transfer shall be null and void and of no force or effect, and the Corporation shall not recognize or be bound by any such purported Transfer.
(b)Uncertificated Shares.
(i)Form. The shares of Series A Preferred Stock shall be in uncertificated, book entry form as permitted by the bylaws of the Corporation and the DGCL. Within a reasonable time after the issuance or transfer of uncertificated shares, the Corporation shall, or shall cause the Transfer Agent to, send to the registered owner thereof an Ownership Notice.
(ii)Transfer. Transfers of Series A Preferred Stock held in uncertificated, book-entry form shall be made only upon the transfer books of the Corporation kept at an office of the Transfer Agent upon receipt of proper transfer instructions from the registered owner of such uncertificated shares, or from a duly authorized attorney or from an individual presenting proper evidence of succession, assignment or authority to transfer the stock. The Corporation may refuse any requested Transfer until furnished evidence reasonably satisfactory to it that such Transfer is made in accordance with the terms of this Certificate of Designation.
11.Other Provisions.
(a)At any time that any Series A Preferred Stock is outstanding, the Corporation shall from time to time take all lawful action within its control to cause the authorized capital stock of the Corporation to include a sufficient number of authorized but unissued shares of Class A Common Stock to satisfy the conversion requirements of all shares of Series A Preferred Stock then outstanding.
(b)With respect to any notice to a Holder required to be provided hereunder, neither failure to send such notice, nor any defect therein or in the sending thereof, to any particular Holder shall affect the sufficiency of the notice or the validity of the proceedings referred to in such notice with respect to the other Holders or affect the legality or validity of any distribution, rights, warrant, reclassification, consolidation, merger, conveyance, transfer, dissolution, liquidation or winding-up, or the vote upon any such action. Any notice which was mailed in the manner herein provided shall be conclusively presumed to have been duly given whether or not the Holder receives the notice.
(c)All notice periods referred to herein shall commence: (i) when made, if made by hand delivery, and upon confirmation of receipt, if made by electronic mail or facsimile; (ii) one Business Day after being deposited with a nationally recognized next-day courier, postage prepaid; or (iii) three Business Days after being by first-class mail, postage prepaid. Notice to any Holder shall be given to the registered address set forth in the Corporation’s records for such Holder. Any payment required to be made hereunder on any day that is not a Business Day shall be made on the next succeeding Business Day and no interest or dividends on such payment will accrue or accumulate, as the case may be, in respect of such delay.
(d)Holders of shares of Series A Preferred Stock shall not be entitled to any preemptive rights to acquire additional Capital Stock of the Corporation, except as set forth in the Securities Purchase Agreement.
[The Remainder of this Page Intentionally Left Blank]

IN WITNESS WHEREOF, the undersigned has caused this Certificate of Designations to be duly executed this [•] day of [•], 2018.
EARTHSTONE ENERGY, INC.

By:
Name:
Title:

[Signature Page to Certificate of Designations of Earthstone Energy Inc.]

EXHIBIT A

Ownership notice

THE SECURITIES IDENTIFIED HEREIN HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE TRANSFERRED, SOLD OR OTHERWISE DISPOSED OF EXCEPT WHILE A REGISTRATION STATEMENT RELATING THERETO IS IN EFFECT UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT OR SUCH LAWS.
THE FOREGOING LEGEND WILL BE REMOVED AND A NEW OWNERSHIP NOTICE PROVIDED WITH RESPECT TO THE SECURITIES IDENTIFIED HEREIN UPON THE REQUEST OF THE HOLDER AFTER THE EXPIRATION OF THE APPLICABLE HOLDING PERIOD WITH RESPECT TO RESTRICTED SECURITIES SET FORTH IN RULE 144 UNDER THE SECURITIES ACT.
SUBJECT TO THE TERMS AND CONDITIONS SET FORTH IN THE THIRD AMENDED AND RESTATED CERTIFICATE OF INCORPORATION OF EARTHSTONE ENERGY, INC. (THE “CORPORATION”), INCLUDING ANY CERTIFICATES OF DESIGNATIONS (AS FURTHER AMENDED AND/OR RESTATED FROM TIME TO TIME, THE “CHARTER”), THE CORPORATION IS AUTHORIZED TO ISSUE MORE THAN ONE CLASS OF STOCK OR MORE THAN ONE SERIES OF ANY CLASS AND THE CORPORATION WILL FURNISH WITHOUT CHARGE TO EACH STOCKHOLDER WHO SO REQUESTS THE POWERS, DESIGNATIONS, PREFERENCES AND RELATIVE PARTICIPATING, OPTIONAL OR OTHER SPECIAL RIGHTS OF EACH CLASS OF STOCK OR SERIES THEREOF AND THE QUALIFICATIONS, LIMITATIONS OR RESTRICTIONS OF SUCH PREFERENCES AND/OR RIGHTS. THE SHARES EVIDENCED BY THIS NOTICE ARE SUBJECT TO THE OBLIGATIONS AND RESTRICTIONS STATED IN, AND ARE TRANSFERABLE ONLY IN ACCORDANCE WITH, THE PROVISIONS OF THE CHARTER AND THAT CERTAIN SECURITIES PURCHASE AGREEMENT, DATED AS OF OCTOBER 17, 2018 (THE “SPA”), COPIES OF WHICH ARE ON FILE WITH THE SECRETARY OF THE CORPORATION AND WILL BE PROVIDED, WITHOUT COST, UPON WRITTEN REQUEST TO THE SECRETARY. THE TERMS OF THE CHARTER AND THE SPA ARE HEREBY INCORPORATED INTO THIS NOTICE BY REFERENCE.
IN CONNECTION WITH ANY TRANSFER, THE HOLDER WILL DELIVER TO THE TRANSFER AGENT SUCH CERTIFICATES AND OTHER INFORMATION AS SUCH TRANSFER AGENT MAY REASONABLY REQUIRE TO CONFIRM THAT THE TRANSFER COMPLIES WITH THE FOREGOING RESTRICTIONS.
This letter confirms and acknowledges that you are the registered owner of the number and the class or series of shares of capital stock of the Corporation listed on Schedule A to this letter.
In addition, please be advised that the Corporation will furnish without charge to each stockholder of the Corporation who so requests the powers, designations, preferences and relative participating,

optional or other special rights of each class of stock, or series thereof, of the Corporation and the qualifications, limitations or restrictions of such preferences and/or rights, which are fixed by the Charter. Any such request should be directed to the Secretary of the Corporation.
The shares of capital stock of the Corporation have been not been registered under the Securities Act and, accordingly, may not be offered, sold, pledged or otherwise transferred within the United States or to, or for the account or benefit of, U.S. persons except pursuant to an effective registration statement under the Act or an exemption from the registration requirements of the Act.
Dated: ____________________
EARTHSTONE ENERGY, INC.

By:
Name:
Title:

EXHIBIT B

FORM OF NOTICE OF CONVERSION

NOTICE OF CONVERSION
(To be executed by the Holder in order to convert the Series A Preferred Stock)
The undersigned hereby irrevocably elects to convert (the “Conversion”) shares of Series A Redeemable Convertible Preferred Stock (the “Series A Preferred Stock”) of Earthstone Energy, Inc. (the “Corporation”), into shares of Class A common stock, par value $0.001 per share, of the Corporation (“Common Stock”) according to the conditions of the Certificate of Designations of the Series A Preferred Stock (the “Certificate of Designations”). The Corporation will pay any stock transfer, documentary, stamp or similar tax on the issuance of shares of Common Stock upon conversion of the Series A Preferred Stock, unless the tax is due because the undersigned requests such shares of Common Stock to be issued in a name other than the undersigned’s name, in which case the undersigned will pay the tax.
Capitalized terms used but not defined herein shall have the meaning given to them in the Certificate of Designations.
Number of shares of Series A Preferred Stock to be converted:
Name(s) (with address(es)) in which the certificate(s), if any, for any shares of Common Stock are to be registered:11
Signature:

Name of registered Holder:

Fax No.:

Telephone No.:

______________________
11 The Corporation is not required to issue shares of Common Stock until you satisfy the remainder of the conditions set forth in the Certificate of Designations.

EXHIBIT B
FORM OF REGISTRATION RIGHTS AGREEMENT

Exhibit B

REGISTRATION RIGHTS AGREEMENT
BY AND AMONG
EARTHSTONE ENERGY, INC.
AND THE PURCHASERS IDENTIFIED IN SCHEDULE I HERETO

TABLE OF CONTENTS
ARTICLE I DEFINITIONS    1
Section 1.01    Definitions    1
Section 1.02    Registrable Securities    5
Section 1.03    Effectiveness    5
ARTICLE II REGISTRATION RIGHTS    5
Section 2.01    Shelf Registration    5
Section 2.02    Piggyback Rights    7
Section 2.03    Underwritten Offering    10
Section 2.04    Registration Procedures    11
Section 2.05    Cooperation by Holders    14
Section 2.06    Restrictions on Public Sale by Holders of Registrable Securities    14
Section 2.07    Expenses    15
Section 2.08    Indemnification    15
Section 2.09    Rule 144 Reporting    17
Section 2.10    Transfer or Assignment of Registration Rights    18
Section 2.11    Information by Holder    18
Section 2.12    Limitation on Subsequent Registration Rights    18
ARTICLE III MISCELLANEOUS    18
Section 3.01    Communications    18
Section 3.02    Successors and Assigns    20
Section 3.03    Assignment of Rights    20
Section 3.04    Recapitalization, Exchanges, etc. Affecting the Class A Common Stock    20
Section 3.05    Change of Control    20
Section 3.06    Specific Performance    20

Section 3.07    Counterparts    20
Section 3.08    Headings    20
Section 3.09    Governing Law    20
Section 3.10    Jurisdiction    21
Section 3.11    WAIVER OF JURY TRIAL    21
Section 3.12    Severability of Provisions    21
Section 3.13    Entire Agreement    21
Section 3.14    Amendment    21
Section 3.15    No Presumption    21
Section 3.16    Obligations Limited to Parties to Agreement    22
Section 3.17    Independent Nature of Each Holder’s Obligations    22
Section 3.18    Further Assurances    22

REGISTRATION RIGHTS AGREEMENT
THIS REGISTRATION RIGHTS AGREEMENT (this “Agreement”) is made and entered into as of [•], 2018, by and among Earthstone Energy, Inc., a Delaware corporation (the “Company”), each of the Purchasers identified on Schedule I hereto and the Persons who become party to this Agreement from time to time upon the execution of a Joinder (as defined herein) in accordance with Section 2.10 of this Agreement (each, a “Purchaser” and, collectively, the “Purchasers”).
RECITALS
WHEREAS, this Agreement is made in connection with the closing of the issuance and sale of the Series A Preferred Stock and Class A Common Stock (the date of such closing, the “Closing Date”) pursuant to the Securities Purchase Agreement, dated as of October 17, 2018, by and among the Company and the Purchasers (the “Purchase Agreement”); and
WHEREAS, the Company has agreed to provide the registration and other rights set forth in this Agreement for the benefit of the Purchasers pursuant to the Purchase Agreement.
NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by each party hereto, the parties hereby agree as follows:

ARTICLEI
ARTICLEIIDEFINITIONS
SectionDefinitions
. Capitalized terms used herein without definition shall have the meanings given to them in the Purchase Agreement, except that the terms set forth below are used herein as so defined:
“Agreement” has the meaning specified therefor in the introductory paragraph.
“Business Day” shall mean any day other than Saturday, Sunday or a day on which the Federal Reserve Bank of New York is authorized or required by law or executive order to close or be closed.
“Class A Common Stock” means the Class A Common Stock, par value $0.001 per share, of the Company.
“Class A Common Stock Price” means the volume weighted average closing price of Class A Common Stock (as reported by the New York Stock Exchange) for the ten trading days immediately preceding the date on which the determination is made.
“Class B Common Stock” means the Class B Common Stock, par value $0.001 per share, of the Company.
“Closing Date” has the meaning specified therefor in the recitals of this Agreement.
“Common Stock” means the Class A Common Stock and the Class B Common Stock.
“Company” has the meaning specified therefor in the introductory paragraph.
“Conversion Registrable Securities” means the Class A Common Stock issued or issuable upon the conversion or redemption of the Series A Preferred Stock acquired by the

Purchasers pursuant to the Purchase Agreement, together with any common equity securities of the Company issued or issuable with respect to the foregoing securities, by way of a dividend, distribution, split or consolidation of securities, or any recapitalization, merger, consolidation, or other reorganization, all of which are subject to the rights provided herein until such time as such securities cease to be Registrable Securities pursuant to Section 1.02. For purposes of this Agreement, a Person shall be deemed to be a Holder, and the Conversion Registrable Securities shall be deemed to be in existence, whenever such Person has the right to acquire, directly or indirectly, such Conversion Registrable Securities (upon conversion or exercise in connection with a transfer of securities or otherwise, but disregarding any restrictions or limitations upon the exercise of such right), whether or not such acquisition has actually been effected, and such Person shall be entitled to exercise the rights of a holder of Conversion Registrable Securities hereunder; provided, however, a holder of Conversion Registrable Securities may only request that Conversion Registrable Securities in the form of Equity Securities of the Company that are registered or to be registered as a class under Section 12 of the Exchange Act be registered pursuant to this Agreement. For the avoidance of doubt, while the Series A Preferred Stock may constitute Conversion Registrable Securities, under no circumstances shall the Company be obligated to register the Series A Preferred Stock, and only shares of Class A Common Stock issuable upon conversion of such Series A Preferred Stock will be registered.
“Effectiveness Deadline” has the meaning specified therefor in Section 2.01(a) of this Agreement.
“Effectiveness Period” has the meaning specified therefor in Section 2.01(b) of this Agreement.
“Equity Securities” means (a) with respect to any Person that is a corporation, any and all shares, interests or equivalents in capital stock of such corporation (whether voting or nonvoting and whether common or preferred), (b) with respect to any Person that is not a corporation, individual or governmental entity, any and all partnership, membership, limited liability company or other equity interests of such Person that confer on the holder thereof the right to receive a share of the profits and losses of, or the distribution of assets of the issuing Person, and (c) any and all warrants, rights (including conversion and exchange rights) and options to purchase any security described in the clause (a) or (b) above. Unless otherwise indicated, the term “Equity Securities” refers to Equity Securities of the Company.
“Existing Registration Rights Agreement” means that certain Registration Rights Agreement, dated as of May 9, 2017, by and among the Company and the Existing Registration Rights Holders.
“Existing Registration Rights Holders” means Bold Energy Holdings, LLC and each of the Persons identified on Schedule I to the Existing Registration Rights Agreement.
“EEH” means Earthstone Energy Holdings, LLC, a Delaware limited liability company.
“EEH A&R LLC Agreement” means that certain First Amended and Restated Limited Liability Company Agreement of EEH (as it may be amended, restated, amended and restated, supplemented or otherwise modified form time to time).
“EEH Units” means units representing limited liability company interests in EEH.
“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and any successor statute thereto and the rules and regulations of the SEC promulgated thereunder.
“Holder” means a holder of any Registrable Securities.

“Included Registrable Securities” has the meaning specified therefor in Section 2.02(a) of this Agreement.
“Joinder” has the meaning specified therefor in Section 2.10 of this Agreement.
“Launch Date” has the meaning specified therefor in Section 2.02(b) of this Agreement.
“Losses” has the meaning specified therefor in Section 2.08(a) of this Agreement.
“Managing Underwriter” means, with respect to any Underwritten Offering or Overnight Underwritten Offering, the book running lead manager of such Underwritten Offering or Overnight Underwritten Offering.
“Maximum Number of Securities” has the meaning specified in Section 2.02(c).
“Member Distribution” has the meaning specified therefor in Section 2.01(b) of this Agreement.
“Opt-Out Notice” shall have the meaning provided in Section 2.02(a) of this Agreement.
“Overnight Underwritten Offering” has the meaning specified therefor in Section 2.02(b) of this Agreement.
“Parity Holders” has the meaning specified therefor in Section 2.02(c) of this Agreement.
“Person” shall mean an individual or any corporation, partnership, limited liability company, trust, unincorporated organization, association, joint venture or any other organization or entity, whether or not a legal entity.
“Piggyback Notice” has the meaning specified therefor in Section 2.02(a) of this Agreement.
“Piggyback Offering” has the meaning specified therefor in Section 2.02(a) of this Agreement.
“PIPE Registrable Securities” means the shares of Class A Common Stock to be issued and sold to the Purchasers on the Closing Date pursuant to the Purchase Agreement, together with any common equity securities of the Company issued or issuable with respect to the foregoing securities, by way of a dividend, distribution, split or consolidation of securities, or any recapitalization, merger, consolidation, or other reorganization, all of which are subject to the rights provided herein until such time as such securities cease to be Registrable Securities pursuant to Section 1.02.
“Purchase Agreement” has the meaning specified therefor in the recitals of this Agreement.
“Purchaser” has the meaning specified therefor in the introductory paragraph.
“Registrable Securities” means the Conversion Registrable Securities and the PIPE Registrable Securities.
“Registration Expenses” has the meaning specified therefor in Section 2.07(a) of this Agreement.
“Rule 144” shall mean Rule 144 under the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the SEC.
“SEC” means the U.S. Securities and Exchange Commission.
“Securities Act” shall mean the Securities Act of 1933, as amended, and any successor statute thereto and the rules and regulations of the SEC promulgated thereunder.

“Selling Holder” means a Holder who is selling Registrable Securities pursuant to a registration statement.
“Selling Holder Indemnified Person” has the meaning specified therefor in Section 2.08(a) of this Agreement.
“Selling Holder Underwriter Registration Statement” has the meaning specified therefor in Section 2.04(n) of this Agreement.
“Series A Preferred Stock” means the shares of Series A Redeemable Convertible Preferred Stock of the Company issued to the Purchasers pursuant to the Purchase Agreement.
“Shelf Registration Statement” has the meaning specified therefor in Section 2.01(a) of this Agreement.
“Subsidiary” means, with respect to the Company, any corporation, limited liability company, partnership, association or other business entity of which (a) if a corporation, a majority of the total voting power of Equity Securities of such Person entitled (without regard to the occurrence of any contingency) to vote in the election of directors is at the time owned or controlled, directly or indirectly, by the Company, or (b) if a limited liability company, partnership, association or other business entity, either (x) a majority of the Equity Securities of such Person entitled (without regard to the occurrence of any contingency) to vote in the election of managers, general partners or other oversight board vested with the authority to direct management of such Person is at the time owned or controlled, directly or indirectly, by the Company or (y) the Company or one of its Subsidiaries is the sole manager or general partner of such Person.
“Underwritten Offering” means an offering (including an offering pursuant to a Shelf Registration Statement) in which shares of Class A Common Stock are sold to an underwriter on a firm commitment basis for reoffering to the public or an offering that is a “bought deal” with one or more investment banks.
“Underwritten Offering Filing” has the meaning specified therefor in Section 2.02(a) of this Agreement.
SectionRegistrable Securities
. Any Registrable Security will cease to be a Registrable Security when (a) a registration statement covering such Registrable Security is effective and such Registrable Security has been sold or disposed of pursuant to such effective registration statement; (b) such Registrable Security has been disposed of pursuant to any section of Rule 144 (or any successor rule or regulation to Rule 144 then in force) under the Securities Act; (c) such Registrable Securities shall have been sold or disposed of in a private transaction in which the transferor’s rights under this Agreement are not assigned to the transferee of such securities pursuant to Section 2.10 hereof or (d) such Registrable Security is held by the Company or one of its Subsidiaries.
SectionEffectiveness
. This Agreement shall be of no force or effect unless and until the Closing Date occurs, whereupon it shall become effective automatically.

ARTICLEIII
ARTICLEIVREGISTRATION RIGHTS
SectionShelf Registration
.
(a)Shelf Registration. The Company shall use its reasonable best efforts to (i) prepare and file 10 Business Days after the Closing Date a registration statement under the Securities Act to permit the public resale of the Registrable Securities from time to time, including as permitted by Rule 415 under the Securities Act (or any similar provision then in force) with respect to all of the Registrable Securities (the “Shelf Registration Statement”) and (ii) cause the Shelf Registration Statement to become effective as soon as reasonably practicable thereafter but in no event later than 120 days after the Closing Date (the “Effectiveness Deadline”).
(b)The Shelf Registration Statement filed pursuant to this Section 2.01(b) shall be on Form S-3 of the SEC if the Company is eligible to use Form S-3 or Form S-1 of the SEC if the Company is not eligible to use Form S-3; provided, however, that if a prospectus supplement will be used in connection with the marketing of an Underwritten Offering or Overnight Underwritten Offering from the Shelf Registration Statement and the Managing Underwriter at any time shall notify the Holders in writing that, in the reasonable judgment of such Managing Underwriter, inclusion of detailed information to be used in such prospectus supplement is of material importance to the success of the Underwritten Offering or Overnight Underwritten Offering of such Registrable Securities, the Company shall use its reasonable best efforts to include such information in such a prospectus supplement. Subject to Section 2.01(c), the Company will cause the Shelf Registration Statement filed pursuant to this Section 2.01(b) to be continuously effective under the Securities Act from and after the date it is first declared or becomes effective until all Registrable Securities covered by the Shelf Registration Statement have been distributed in the manner set forth and as contemplated in the Shelf Registration Statement or there are no longer any Registrable Securities outstanding (the “Effectiveness Period”). The Shelf Registration Statement when declared effective (including the documents incorporated therein by reference) shall comply as to form with all applicable requirements of the Securities Act and the Exchange Act and shall not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. As soon as practicable following the date of effectiveness of such Shelf Registration Statement, but in any event within three (3) Business Days of such date, the Company will notify the Selling Holders of the effectiveness of such Shelf Registration Statement.
Notwithstanding anything contained herein to the contrary, the Company hereby agrees that (i) the Shelf Registration Statement filed pursuant to this Section 2.01(b) shall contain all language (including on the prospectus cover sheet, the principal stockholders’ table and the plan of distribution) as may be reasonably requested by the Purchasers to allow for a distribution to, and resale by, the direct and indirect members, stockholders or partners of the Purchasers (a “Member Distribution”) and (ii) the Company shall, at the reasonable request of the Purchasers if seeking to effect a Member Distribution, file any prospectus supplement or post-effective amendments and otherwise take any action reasonably necessary to include such language, if such language was not included in the initial Registration Statement, or revise such language if deemed reasonably necessary by the Purchasers to effect such Member Distribution.

(c)Delay Rights. Notwithstanding anything to the contrary contained herein, the Company may, upon written notice to (x) all Holders, delay the filing of the Shelf Registration Statement or (y) any Selling Holder whose Registrable Securities are included in the Shelf Registration Statement, suspend such Selling Holder’s use of any prospectus which is a part of the Shelf Registration Statement (in which event the Selling Holder shall discontinue sales of the Registrable Securities pursuant to the Shelf Registration Statement but such Selling Holder may settle any contracted sales of Registrable Securities) if the Company (i) is pursuing an acquisition, merger, reorganization, disposition or other similar transaction and the Board of Directors of the Company determines in good faith that its ability to pursue or consummate such a transaction would be materially adversely affected by any required disclosure of such transaction in the Shelf Registration Statement or (ii) has experienced some other material non-public event the disclosure of which at such time, in the good faith judgment of the Board of Directors of the Company would materially adversely affect the Company; provided, however, in no event shall (A) such filing of the Shelf Registration Statement be delayed under clauses (i) or (ii) of this Section 2.01(c) for a period that exceeds 90 days or (B) such Selling Holders be suspended under clauses (i) or (ii) of this Section 2.01(c) from selling Registrable Securities pursuant to the Shelf Registration Statement for a period that exceeds an aggregate of 30 days in any 90-day period or 90 days in any 365-day period. Any notice provided by the Company pursuant to this Section 2.01(c) shall be provided on a Business Day and receipt of such notice shall be confirmed and kept confidential by the Holders unless and until disclosure of such information or the termination of such condition. Upon disclosure of such information or the termination of the condition described above, the Company shall provide prompt notice to the Selling Holders whose Registrable Securities are included in the Shelf Registration Statement, and shall promptly terminate any suspension of sales it has put into effect and shall take such other actions to permit registered sales of Registrable Securities as contemplated in this Agreement. The Company will only exercise its suspension rights under this Section 2.01(c) if it exercises similar suspension rights with respect to any Parity Holders. If the Company exercises its suspension rights under this Section 2.01(c), then during such suspension period the Company shall not engage in any transaction involving the offer, issuance, sale or purchase of Equity Securities (whether for the benefit of the Company or a third Person), except transactions involving the issuance or purchase of Equity Securities (I) as contemplated by the Company employee benefit plans or employee or director arrangements, (II) as consideration for, or to finance or partially finance, the transaction specified under clause (i) of this Section 2.01(c) that was the basis for which the suspension rights under this Section 2.01(c) were exercised or (III) in connection with the redemption of Class B Common Stock and EEH Units pursuant to the EEH A&R LLC Agreement.
SectionPiggyback Rights
.
(a)Participation. Except as provided in Section 2.02(b), if at any time during the Effectiveness Period, the Company proposes to file (i) a shelf registration statement other than the Shelf Registration Statement (in which event the Company covenants and agrees to include thereon a description of the transaction under which the

Holders acquired the Registrable Securities), (ii) a prospectus supplement to an effective shelf registration statement, other than the Shelf Registration Statement contemplated by Section 2.01(a) of this Agreement, and Holders could be included without the filing of a post-effective amendment thereto (other than a post-effective amendment that is immediately effective), or (iii) a registration statement, other than a shelf registration statement, in the case of each of clause (i), (ii) or (iii), for the sale of Class A Common Stock in an Underwritten Offering or Overnight Underwritten Offering for its own account and/or another Person, then as soon as practicable but not less than ten Business Days (or one Business Day in the case of an Overnight Underwritten Offering) prior to the filing of (A) any preliminary prospectus supplement relating to such Underwritten Offering pursuant to Rule 424(b) under the Securities Act, (B) the prospectus supplement relating to such Underwritten Offering pursuant to Rule 424(b) under the Securities Act (if no preliminary prospectus supplement is used) or (C) such registration statement (other than a Shelf Registration Statement), as the case may be (an “Underwritten Offering Filing”), then the Company shall give notice (including, but not limited to, notification by electronic mail) of such proposed Underwritten Offering (a “Piggyback Offering”) to the Holders and such notice shall offer the Holders the opportunity to include in such Underwritten Offering such number of shares of Class A Common Stock (the “Included Registrable Securities”) as each such Holder may request in writing; provided, however, that if the Company has been advised by the Managing Underwriter that the inclusion of Registrable Securities for sale for the benefit of the Selling Holders will have a material adverse effect on the price, timing or distribution of the Class A Common Stock in the Underwritten Offering, then the amount of Registrable Securities to be offered for the accounts of Selling Holders shall be determined based on the provisions of Section 2.02(c) of this Agreement. The notice required to be provided in this Section 2.02(a) to each Holder (the “Piggyback Notice”) shall be provided on a Business Day pursuant to Section 3.01 hereof. Each Holder shall then have five Business Days (or one Business Day in the case of an Overnight Underwritten Offering) after the date on which the Holders received the Piggyback Notice to request inclusion of Registrable Securities in the Underwritten Offering. If no request for inclusion from a Holder is received within such period, such Holder shall have no further right to participate in such Underwritten Offering. If, at any time after giving written notice of its intention to undertake an Underwritten Offering and prior to the closing of such Underwritten Offering, the Board of Directors of the Company shall determine for any reason not to undertake or to delay such Underwritten Offering, the Company may, at its election, give written notice of such determination to the Selling Holders and, (x) in the case of a determination not to undertake such Underwritten Offering, shall be relieved of its obligation to sell any Included Registrable Securities in connection with such terminated Underwritten Offering, and (y) in the case of a determination to delay such Underwritten Offering, shall be permitted to delay offering any Included Registrable Securities for the same period as the delay in the Underwritten Offering. Any Selling Holder shall have the right to withdraw such Selling Holder’s request for inclusion of such Selling Holder’s Registrable Securities in such offering by giving written notice to the Company of such withdrawal up to and including the time of pricing of such offering. Notwithstanding the foregoing, any Holder may deliver written notice (an “Opt-Out Notice”) to the Company requesting that such Holder not receive notice from the Company of any proposed Underwritten Offering.

Notwithstanding anything contained herein to the contrary, the Company hereby agrees that (i) any shelf registration statement which includes Registrable Securities pursuant to this Section 2.02(a) shall contain all language (including on the prospectus cover sheet, the principal stockholders’ table and the plan of distribution) as may be reasonably requested by such Holder to allow for a Member Distribution and (ii) the Company shall, at the reasonable request of the Holder seeking to effect a Member Distribution, file any Prospectus supplement or post-effective amendments and otherwise take any action reasonably necessary to include such language, if such language was not included in the initial registration statement, or revise such language if deemed reasonably necessary by such Holder to effect such Member Distribution.
(b)Overnight Underwritten Offering Piggyback Rights. If, at any time during any Effectiveness Period, the Company proposes to file an Underwritten Offering Filing and such Underwritten Offering is expected to be launched (the “Launch Date”) after the close of trading on one trading day and priced before the open of trading on the next succeeding trading day (such execution format, an “Overnight Underwritten Offering”), then no later than one Business Day after the Company engages a Managing Underwriter for the proposed Overnight Underwritten Offering, the Company shall notify (including, but not limited to, notice by electronic mail) the Holders of the pendency of the Overnight Underwritten Offering and such notice shall offer the Holders the opportunity to include in such Overnight Underwritten Offering such number of Registrable Securities as each such Holder may request in writing within two Business Days after the Holder receives such notice. Notwithstanding the foregoing, if the Company has been advised by the Managing Underwriter that the inclusion of Registrable Securities in the Overnight Underwritten Offering for the accounts of the Selling Holders is likely to have a material adverse effect on the price, timing or distribution of the Class A Common Stock, then the amount of Registrable Securities to be included in the Overnight Underwritten Offering for the accounts of Selling Holders shall be determined based on the provisions of Section 2.02(c) of this Agreement. If, at any time after giving written notice of its intention to execute an Overnight Underwritten Offering and prior to the closing of such Overnight Underwritten Offering, the Company determines for any reason not to undertake or to delay such Overnight Underwritten Offering, the Company shall give written notice of such determination to the Selling Holders and, (i) in the case of a determination not to undertake such Overnight Underwritten Offering, shall be relieved of its obligation to sell any Registrable Securities held by the Selling Holders in connection with such abandoned or delayed Overnight Underwritten Offering, and (ii) in the case of a determination to delay such Overnight Underwritten Offering, shall be permitted to delay offering any Registrable Securities held by the Selling Holders for the same period as the delay of the Overnight Underwritten Offering. Any Selling Holder shall have the right to withdraw such Selling Holder’s request for inclusion of such Selling Holder’s Registrable Securities in such Overnight Underwritten Offering by giving written notice to the Company of such withdrawal at least one Business Day prior to the expected Launch Date. Notwithstanding the foregoing, any Holder may deliver an Opt-Out Notice to the Company requesting that such Holder not receive notice from the Company of any proposed Overnight Underwritten Offering.

(c)Priority of Rights. In connection with an Underwritten Offering and Overnight Underwritten Offering contemplated by Section 2.02(a) and Section 2.02(b), respectively, if the Managing Underwriter or Underwriters of any such Underwritten Offering or Overnight Underwritten Offering, as the case may be, advises the Company that the total amount of Class A Common Stock that the Selling Holders and any other Persons intend to include in such Underwritten Offering or Overnight Underwritten Offering exceeds the number that can be sold in such Underwritten Offering or Overnight Underwritten Offering without being likely to have a material adverse effect on the price, timing or distribution of the Class A Common Stock offered or the market for the Class A Common Stock, then the Class A Common Stock to be included in such Underwritten Offering or Overnight Underwritten Offering shall include the number of shares of Class A Common Stock that such Managing Underwriter or Underwriters advises the Company can be sold without having such adverse effect (such maximum number of shares of Class A Common Stock, the “Maximum Number of Securities”), with such number to be allocated (i) if the Underwritten Offering or Overnight Underwritten Offering is for the sale by the Company of Class A Common Stock for its own account (subject to clause (ii) below and Section 2.03), (A) first, to the Company, and (B) second, pro rata among the Existing Registration Rights Holders, the Selling Holders and any other holders of any other securities of the Company having rights of registration on parity with the Registrable Securities (“Parity Holders”) who have requested participation in such Underwritten Offering or Overnight Underwritten Offering, based on the respective number of Registrable Securities requested to be included in such Underwritten Offering or Overnight Underwritten Offering by each such holder and (ii) in the case of the sale of Class A Common Stock in an Underwritten Offering or Underwritten Overnight Offering initiated by any Existing Registration Rights Holder pursuant to Section 2.03 of the Existing Registration Rights Agreement, (A) first, to Existing Registration Rights Holders, allocated among such holders as provided in the Existing Registration Rights Agreement, and (B) second, to the Selling Holders and any Parity Holders, pro rata based on the respective number of Registrable Securities requested to be included in such Underwritten Offering or Overnight Underwritten Offering by each such holder.
(d)Notwithstanding anything in this Section 2.02 to the contrary, no Holder shall have any right to include any Class A Common Stock in any offering by the Company of Class A Common Stock executed pursuant to any “at the market” program that the Company may have in effect from time to time on or after the date of this Agreement.
(e)The Company and the Purchasers expressly agree that, except as set forth in Section 2.02(c), the Holders, the Existing Registration Rights Holders and the “Selling Holders,” as that term is defined in that certain Registration Rights Agreement dated as of the date hereof by and among the Company, Sabalo Holdings, LLC and the Persons identified on Schedule I thereto shall be Parity Holders for purposes of this Section 2.02 and for purposes of Section 2.02 of the Existing Registration Rights Agreement.
SectionUnderwritten Offering
.
(a)In the event that the Selling Holders holding at least $10 million (subject to adjustment pursuant to Section 3.04) of Registrable Securities elect to dispose of Registrable Securities under the Shelf Registration Statement pursuant to an Underwritten Offering or Overnight Underwritten Offering, (i) the Company shall give notice (including, but not limited to, notification by electronic mail, with such notice given no later than one

Business Day after the Company engages a Managing Underwriter in the case of a proposed Overnight Underwritten Offering) of such proposed Underwritten Offering or Overnight Underwritten Offering to the Holders on a Business Day and such notice shall offer the Holders the opportunity to include in such Underwritten Offering or Overnight Underwritten Offering such number of shares of Class A Common Stock as each such Holder may request in writing (within five Business Days in the case of an Underwritten Offering that is not an Overnight Underwritten Offering and within two Business Days after the Holder receives such notice in the case of an Overnight Underwritten Offering) and (ii) the Company will retain Underwriters (which Underwriters shall be reasonably acceptable to the Selling Holders holding a majority of the Registrable Securities to be disposed of pursuant to such Underwritten Offering or Overnight Underwritten Offering) subject to such sale through an Underwritten Offering or Overnight Underwritten Offering, including entering into an underwriting agreement in customary form with the Managing Underwriter or Underwriters, which shall include, among other provisions, indemnities to the effect and to the extent provided in Section 2.08, and will take all reasonable actions as are requested by the Managing Underwriter in order to expedite or facilitate the registration and disposition of the Registrable Securities; provided, however, that the Company shall not be required to effect more than one (1) Underwritten Offering or Overnight Underwritten Offering pursuant to this Section 2.03 in any 180-day period. The Company’s management shall participate in a roadshow or similar marketing effort on behalf of any such Holder or Holders if gross proceeds from such Underwritten Offering or Overnight Underwritten Offering are reasonably expected to exceed $30 million. No Selling Holder may participate in such Underwritten Offering or Overnight Underwritten Offering unless such Selling Holder agrees to sell its Registrable Securities on the basis provided in such underwriting agreement and completes and executes all questionnaires, powers of attorney, indemnities and other documents reasonably and customarily required under the terms of such underwriting agreement. No Selling Holder shall be required to make any representations or warranties to or agreements with the Company or the Underwriters other than representations, warranties or agreements regarding such Selling Holder and its ownership of the securities being registered on its behalf and its intended method of distribution and any other representations required by law. If any Selling Holder disapproves of the terms of an underwriting, such Selling Holder may elect to withdraw therefrom by notice to the Company and the Managing Underwriter; provided, however, that such notice of withdrawal must be made at a time up to and including the time of pricing of such offering in order to be effective. No such withdrawal or abandonment shall affect the Company’s obligation to pay Registration Expenses.
(b)In connection with an Underwritten Offering and Overnight Underwritten Offering contemplated by Section 2.03(a), respectively, if the Managing Underwriter or Underwriters of any such Underwritten Offering or Overnight Underwritten Offering, as the case may be, advises the Selling Holders that the total amount of Class A Common Stock that the Selling Holders intend to include in such Underwritten Offering or Overnight Underwritten Offering exceeds the Maximum Number of Securities, then the Class A Common Stock to be included in such Underwritten Offering or Overnight Underwritten Offering shall include the Maximum Number of Securities, with such number to be allocated pro rata among all Selling Holders and Parity Holders who have requested participation in such Underwritten Offering or Overnight

Underwritten Offering. The pro rata allocations for each such Selling Holder shall be based on the respective number of Registrable Securities that each Selling Holder has requested be included in such Underwritten Offering or Overnight Underwritten Offering and the aggregate number of Registrable Securities that the Selling Holders have requested be included in such Underwritten Offering or Overnight Underwritten Offering.
SectionRegistration Procedures
. In connection with its obligations under this Article II, the Company or the applicable Selling Holder, as the case may be, will, as expeditiously as possible:
(a)prepare and file with the SEC such amendments and supplements to the Shelf Registration Statement and the prospectus used in connection therewith as may be necessary to cause the Shelf Registration Statement to be effective and to keep the Shelf Registration Statement effective for the Effectiveness Period and as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by the Shelf Registration Statement;
(b)furnish to each Selling Holder (i) as far in advance as reasonably practicable before filing the Shelf Registration Statement or any other registration statement contemplated by this Agreement or any supplement or amendment thereto, upon request, copies of reasonably complete drafts of all such documents proposed to be filed (including furnishing or making available exhibits and each document incorporated by reference therein to the extent then required by the rules and regulations of the SEC), and provide each such Selling Holder the opportunity to object to any information pertaining to such Selling Holder and its plan of distribution that is contained therein and make the corrections reasonably requested by such Selling Holder with respect to such information prior to filing the Shelf Registration Statement or such other registration statement or supplement or amendment thereto, and (ii) such number of copies of the Shelf Registration Statement or such other registration statement and the prospectus included therein and any supplements and amendments thereto as such Persons may reasonably request in order to facilitate the public sale or other disposition of the Registrable Securities covered by the Shelf Registration Statement or such other registration statement;
(c)if applicable, use its reasonable best efforts to register or qualify the Registrable Securities covered by the Shelf Registration Statement or any other registration statement contemplated by this Agreement under the securities or blue sky laws of such jurisdictions as the Selling Holders or, in the case of an Underwritten Offering or Overnight Underwritten Offering, the Managing Underwriter, shall reasonably request, provided that the Company will not be required to qualify generally to transact business in any jurisdiction where it is not then required to so qualify or to take any action which would subject it to general service of process in any such jurisdiction where it is not then so subject;
(d)promptly notify each Selling Holder and each underwriter of Registrable Securities, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of (i) the filing of the Shelf Registration Statement or any other registration statement contemplated by this Agreement or any prospectus or prospectus supplement to be used in connection therewith, or any amendment or supplement thereto, and, with respect to such Shelf Registration Statement or any other registration statement contemplated by this Agreement, when the same has become effective; and (ii) any written comments from the SEC with respect to any filing referred to in clause (i) and any written request by the SEC for amendments or supplements to the Shelf

Registration Statement or any other registration statement contemplated by this Agreement or any prospectus or prospectus supplement thereto;
(e)immediately notify each Selling Holder and each underwriter of Registrable Securities, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of (i) the happening of any event as a result of which the prospectus or prospectus supplement contained in the Shelf Registration Statement or any other registration statement contemplated by this Agreement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading, in light of the circumstances then existing; (ii) the issuance or threat of issuance by the SEC of any stop order suspending the effectiveness of the Shelf Registration Statement or any other registration statement contemplated by this Agreement, or the initiation of any proceedings for that purpose; or (iii) the receipt by the Company of any notification with respect to the suspension of the qualification of any Registrable Securities for sale under the applicable securities or blue sky laws of any jurisdiction. Following the provision of such notice, the Company agrees to as promptly as practicable amend or supplement the prospectus or prospectus supplement or take other appropriate action so that the prospectus or prospectus supplement does not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, in the light of the circumstances then existing, and to take such other action as is necessary to remove a stop order, suspension, threat thereof or proceedings related thereto;
(f)furnish to each Selling Holder copies of any and all transmittal letters or other correspondence with the SEC or any other governmental agency or self-regulatory body or other body having jurisdiction (including any domestic or foreign securities exchange) relating to such offering of Registrable Securities;
(g)in the case of an Underwritten Offering or Overnight Underwritten Offering, furnish upon request and addressed to the underwriters and to the Selling Holders, (i) an opinion of counsel for the Company, dated the effective date of the applicable registration statement or the date of any amendment or supplement thereto, and a letter of like kind dated the date of the closing under the underwriting agreement, and (ii) a “comfort letter,” dated the effective date of the applicable registration statement or the date of any amendment or supplement thereto and a letter of like kind dated the date of the closing under the underwriting agreement, in each case, signed by the independent public accountants (and, if applicable, independent reserve engineers) who have certified the Company’s financial statements included or incorporated by reference into the applicable registration statement, and each of the opinion and the “comfort letter” shall be in customary form and cover substantially the same matters with respect to such registration statement (and the prospectus and any prospectus supplement included therein) as are customarily covered in opinions of issuer’s counsel and in accountants’ (and, if applicable, independent reserve engineers’) letters delivered to the underwriters in Underwritten Offerings or Overnight Underwritten Offerings of securities, and such other matters as such underwriters or Selling Holders may reasonably request;
(h)otherwise use its reasonable best efforts to comply with all applicable rules and regulations of the SEC, and make available to its security holders, as soon as reasonably practicable, an earnings statement covering the period of at least 12 months, but not more than 18 months, beginning with the first full calendar month after the effective date of such registration statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 promulgated thereunder;
(i)make available to the appropriate representatives of the Managing Underwriter and Selling Holders access to such information and the Company’s personnel as is reasonable and customary to enable such parties to establish a due diligence defense under the Securities Act; provided that the Company need not disclose any information to any such representative unless and until such representative has entered into a confidentiality agreement with the Company;
(j)cause all Registrable Securities registered pursuant to this Agreement to be listed on each securities exchange or nationally recognized quotation system on which similar securities issued by the Company are then listed or quoted;
(k)use its reasonable best efforts to cause the Registrable Securities to be registered with or approved by such other governmental agencies or authorities as may be necessary by virtue of the business and operations of the Company to enable the Selling Holders to consummate the disposition of such Registrable Securities;
(l)provide a transfer agent and registrar for all Registrable Securities covered by such registration statement not later than the effective date of such registration statement;
(m)enter into customary agreements and take such other actions as are reasonably requested by the Selling Holders or the underwriters, if any, in order to expedite or facilitate the disposition of such Registrable Securities;
(n)if any Selling Holder could reasonably be deemed to be an “underwriter,” as defined in Section 2(a)(11) of the Securities Act, in connection with the registration statement in respect of any registration of Registrable Securities of such Selling Holder pursuant to this Agreement, and any amendment or supplement thereof (any such registration statement or amendment or supplement, a “Selling Holder Underwriter Registration Statement”), then, until the Effectiveness Period ends, (i) cooperate with such Selling Holder in allowing such Selling Holder to conduct customary “underwriter’s due diligence” with respect to the Company and satisfy its obligations in respect thereof; (ii) until the Effectiveness Period ends, at any Selling Holder request, furnish to such Selling Holder, on the date of the effectiveness of any Selling Holder Underwriter Registration Statement and thereafter no more often than on a quarterly basis, (A) a letter, dated such date, from the Company’s independent certified public accountants (and, if applicable, independent reserve engineers) in form and substance as is customarily given by independent certified public accountants (and, if applicable, independent reserve engineers) to underwriters in an underwritten public offering, addressed to such Selling Holder, (B) an opinion, dated as of such date, of counsel representing the Company for purposes of such Selling Holder Underwriter Registration Statement, in form, scope and substance as is customarily given in an underwritten public offering, including a standard “10b-5” opinion for such offering, addressed to such Selling Holder and (C) a standard officer’s certificate from the Chief Executive Officer and Chief Financial Officer of the Company addressed to such Selling Holder; and (iii) permit legal counsel of such Selling Holder to review and comment upon any Selling Holder Underwriter Registration Statement at least five Business Days prior to its filing with the SEC and all amendments and supplements to any such Selling Holder Underwriter Registration Statement within a reasonable number of days prior to their filing with the SEC and not file any Selling Holder Underwriter Registration Statement or amendment or supplement thereto in a form to which such Selling Holder’s legal counsel reasonably objects;

(o)each Selling Holder, upon receipt of notice from the Company of the happening of any event of the kind described in subsection (e) of this Section 2.04, shall forthwith discontinue disposition of the Registrable Securities until such Selling Holder’s receipt of the copies of the supplemented or amended prospectus contemplated by subsection (e) of this Section 2.04 or until it is advised in writing by the Company that the use of the prospectus may be resumed, and has received copies of any additional or supplemental filings incorporated by reference in the prospectus, and, if so directed by the Company, such Selling Holder will, or will request the managing underwriter or underwriters, if any, to deliver to the Company (at the Company’s expense) all copies in their possession or control, other than permanent file copies then in such Selling Holder’s possession, of the prospectus covering such Registrable Securities current at the time of receipt of such notice; and
(p)if requested by a Selling Holder, (i) as soon as practicable incorporate in a prospectus supplement or post-effective amendment such information as such Selling Holder reasonably requests to be included therein relating to the sale and distribution of Registrable Securities, including information with respect to the number of Registrable Securities being offered or sold, the purchase price being paid therefor and any other terms of the offering of the Registrable Securities to be sold in such offering; (ii) as soon as practicable make all required filings of such prospectus supplement or post-effective amendment after being notified of the matters to be incorporated in such prospectus supplement or post-effective amendment; and (iii) as soon as practicable, supplement or make amendments to any Registration Statement.
SectionCooperation by Holders
. The Company shall have no obligation to include in the Shelf Registration Statement Class A Common Stock of a Holder who has failed to timely furnish such information which, in the opinion of counsel to the Company, is reasonably required to be furnished or confirmed in order for the registration statement or prospectus supplement thereto, as applicable, to comply with the Securities Act.
SectionRestrictions on Public Sale by Holders of Registrable Securities
. Each Holder of Registrable Securities who is included in the Shelf Registration Statement agrees not to effect any public sale or distribution of the Registrable Securities for a period of up to 30 days following completion of an Underwritten Offering or Overnight Underwritten Offering of equity securities by the Company, provided that (a) the Company gives written notice to such Holder of the date of the commencement and termination of such period with respect to any such Underwritten Offering or Overnight Underwritten Offering and (b) the duration of the foregoing restrictions shall be no longer than the duration of the shortest restriction generally imposed by the underwriters of such public sale or distribution on the Company or on the officers or directors or any other unitholder of the Company on whom a restriction is imposed; provided further, that this Section 2.06 shall not apply to a Holder that holds less than $10 million of Registrable Securities, which value shall be determined by multiplying the number of Registrable Securities owned by the Class A Common Stock Price.

SectionExpenses
.
(a)Certain Definitions. “Registration Expenses” means all expenses incident to the Company’s performance under or compliance with this Agreement to effect the registration of Registrable Securities on the Shelf Registration Statement, an Underwritten Offering or Overnight Underwritten Offering covered under this Agreement, and/or the disposition of such securities, other than: (i) transfer taxes and fees of transfer agents and registrars; (ii) fees and expenses of counsel engaged by the Holders; and (iii) commissions and discounts of brokers, dealers and underwriters.
(b)Expenses. The Company will pay all Registration Expenses as determined in good faith, including, in the case of an Underwritten Offering or Overnight Underwritten Offering, whether or not any sale is made pursuant to the Shelf Registration Statement.
SectionIndemnification
.
(a)By the Company. In the event of a registration of any Registrable Securities under the Securities Act pursuant to this Agreement, the Company will indemnify and hold harmless each Selling Holder thereunder, its Affiliates that own Registrable Securities and their respective directors and officers and each underwriter pursuant to the applicable underwriting agreement with such underwriter and each Person, if any, who controls such Selling Holder or underwriter within the meaning of the Securities Act and the Exchange Act and its directors and officers (collectively, the “Selling Holder Indemnified Persons”), against any losses, claims, damages, expenses or liabilities (including reasonable attorneys’, accountants’ and experts’ fees and expenses) (collectively, “Losses”), joint or several, to which such Selling Holder or underwriter or controlling Person may become subject under the Securities Act, the Exchange Act or otherwise, insofar as such Losses (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Shelf Registration Statement or any other registration statement contemplated by this Agreement, any preliminary prospectus, free writing prospectus or final prospectus contained therein, or any amendment or supplement thereof, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of a prospectus, in light of the circumstances under which they were made) not misleading or arise out of or are based upon a Selling Holder being deemed to be an “underwriter,” as defined in Section 2(a)(11) of the Securities Act, in connection with the registration statement in respect of any registration of the Company’s securities, and will reimburse each such Selling Holder Indemnified Person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such Loss or actions or proceedings; provided, however, that the Company will not be liable in any such case if and to the extent that any such Loss arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission so made in strict conformity with information furnished by such Selling Holder Indemnified Person in writing specifically for use in the Shelf Registration Statement or such other registration statement or any prospectus contained therein or any amendment or supplement thereof. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such Selling Holder or any such director, officer or controlling Person, and shall survive the transfer of such securities by such Selling Holder.
(b)By Each Selling Holder. Each Selling Holder agrees severally and not jointly to indemnify and hold harmless the Company, its directors and officers, and each Person, if any, who controls the Company within the meaning of the Securities Act or of the Exchange Act against any Losses to the same extent as the foregoing indemnity from the Company to the Selling Holders, but only with respect to information regarding such Selling Holder furnished in writing by or on behalf of such Selling Holder expressly for inclusion in the Shelf Registration Statement or any prospectus contained therein or any amendment or supplement thereof relating to the Registrable Securities; provided, however, that the liability of each Selling Holder shall not be greater in amount than the dollar amount of the proceeds received by such Selling Holder from the sale of the Registrable Securities giving rise to such indemnification.
(c)Notice. Promptly after receipt by an indemnified party hereunder of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party hereunder, notify the indemnifying party in writing thereof, but such indemnified party’s failure to so notify the indemnifying party shall not relieve the indemnifying party from any liability which it may have to any indemnified party other than under this Section 2.08. The indemnifying party shall be entitled to participate in and, to the extent it shall wish, to assume and undertake the defense thereof with counsel reasonably satisfactory to such indemnified party and, after notice from the indemnifying party to such indemnified party of its election so to assume and undertake the defense thereof, the indemnifying party shall not be liable to such indemnified party under this Section 2.08 for any legal expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation and of liaison with counsel so selected; provided, however, that, (i) if the indemnifying party has failed to assume the defense and employ counsel reasonably acceptable to the indemnified party or (ii) if the defendants in any such action include both the indemnified party and the indemnifying party and counsel to the indemnified party shall have concluded that there may be reasonable defenses available to the indemnified party that are different from or additional to those available to the indemnifying party, or if the interests of the indemnified party reasonably may be deemed to conflict with the interests of the indemnifying party, then the indemnified party shall have the right to select a separate counsel and to assume such legal defense and otherwise to participate in the defense of such action, with the reasonable expenses and fees of one such separate counsel (firm) and other reasonable expenses related to such participation to be reimbursed by the indemnifying party as incurred. Notwithstanding any other provision of this Agreement, no indemnified party shall settle any action brought against it with respect to which it is entitled to indemnification hereunder without the consent of the indemnifying party, unless the settlement thereof imposes no liability or obligation on, and includes a complete and unconditional release from all liability of, the indemnifying party.
(d)Contribution. If the indemnification provided for in this Section 2.08 is held by a court or government agency of competent jurisdiction to be unavailable to the Company or any Selling Holder or is insufficient to hold it harmless in respect of any Losses, then each such indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such Losses as between the Company, on the one hand, and such Selling Holder, on the other hand, in such proportion as is appropriate to reflect the relative fault of the Company, on the one hand, and of such Selling Holder, on the other, in connection with the statements or omissions which resulted in such Losses, as well as any other relevant equitable considerations; provided, however, that in no event shall such Selling Holder be required to contribute an aggregate amount in excess of the dollar amount of proceeds received by such Selling Holder from the sale of Registrable Securities giving rise to such indemnification. The relative fault of the Company, on the one hand, and each Selling Holder, on the other hand, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact has been made by, or relates to, information supplied by such party, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The parties hereto agree that it would not be just and equitable if contributions pursuant to this paragraph were to be determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the first sentence of this paragraph. The amount paid by an indemnified party as a result of the Losses referred to in the first sentence of this paragraph shall be deemed to include any legal and other expenses reasonably incurred by such indemnified party in connection with investigating or defending any Loss which is the subject of this paragraph. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who is not guilty of such fraudulent misrepresentation.
(e)Other Indemnification. The provisions of this Section 2.08 shall be in addition to any other rights to indemnification or contribution which an indemnified party may have pursuant to law, equity, contract or otherwise.
SectionRule 144 Reporting
. With a view to making available the benefits of certain rules and regulations of the SEC that may permit the sale of the Registrable Securities to the public without registration, the Company agrees to use its reasonable best efforts to:
(a)Make and keep public information regarding the Company available, as those terms are understood and defined in Rule 144 (or any successor rule or regulation to Rule 144 then in force) of the Securities Act, at all times from and after the Closing Date;
(b)File with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act at all times from and after the Closing Date;
(c)So long as a Holder owns any Registrable Securities, furnish to such Holder forthwith upon request a copy of the most recent annual or quarterly report of the Company, and such other reports and documents so filed as such Holder may reasonably request in availing itself of any rule or regulation of the SEC allowing such Holder to sell any such securities without registration; and
(d)take such further action as any Holder may reasonably request, all to the extent required from time to time to enable the Holders to sell Registrable Securities without registration under the Securities Act within the limitations of the exemption provided by Rule 144 (or any successor rule or regulation to Rule 144 then in force) under the Securities Act.
SectionTransfer or Assignment of Registration Rights

. The rights to cause the Company to include Registrable Securities in a Shelf Registration Statement may be transferred or assigned by any Holder to one or more transferee(s) or assignee(s) of such Registrable Securities, provided that (a) the Company is given written notice prior to any said transfer or assignment, stating the name and address of each such transferee and identifying the securities with respect to which such registration rights are being transferred or assigned, (b) each such transferee or assignee assumes in writing responsibility for its portion of the obligations of such Holder under this Agreement by executing a Joinder in the form attached hereto as Exhibit A and (c) unless any such transferee or assignee is an Affiliate of, and after such transfer or assignment continues to be an Affiliate of, such Holder, the amount of Registrable Securities transferred or assigned to such transferee or assignee shall represent at least $10 million of Registrable Securities (on an as-converted basis where applicable (determined by multiplying the number of Registrable Securities (on an as-converted basis) owned by the Class A Common Stock Price)).
SectionInformation by Holder
. Any Holder or Holders of Registrable Securities included in any registration statement shall promptly furnish to the Company such information regarding such Holder or Holders and the distribution proposed by such Holder or Holders as the Company may reasonably request and as shall be required in connection with any registration, qualification or compliance referred to herein.
SectionLimitation on Subsequent Registration Rights
. From and after the date of this Agreement, the Company shall not, without the prior written consent of the Holders, enter into any agreement with any current or future holder of any securities of the Company that would allow such current or future holder to require the Company to include securities in any Piggyback Offering by the Company for its own account on a basis that is superior in any material respect to the Piggyback Offering rights granted to the Holders pursuant to Section 2.02 of this Agreement.

ARTICLEV
ARTICLEVIMISCELLANEOUS
SectionCommunications
. All notices and other communications provided for hereunder shall be in writing and shall be given by hand delivery, electronic mail, registered or certified mail, return receipt requested, regular mail, facsimile or air courier guaranteeing overnight delivery to the following addresses:
if to the Company to:

Earthstone Energy, Inc.
1400 Woodloch Forest Drive, Suite 300
The Woodlands, Texas 77380
Facsimile: (281) 298-4272
Attention: Frank A. Lodzinski, Chief Executive Officer

with copies to:

Vinson & Elkins L.L.P.
1999 Broadway, Suite 3150
Houston, Texas 77002
Telephone: (713) 758-3452
Facsimile: (713) 615-5650
Attention: W. Matthew Strock
and
Jones & Keller, P.C.
1999 Broadway, Suite 3150
Denver, Colorado 80202
Telephone: (303) 573-1600
Facsimile: (303) 573-8133
Attention: Reid A. Godbolt, Esq.
if to the Purchasers to:

EIG Management Company, LLC
333 Clay Street, Suite 3500
Houston, Texas 77002
Facsimile: (713) 615-7497
Attn: Clay Taylor
Nick Fersen
with a copy to:

Latham & Watkins LLP
811 Main Street, Suite 3700
Houston, Texas 77002

Telephone: (713) 546-7416
Facsimile: (713) 546-5401
Attention: J. Michael Chambers
Nick S. Dhesi
or, if to a transferee of a Holder, to the transferee at the addresses provided pursuant to Section 2.10 above. All notices and communications shall be deemed to have been duly given: (a) at the time delivered by hand, if personally delivered; (b) when notice is sent to the sender that the recipient has read the message, if sent by electronic mail; (c) upon actual receipt if sent by registered or certified mail, return receipt requested, or regular mail, if mailed; (d) upon actual receipt if received during recipient’s normal business hours, or at the beginning of the recipient’s next Business Day if not received during recipient’s normal business hours, if sent by facsimile and confirmed by appropriate answer-back; and (e) upon actual receipt when delivered to an air courier guaranteeing overnight deliver.
SectionSuccessors and Assigns
. This Agreement shall inure to the benefit of and be binding upon the permitted successors and assigns of each of the parties, including subsequent Holders of Registrable Securities to the extent permitted herein.
SectionAssignment of Rights
. All or any portion of the rights and obligations of the Holders under this Agreement may be transferred or assigned by the Holders only in accordance with Section 2.10 of this Agreement. The Company may not transfer or assign any portion of its rights and obligations under this Agreement without the prior written consent of the Holders of at least a majority of the outstanding Registrable Securities.
SectionRecapitalization, Exchanges, etc. Affecting the Class A Common Stock
. The provisions of this Agreement shall apply to the full extent set forth herein with respect to any and all shares of capital stock of the Company or any successor or assign of the Company (whether by merger, consolidation, sale of assets or otherwise) which may be issued in respect of, in exchange for or in substitution of, the Registrable Securities, and shall be appropriately adjusted for combinations, recapitalizations and the like occurring after the date of this Agreement.
SectionChange of Control
. The Company shall not merge, consolidate or combine with any other Person unless the agreement providing for such merger, consolidation or combination expressly provides for the continuation of the registration rights specified in this Agreement with respect to the Registrable Securities or other equity securities issued pursuant to such merger, consolidation or combination.
SectionSpecific Performance
. Damages in the event of breach of this Agreement by a party hereto may be difficult, if not impossible, to ascertain, and it is therefore agreed that each such Person, in addition to and without limiting any other remedy or right it may have, will have the right to an injunction or other equitable relief in any court of competent jurisdiction, enjoining any such breach, and enforcing specifically the terms and provisions hereof, and each of the parties hereto hereby waives any and all defenses it may have on the ground of lack of jurisdiction or competence of the court to grant such an injunction or other equitable relief. The existence of this right will not preclude any such Person from pursuing any other rights and remedies at law or in equity which such Person may have.
SectionCounterparts
. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same Agreement. This Agreement may also be executed and delivered by facsimile signature or other electronic means and in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.
SectionHeadings
. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.
SectionGoverning Law
. This Agreement is governed by and construed and enforced in accordance with the Laws of the State of Delaware, without giving effect to any conflicts of law principles that would result in the application of any Law other than the Law of the State of Delaware.
SectionJurisdiction
. Each of the parties irrevocably agrees that any legal action or proceeding with respect to this Agreement and the rights and obligations arising hereunder shall be brought and determined exclusively in the Court of Chancery of the State of Delaware or, if such Court does not have subject matter jurisdiction, to the Superior Court of the State of Delaware or, if jurisdiction is vested exclusively in the Federal courts of the United States, the Federal courts of the United States sitting in the State of Delaware, and any appellate court from any such state or Federal court, and hereby irrevocably and unconditionally agree that all claims with respect to any such claim shall be heard and determined in such Delaware court or in such Federal court, as applicable. The parties agree that a final judgment in any such claim is conclusive and may be enforced in any other jurisdiction by suit on the judgment or in any other manner provided by law.
SectionWAIVER OF JURY TRIAL
. TO THE EXTENT NOT PROHIBITED BY APPLICABLE LAW THAT CANNOT BE WAIVED, EACH PARTY HEREBY IRREVOCABLY WAIVES AND COVENANTS THAT IT WILL NOT ASSERT (WHETHER AS PLAINTIFF, DEFENDANT OR OTHERWISE) ANY RIGHT TO TRIAL BY JURY IN ANY FORUM IN RESPECT OF ANY ISSUE, CLAIM, DEMAND, ACTION OR CAUSE OF ACTION ARISING IN WHOLE OR IN PART UNDER, RELATED TO, BASED ON, OR IN CONNECTION WITH, THIS AGREEMENT OR THE SUBJECT MATTER HEREOF, WHETHER NOW EXISTING OR HEREAFTER ARISING AND WHETHER SOUNDING IN TORT OR CONTRACT OR OTHERWISE. ANY PARTY MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS Section 3.11 WITH ANY COURT

AS WRITTEN EVIDENCE OF THE CONSENT OF EACH SUCH PARTY TO THE WAIVER OF ITS RIGHT TO TRIAL BY JURY.
SectionSeverability of Provisions
. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting or impairing the validity or enforceability of such provision in any other jurisdiction.
SectionEntire Agreement
. This Agreement is intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein with respect to the rights granted by the Company set forth herein. This Agreement and the Purchase Agreement supersede all prior agreements and understandings between the parties with respect to such subject matter.
SectionAmendment
. This Agreement may be amended only by means of a written amendment signed by the Company and the Holders of a majority of the then outstanding Registrable Securities; provided, however, that no such amendment shall materially and adversely affect the rights of any Holder hereunder without the consent of such Holder.
SectionNo Presumption
. In the event any claim is made by a party relating to any conflict, omission, or ambiguity in this Agreement, no presumption or burden of proof or persuasion shall be implied by virtue of the fact that this Agreement was prepared by or at the request of a particular party or its counsel.
SectionObligations Limited to Parties to Agreement
. Each of the Parties hereto covenants, agrees and acknowledges that no Person other than the Holders (and their transferees or assignees) and the Company shall have any obligation hereunder and that, notwithstanding that one or more of the Holders may be a corporation, partnership or limited liability company, no recourse under this Agreement shall be had against any former, current or future director, officer, employee, agent, general or limited partner, manager, member, stockholder or Affiliate of any Holder or any former, current or future director, officer, employee, agent, general or limited partner, manager, member, stockholder or Affiliate of any of the foregoing, whether by the enforcement of any assessment or by any legal or equitable proceeding, or by virtue of any applicable Law, it being expressly agreed and acknowledged that no personal liability whatsoever shall attach to, be imposed on or otherwise be incurred by any former, current or future director, officer, employee, agent, general or limited partner, manager, member, stockholder or Affiliate of any Holder or any former, current or future director, officer, employee, agent, general or limited partner, manager, member, stockholder or Affiliate of any of the foregoing, as such, for any obligations of a Holder under this Agreement or for any claim based on, in respect of or by reason of such obligation or its creation.
SectionIndependent Nature of Each Holder’s Obligations

. The obligations of each Holder under this Agreement are several and not joint with the obligations of any other Holder, and no Holder shall be responsible in any way for the performance of the obligations of any other Holder under this Agreement. Nothing contained herein, and no action taken by any Holder pursuant thereto, shall be deemed to constitute the Holders as a partnership, an association, a joint venture or any other kind of group or entity, or create a presumption that the Holders are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by this Agreement. Each Holder shall be entitled to independently protect and enforce its rights, including without limitation, the rights arising out of this Agreement, and it shall not be necessary for any other Holder to be joined as an additional party in any proceeding for such purpose.
SectionFurther Assurances
. The Company and each of the Holders shall cooperate with each other and shall take such further action and shall execute and deliver such further documents as may be reasonably requested by any other party in order to carry out the provisions and purposes of this Agreement.
[Signature page follows]

IN WITNESS WHEREOF, the parties hereto execute this Agreement, effective as of the date first above written.
EARTHSTONE ENERGY, INC.

By:
Name:
Title:

EIG ESTE EQUITY AGGREGATOR, L.P.

By:    EIG ESTE Equity GP, LLC, its general partner

By:     EIG Asset Management, LLC, its sole member

By:
Name:
Title:

Signature Page to Registration Rights Agreement

SCHEDULE I
1.    EIG ESTE Equity Aggregator, L.P.

EXHIBIT A

FORM OF JOINDER AGREEMENT
[DATE]
The undersigned hereby absolutely, unconditionally and irrevocably agrees to be bound by the terms and provisions of that certain Registration Rights Agreement, dated as of [•], 2018, by and among Earthstone Energy, Inc., a Delaware corporation, and the Persons identified on Schedule I thereto who become party thereto from time to time (the “Registration Rights Agreement”), and to join in the Registration Rights Agreement as a Purchaser with the same force and effect as if the undersigned were originally a party thereto.
[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned has executed this Joinder Agreement as of [DATE].

Name:

EXHIBIT C
FORM OF BOARD OBSERVATION AGREEMENT

Exhibit C

BOARD OBSERVATION AGREEMENT
THIS BOARD OBSERVATION AGREEMENT, dated as of [•], 2018 (this “Agreement”), is entered into by and between Earthstone Energy, Inc., a Delaware corporation (the “Company”), and each of the Persons set forth on Schedule A hereto (the “Purchasers”); provided that if there is only one Purchaser set forth on Schedule A, the “Purchasers” shall refer to such Purchaser. The Company and each of the Purchasers are herein referred to as the “Parties.” Capitalized terms used but not defined herein shall have the meaning assigned to such terms in the Securities Purchase Agreement, dated as of October 17, 2018, by and among the Company and the Purchasers (the “Purchase Agreement”).
Recitals
WHEREAS, pursuant to, and subject to the terms and conditions of, the Purchase Agreement, the Company has agreed to issue and sell to the Purchasers (a) shares of Series A Redeemable Convertible Preferred Stock (the “Preferred Stock”) of the Company that will be exercisable for shares of Class A Common Stock, par value $0.001 per share, of the Company (“Class A Common Stock”), and (b) shares of Class A Common Stock;
WHEREAS, to induce the Parties to enter into the transactions evidenced by the Purchase Agreement, each of the Parties is required to deliver this Agreement, duly executed by each of the Parties, contemporaneously with the Closing of the transactions contemplated by the Purchase Agreement; and
NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein and for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by each of the Parties hereto, the Parties hereby agree as follows:
Agreement
Section1Board Observation Rights.
(a)Beginning on the date of this Agreement and ending on the date that the Purchasers and their respective Affiliates (collectively, the “Purchaser Group Members”) no longer own at least (i) 20% of the Preferred Stock issued to the Purchaser Group Members on the Closing Date or (ii) 10% of the then outstanding aggregate shares of Class A Common Stock and Class B Common Stock, par value $0.001 per share (the “Observer Rights Termination Date” and such period from the date of this Agreement to the Observer Rights Termination Date, the “Observation Period”), the Company hereby grants the Purchasers the option and right to appoint a single representative (acting in such capacity, the “Board Observer”), to attend all meetings (including, without limitation, telephonic meetings and all regular and special meetings) of the full board of directors of the Company (the “Board”) during the Observation Period in an observer capacity. The Board Observer shall not constitute a member of the Board and shall not be entitled to vote on, or consent to, any matters presented to the Board. For the avoidance of doubt, the Board Observer shall have no right to attend any meeting of any committee of the full Board or any executive sessions of the Board. The initial Board Observer designated by the Purchaser Group Members pursuant to this Section 1(a) is [  ]. The Purchasers may elect, at their sole discretion, to designate a new individual to serve as the Board Observer at any time by written notice to the Company; provided, that such Person has executed a Confidentiality Agreement in form substantially similar to Annex A.
(b)The Company shall (i) give the Board Observer notice of the applicable meeting or action taken by written consent at the same time and in the same manner as notice is given to the members of the Board, (ii) provide the Board Observer with access to all materials and other information (including, without limitation, access to minutes of meetings or written consents of the full Board) given to the members of the Board in connection with such meetings or actions taken by written consent at the same time and in the same manner as such materials and information are furnished to members of the Board, and (iii) provide the Board Observer with all rights to attend (whether in person or by telephone or other means of electronic communication as solely determined by the Board Observer) such meetings as a member of the Board. The Board Observer shall agree to maintain the confidentiality of all non-public information and proceedings of the Board and to enter into, comply with, and be bound by, in all respects, the terms and conditions of a confidentiality agreement, substantially in the form attached hereto as Annex A (the “Confidentiality Agreement”); provided, however, the Board Observer may provide, on a confidential basis, such non-public material and information to any Purchaser Group Member or any legal counsel, accountant and financial advisor that has been engaged by such recipient to discuss such matters or information; provided that such Purchaser Group Member, counsel, accountant or financial advisor agrees to keep such information confidential or is otherwise required to keep such information confidential in accordance with professional standards of conduct. Each of the Purchasers agrees that it shall be liable, severally and not jointly, in proportion to such Purchaser’s pro rata share of the Total Funding Obligation, for any breach of the Confidentiality Agreement by any recipient and shall indemnify the Company from any and all costs, losses, liabilities, damages or expenses (other than indirect, consequential, punitive or exemplary damages or losses) arising from the breach by a Board Observer or any such recipient of confidential information of the confidentiality obligations under the Confidentiality Agreement or this Section 1(b). Each of the Purchasers acknowledges that the Board Observer, the Purchasers and other Purchaser Group Members may receive material, non-public information concerning the Company pursuant to this Agreement, that the United States securities laws prohibit any person who has received from an issuer material, non-public information from purchasing or selling securities of such issuer and agrees that (i) each of the Purchasers has sufficient policies and procedures in place to abide by the applicable United States securities laws with respect to the treatment of material, non-public information and (ii) the Board Observer shall abide by the terms of the Company’s insider trading policy as if the Board Observer were a member of the Board.
(c)Notwithstanding any rights to be granted or provided to the Board Observer hereunder, the Company reserves the right to exclude the Board Observer from access to any material or meeting or portion thereof if the Board reasonably determines, in good faith and in consultation with its legal advisor, that such access would prevent the members of the Board from engaging in attorney-client privileged communication; provided, however, that such exclusion shall be limited to the portion of the material and/or meeting that is the basis for such exclusion and shall not extend to any portion of the material and/or meeting that does not involve or pertain to such exclusion.

Notwithstanding any rights to be granted or provided to the Board Observer hereunder, the Board Observer must notify the Board of any conflicts of interest between the Board Observer or its affiliates and the Company, and if such conflict of interest is to be discussed at a meeting of the Board, the Board reserves the right to exclude the Board Observer from access to any material or meeting or portion thereof and the Board Observer shall recuse himself or herself from any discussions regarding the conflict of interest.
(d)At any time the Purchaser Group Members may deliver written notice (an “Opt-Out Notice”) to the Company requesting that the Purchaser Group Members no longer wish to designate a Board Observer or receive information or materials from the Company; provided that during the Observation Period, the Purchaser Group Members may later revoke any such Opt-Out Notice in writing.
(e)The Company shall not take any action, including by way of amendment to the Bylaws or Certificate of Incorporation of the Company, that directly or indirectly adversely affects the rights of the Board Observer or the Purchaser Group Members to designate a Board Observer pursuant to this Agreement.
(f)From and after the Observer Rights Termination Date, the rights of the Purchasers in Sections 1(a) and Section 1(b) shall cease.
(g)For the avoidance of doubt, the Board Observer in its capacity as a Board Observer shall have (i) no fiduciary duty to the Company and/or (ii) no obligations to the Company under this Agreement, except as described in Section 1 of this Agreement, or to any stockholder.
Section2Miscellaneous.
(a)Entire Agreement. This Agreement is intended by the Parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the Parties hereto in respect of the subject matter contained herein. There are no restrictions, promises, warranties or undertakings other than those set forth or referred to herein with respect to the rights granted by the Company or any of its Affiliates or the Purchaser Group Members set forth herein. This Agreement supersedes all prior agreements and understandings between the Parties with respect to the subject matter hereof.
(b)Notices. All notices and demands provided for in this Agreement shall be in writing and shall be given as provided in the Purchase Agreement.
(c)Interpretation. Section references in this Agreement are references to the corresponding Section to this Agreement, unless otherwise specified. All references to instruments, documents, contracts and agreements are references to such instruments, documents, contracts and agreements as the same may be amended, supplemented and otherwise modified from time to time, unless otherwise specified. The word “including” shall mean “including but not limited to” and shall not be construed to limit any general statement that it follows to the specific or similar items or matters immediately following it. Whenever any determination, consent or approval is to be made or given by a Party, such action shall be in such Party’s sole discretion, unless otherwise specified in this Agreement. If any provision in this Agreement is held to be illegal, invalid, not binding or unenforceable, (i) such provision shall be fully severable and this Agreement shall be construed and enforced as if such illegal, invalid, not binding or unenforceable provision had never comprised a part of this Agreement, and the remaining provisions shall remain in full force and effect and (ii) the Parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby are consummated as originally contemplated to the greatest extent possible. When calculating the period of time before which, within which or following which any act is to be done or step taken pursuant to this Agreement, the date that is the reference date in calculating such period shall be excluded, and if the last day of such period is a non-Business Day, the period in question shall end on the next succeeding Business Day. Any words imparting the singular number only shall include the plural and vice versa. The words such as “herein,” “hereinafter,” “hereof” and “hereunder” refer to this Agreement as a whole and not merely to a subdivision in which such words appear unless the context otherwise requires. The division of this Agreement into Sections and other subdivisions and the insertion of headings are for convenience of reference only and shall not affect or be utilized in construing or interpreting this Agreement.
(d)Governing Law; Submission to Jurisdiction. This Agreement, and all claims or causes of action (whether in contract or tort) that may be based upon, arise out of or relate to this Agreement or the negotiation, execution or performance of this Agreement (including any claim or cause of action based upon, arising out of or related to any representation or warranty made in or in connection with this Agreement), will be construed in accordance with and governed by the Laws of the State of Delaware without regard to principles of conflicts of Laws. Any action against any Party relating to the foregoing shall be brought in any federal or state court of competent jurisdiction located within the State of Delaware, and the Parties hereto hereby irrevocably submit to the non-exclusive jurisdiction of any federal or state court located within the State of Delaware over any such action. Each of the Parties hereby irrevocably waives, to the fullest extent permitted by applicable Law, any objection that it may now or hereafter have to the laying of venue of any such dispute brought in such court or any defense of inconvenient forum for the maintenance of such dispute. Each of the Parties hereto agrees that a judgment in any such dispute may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Law.
(e)Waiver of Jury Trial. EACH OF THE PARTIES TO THIS AGREEMENT HEREBY WAIVES, AND AGREES TO CAUSE ITS AFFILIATES TO WAIVE, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION (i) ARISING UNDER THIS AGREEMENT OR (ii) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO IN RESPECT OF THIS AGREEMENT OR ANY OF THE TRANSACTIONS RELATED HERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER IN CONTRACT, TORT, EQUITY OR OTHERWISE. EACH OF THE PARTIES TO THIS AGREEMENT HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY AND THAT THE PARTIES TO THIS AGREEMENT MAY FILE AN ORIGINAL COUNTERPART OF A COPY OF THIS AGREEMENT WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.
(f)No Waiver; Modifications in Writing.
(i)Delay. No failure or delay on the part of any Party in exercising any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy. The remedies provided for herein are cumulative and are not exclusive of any remedies that may be available to a Party at law or in equity or otherwise.
(ii)Specific Waiver. Except as otherwise provided herein, no amendment, waiver, consent, modification or termination of any provision of this Agreement shall be effective unless signed by each of the Parties hereto affected by such amendment, waiver, consent, modification or termination. Any amendment, supplement or modification of or to any provision of this Agreement, any waiver of any provision of this Agreement and any consent to any departure by a Party from the terms of any provision of this Agreement shall be effective only in the specific instance and for the specific purpose for which made or given. Except where notice is specifically required by this Agreement, no notice to or demand on a Party in any case shall entitle such Party to any other or further notice or demand in similar or other circumstances. Any investigation by or on behalf of any Party shall not be deemed to constitute a waiver by the Party taking such action of compliance with any representation, warranty, covenant or agreement contained herein.
(g)Execution in Counterparts. This Agreement may be executed in any number of counterparts and by different Parties hereto in separate counterparts, each of which counterparts, when so executed and delivered, shall be deemed to be an original and all of which counterparts, taken together, shall constitute one and the same agreement. The exchange of copies of this Agreement and of signature pages by facsimile or electronic transmission constitutes effective execution and delivery of this Agreement as to the Parties and may be used in lieu of the original Agreement. Signatures of the Parties transmitted by facsimile or electronic transmission will be deemed to be their original signatures for any purpose whatsoever.
(h)Investment Opportunities. Throughout the Observer Period, the Board Observer, Purchaser Group Members and their respective Affiliates may engage in, possess an interest in, or trade in the securities of, other business ventures of any nature or description, independently or with others, similar or dissimilar to the business of the Company and its subsidiaries, and the Company, its subsidiaries, the Board and their Affiliates shall have no rights by virtue of this Agreement in and to such independent ventures or the income or profits derived therefrom, and the pursuit of any such venture, even if competitive with the business of the Company or its subsidiaries, shall not be deemed wrongful or improper. None of any Board Observer, Purchaser Group Member or their respective Affiliates shall be obligated to present any investment opportunity to the Company or its subsidiaries even if such opportunity is of a character that the Company or any of its subsidiaries might reasonably be deemed to have pursued or had the ability or desire to pursue if granted the opportunity to do so, and any Board Observer, Purchaser Group Member or their respective Affiliates shall have the right to take for such person’s own account (individually or as a partner or fiduciary) or to recommend to others any such investment opportunity. Notwithstanding the foregoing, the Board Observer shall be subject to, and comply with, the requirement to maintain confidential information in accordance with the Confidentiality Agreement.
(i)Binding Effect; Assignment. This Agreement will be binding upon and inure to the benefit of the Parties hereto and their respective successors and permitted assigns, but will not be assignable or delegable by any Party hereto without the prior written consent of each of the other Parties.
(j)Independent Counsel. Each of the Parties acknowledges that it has been represented by independent counsel of its choice throughout all negotiations that have preceded the execution of this Agreement and that it has executed the same with consent and upon the advice of said independent counsel. Each Party and its counsel cooperated in the drafting and preparation of this Agreement and the documents referred to herein, and any and all drafts relating thereto will be deemed the work product of the Parties and may not be construed against any Party by reason of its preparation. Accordingly, any rule of Law or any legal decision that would require interpretation of any ambiguities in this Agreement against the Party that drafted it is of no application and is hereby expressly waived.
(k)Specific Enforcement. Each of the Parties acknowledges and agrees that monetary damages would not adequately compensate an injured Party for the breach of this Agreement by any Party, that this Agreement shall be specifically enforceable and that any breach or threatened breach of this Agreement shall be the proper subject of a temporary or permanent injunction or restraining order without a requirement of posting bond. Further, each Party hereto waives any claim or defense that there is an adequate remedy at law for such breach or threatened breach.
(l)Further Assurances. Each of the Parties hereto shall, from time to time and without further consideration, execute such further instruments and take such other actions as any other Party hereto shall reasonably request in order to fulfill its obligations under this Agreement to effectuate the purposes of this Agreement.
[Signature Page Follows]

IN WITNESS WHEREOF, the Parties hereto execute this Agreement, effective as of the date first above written.
EARTHSTONE ENERGY, INC.

By:
Name:
Title:

PURCHASERS:

EIG ESTE EQUITY AGGREGATOR, L.P.

By:    EIG ESTE Equity GP, LLC, its general partner

By:     EIG Asset Management, LLC, its sole member

By:
Name:
Title:

Signature Page to Board Observation Agreement

ANNEX A

FORM OF CONFIDENTIALITY AGREEMENT
______________, 20__
Earthstone Energy, Inc.
1400 Woodloch Forest Drive, Suite 300
The Woodlands, Texas 77380
Attn:
Dear Ladies and Gentlemen:
Pursuant to Section 1(b) of that certain Board Observation Agreement (the “Observer Rights Agreement”), dated as of [•], 2018, by and between Earthstone Energy, Inc., a Delaware corporation (the “Company”), and the Persons set forth on Schedule A thereto (the “Purchasers”), the Purchasers have exercised their right to appoint the undersigned as an observer (acting in such capacity, the “Board Observer”) to the board of directors of the Company (the “Board”), although the individual serving as the Board Observer may be changed from time to time pursuant to the terms of the Observer Rights Agreement and upon such other individual signing a confidentiality agreement in substantially the form hereof. The Board Observer acknowledges that at the meetings of the Board and at other times the Board Observer may be provided with and otherwise have access to non-public information concerning the Company and their Affiliates. Capitalized terms used but not otherwise defined herein, shall have the respective meanings ascribed therefor in the Observer Rights Agreement. In consideration for and as a condition to the Company furnishing access to such information, the Board Observer hereby agrees to the terms and conditions set forth in this letter agreement (the “Agreement”):
1.As used in this Agreement, subject to Paragraph 3 below, “Confidential Information” means any and all non-public financial or other non-public information, whether oral or written, concerning the Company and its Affiliates that may hereafter be disclosed to the Board Observer pursuant to the Observer Rights Agreement by the Company, its Affiliates or by any of their directors, officers, employees, agents, consultants, advisors or other representatives (including financial advisors, accountants or legal counsel) of the Company (the “Representatives”), including all notices, minutes, consents, materials, ideas or other information (to the extent constituting information concerning the Company and its Affiliates that is non-public financial or other non-public information) provided to the Board Observer.
2.Except to the extent permitted by this Paragraph 2 or by Paragraph 3 or 4, the Board Observer shall keep such Confidential Information strictly confidential, and the Board Observer shall not use any Confidential Information made available to the Board Observer in his or her capacity as an observer of the Board for any purpose other than gathering information on behalf of his or her Affiliates in his or her observer capacity; provided, that the Board Observer may share Confidential Information with any Purchaser Group Member or any legal counsel, accountant and financial advisor that has been engaged by such recipient to discuss such matters or information so long as such Purchaser Group Member, counsel, accountant or financial advisor agrees to keep such information confidential or is otherwise required to keep such information confidential in accordance with professional standards of conduct. The Board Observer may not record the proceedings of any meeting of the Board by means of an electronic recording device.
3.The term “Confidential Information” does not include information that (i) is or becomes available to the public other than (a) as a result of a disclosure by the Board Observer in violation of this Agreement or (b) in violation of a confidentiality obligation to the Company by the Purchaser Group Members or its Affiliates, (ii) is or becomes available to the Board Observer or a Purchaser Group Member or any Affiliate thereof on a non-confidential basis from a source not known to have an obligation of confidentiality to the Company, (iii) was already known to the Board Observer at the time of disclosure, or (iv) is independently developed by the Board Observer without reference to any Confidential Information disclosed to the Board Observer.
4.In the event that the Board Observer is legally required or compelled to disclose the Confidential Information, the Board Observer shall use commercially reasonable efforts, to the extent permitted and practicable, to provide the Company with prompt prior written notice of such requirement so that the Company may seek, at such entities sole expense and cost, an appropriate protective order. If in the absence of a protective order, the Board Observer is nonetheless legally required or compelled to disclose Confidential Information, the Board Observer may disclose only the portion of the Confidential Information or other information that it is so legally required or compelled to disclose.
5.All Confidential Information disclosed by the Company or its Representatives to the Board Observer is and will remain the property of the Company, so long as such information remains Confidential Information.
6.Notwithstanding anything to the contrary contained herein, for the purposes of this Agreement, no provision of this Agreement shall be applicable to the direct or indirect portfolio companies of investment funds, accounts or companies advised or managed by the Purchaser Group Members or their respective Affiliates (each, an “Excluded Entity”), except to the extent, if any, that an Excluded Entity has actually received Confidential Information from or through a Purchaser Group Member or its Affiliates. Furthermore, the Company acknowledges that the Purchaser Group Members and their respective Affiliates’ employees serve as directors and observers of portfolio companies and such portfolio companies will not be deemed to have received Confidential Information solely due to the dual role of any such employees so long as such employee does not provide any Confidential Information to such portfolio companies.
7.It is understood and acknowledged that neither the Company nor any Representative makes any representation or warranty as to the accuracy or completeness of the Confidential Information or any component thereof.
8.It is further understood and agreed that money damages would not be a sufficient remedy for any breach of this Agreement by the Board Observer and that the Company shall be entitled to seek specific performance or any other appropriate form of equitable relief without a requirement of posting bond or any other security as a remedy for any such breach in addition to the remedies available to the Company at law.
9.This Agreement is personal to the Board Observer, is not assignable by the Board Observer and may be modified or waived only in writing. This Agreement is binding upon the parties hereto and their respective successors and assigns and inures to the benefit of the parties hereto and their respective successors and assigns.

10.If any provision of this Agreement is not enforceable in whole or in part, the remaining provisions of this Agreement will not be affected thereby. No failure or delay in exercising any right, power or privilege hereunder operates as a waiver thereof, nor does any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder.
11.THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE, WITHOUT GIVING EFFECT TO ANY CHOICE OR CONFLICT OF LAW PROVISION (WHETHER OF THE STATE OF DELAWARE OR ANY OTHER JURISDICTION) THAT WOULD CAUSE THE APPLICATION OF THE LAWS OF ANY JURISDICTION OTHER THAN THE STATE OF DELAWARE.
12.This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original copy of this Agreement, and all of which, when taken together, will constitute one and the same agreement. The exchange of copies of this Agreement and of signature pages by facsimile or electronic transmission constitutes effective execution and delivery of this Agreement as to the parties and may be used in lieu of the original Agreement. Signatures of the parties transmitted by facsimile or electronic transmission will be deemed to be their original signatures for any purpose whatsoever.
[SIGNATURE PAGE FOLLOWS]

Very truly yours,
____________________________________
[ ]

Agreed to and Accepted, effective as of the
day of , 20 :

[NAME OF BOARD OBSERVER]

EXHIBIT D
MINIMUM HEDGING OBLIGATIONS

(a) The Company and its Subsidiaries remain party to commodity hedging agreements hedging the notional volumes described hereto on Schedule I (at the prices set forth therein), excluding, for the avoidance of doubt, any commodity hedging agreements for which the settlement date has occurred pursuant to the terms thereof (and such hedging agreements have not been amended, modified, supplemented or liquidated or otherwise offset by the entry of one or more other hedging agreements) and (b) the Company and its Subsidiaries shall have entered into (and such hedging agreements shall not have been amended, modified, supplemented or liquidated or otherwise offset by the entry of one or more other hedging agreements) commodity hedging agreements with minimum notional volumes equal to 80% of the reasonably anticipated production of crude oil and/or natural gas (calculated separately) from proved developed producing oil and gas properties evaluated in the Reserve Report, dated as of June 27, 2018, prepared by Cawley, Gillespie & Associates, Inc., evaluating the proved oil and gas reserves of Seller and its Subsidiaries as of May 1, 2018, as “rolled forward” by the Company’s internal petroleum engineers to reflect the proved oil and gas reserves of the Seller and its Subsidiaries as of July 1, 2018 (the “Acquisition Reserve Report”) for each month during calendar year 2019; provided that, not later than 10 business days following the date of the Debt Commitment Letter, the Company and its Subsidiaries shall have entered into commodity hedging agreements with minimum notional volumes equal to 40% of the reasonably anticipated production of crude oil and/or natural gas (calculated separately) from proved developed producing oil and gas properties evaluated in the Acquisition Reserve Report for each month during calendar year 2019.

EXHIBIT E

Form of Second Amended and Restated Limited Liability Company Agreement of Earthstone Energy Holdings, LLC

Exhibit E

SECOND AMENDED AND RESTATED

LIMITED LIABILITY COMPANY AGREEMENT

OF

EARTHSTONE ENERGY HOLDINGS, LLC

DATED AS OF [•], 2018

THE LIMITED LIABILITY COMPANY INTERESTS IN EARTHSTONE ENERGY HOLDINGS, LLC HAVE NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED, THE SECURITIES LAWS OF ANY STATE, OR ANY OTHER APPLICABLE SECURITIES LAWS, AND ARE BEING SOLD IN RELIANCE UPON EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND SUCH LAWS. SUCH INTERESTS MUST BE ACQUIRED FOR INVESTMENT ONLY AND MAY NOT BE OFFERED FOR SALE, PLEDGED, HYPOTHECATED, SOLD, ASSIGNED OR TRANSFERRED AT ANY TIME EXCEPT IN COMPLIANCE WITH (I) THE SECURITIES ACT, ANY APPLICABLE SECURITIES LAWS OF ANY STATE AND ANY OTHER APPLICABLE SECURITIES LAWS; (II) THE TERMS AND CONDITIONS OF THIS SECOND AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT; AND (III) ANY OTHER TERMS AND CONDITIONS AGREED TO IN WRITING BETWEEN THE MANAGING MEMBER AND THE APPLICABLE MEMBER. THE LIMITED LIABILITY COMPANY INTERESTS MAY NOT BE TRANSFERRED OF RECORD EXCEPT IN COMPLIANCE WITH SUCH LAWS, THIS SECOND AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT, AND ANY OTHER TERMS AND CONDITIONS AGREED TO IN WRITING BY THE MANAGING MEMBER AND THE APPLICABLE MEMBER. THEREFORE, PURCHASERS AND OTHER TRANSFEREES OF SUCH LIMITED LIABILITY COMPANY INTERESTS WILL BE REQUIRED TO BEAR THE RISK OF THEIR INVESTMENT OR ACQUISITION FOR AN INDEFINITE PERIOD OF TIME.

Table of Contents

ARTICLE I - DEFINITIONS    2
Section 1.1     Definitions.    2
Section 1.2     Interpretive Provisions    15
ARTICLE II ORGANIZATION OF THE LIMITED LIABILITY COMPANY    15
Section 2.1     Formation.    15
Section 2.2     Filing.    15
Section 2.3     Name    16
Section 2.4     Registered Office; Registered Agent.    16
Section 2.5     Principal Place of Business.    16
Section 2.6     Purpose; Powers.    16
Section 2.7     Term.    16
Section 2.8     Intent.    16
ARTICLE III REORGANIZATION TRANSACTIONS    16
Section 3.1     Transactions In Connection With the Class A Reorganization.    16
ARTICLE IV OWNERSHIP AND CAPITAL CONTRIBUTIONS; CAPITAL ACCOUNTS    17
Section 4.1     Authorized Units; General Provisions With Respect to Units.    17
Section 4.2     Voting Rights.    19
Section 4.3     Capital Contributions; Unit Ownership.    19
Section 4.4     Capital Accounts    20
Section 4.5     Reserved.    20
Section 4.6     Other Matters.    20
Section 4.7     Redemption of Units.    21
ARTICLE V ALLOCATIONS OF PROFITS AND LOSSES    25
Section 5.1     Profits and Losses.    25
Section 5.2     Special Allocations.    25
Section 5.3     Allocations for Tax Purposes in General.    28
Section 5.4     Income Tax Allocations with Respect to Depletable Properties.    28
Section 5.5     Other Allocation Rules.    29
ARTICLE VI DISTRIBUTIONS    30
Section 6.1     Distributions.    30
Section 6.2     Tax-Related Distributions.    32
Section 6.3     Distribution Upon Resignation.    32
ARTICLE VII MANAGEMENT    33
Section 7.1     The Managing Member; Fiduciary Duties.    33
Section 7.2     Officers.    33
Section 7.3     Warranted Reliance by Officers on Others.    34

Section 7.4     Indemnification.    34
Section 7.5     Maintenance of Insurance or Other Financial Arrangements    35
Section 7.6     Resignation or Termination of Managing Member    35
Section 7.7     No Inconsistent Obligations.    35
Section 7.8     Reclassification Events of PubCo    35
Section 7.9     Certain Costs and Expenses.    35
ARTICLE VIII ROLE OF MEMBERS    36
Section 8.1     Rights or Powers.    36
Section 8.2     Voting.    36
Section 8.3     Various Capacities.    37
ARTICLE IX TRANSFERS OF INTERESTS    37
Section 9.1     Restrictions on Transfer.    37
Section 9.2     Notice of Transfer    38
Section 9.3     Transferee Members    38
Section 9.4     Legend.    38
ARTICLE X ACCOUNTING    39
Section 10.1     Books of Account.    39
Section 10.2     Tax Elections.    39
Section 10.3     Tax Returns; Information.    39
Section 10.4     Tax Matters Member; Company Representative, Tax Audit Matters    39
Section 10.5     Withholding Tax Payments and Obligations    41
ARTICLE XI DISSOLUTION AND TERMINATION    42
Section 11.1     Liquidating Events.    42
Section 11.2     Bankruptcy.    43
Section 11.3     Procedure.    43
Section 11.4     Rights of Members.    44
Section 11.5     Notices of Dissolution.    44
Section 11.6     Reasonable Time for Winding Up    45
Section 11.7     No Deficit Restoration    45
ARTICLE XII GENERAL    45
Section 12.1     Amendments; Waivers.    45
Section 12.2     Further Assurances.    45
Section 12.3     Successors and Assigns    45
Section 12.4     Entire Agreement.    45
Section 12.5     Rights of Members Independent.    46
Section 12.6     Governing Law    46
Section 12.7     Jurisdiction and Venue.    46
Section 12.8     Headings.    46

Section 12.9     Counterparts    46
Section 12.10     Notices.    46
Section 12.11     Representation By Counsel; Interpretation    47
Section 12.12     Severability    47
Section 12.13     Expenses.    47
Section 12.14     No Third Party Beneficiaries    47

LIST OF EXHIBITS AND SCHEDULES:

Exhibit A    Initial Issuances and Contributions
Exhibit B    Units

SECOND AMENDED AND RESTATED

LIMITED LIABILITY COMPANY AGREEMENT

OF

EARTHSTONE ENERGY HOLDINGS, LLC

This SECOND AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT (as amended, supplemented or restated from time to time, this “Agreement”) is entered into as of [•], 2018, by Earthstone Energy, Inc., a Delaware corporation (“PubCo”), as managing Member (and in such capacity, the “Managing Member”) of Earthstone Energy Holdings, LLC, a Delaware limited liability company (the “Company”), pursuant to Section 4.3(b) of the First Amended and Restated Limited Liability Company Agreement of the Company, dated as of May 9, 2017 (the “Existing LLC Agreement”). Capitalized terms used herein and not otherwise defined have the respective meanings set forth in Section 1.1.

RECITALS

WHEREAS, the Company was formed pursuant to a Certificate of Formation filed in the office of the Secretary of State of the State of Delaware on November 4, 2016, and is currently governed by the Existing LLC Agreement;

WHEREAS, the Company, PubCo, Lynden USA Inc., a Utah corporation (“Lynden”), Lynden USA Operating, LLC, a Texas limited liability company (“Lynden Sub”), Bold Energy Holdings, LLC, a Texas limited liability company (“Bold”), and Bold Energy III, LLC, a Texas limited liability company (“Bold Sub”), entered into a Contribution Agreement dated November 7, 2016 (the “Contribution Agreement”), pursuant to which the parties thereto consummated the reorganization of the Company contemplated by the Contribution Agreement and took the other actions contemplated in such Contribution Agreement (collectively, the “Reorganization”);

WHEREAS, in connection with the Reorganization, PubCo entered into a recapitalization transaction, pursuant to which its existing shares of common stock were converted into shares of Class A Stock, as defined below (the “Class A Conversion”);

WHEREAS, in connection with the Class A Conversion, Bold purchased shares of Class B Stock (as defined below) of PubCo (the “Class B Purchase”) directly from PubCo for cash, all as more particularly described in Exhibit A hereto;

WHEREAS, in connection with the Reorganization, following the Class A Conversion and pursuant to the Contribution Agreement, PubCo and Lynden contributed all of their assets to the Company in exchange for a number of Common Units equal to the number of shares of Class A Stock issued in the Class A Conversion;

WHEREAS, pursuant to the Contribution Agreement, Bold contributed all of its assets to the Company in exchange for Common Units;

WHEREAS, each Common Unit may be redeemed, at the election of a Redeeming Member (together with the transfer and surrender by such Redeeming Member of one share of Class B Stock), for one share of Class A Stock in accordance with the terms and conditions of this Agreement;

WHEREAS, PubCo has entered into a Securities Purchase Agreement dated October 17, 2018 (the “Securities Purchase Agreement”), which contemplates, among other things, the issuance and sale by PubCo to certain purchasers named therein of shares of Series A Preferred Stock (as defined below);

WHEREAS, in connection with the transactions contemplated by the Securities Purchase Agreement, the Managing Member desires to amend and restate the Existing LLC Agreement pursuant to Section 4.3(b) thereof to set forth the designations, preferences, rights, powers and duties of the Series A Preferred Units (as defined below); and

WHEREAS, this Agreement shall supersede the Existing LLC Agreement in its entirety as of the date hereof;

NOW THEREFORE, in consideration of the mutual covenants and agreements contained herein, and other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound, the parties hereby amend and restate the Existing LLC Agreement in its entirety and agree as follows:

ARTICLE I
DEFINITIONSARTICLE I - DEFINITIONS

Section 1.1     Definitions.Section 1.1     Definitions. As used in this Agreement and the Schedules and Exhibits attached to this Agreement, the following definitions shall apply:

“Act” means the Delaware Limited Liability Company Act, 6 Del. C. § 18-101, et seq., as amended from time to time (or any corresponding provisions of succeeding law).

“Accreted Value” means, with respect to each Series A Preferred Unit, the Initial Liquidation Value as the same may be increased pursuant to Section 6.1(a).

“Accrued Distributions” means, with respect to any Series A Preferred Units, as of any date, the accrued and unpaid distributions on such Unit, whether or not declared, from, and including, the last day of the most recently preceding fiscal quarter (or the Initial Issue Date, if there has been no prior full fiscal quarter) to, but not including, such date, and including, for the sake of clarity, any then accrued and unpaid distributions on such Unit from a prior fiscal quarter.

“Action” means any claim, action, suit, arbitration, inquiry, proceeding or investigation by or before any Governmental Entity.

“Adjusted Basis” is defined in Section 1011 of the Code.

“Adjusted Capital Account” means the balance in such Member’s Capital Account at the end of any Fiscal Year or other taxable period, with the following adjustments:

a.
credit to such Capital Account any amount that such Member is obligated to restore under Treasury Regulations Section 1.704-1(b)(2)(ii)(c), as well as any addition thereto pursuant to the next to last sentences of Treasury Regulations Sections 1.704-2(g)(1) and 1.704-2(i)(5) after taking into account thereunder any changes during such year in Company Minimum Gain and Member Minimum Gain ; and

b.	debit to such Capital Account the items described in Treasury Regulations Sections 1.704-1(b)(2)(ii)(d)(4), (5) and (6).

This definition of Adjusted Capital Account is intended to comply with the provisions of Treasury Regulations Section 1.704-1(b)(2)(ii)(d) and shall be interpreted consistently therewith.

“Adjusted Capital Account Deficit” means a deficit balance in a Member’s Adjusted Capital Account.

“Affiliate” means, with respect to any Person, any other Person that directly or indirectly controls, is controlled by, or is under common control with, such Person. For these purposes, “control” means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise; provided that, for purposes of this Agreement, (i) no Member shall be deemed an Affiliate of the Company or any of its Subsidiaries and (ii) none of the Company or any of its Subsidiaries shall be deemed an Affiliate of any Member.

“Agreement” is defined in the preamble to this Agreement.

“Available Cash” means the amount of cash on hand (including cash equivalents and temporary investments of Company cash) from time to time in excess of amounts required, as determined by the Managing Member, to pay or provide for payment of existing and projected obligations, capital expenditures and acquisitions, and to provide a reasonable reserve for working capital and contingencies, and taking into account any restrictions contained in any agreement to which the Company is bound.

“beneficially own” and “beneficial owner” shall be as defined in Rule 13d-3 of the rules promulgated under the Exchange Act.

“Bold” is defined in the recitals to this Agreement.

“Bold Sub” is defined in the recitals to this Agreement.

“Business Day” means any day that is not a Saturday, a Sunday or other day on which banks are required or authorized by Law to be closed in the City of New York.

“Call Election Notice” is defined in Section 4.7(f)(ii).

“Call Right” is defined in Section 4.7(f)(i).

“Capital Account” means, with respect to any Member, the Capital Account maintained for such Member in accordance with Section 4.4.

“Capital Contributions” means, with respect to any Member, the amount of cash and the initial Gross Asset Value of any property (other than cash) contributed to the Company by such Member. Any reference to the Capital Contributions of a Member will include the Capital Contributions made by a predecessor holder of such Member’s Units to the extent the Capital Contributions were made in respect of Units Transferred to such Member.

“Cash Distribution” is defined in Section 6.1(a)(ii).

“Cash Election” is defined in Section 4.7(a)(iv).

“Cash Election Amount” means with respect to a particular Redemption on any Redemption Date, an amount of cash equal to the number of shares of Class A Stock that would be received in such Redemption multiplied by the Class A VWAP Price.

“Class A Conversion” is defined in the recitals to this Agreement.

“Class A Stock” means, as applicable, (i) the Class A Common Stock, par value $0.001 per share, of PubCo or (ii) following any consolidation, merger, reclassification or other similar event involving PubCo, any shares or other securities of PubCo or any other Person or cash or other property that become payable in consideration for the Class A Stock or into which the Class A Stock is exchanged or converted as a result of such consolidation, merger, reclassification or other similar event.

“Class A VWAP Price” means the (i) the volume weighted average price of a share of Class A Stock for the ten (10) trading days ending on and including the trading day prior to the Redemption Notice Date, as reported by Bloomberg, L.P., or its successor, or (ii) in the event the shares of Class A Stock are not then publicly traded, the value, as reasonably determined by PubCo in good faith, that would be obtained in an arm’s length transaction for cash between an informed and willing buyer and an informed and willing seller, neither of whom is under any compulsion to purchase or sell, respectively, and without regard to the particular circumstances of the buyer or seller.

“Class B Purchase” is defined in the recitals to this Agreement.

“Class B Stock” means, as applicable, (i) the Class B Common Stock, par value $0.001 per share, of PubCo or (ii) following any consolidation, merger, reclassification or other similar event involving PubCo, any shares or other securities of PubCo or any other Person or cash or other property that become payable in consideration for the Class B Stock or into which the Class B Stock is exchanged or converted as a result of such consolidation, merger, reclassification or other similar event.

“Certificate of Designations” means the Certificate of Designations of the Series A Preferred Stock, dated as of [•], 2018.

“Closing Sale Price” of the Class A Stock on any date means the closing sale price per share (or if no closing sale price is reported, the average of the closing bid and ask prices or, if more than one in either case, the average of the average closing bid and the average closing ask prices) on such date as reported in composite transactions for the principal U.S. national or regional securities exchange on which the Class A Stock is traded or, if the Class A Stock is not listed for trading on a U.S. national or regional securities exchange on the relevant date, the last quoted bid price for the Class A Stock in the over-the-counter market on the relevant date, as reported by OTC Markets Group Inc. or a similar organization, or, if that bid price is not available, the fair market price of the Class A Stock (or other relevant capital stock or equity interest) on that date as determined by a nationally recognized independent investment banking firm retained by PubCo for this purpose. The Closing Sale Price of any other security shall be determined in the same manner as set forth in this definition for the determination of the Closing Sale Price of the Class A Stock.

“Code” means the United States Internal Revenue Code of 1986, as amended from time to time (or any corresponding provisions of succeeding law).

“Commission” means the U.S. Securities and Exchange Commission.

“Common Units” is defined in Section 4.1(b).

“Company” is defined in the preamble to this Agreement.

“Company Level Taxes” means any federal, state, or local taxes, additions to tax, penalties, and interest payable by the Company or any Subsidiary thereof as a result of a tax audit under the Revised Partnership Audit Provisions, which, for the avoidance of doubt, does not include any taxes payable as a result of an election under Section 6226 of the Code.

“Company Minimum Gain” has the meaning of “partnership minimum gain” set forth in Treasury Regulations Sections 1.704-2(b)(2) and 1.704-2(d). It is further understood that Company Minimum Gain shall be determined in a manner consistent with the rules of Treasury Regulations Section 1.702-2(b)(2), including the requirement that if the adjusted Gross Asset Value of property subject to one or more Nonrecourse Liabilities differs from its adjusted tax basis, Company Minimum Gain shall be determined with reference to such Gross Asset Value.

“Company Representative” has the meaning assigned to the term “partnership representative” in Section 6223 of the Code and any Treasury Regulations or other administrative or judicial pronouncements promulgated thereunder.

“Contract” means any written agreement, contract, lease, sublease, license, sublicense, obligation, promise or undertaking.

“control” (including the terms “controlled by” and “under common control with”), with respect to the relationship between or among two or more Persons, means the possession, directly or indirectly, or as trustee, personal representative or executor, of the power to direct or cause the direction of the affairs or management of a Person, whether through the ownership of voting securities, as trustee, personal representative or executor, by contract, credit arrangement or otherwise.

“Contribution Agreement” is defined in the recitals to this Agreement.

“Conversion Rate” shall mean, with respect to each Series A Preferred Unit subject to conversion, a number of Common Units equal to the quotient of (i) its Accreted Value divided by (ii) the then applicable Series A Preferred Unit Conversion Price.

“Covered Audit Adjustment” means an adjustment to any partnership-related item (within the meaning of Section 6241(2)(B) of the Code) to the extent such adjustment results in an “imputed underpayment” as described in Section 6225(b) of the Code or any analogous provision of state or local law.

“Debt Securities” means, with respect to PubCo, any and all debt instruments or debt securities that are not convertible or exchangeable into Equity Securities of PubCo.

“De Minimis Member” means any Member who owns and has, for a period of no less than six (6) months, owned fewer than 1,000 Units and shares of Class B Stock.

“De Minimis Redemption Right” is defined in Section 4.7(f)(iii).

“Depletable Property” means each separate oil and gas property as defined in Code Section 614.

“Depreciation” means, for each Fiscal Year or other taxable period, an amount equal to the depreciation,

amortization, or other cost recovery deduction (excluding depletion) allowable with respect to an asset for such Fiscal Year or other taxable period, except that (a) with respect to any such property the Gross Asset Value of which differs from its Adjusted Basis for U.S. federal income tax purposes and which difference is being eliminated by use of the “remedial method” pursuant to Treasury Regulations Section 1.704-3(d), Depreciation for such Fiscal Year or other taxable period shall be the amount of book basis recovered for such Fiscal Year or other taxable period under the rules prescribed by Treasury Regulations Section 1.704-3(d)(2), and (b) with respect to any other such property the Gross Asset Value of which differs from its Adjusted Basis for U.S. federal income tax purposes at the beginning of such Fiscal Year or other taxable period, Depreciation shall be an amount which bears the same ratio to such beginning Gross Asset Value as the federal income tax depreciation, amortization, or other cost recovery deduction for such Fiscal Year or other taxable period bears to such beginning Adjusted Basis; provided, however, that if the Adjusted Basis for U.S. federal income tax purposes of an asset at the beginning of such Fiscal Year or other taxable period is zero, Depreciation with respect to such asset shall be determined with reference to such beginning Gross Asset Value using any reasonable method selected by the Tax Matters Member.

“Designated Individual” is defined in Section 10.4(b).

“DGCL” means the General Corporation Law of the State of Delaware, as amended from time to time (or any corresponding provisions of succeeding law).

“Discount” is defined in in Section 7.9.

“Distribution Payment Date” shall mean March 31, June 30, September 30 and December 31 of each year, commencing on [December 31, 2018] First Distribution Payment Date after the Initial Issuance Date..
“Distribution Period” is defined in Section 6.1(a)(ii).
“Distribution Rate” means the rate per Distribution Period of [2.1875% (8.75% per annum)] To equal “Dividend Rate” set forth in Certificate of Designations. per Series A Preferred Unit.

“Effective Time” means 12:01 a.m. Central Time on the date of the closing of the Class A Reorganization.

“Equity Securities” means (a) with respect to a partnership, limited liability company or similar Person, any and all units, interests, rights to purchase, warrants, options or other equivalents of, or other ownership interests in, any such Person as well as debt or equity instruments convertible, exchangeable or exercisable into any such units, interests, rights or other ownership interests and (b) with respect to a corporation, any and all shares, interests, participation or other equivalents (however designated) of corporate stock, including all common stock and preferred stock, or warrants, options or other rights to acquire any of the foregoing, including any debt instrument convertible or exchangeable into any of the foregoing. For the avoidance of doubt, the Series A Preferred Units are Equity Securities of the Company, and the Series A Preferred Stock is an Equity Security of PubCo.

“Event Issue Value” means, with respect to any Common Unit as of any date of determination, (a) in the case of a Revaluation Event that includes the issuance of Common Units to PubCo with respect to a PubCo public offering, the price paid by PubCo for such Common Units (in accordance with this Agreement), or (b) in the case of any other Revaluation Event, the Closing Sale Price of the Class A Stock on the date of such Revaluation Event or, if the Managing Member determines that a value for the Common Unit other than such Closing Sale Price more accurately reflects the Event Issue Value, the value determined by the Managing Member.

“Exchange Act” means the Securities Exchange Act of 1934, and the rules and regulations promulgated thereunder, as the same may be amended from time to time (or any corresponding provisions of succeeding law).

“Existing LLC Agreement” is defined in the preamble to this Agreement.

“Fair Market Value” means the fair market value of any property as determined in good faith by the Managing Member after taking into account such factors as the Managing Member shall deem appropriate.

“Fiscal Year” means the fiscal year of the Company, which shall end on December 31 of each calendar year unless, for U.S. federal income tax purposes, another fiscal year is required. The Company shall have the same fiscal year for U.S. federal income tax purposes and for accounting purposes.

“GAAP” means generally acceptable accounting principles at the time.

“Good Faith” means a Person having acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to a criminal proceeding, having had no reasonable cause to believe such Person’s conduct was unlawful.

“Governmental Entity” means any federal, national, supranational, state, provincial, local, foreign or other government, governmental, stock exchange, regulatory or administrative authority, agency or commission or any court, tribunal, or judicial or arbitral body.

“Gross Asset Value” means, with respect to any asset, the asset’s Adjusted Basis for federal income tax purposes, except as follows:

a.	the initial Gross Asset Value of any asset contributed by a Member to the Company shall be the gross Fair Market Value of such asset as of the date of such contribution;

b.
(1) the Gross Asset Values of all Company assets shall be adjusted to equal their respective gross Fair Market Values to reflect any Unrealized Gain or Unrealized Loss attributable to such Company assets as of the following times: (i) the acquisition of an interest (or additional interest) in the Company by any new or existing Member in exchange for more than a de minimis Capital Contribution to the Company or in exchange for the performance of more than a de minimis amount of services to or for the benefit of the Company; (ii) the distribution by the Company to a Member of more than a de minimis amount of Company assets as consideration for an interest in the Company (including a Series A Preferred Redemption); (iii) the liquidation of the Company within the meaning of Treasury Regulations Section 1.704-1(b)(2)(ii)(g)(1), (iv) the acquisition of an interest in the Company by any new or existing Member upon the exercise of a noncompensatory option (including a Series A Preferred Conversion) in accordance with Treasury Regulations Section 1.704-1(b)(2)(iv)(s) and this clause (b); or (v) any other event to the extent determined by the Managing Member to be permitted and necessary or appropriate to properly reflect Gross Asset Values in accordance with the standards set forth in Treasury Regulations Section 1.704-1(b)(2)(iv)(q); provided, however, that adjustments pursuant to clauses (i), (ii) and (iv) above shall be made only if the Managing Member reasonably determines that such adjustments are necessary or appropriate to reflect the relative economic interests of the Members in the Company. If any noncompensatory options are outstanding upon the occurrence of an event described in this paragraph (b)(i) through (b)(v), the Company shall adjust the Gross Asset Values of its properties in accordance with Treasury Regulations Sections 1.704-1(b)(2)(iv)(f)(1) and 1.704-1(b)(2)(iv)(h)(2);

(2) In determining such Unrealized Gain or Unrealized Loss, the aggregate fair market value of all Company property (including cash or cash equivalents) immediately prior to the issuance of additional Equity Securities of the Company (or, in the case of a Revaluation Event resulting from the exercise of a noncompensatory option (including the issuance of Series A Preferred Units and a Series A Preferred Conversion), immediately after the issuance of Equity Securities of the Company acquired pursuant to the exercise of such noncompensatory option) shall be determined by the Managing Member using such method of valuation as it may adopt. In making its determination of the fair market values of individual properties, the Managing Member may (i) determine an aggregate value for the assets of the Company that takes into account the current trading price of the Class A Stock, the fair market value of all other Equity Securities at such time and the amount of Company liabilities, (ii) make any adjustments necessary to reflect the difference, if any, between the fair market value of any outstanding Series A Preferred Units and the aggregate Capital Accounts attributable to the Series A Preferred Units to the extent of any Unrealized Gain or Unrealized Loss that has not been reflected in the Members’ Capital Accounts previously, consistent with the methodology of Treasury Regulation Section 1.704-1(b)(2)(iv)(h)(2), and (iii) allocate such aggregate value among the individual properties of the Company (in such manner as it determines appropriate). Absent a contrary determination by the Managing Member, the aggregate fair market value of all Company assets (including cash or cash equivalents) immediately prior to a Revaluation Event shall be the value that would result in the Per Unit Capital Amount of each Common Unit that is outstanding prior to such Revaluation Event being equal to the Event Issue Value;

c.
the Gross Asset Value of any Company asset distributed to any Member shall be adjusted to equal the gross Fair Market Value of such asset on the date of such distribution to reflect any Unrealized Gain or Unrealized Loss attributable to such Company assets. In determining such Unrealized Gain or Unrealized Loss the aggregate cash amount and fair market value of all Company assets (including, without limitation, cash or cash equivalents) immediately prior to a distribution shall (i) in the case of an actual distribution which is not made pursuant to Section 11.3 or in the case of a deemed contribution and/or distribution, be determined and allocated in the same manner as that provided in clause (b)(2) above or (ii) in the case of a liquidating distribution pursuant to Section 11.3, be determined and allocated by the Winding-Up Member using such reasonable method of valuation as it may adopt;

d.
the Gross Asset Values of Company assets shall be increased (or decreased) to reflect any adjustments to the adjusted basis of such assets pursuant to Code Section 734(b) or Code Section 743(b), but only to the extent that such adjustments are taken into account in determining Capital Accounts pursuant to Treasury Regulations Section 1.704-1(b)(2)(iv)(m) and subsection (g) in the definition of “Profits” or “Losses” below or Section 5.2(g); provided, however, that the Gross Asset Value of a Company asset shall not be adjusted pursuant to this subsection to the extent the Managing Member determines that an adjustment pursuant to subsection (b) of this definition is necessary or appropriate in connection with a transaction that would otherwise result in an adjustment pursuant to this subsection (d); and

e.
if the Gross Asset Value of a Company asset has been determined or adjusted pursuant to subsections (a), (b) or (d) of this definition of Gross Asset Value, such Gross Asset Value shall thereafter be adjusted by the Depreciation taken into account with respect to such asset for purposes of computing Profits, Losses, Simulated Depletion and other items allocated pursuant to Article V.

“Indebtedness” means (a) all indebtedness for borrowed money (including capitalized lease obligations,

sale-leaseback transactions or other similar transactions, however evidenced), (b) any other indebtedness that is evidenced by a note, bond, debenture, draft or similar instrument, (c) notes payable and (d) lines of credit and any other agreements relating to the borrowing of money or extension of credit.

“Initial Issue Date” shall mean the first date of original issuance of units of the Series A Preferred Units.
“Initial Liquidation Value” shall mean, with respect to each Series A Preferred Unit, $1,000.00.
“Initial Period” is defined in Section 6.1(a)(iii).

“Interest” means the entire interest of a Member in the Company, including the Units and all of such Member’s rights, powers and privileges under this Agreement and the Act.

“Law” means any federal, national, supranational, state, provincial, local or similar statute, law, ordinance, regulation, rule, code, order, requirement or rule of law (including common law).

“Legal Action” is defined in Section 12.7.

“Liability” means any liability or obligation, whether known or unknown, asserted or unasserted, absolute or contingent, accrued or unaccrued, liquidated or unliquidated and whether due or to become due, regardless of when asserted.

“Liquidating Events” is defined in Section 11.1.

“Loss” means any and all losses, damages, claims, costs and expenses, interest, awards, judgments and penalties (including reasonable attorneys’ fees and expenses, but excluding any allocation of corporate overhead, internal legal department costs and other internal costs and expenses).

“Managing Member” is defined in the preamble to this Agreement.

“Member” means any Person that executes this Agreement as a Member, and any other Person admitted to the Company as an additional or substituted Member, that has not made a disposition of such Person’s entire Interest, in such Person’s capacity as a member of the Company.

“Member Minimum Gain” has the meaning ascribed to “partner nonrecourse debt minimum gain” set forth in Treasury Regulations Section 1.704-2(i). It is further understood that the determination of Member Minimum Gain and the net increase or decrease in Member Minimum Gain shall be made in the same manner as required for such determination of Company Minimum Gain under Treasury Regulations Sections 1.704-2(d) and -2(g)(3).

“Member Nonrecourse Debt” has the meaning of “partner nonrecourse debt” set forth in Treasury Regulations Section 1.704-2(b)(4).

“Member Nonrecourse Deductions” has the meaning of “partner nonrecourse deductions” set forth in Treasury Regulations Sections 1.704-2(i)(1) and 1.704-2(i)(2).

“National Securities Exchange” means an exchange registered with the Commission under the Exchange Act.

“Nonrecourse Deductions” has the meaning assigned that term in Treasury Regulations Section 1.704-2(b).

“Nonrecourse Liability” is defined in Treasury Regulations Section 1.704-2(b)(3).

“Officer” means each Person appointed as an officer of the Company pursuant to and in accordance with the provisions of Section 7.2.

“Reviewed Year Member” is defined in Section 10.4(b).

“Payment Default” is defined in Section 6.1(a)(iii).

“Payment Default Rate” means, subject to Section 6.1(a)(ix), an additional 2.0% per annum upon each occurrence of a Payment Default, cumulative to the Distribution Rate as in effect for the applicable period, computed on the basis of a 360-day year comprised of 30-day months; provided, however, that, subject to Section 6.1(a)(ix), the Payment Default Rate shall not exceed 4.0% per annum in the aggregate.

“Permitted Transferee” means, with respect to any Member, (a) any Affiliate of such Member; (b) any partner, shareholder or member of such Member, (c) any successor entity of such Member; (d) a trust established by or for the benefit of a Member of which only such Member and his or her immediate family members are beneficiaries; (e) any Person established for the benefit of, and beneficially owned solely by, an entity Member or the sole individual direct or indirect owner of an entity Member; and (f) upon an individual Member’s death, an executor, administrator or beneficiary of the estate of the deceased Member.

“Per Unit Capital Amount” means, as of any date of determination, the Capital Account, stated on a per Unit basis, underlying any class of Units held by a Member.
“Person” means any individual, partnership, firm, corporation, limited liability company, association, trust, unincorporated organization or other entity, as well as any syndicate or group that would be deemed to be a person under Section 13(d)(3) of the Exchange Act.

“Plan Asset Regulations” means the regulations issued by the U.S. Department of Labor at Section 2510.3-101 of Part 2510 of Chapter XXV, Title 29 of the Code of Federal Regulations, or any successor regulations as the same may be amended from time to time.

“Preferred Stock” means preference Equity Securities issued by PubCo that rank senior to the PubCo Common Stock with respect to dividend rights and rights upon the liquidation, winding-up or dissolution of PubCo, including the Series A Preferred Stock.

“Preferred Unit Related Taxes” is defined in Section 6.2(a)(i).

“Preferred Units” means preference Equity Securities issued by the Company that rank senior to the Common Units with respect to dividend rights and rights upon the liquidation, winding-up or dissolution of the Company.

“President and Chief Executive Officer” is defined in Section 7.2(b).

“Prime Rate” means, on any date of determination, a rate per annum equal to the rate of interest most recently published by The Wall Street Journal as the “prime rate” at large U.S. money center banks.

“Proceeding” is defined in Section 7.4.

“Profits” or “Losses” means, for each Fiscal Year or other taxable period, an amount equal to the Company’s taxable income or loss for such year or period, determined in accordance with Code Section 703(a) (for this purpose, all items of income, gain, loss or deduction required to be stated separately pursuant to Code Section 703(a)(1) shall be included in taxable income or loss), with the following adjustments (without duplication):

a.	any income or gain of the Company that is exempt from federal income tax and not otherwise taken into account in computing Profits or Losses shall be added to such taxable income or loss;

b.
any expenditures of the Company described in Code Section 705(a)(2)(B) or treated as Code Section 705(a)(2)(B) expenditures pursuant to Treasury Regulations Section 1.704-1(b)(2)(iv)(i), and not otherwise taken into account in computing Profits or Losses, shall be subtracted from such taxable income or loss;

c.
in the event the Gross Asset Value of any Company asset is adjusted pursuant to subsection (b) or (c) of the definition of Gross Asset Value above, the amount of such adjustment shall be treated as an item of gain (if the adjustment increases the Gross Asset Value of the Company asset) or an item of loss (if the adjustment decreases the Gross Asset Value of the Company asset) from the disposition of such asset and shall, except to the extent allocated pursuant to Section 5.2, be taken into account for purposes of computing Profits or Losses;

d.
gain or loss resulting from any disposition of Company assets (other than Depletable Property) with respect to which gain or loss is recognized for federal income tax purposes shall be computed with reference to the Gross Asset Value of the asset disposed of, notwithstanding that the adjusted tax basis of such asset differs from its Gross Asset Value;

e.
gain resulting from any disposition of a Depletable Property with respect to which gain is recognized for U.S. federal income tax purposes shall be treated as being equal to the corresponding Simulated Gain;

f.	in lieu of the depreciation, amortization and other cost recovery deductions taken into account in computing such taxable income or loss, there shall be taken into account Depreciation;

g.
to the extent an adjustment to the adjusted tax basis of any asset pursuant to Code Section 734(b) is required, pursuant to Treasury Regulations Section 1.704-1(b)(2)(iv)(m)(4), to be taken into account in determining Capital Account balances as a result of a distribution other than in liquidation of a Member’s interest in the Company, the amount of such adjustment shall be treated as an item of gain (if the adjustment increases the basis of the asset) or an item of loss (if the adjustment decreases such basis) from the disposition of such asset and shall be taken into account for purposes of computing Profits or Losses; and

h.
any items of income, gain, loss or deduction which are specifically allocated pursuant to the provisions of Section 5.2 shall not be taken into account in computing Profits or Losses for any taxable year, but such items available to be specially allocated pursuant to Section 5.2 will be determined by applying rules analogous to those set forth in subparagraphs (a) through (g) above.

“Property” means all real and personal property owned by the Company from time to time, including both tangible and intangible property.

“PubCo” is defined in the preamble to this Agreement.

“PubCo Common Stock” means all classes and series of common stock of the Managing Member, including the Class A Stock and Class B Stock.

“PubCo Stock” means the PubCo Common Stock, together with any other stock of PubCo, including the Preferred Stock.

“PubCo Offer” is defined in Section 4.7(g).

“Push-Out Election” means the election to apply the alternative method provided by Section 6226 of the Code (or any analogous provision of state or local tax law).

“Reclassification Event” means any of the following: (i) any reclassification or recapitalization of PubCo Common Stock (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination or any transaction subject to Section 4.1(g)), (ii) any merger, consolidation or other combination involving PubCo, or (iii) any sale, conveyance, lease, or other disposal of all or substantially all the properties and assets of PubCo to any other Person, in each of clauses (i), (ii) or (iii), as a result of which holders of PubCo Common Stock shall be entitled to receive cash, securities or other property for their shares of PubCo Common Stock.

“Redemption” is defined in Section 4.7(a)(i).

“Redemption Date” means (i) (x) if the Company has not made a valid Cash Election with respect to the relevant Redemption, the date that is three (3) Business Days after the Redemption Notice Date or (y) if the Company has made a valid Cash Election with respect to the relevant Redemption, the date that is the first Business Day on which the Company has available funds to pay the Cash Election Amount (but in any event no more than 10 days after the Redemption Notice Date), or (ii) such later date specified in or pursuant to the Redemption Notice.

“Redemption Notice” is defined in Section 4.7(a)(iii).

“Redemption Notice Date” is defined in Section 4.7(a)(iii).

“Redeeming Member” is defined in Section 4.7(a)(iii).

“Registration Delay” has the meaning assigned to that term in the Certificate of Designations.

“Registration Delay Rate” means an additional 0.50% per quarter for each quarter during which a Registration Delay is continuing, cumulative to the Distribution Rate as in effect for the applicable period, computed on the basis of a 90-day quarters comprised of 30-day months; provided, however, that in no event shall the Registration Delay Rate exceed 4.0% per annum in the aggregate

“Regulatory Allocations” means any allocation of an item of income, gain, loss or deduction pursuant to Section 5.2(a), Section 5.2(b), Section 5.2(c), Section 5.2(d), Section 5.2(f), Section 5.2(g), and Section 5.2(h).

“Reorganization” is defined in the recitals to this Agreement.

“Revaluation Event” means an event that results in an adjustment of the Gross Asset Value of each Company property pursuant to clause (b) of the definition of Gross Asset Value.

“Revised Partnership Audit Provisions” means Code Sections 6221 through 6241, as amended, together with any final or temporary Treasury Regulations, Revenue Rulings, and case law interpreting Code Sections 6221 through 6241, as amended (and any analogous provision of state or local tax law).

“Retraction Notice” is defined in Section 4.7(b)(i).

“Securities Act” means the Securities Act of 1933, and the rules and regulations promulgated thereunder, as the same may be amended from time to time (or any corresponding provisions of succeeding law).

“Securities Purchase Agreement” is defined in the recitals to this Agreement.

“Series A Early Liquidation Premium” means the amount determined in accordance with Section 11.3(b)(ii)(A)(x)(3).

“Series A Initial Closing” means the consummation of the purchase and sale of the Purchased Preferred Stock (as defined in the Securities Purchase Agreement).

“Series A Liquidation Value” means the amount determined in accordance with Section 11.3(b)(ii)(A).

“Series A Preferred Contribution Amount” is equal to (i) the Per Share Preferred Purchase Price (as defined by the Securities Purchase Agreement), multiplied by (ii) the number of shares of Purchased Preferred Stock as determined under the Securities Purchase Agreement.

“Series A Preferred Conversion” means any corresponding conversion of Series A Preferred Units upon the conversion of any shares of Series A Preferred Stock pursuant to Section 4.1(e).

“Series A Preferred Redemption” means any corresponding redemption of Series A Preferred Units upon the redemption of any shares of Series A Preferred Stock pursuant to Section 4.1(f).

“Series A Preferred Stock” means the Series A Redeemable Convertible Preferred Stock, par value $0.001 per share, of PubCo.

“Series A Preferred Unit Conversion Price” shall initially be $[•] Equal to the “Conversion Price” set forth in the Certificate of Designations. per Series A Preferred Unit and shall be subject to adjustment to the same extent that the Conversion Price (as defined in the Certificate of Designations) is adjusted pursuant to Section 8 of the Certificate of Designations.

“Series A Preferred Units” is defined in in Section 4.1(b).

“Simulated Basis” means the Gross Asset Value of any Depletable Property. The Simulated Basis of each Depletable Property shall be allocated to each Member pro rata, in accordance with the number of Common Units owned by such Member as of the time such Depletable Property is acquired by the Company (and any additions to such Simulated Basis resulting from expenditures required to be capitalized in such Simulated Basis shall be allocated among the Members in a manner designed to cause the Members’ proportionate shares of such Simulated Basis to be in accordance with their proportionate ownership of Common Units as determined at the time of any such additions), and shall be reallocated among the Members pro rata, in accordance with the number of Common Units owned by such Member as determined immediately following the occurrence of an event giving rise to an adjustment to the Gross Asset Values of the Company’s Depletable Properties pursuant to clause (b) of the definition of Gross Asset Value.

“Simulated Depletion” means, with respect to each Depletable Property, a depletion allowance computed in accordance with federal income tax principles (as if the Simulated Basis of the property were its Adjusted Basis) and in the manner specified in Treasury Regulations Section 1.704-1(b)(2)(iv)(k)(2). For purposes of computing Simulated Depletion with respect to any Depletable Property, the Simulated Basis of such property shall be deemed to be the Gross Asset Value of such property, and in no event shall such allowance, in the aggregate, exceed such Simulated Basis.

“Simulated Gain” means the amount of gain realized from the sale or other disposition of Depletable Property as calculated in Treasury Regulations Section 1.704-1(b)(2)(iv)(k)(2).

“Simulated Loss” means the amount of loss realized from the sale or other disposition of Depletable Property as calculated in Treasury Regulations Section 1.704-1(b)(2)(iv)(k)(2).

“Subsidiary” means, with respect to any specified Person, any other Person with respect to which such specified Person (a) has, directly or indirectly, the power, through the ownership of securities or otherwise, to elect a majority of directors or similar managing body or (b) beneficially owns, directly or indirectly, a majority of such Person’s Equity Securities.

“Tax Contribution Obligation” is defined in Section 10.5(c).

“Tax Matters Member” is defined in Section 10.4.

“Transfer” means, as a noun, any voluntary or involuntary, direct or indirect (whether through a change of control of the Transferor or any Person that controls the Transferor, the issuance or transfer of Equity Securities of the Transferor, by operation of law or otherwise), transfer, sale, pledge or hypothecation or other disposition and, as a verb, voluntarily or involuntarily, directly or indirectly (whether through a change of control of the Transferor or any Person that controls the Transferor, the issuance or transfer of Equity Securities of the Transferor or any Person that controls the Transferor, by operation of law or otherwise), to transfer, sell, pledge or hypothecate or otherwise dispose of. The terms “Transferee,” “Transferor,” “Transferred,” and other forms of the word “Transfer” shall have the correlative meanings.

“Transfer Agent” is defined in Section 4.7(a)(iii).

“Treasury Rate” shall mean the yield to maturity at the time of computation of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15(519) which has become publicly available at least five Business Days prior to the date fixed for redemption (or, if such Statistical Release is no longer published, any publicly available source of similar market data)) most nearly equal to the Average Assumed Distribution Period; provided, however, that if such Average Assumed Distribution Period is not equal to the constant maturity of a United States Treasury security for which a weekly average yield is given, the Company shall obtain the Treasury Rate by linear interpolation (calculated to the nearest one-twelfth of a year) from the weekly average yields of United States Treasury securities for which such yields are given, except that if the Average Assumed Distribution Period is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year shall be used; and, provided further, that the Treasury Rate shall not in any event be less than zero. For purposes of this definition, “Average Assumed Distribution Period” shall mean the average number of months (weighted based on the amount of the assumed distributions) from the applicable redemption date to the applicable Distribution Payment Date for each distribution assumed to be paid for purposes of the calculation.

“Treasury Regulations” means pronouncements, as amended from time to time, or their successor pronouncements, which clarify, interpret and apply the provisions of the Code, and which are designated as “Treasury Regulations” by the United States Department of the Treasury.

“Units” means the Units representing limited liability company interests in the Company and designated as “Units” herein, including the Common Units and the Series A Preferred Units, and shall also include any equity security issued in respect of or in exchange for Units, whether by way of dividend or other distribution, split, recapitalization, merger, rollup transaction, consolidation, conversion or reorganization.

“Unrealized Gain” attributable to any item of Company property means, as of any date of determination, the excess, if any, of (a) the Fair Market Value of such property as of such date (as determined under clause (b) of the definition of Gross Asset Value over (b) the Gross Asset Value of such property as of such date (prior to any adjustment to be made pursuant to clause (b) of the definition of Gross Asset Value as of such date.

“Unrealized Loss” attributable to any item of Company property means, as of any date of determination, the excess, if any, of (a) the Gross Asset Value of such property as of such date (prior to any adjustment to be made pursuant to clause (b) of the definition of Gross Asset Value as of such date) over (b) the Fair Market Value of such property as of such date (as determined under clause (b) of the definition of Gross Asset Value ).

“Winding-Up Member” is defined in Section 11.3(a).

Section 1.2     Interpretive ProvisionsSection 1.2     Interpretive Provisions. For all purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires:

a.	the terms defined in Section 1.1 have the meanings assigned to them in Section 1.1 and are applicable to the singular as well as the plural forms of such terms;

b.	all accounting terms not otherwise defined herein have the meanings assigned under GAAP;

c.	all references to currency, monetary values and dollars set forth herein shall mean United States (U.S.) dollars and all payments hereunder shall be made in United States dollars;

d.
when a reference is made in this Agreement to an Article, Section, Exhibit or Schedule, such reference is to an Article or Section of, or an Exhibit or Schedule to, this Agreement unless otherwise indicated;

e.	whenever the words “include”, “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation”;

f.	“or” is not exclusive;

g.	pronouns of either gender or neuter shall include, as appropriate, the other pronoun forms; and

h.	the words “hereof”, “herein” and “hereunder” and words of similar import, when used in this Agreement, refer to this Agreement as a whole and not to any particular provision of this Agreement.

ARTICLE II
ORGANIZATION OF THE LIMITED LIABILITY COMPANYARTICLE II ORGANIZATION OF THE LIMITED LIABILITY COMPANY

Section 2.1     Formation.Section 2.1     Formation. The Company has been formed and hereby

continues as a limited liability company subject to the provisions of the Act upon the terms, provisions and conditions set forth in this Agreement.

Section 2.2     Filing.Section 2.2     Filing. The Company’s Certificate of Formation has been executed and filed with the Secretary of State of the State of Delaware by an “authorized person” of the Company in accordance with the Act, such execution and filing being hereby ratified and approved in all respects. The Members shall execute such further documents (including amendments to such Certificate of Formation) and take such further action as is appropriate to comply with the requirements of Law for the formation or operation of a limited liability company in Delaware and in all states and counties where the Company may conduct its business.

Section 2.3     NameSection 2.3     Name. The name of the Company is “Earthstone Energy Holdings, LLC” and all business of the Company shall be conducted in such name or, in the discretion of the Managing Member, under any other name.

Section 2.4     Registered Office; Registered Agent.Section 2.4     Registered Office; Registered Agent. The location of the registered office of the Company in the State of Delaware is 1675 South State Street, Suite B, Dover, Delaware 19901, or at such other place as the Managing Member from time to time may select. The name and address for service of process on the Company in the State of Delaware are Capitol Services, Inc., 1675 South State Street, Suite B, Dover, Delaware 19901, or such other qualified Person as the Managing Member may designate from time to time and its business address.

Section 2.5     Principal Place of Business.Section 2.5     Principal Place of Business. The principal place of business of the Company shall be located in such place as is determined by the Managing Member from time to time.

Section 2.6     Purpose; Powers.Section 2.6     Purpose; Powers. The nature of the business or purposes to be conducted or promoted by the Company is to engage in any lawful act or activity for which limited liability companies may be formed under the Act. The Company shall have the power and authority to take any and all actions and engage in any and all activities necessary, appropriate, desirable, advisable, ancillary or incidental to the accomplishment of the foregoing purpose.

Section 2.7     Term.Section 2.7     Term. The term of the Company commenced on the date of filing of the Certificate of Formation of the Company with the office of the Secretary of State of the State of Delaware in accordance with the Act and shall continue indefinitely. The Company may be dissolved and its affairs wound up only in accordance with Article XI.

Section 2.8     Intent.Section 2.8     Intent. It is the intent of the Members that the Company be operated in a manner consistent with its treatment as a “partnership” for federal and state income tax purposes. It is also the intent of the Members that the Company not be operated or treated as a “partnership” for purposes of Section 303 of the Federal Bankruptcy Code. Neither the Company nor any Member shall take any action inconsistent with the express intent of the parties hereto as set forth in this Section 2.8.

ARTICLE III
REORGANIZATION TRANSACTIONSARTICLE III REORGANIZATION TRANSACTIONS

Section 3.1     Transactions In Connection With the Class A Reorganization.Section 3.1     Transactions In Connection With the Class A Reorganization.

a.	Effective immediately prior to the Effective Time, the Members consummated the recapitalization of the Company contemplated by Article II of the Contribution Agreement and took the other actions contemplated in the Contribution Agreement. Immediately following such recapitalization, the Members of the Company and the Units held by each such Member were as set forth on Exhibit A hereto.

b.	Effective immediately following the Effective Time, PubCo consummated the Class A Conversion and PubCo and Bold consummated the Class B Purchase.

c.
Immediately following the consummation of the Class A Conversion and Class B Purchase, and in accordance with the terms of the Contribution Agreement, (i) PubCo and Lynden contributed, transferred, assigned and delivered all of their right, title and interest in all of their assets, as more particularly described in Exhibit A, and (ii) Bold contributed, transferred, assigned and delivered all of its right, title and interest in all of its assets, as more particularly described in Exhibit A, to the Company in exchange for the number of Units set forth opposite such party’s name in Exhibit A.

Section 3.2    Transactions in Connection With the Securities Purchase Agreement. In accordance with Section 4.1(e) of this Agreement, effective concurrently with the Closing (as defined in the Securities Purchase Agreement), the Company shall issue to PubCo a number of Series A Preferred Units in an amount equal to the number of shares of Series A Preferred Stock issued by PubCo at the Closing, in exchange for the corresponding contribution by PubCo to the Company of the net proceeds received by PubCo from the sale of such shares of Series A Preferred Stock at the Closing; provided that PubCo’s Capital Account shall be increased by an amount equal to any such discounts, commissions and fees relating to such sale of shares of Series A Preferred Stock in accordance with Section 7.9.

ARTICLE IV
OWNERSHIP AND CAPITAL CONTRIBUTIONS; CAPITAL ACCOUNTSARTICLE IV OWNERSHIP AND CAPITAL CONTRIBUTIONS; CAPITAL ACCOUNTS

Section 4.1     Authorized Units; General Provisions With Respect to Units.Section 4.1     Authorized Units; General Provisions With Respect to Units.

a.
Subject to the provisions of this Agreement, the Company shall be authorized to issue from time to time such number of Units and such other Equity Securities as the Managing Member shall determine in accordance with Section 4.3. Each authorized Unit may be issued pursuant to such agreements as the Managing Member shall approve, including pursuant to options and warrants.

b.
As of the date of this Agreement, the Company shall have two authorized classes of Units, consisting of units of limited liability company interests denominated as “Common Units” and “Preferred Units.” As of the date of this Agreement, the Preferred Units shall consist of one series, designated as the Series A Redeemable Convertible Preferred Units (the “Series A Preferred Units”). All Common Units shall be identical and all Series A Preferred Units shall be identical (except as otherwise provided in Section 4.3).

c.
Initially, none of the Units will be represented by certificates. If the Managing Member determines that it is in the interest of the Company to issue certificates representing the Units, certificates will be issued and the Units will be represented by those certificates, and this Agreement shall be amended as necessary or desirable to reflect the issuance of certificated Units for purposes of the Uniform Commercial Code. Nothing contained in this Section 4.1(c) shall be deemed to authorize or permit any Member to Transfer its Units except as otherwise permitted under this Agreement.

d.
The total number of Units issued and outstanding and held by the Members immediately following the consummation of the Closing (as defined in the Securities Purchase Agreement) is set forth on Exhibit B (as amended from time to time in accordance with the terms of this Agreement) as of the date set forth therein.

e.
If at any time PubCo issues a share of its Class A Stock or any other Equity Security of PubCo (other than shares of Class B Stock), (i) the Company shall concurrently issue to PubCo one Common Unit (if PubCo issues a share of Class A Stock), or such other Equity Security of the Company (if PubCo issues Equity Securities other than Class A Stock) corresponding to the Equity Securities issued by PubCo, and with substantially the same rights to dividends and distributions (including distributions upon liquidation) and other economic rights as those of such Equity Securities of PubCo to be issued, and (ii) PubCo shall concurrently contribute to the Company the net proceeds received by PubCo, if any, for such share of Class A Stock or other Equity Security; provided, however, that if PubCo issues any shares of Class A Stock in order to purchase or fund the purchase from a Member of a number of Common Units (and shares of Class B Stock) equal to the number of shares of Class A Stock so issued, then the Company shall not issue any new Common Units in connection therewith, PubCo shall not be required to transfer such net proceeds to the Company, and such net proceeds shall instead be transferred to such Member as consideration for such purchase. Notwithstanding the foregoing, this Section 4.1(e) shall not apply to the issuance and distribution to holders of shares of PubCo Stock of rights to purchase Equity Securities of PubCo under a “poison pill” or similar shareholders rights plan (and upon any redemption of Common Units for Class A Stock, such Class A Stock will be issued together with a corresponding right under such plan), or to the issuance under PubCo’s employee benefit plans of any warrants, options, other rights to acquire Equity Securities of PubCo or rights or property that may be converted into or settled in Equity Securities of PubCo, but shall in each of the foregoing cases apply to the issuance of Equity Securities of PubCo in connection with the exercise or settlement of such rights, warrants, options or other rights or property. Except pursuant to Section 4.7, (x) the Company may not issue any additional Common Units to PubCo or any of its Subsidiaries unless substantially simultaneously therewith PubCo or such Subsidiary issues or sells an equal number of shares of PubCo’s Class A Stock to another Person, and (y) the Company may not issue any additional Equity Securities of the Company to PubCo or any of its Subsidiaries unless substantially simultaneously PubCo or such Subsidiary issues or sells, to another Person, an equal number of shares of a new or existing class or series of Equity Securities of PubCo or such Subsidiary with substantially the same rights to dividends and distributions (including distributions upon liquidation) and other economic rights as those of such Equity Securities of the Company. If at any time PubCo issues Debt Securities, PubCo shall transfer to the Company (in a manner to be determined by the Manager Member in its reasonable discretion) the proceeds received by PubCo in exchange for such Debt Securities in a manner that directly or indirectly burdens the Company with the repayment of the Debt Securities. In the event any Equity Security outstanding at PubCo (including any series of Preferred Stock) is exercised, settled or otherwise converted and, as a result, any shares of Class A Stock or other Equity Securities of PubCo are issued, the corresponding Equity Security outstanding at the Company (including any series of Preferred Units) shall be similarly exercised, settled or otherwise converted, as applicable, and an equivalent number of Common Units or other Equity Securities of the Company shall be issued to PubCo as contemplated by the first sentence of this Section 4.1(e).

f.
PubCo or any of its Subsidiaries, other than the Company, may not redeem, repurchase or otherwise acquire (i) any shares of Class A Stock (including upon forfeiture of any unvested shares of Class A Stock) unless substantially simultaneously the Company redeems, repurchases or otherwise acquires from PubCo or such Subsidiary an equal number of Common Units for the same price per security or (ii) any other Equity Securities of PubCo unless substantially simultaneously the Company redeems, repurchases or otherwise acquires from PubCo an equal number of Equity Securities of PubCo of a corresponding class or series with substantially the same rights to dividends and distributions (including distributions upon liquidation) and other economic rights as those of such Equity Securities of PubCo for the same price per security. The Company may not redeem, repurchase or otherwise acquire (A) except pursuant to Section 4.7, any Common Units from PubCo or any of its Subsidiaries unless substantially simultaneously PubCo or such Subsidiary redeems, repurchases or otherwise acquires an equal number of shares of Class A Stock for the same price per security from holders thereof, or (B) any other Equity Securities of the Company from PubCo or any of its Subsidiaries unless substantially simultaneously PubCo or such Subsidiary redeems, repurchases or otherwise acquires for the same price per security an equal number of Equity Securities of PubCo of a corresponding class or series with substantially the same rights to dividends and distributions (including distribution upon liquidation) and other economic rights as those of such Equity Securities of PubCo. Notwithstanding the foregoing, to the extent that any consideration payable by PubCo in connection with the conversion, redemption or repurchase of any shares of Class A Stock or other Equity Securities of PubCo or any of its Subsidiaries consists (in whole or in part) of cash, shares of Class A Stock or such other Equity Securities (including, for the avoidance of doubt, in connection with the cashless exercise of an option or warrant), then the conversion, redemption or repurchase of the corresponding Units or other Equity Securities of the Company shall be effectuated in an equivalent manner.

g.
The Company shall not in any manner effect any subdivision (by any equity split, equity distribution, reclassification, recapitalization or otherwise) or combination (by reverse equity split, reclassification, recapitalization or otherwise) of the outstanding Units or any class thereof unless accompanied by an identical subdivision or combination, as applicable, of the outstanding PubCo Stock or applicable class thereof, with corresponding changes made with respect to any other exchangeable or convertible securities. PubCo shall not in any manner effect any subdivision (by any stock split, stock dividend, reclassification, recapitalization or otherwise) or combination (by reverse stock split, reclassification, recapitalization or otherwise) of the outstanding PubCo Stock or any class thereof unless accompanied by an identical subdivision or combination, as applicable, of the outstanding Units or applicable class thereof, with corresponding changes made with respect to any other exchangeable or convertible securities.

Section 4.2     Voting Rights.Section 4.2     Voting Rights. No Member has any voting or consent right except with respect to those matters expressly requiring the approval of Members under this Agreement. Each Unit will entitle the holder thereof to one vote on all matters to be voted on by the Members. Except as otherwise expressly provided in this Agreement, the holders of Common Units having voting rights will vote together as a single class on all matters to be approved by the Members.

Section 4.3     Capital Contributions; Unit Ownership.Section 4.3     Capital Contributions; Unit Ownership.

a.	Capital Contributions. Except as otherwise set forth in Section 4.1(e), no Member shall be required to make additional Capital Contributions.

b.
Issuance of Additional Units or Interests. Except as otherwise expressly provided in this Agreement, the Managing Member shall have the right to authorize and cause the Company to issue on such terms (including price) as may be determined by the Managing Member (i) subject to the limitations of Section 4.1, additional Units or other Equity Securities in the Company (including creating preferred interests or other classes or series of interests having such rights, preferences and privileges as determined by the Managing Member, which rights, preferences and privileges may be senior to the Units), and (ii) obligations, evidences of Indebtedness or other securities or interests convertible or exchangeable for Units or other Equity Securities in the Company; provided that, at any time following the date hereof, in each case the Company shall not issue Equity Securities in the Company to any Person unless such Person shall have executed a counterpart to this Agreement and all other documents, agreements or instruments deemed necessary or desirable in the discretion of the Managing Member. Upon such issuance and execution, such Person shall be admitted as a Member of the Company. Subject to Section 12.1, the Managing Member is hereby authorized to amend this Agreement to set forth the designations, preferences, rights, powers and duties of such additional Units or other Equity Securities in the Company, or such other amendments that the Managing Member determines to be otherwise necessary or appropriate in connection with the creation, authorization or issuance of, any class or series of Units or other Equity Securities in the Company pursuant to this Section 4.3(b); provided that, notwithstanding the foregoing, the Managing Member shall have the right to amend this Agreement as set forth in this sentence without the approval of any other Person (including any Member) and notwithstanding any other provision of this Agreement (including Section 12.1) if such amendment is necessary in order to consummate any offering of shares of PubCo Stock or other Equity Securities of PubCo provided that the designations, preferences, rights, powers and duties of any such additional Units or other Equity Securities of the Company as set forth in such amendment are substantially similar to those applicable to such shares of PubCo Stock or other Equity Securities of PubCo.

Section 4.4     Capital AccountsSection 4.4     Capital Accounts. A Capital Account shall be maintained for each Member in accordance with the provisions of Treasury Regulations Section 1.704-1(b)(2)(iv) and, to the extent consistent with such regulations, the other provisions of this Agreement. Each Member’s Capital Account shall be (a) increased by (i) allocations to such Member of Profits pursuant to Section 5.1 and any other items of income or gain allocated to such Member pursuant to Section 5.2, (ii) the amount of cash or the initial Gross Asset Value of any asset (net of any Liabilities assumed by the Company and any Liabilities to which the asset is subject) contributed to the Company by such Member, and (iii) any other increases allowed or required by Treasury Regulations Section 1.704-1(b)(2)(iv), and (b) decreased by (i) allocations to such Member of Losses pursuant to Section 5.1 and any other items of deduction or loss allocated to such Member pursuant to the provisions of Section 5.2, (ii) the amount of any cash or the Gross Asset Value of any asset (net of any Liabilities assumed by the Member and any Liabilities to which the asset is subject) distributed to such Member, and (iii) any other decreases allowed or required by Treasury Regulations Section 1.704-1(b)(2)(iv). In the event of a Transfer of Units made in accordance with this Agreement, the Capital Account of the Transferor that is attributable to the Transferred Units shall carry over to the Transferee Member in accordance with the provisions of Treasury Regulations Section 1.704-1(b)(2)(iv)(l). For the avoidance of doubt, the Series A Preferred Units will be treated as a partnership interest in the Company that is “convertible equity” within the meaning of Treasury Regulation Section 1.721-2(g)(3). The initial Capital Account balance in respect of each Series A Preferred Unit shall be the Series A Preferred Contribution Amount, as such amount may be adjusted in accordance with the Securities Purchase Agreement.

Section 4.5     Reserved.Section 4.5     Reserved.

Section 4.6     Other Matters.Section 4.6     Other Matters.

a.	No Member shall demand or receive a return on or of its Capital Contributions or resign from the Company without the consent of the Managing Member. Under circumstances requiring a return of any Capital Contributions, no Member has the right to receive property other than cash.

b.
No Member shall receive any interest, salary, compensation, draw or reimbursement with respect to its Capital Contributions or its Capital Account, or for services rendered or expenses incurred on behalf of the Company or otherwise in its capacity as a Member, except as otherwise provided in Section 7.9 or otherwise contemplated by this Agreement.

c.
The Liability of each Member shall be limited as set forth in the Act and other applicable Law and, except as expressly set forth in this Agreement or required by Law, no Member (or any of its Affiliates) shall be personally liable, whether to the Company, to any of the other Members, to the creditors of the Company, or to any other third party, for any debt or Liability of the Company, whether arising in contract, tort or otherwise, solely by reason of being a Member of the Company.

d.
Except as otherwise required by the Act, a Member shall not be required to restore a deficit balance in its Capital Account, to lend any funds to the Company or, except as otherwise set forth herein, to make any additional contributions or payments to the Company.

e.	The Company shall not be obligated to repay any Capital Contributions of any Member.

Section 4.7     Redemption of Common Units.Section 4.7     Redemption of Units.

a.
(i) Each Redeeming Member shall be entitled to cause the Company to redeem, at any time and from time to time, all or any portion of such Member’s Common Units (together with the transfer and surrender of the same number of shares of Class B Stock) for an equivalent number of shares of Class A Stock (a “Redemption”) or, at the Company’s election made in accordance with Section 4.7(a)(iv), cash equal to the Cash Election Amount calculated with respect to such Redemption, upon the terms and subject to the conditions set forth in this Section 4.7. Upon the Redemption by a Member of all of its Common Units, if the Member does not hold any other Units, such Member shall, for the avoidance of doubt, cease to be a Member of the Company.

(ii) Each Redeeming Member shall be permitted to effect a redemption of Common Units pursuant to Section 4.7(a)(i) that involves less than 25% of its Common Units no more frequently than on a quarterly basis; provided, however, that if a Redeeming Member provides a Redemption Notice with respect to all of the Common Units held by such Redeeming Member, such Redemption may occur at any time, subject to this Section 4.7; provided, further, that the Managing Member may, in its sole discretion and at any time, permit any Member to effect a redemption of a lesser number of Common Units.

(iii) In order to exercise the redemption right under Section 4.7(a)(i), the redeeming Member (the “Redeeming Member”) shall provide written notice (the “Redemption Notice”) to the Company, with a copy to PubCo (the date of delivery of such Redemption Notice, the “Redemption Notice Date”), stating (i) the number of Common Units (together with the transfer and surrender of an equal number of shares of Class B Stock) the Redeeming Member elects to have the Company redeem, (ii) if the shares of Class A Stock to be received are to be issued other than in the name of the Redeeming Member, the name(s) of the Person(s) in whose name or on whose order the shares of Class A Stock are to be issued, and (iii) if the Redeeming Member requires the Redemption to take place on a specific date, such date, provided that, any such specified date shall not be earlier than the date that would otherwise apply pursuant to clause (i) of the definition of Redemption Date. If the Common Units to be redeemed (or the shares of Class B Stock to be transferred and surrendered) by the Redeeming Member are represented by a certificate or certificates, prior to the Redemption

Date, the Redeeming Member shall also present and surrender such certificate or certificates representing such Common Units (or shares of Class B Stock) during normal business hours at the principal executive offices of the Company, or if any agent for the registration or transfer of Class A Stock is then duly appointed and acting (the “Transfer Agent”), at the office of the Transfer Agent. If required by the Managing Member, any certificate for Common Units and any certificate for shares of Class B Stock (in each case, if certificated) surrendered to the Company hereunder shall be accompanied by instruments of transfer, in forms reasonably satisfactory to the Managing Member and the Transfer Agent, duly executed by the Redeeming Member or the Redeeming Member’s duly authorized representative.

(iv) Upon receipt of a Redemption Notice, the Company shall be entitled to elect (a “Cash Election”) to settle the Redemption by delivering to the Redeeming Member, in lieu of the applicable number of shares of Class A Stock that would be received in such Redemption, an amount of cash equal to the Cash Election Amount for such Redemption. In order to make a Cash Election with respect to a Redemption, the Company must provide written notice of such election to the Redeeming Member (with a copy to PubCo) prior to 1:00 p.m., Houston time, on the second Business Day after the Redemption Notice Date. If the Company fails to provide such written notice prior to such time, it shall not be entitled to make a Cash Election with respect to such Redemption.

(v) For U.S. federal income (and applicable state and local) tax purposes, each of the Redeeming Member, the Company and PubCo, as the case may be, agree to treat each Redemption and, in the event a De Minimis Redemption Right is exercised or PubCo exercises its Call Right, each transaction between the Redeeming Member and PubCo, as a sale of the Redeeming Member’s Common Units (together with the same number of shares of Class B Stock) to PubCo in exchange for shares of Class A Stock or cash, as applicable. Accordingly, for purposes of clarity, the parties agree that any Redemption shall be treated as a transfer of an interest in a partnership by sale or exchange within the meaning of Code Section 743(b).

b.
(i) The Redemption shall be completed on the Redemption Date; provided that the Company, PubCo and the Redeeming Member may change the number of Common Units specified in the Redemption Notice to be redeemed and/or the Redemption Date to another number and/or date by unanimous agreement signed in writing by each of them; provided further that a Redemption Notice may specify that the Redemption is to be contingent (including as to timing) upon the consummation of a purchase by another Person (whether in a tender or exchange offer, an underwritten offering or otherwise) of the shares of Class A Stock for which the Common Units are redeemable, or the closing of an announced merger, consolidation or other transaction or event in which the shares of Class A Stock would be exchanged or converted or become exchangeable for or convertible into cash or other securities or property, provided that the foregoing shall not apply to any Redemption with respect to which the Company has made a valid Cash Election. Provided the Company has not made a valid Cash Election, the Redeeming Member may retract its Redemption Notice by giving written notice (the “Retraction Notice”) to the Company (with a copy to PubCo) at any time prior to the Redemption Date. The timely delivery of a Retraction Notice shall terminate all of the Redeeming Member’s, the Company’s and PubCo’s rights and obligations arising from the retracted Redemption Notice.

(ii) Unless the Redeeming Member has timely delivered a Retraction Notice as provided in Section 4.7(b)(i) or PubCo has elected its Call Right pursuant to Section 4.7(f), on the Redemption Date (to be effective immediately prior to the close of business on the Redemption Date) (A) the Redeeming Member shall transfer and surrender the Common Units to be redeemed (and a corresponding number of shares of Class B Stock) to the Company, in each case free and clear of all liens and encumbrances,

(B) PubCo shall contribute to the Company the consideration the Redeeming Member is entitled to receive under Section 4.7(a)(i), (C) the Company shall (x) cancel the redeemed Common Units, (y) transfer to the Redeeming Member the consideration the Redeeming Member is entitled to receive under Section 4.7(a)(i), and (z) if the Common Units are certificated, issue to the Redeeming Member a certificate for a number of Common Units equal to the difference (if any) between the number of Common Units evidenced by the certificate surrendered by the Redeeming Member pursuant to clause (ii)(A) of this Section 4.7(b) and the number of redeemed Common Units, (D) the Company shall issue to PubCo a number of Common Units equal to the number of Common Units surrendered by the Redeeming Member, and (E) PubCo shall cancel the surrendered shares of Class B Stock. Notwithstanding any other provisions of this Agreement to the contrary, in the event that the Company makes a valid Cash Election, PubCo shall only be obligated to contribute to the Company an amount in cash equal to the net proceeds (after deduction of any underwriters’ discounts or commissions and brokers’ fees or commissions) from the sale by PubCo of a number of shares of Class A Stock equal to the number of Common Units and Class B Stock to be redeemed with such cash; provided that PubCo’s Capital Account shall be increased by an amount equal to any such discounts, commissions and fees relating to such sale of shares of Class A Stock in accordance with Section 7.9; provided further, that the contribution of such net proceeds shall in no event affect the Redeeming Member’s right to receive the Cash Election Amount.

c.
If (i) there is any reclassification, reorganization, recapitalization or other similar transaction pursuant to which the shares of Class A Stock are converted or changed into another security, securities or other property, or (ii) PubCo shall, by dividend or otherwise, distribute to all holders of the shares of Class A Stock evidences of its indebtedness or assets, including securities (including shares of Class A Stock and any rights, options or warrants to all holders of the shares of Class A Stock to subscribe for or to purchase or to otherwise acquire shares of Class A Stock, or other securities or rights convertible into, exchangeable for or exercisable for shares of Class A Stock) but excluding any cash dividend or distribution as well as any such distribution of indebtedness or assets received by PubCo from the Company in respect of the Units, then upon any subsequent Redemption, in addition to the shares of Class A Stock or the Cash Election Amount, as applicable, each Member shall be entitled to receive the amount of such security, securities or other property that such Member would have received if such Redemption had occurred immediately prior to the effective date of such reclassification, reorganization, recapitalization, other similar transaction, dividend, or other distribution, taking into account any adjustment as a result of any subdivision (by any split, distribution or dividend, reclassification, reorganization, recapitalization or otherwise) or combination (by reverse split, reclassification, recapitalization or otherwise) of such security, securities or other property that occurs after the effective time of such reclassification, reorganization, recapitalization or other similar transaction. For the avoidance of doubt, if there is any reclassification, reorganization, recapitalization or other similar transaction in which the shares of Class A Stock are converted or changed into another security, securities or other property, or any dividend or distribution (other than an excluded dividend or distribution, as described above), this Section 4.7 shall continue to be applicable, mutatis mutandis, with respect to such security or other property. This Agreement shall apply to the Units held by the Members and their Permitted Transferees as of the date hereof, as well as any Units hereafter acquired by a Member and his or her or its Permitted Transferees.

d.
PubCo shall at all times keep available, solely for the purpose of issuance upon a Redemption, out of its authorized but unissued shares of Class A Stock or other Equity Securities, such number of shares of Class A Stock that shall be issuable upon the Redemption of all outstanding Common Units (other than those Common Units held by PubCo or any Subsidiary of PubCo); provided, that nothing contained herein shall be construed to preclude PubCo from satisfying its obligations with respect of a Redemption by delivery of shares of Class A Stock or other Equity Securities that are held in the treasury of PubCo. PubCo covenants that all shares of Class A Stock and other Equity Securities that shall be issued upon a Redemption shall, upon issuance thereof, be validly issued, fully paid and non-assessable. In addition, for so long as the shares of Class A Stock or other Equity Securities are listed on a National Securities Exchange, PubCo shall use its commercially reasonable efforts to cause all shares of Class A Stock and such other Equity Securities issued upon an Exchange to be listed on such National Securities Exchange at the time of such issuance.

e.
The issuance of shares of Class A Stock or other Equity Securities upon a Redemption shall be made without charge to the Redeeming Member for any stamp or other similar tax in respect of such issuance; provided, however, that if any such shares of Class A Stock or other Equity Securities are to be issued in a name other than that of the Redeeming Member, then the Person or Persons in whose name the shares are to be issued shall pay to PubCo the amount of any tax that may be payable in respect of any transfer involved in such issuance or shall establish to the satisfaction of PubCo that such tax has been paid or is not payable.

f.
(i) Notwithstanding anything to the contrary in this Section 4.7, but subject to Section 4.7(g), a Redeeming Member shall be deemed to have offered to sell its Common Units as described in the Redemption Notice to PubCo, and PubCo may, in its sole discretion, by means of delivery of Call Election Notice in accordance with, and subject to the terms of, Section 4.7(f), elect to purchase directly and acquire such Common Units (together with the transfer and surrender of the same number of shares of Class B Stock) on the Redemption Date by paying to the Redeeming Member (or, on the Redeeming Member’s written order, its designee) that number of shares of Class A Stock the Redeeming Member (or its designee) would otherwise receive pursuant to Section 4.7(a)(i) or, at PubCo’s election, an amount of cash equal to the Cash Election Amount of such shares of Class A Stock (the “Call Right”), whereupon PubCo shall acquire the Common Units offered for Redemption by the Redeeming Member (together with the transfer and surrender of the same number of shares of Class B Stock) and shall be treated for all purposes of this Agreement as the owner of such Common Units and shares of Class B Stock and the Class B Stock shall thereafter be cancelled.

(ii) PubCo may, at any time prior to the Redemption Date, in its sole discretion deliver written notice (a “Call Election Notice”) to the Company and the Redeeming Member setting forth its election to exercise its Call Right. A Call Election Notice may be revoked by PubCo at any time; provided that any such revocation does not prejudice the ability of the parties to consummate a Redemption on the Redemption Date. Except as otherwise provided by Section 4.7(f), an exercise of the Call Right shall be consummated pursuant to the same timeframe and in the same manner as the relevant Redemption would have been consummated if PubCo had not delivered a Call Election Notice.

(iii) Notwithstanding anything to the contrary in this Section 4.7, but subject to Section 4.7(f)(i), the Company may, at any time and from time to time, in its sole discretion, deliver written notice to any De Minimis Member setting forth the Company’s election to exercise its right to redeem all, but not less than all, of such De Minimis Member’s Common Units (together with the transfer and surrender of the same number of shares of Class B Stock) (a “De Minimis Redemption Right”) as if the applicable De Minimis Member provided a Redemption Notice hereunder. An exercise of a De Minimis Redemption Right shall be consummated pursuant to the same timeframe and in the same manner as a Redemption would have been consummated under Section 4.7(f)(i) above.

g.
In the event that a tender offer, share exchange offer, issuer bid, take-over bid, recapitalization or similar transaction with respect to shares of Class A Stock (a “PubCo Offer”) is proposed by PubCo or is proposed to PubCo or its stockholders and approved by the board of directors of PubCo or is otherwise effected or to be effected with the consent or approval of the board of directors of PubCo, the Members (other than PubCo) shall be permitted to participate in such PubCo Offer by delivery of a contingent Redemption Notice in accordance with the second proviso of Section 4.7(b)(i). In the case of a PubCo Offer proposed by PubCo, PubCo will use its reasonable best efforts expeditiously and in good faith to take all such actions and do all such things as are necessary or desirable to enable and permit the Members to participate in such PubCo Offer to the same extent or on an economically equivalent basis as the holders of shares of Class A Stock without discrimination; provided that, without limiting the generality of this sentence, PubCo will use its commercially reasonable efforts expeditiously and in good faith to ensure that such Members may participate in each such PubCo Offer without being required to redeem Common Units (or, if so required, to ensure that any such Redemption shall be effective only upon, and shall be conditional upon, the closing of such PubCo Offer). In no event shall Members (other than PubCo) be entitled to receive in such PubCo Offer aggregate consideration for each Common Unit that is greater than the consideration payable in respect of each share of Class A Stock in connection with a PubCo Offer.

h.
No Redemption shall impair the right of the Redeeming Member to receive any distributions payable on the Common Units so redeemed in respect of a record date that occurs prior to the Redemption Date for such Redemption. For the avoidance of doubt, no Redeeming Member, or a Person designated by an Redeeming Member to receive shares of Class A Stock, shall be entitled to receive, with respect to such record date, distributions or dividends both on Common Units redeemed by such Redeeming Member and on shares of Class A Stock received by such Redeeming Member, or other Person so designated, if applicable, in such Redemption.

i.
Any Common Units acquired by the Company under this Section 4.7 and transferred by the Company to PubCo shall remain outstanding and shall not be cancelled as a result of their acquisition by the Company. Notwithstanding any other provision of this Agreement, PubCo shall be automatically admitted as a member of the Company with respect to any Common Units or other Equity Securities in the Company it receives under this Agreement (including under this Section 4.7 in connection with any Redemption).

ARTICLE V
ALLOCATIONS OF PROFITS AND LOSSESARTICLE V ALLOCATIONS OF PROFITS AND LOSSES

Section 5.1     Profits and Losses.Section 5.1     Profits and Losses. After giving effect to the allocations under Section 5.2, Profits and Losses (and, to the extent determined by the Managing Member to be necessary and appropriate to achieve the resulting Capital Account balances described below, any allocable items of income, gain, loss, deduction or credit includable in the computation of Profits and Losses) for each Fiscal Year or other taxable period shall be allocated among the Members during such Fiscal Year or other taxable period in a manner such that, after giving effect to the special allocations set forth in Sections 5.2 and all distributions through the end of such Fiscal Year or other taxable period, the Capital Account balance of each Member, immediately after making such allocation, is, as nearly as possible, equal to (a) the amount such Member would receive pursuant to Section 11.3(b) if all assets of the Company on hand at the end of such Fiscal Year or other taxable period were sold for cash equal to their Gross Asset Values, all liabilities of the Company were satisfied in cash in accordance with their terms (limited with respect to each nonrecourse liability to the Gross Asset Value of the assets securing such liability), and all remaining or resulting cash was distributed, in accordance with Section 11.3(b), to the Members immediately after making such allocation, minus (b) the sum of (i) such Member’s share of Company Minimum Gain and Member Minimum Gain, computed immediately prior to the hypothetical sale of assets and (ii) the amount, if any, any such Member is treated as obligated to contribute to the Company computed immediately after the hypothetical sale of assets; provided, however, that for purposes of this Section 5.1 the Series A Early Liquidation Premium shall not be taken into account in determining the amount a holder of Series A Preferred Units would receive under Section 11.3(b).

Section 5.2     Special Allocations.Section 5.2     Special Allocations.

a.
Nonrecourse Deductions for any Fiscal Year or other taxable period shall be specially allocated to the Members in the manner excess nonrecourse liabilities of the Company are allocated pursuant to Section 5.5(d). The amount of Nonrecourse Deductions for a Fiscal Year or other taxable period shall equal the excess, if any, of the net increase, if any, in the amount of Company Minimum Gain during that Fiscal Year or other taxable period over the aggregate amount of any distributions during that Fiscal Year or other taxable period of proceeds of a Nonrecourse Liability that are allocable to an increase in Company Minimum Gain, determined in accordance with the provisions of Treasury Regulations Section 1.704-2(d).

b.
Any Member Nonrecourse Deductions for any Fiscal Year or other taxable period shall be specially allocated to the Member who bears economic risk of loss with respect to the Member Nonrecourse Debt to which such Member Nonrecourse Deductions are attributable in accordance with Treasury Regulations Section 1.704-2(i). If more than one Member bears the economic risk of loss for such Member Nonrecourse Debt, the Member Nonrecourse Deductions attributable to such Member Nonrecourse Debt shall be allocated among the Members according to the ratio in which they bear the economic risk of loss. This Section 5.2(b) is intended to comply with the provisions of Treasury Regulations Section 1.704-2(i) and shall be interpreted consistently therewith.

c.
Notwithstanding any other provision of this Agreement to the contrary, if there is a net decrease in Company Minimum Gain during any Fiscal Year or other taxable period (or if there was a net decrease in Company Minimum Gain for a prior Fiscal Year or other taxable period and the Company did not have sufficient amounts of income and gain during prior periods to allocate among the Members under this Section 5.2(c)), each Member shall be specially allocated items of Company income and gain for such Fiscal Year or other taxable period in an amount equal to such Member’s share of the net decrease in Company Minimum Gain during such year (as determined pursuant to Treasury Regulations Section 1.704-2(g)(2)). This Section 5.2(c) is intended to constitute a minimum gain chargeback under Treasury Regulations Section 1.704-2(f) and shall be interpreted consistently therewith.

d.
Notwithstanding any other provision of this Agreement except Section 5.2(c), if there is a net decrease in Member Minimum Gain during any Fiscal Year or other taxable period (or if there was a net decrease in Member Minimum Gain for a prior Fiscal Year or other taxable period and the Company did not have sufficient amounts of income and gain during prior periods to allocate among the Members under this Section 5.2(d)), each Member shall be specially allocated items of Company income and gain for such year in an amount equal to such Member’s share of the net decrease in Member Minimum Gain (as determined pursuant to Treasury Regulations Section 1.704-2(i)(4)). This Section 5.2(d) is intended to constitute a partner nonrecourse debt minimum gain chargeback under Treasury Regulations Section 1.704-2(i)(4) and shall be interpreted consistently therewith.

e.
Notwithstanding any provision hereof to the contrary except Section 5.2(a) and Section 5.2(b), no Losses or other items of loss or expense shall be allocated to any Member to the extent that such allocation would cause such Member to have an Adjusted Capital Account Deficit (or increase any existing Adjusted Capital Account Deficit) at the end of such Fiscal Year. All Losses and other items of loss and expense in excess of the limitation set forth in this Section 5.2(e) shall be allocated to the Members who do not have an Adjusted Capital Account Deficit in proportion to their relative positive Adjusted Capital Accounts but only to the extent that such Losses and other items of loss and expense do not cause any such Member to have an Adjusted Capital Account Deficit.

f.
Notwithstanding any provision hereof to the contrary except Section 5.2(c) and Section 5.2(d), in the event any Member unexpectedly receives any adjustment, allocation or distribution described in paragraph (4), (5) or (6) of Treasury Regulations Section 1.704-1(b)(2)(ii)(d), items of income and gain (consisting of a pro rata portion of each item of income, including gross income, and gain for the Fiscal Year or other taxable period) shall be specially allocated to such Member in an amount and manner sufficient to eliminate any Adjusted Capital Account Deficit of that Member as quickly as possible; provided that an allocation pursuant to this Section 5.2(f) shall be made only if and to the extent that such Member would have an Adjusted Capital Account Deficit after all other allocations provided for in this Article V have been tentatively made as if this Section 5.2(f) were not in this Agreement. This Section 5.2(f) is intended to constitute a qualified income offset under Treasury Regulations Section 1.704-1(b)(2)(ii)(d) and shall be interpreted consistently therewith.

g.
If any Member has a deficit balance in its Capital Account at the end of any Fiscal Year or other taxable period that is in excess of the sum of (i) the amount that such Member is obligated to restore and (ii) the amount that the Member is deemed to be obligated to restore pursuant to the penultimate sentence of Treasury Regulations Sections 1.704-2(g)(1) and (i)(5), that Member shall be specially allocated items of Company income, gain and Simulated Gain in the amount of such excess as quickly as possible, provided that an allocation pursuant to this Section 5.2(g) shall be made only if and to the extent that such Member would have a deficit balance in its Capital Account in excess of such sum after all other allocations provided for in this Article V have been made as if Section 5.2(f) and this Section 5.2(g) were not in this Agreement.

h.
To the extent an adjustment to the adjusted tax basis of any Company asset pursuant to Code Sections 734(b) or 743(b) is required, pursuant to Treasury Regulations Section 1.704-1(b)(2)(iv)(m)(2) or 1.704-1(b)(2)(iv)(m)(4), to be taken into account in determining Capital Accounts as a result of a distribution to any Member in complete liquidation of such Member’s Interest in the Company, the amount of such adjustment to the Capital Accounts shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases such basis) and such item of gain or loss shall be allocated to the Members in accordance with Treasury Regulations Section 1.704-1(b)(2)(iv)(m)(2) if such section applies or to the Member to whom such distribution was made if Treasury Regulations Section 1.704-1(b)(2)(iv)(m)(4) applies.

i.
Simulated Depletion for each Depletable Property, and Simulated Loss upon the Disposition of a Depletable Property, shall be allocated among the Members in proportion to their shares of the Simulated Basis in such property.

j.	Notwithstanding any other provision of this Article V (other than the Regulatory Allocations), prior to all other allocations:
(i) Items of Company gross income and gain shall be allocated to the Series A Preferred Units until the aggregate amount of gross income and gain allocated to such Series A Preferred Units pursuant hereto for the current taxable period and all previous taxable periods is equal to the cumulative amount of the sum of (without duplication): (i) all Cash Distributions made with respect to such Series A Preferred Unit pursuant to Section 6.1(a)(ii), and (ii) the sum of the Accrued Distributions on all of the outstanding Series A Preferred Units, in each case as of the end of the current taxable period.
(ii) if (A) the date on which a Liquidating Event occurs there is at least one outstanding Series A Preferred Unit and (B) after having made all other allocations provided for in this Section 5.2 for the taxable period in which the Liquidating Event occurs, the Per Unit Capital Amount of each Series A Preferred Unit would not equal or exceed the Series A Liquidation Value, then items of income, gain, loss and deduction for such taxable period shall instead be allocated among the Members in a manner determined appropriate by the Managing Member so as to cause, to the maximum extent possible, the Per Unit Capital Amount in respect of each Series A Preferred Unit to equal the Series A Liquidation Value (and no other allocation pursuant to this Agreement shall reverse the effect of such allocation). In the event that (x) the date on which a Liquidating Event occurs is on or before the date (not including any extension of time) prescribed by law for the filing of the Company’s federal income tax return for the taxable period immediately prior to the taxable period in which the Liquidating Event occurs and (y) the reallocation of items for the taxable period in which the Liquidation Event occurs as set forth above in this Section 5.2(m)(ii) fails to achieve the Per Unit Capital Amounts described above, then items of income, gain, loss and deduction for such prior taxable period shall be allocated among all Members in a manner that will, to the maximum extent possible and after taking into account all other allocations made pursuant to this Section 5.2(m)(ii), cause the Per Unit Capital Amount in respect of each Series A Preferred Unit to equal the Series A Liquidation Value.

k.
Items of income, gain, loss, expense or credit resulting from a Covered Audit Adjustment shall be allocated to the Members in accordance with the applicable provisions of the Revised Partnership Audit Provisions.

Section 5.3     Allocations for Tax Purposes in General.Section 5.3     Allocations for Tax Purposes in General.

a.
Except as otherwise provided in this Section 5.3, each item of income, gain, loss and deduction of the Company for U.S. federal income tax purposes shall be allocated among the Members in the same manner as such item is allocated under Sections 5.1 and 5.2.

b.
In accordance with Code Section 704(c) and the Treasury Regulations thereunder (including the Treasury Regulations applying the principles of Code Section 704(c) to changes in Gross Asset Values), items of income, gain, loss and deduction with respect to any Company property having a Gross Asset Value that differs from such property’s adjusted U.S. federal income tax basis shall, solely for U.S. federal income tax purposes, be allocated among the Members to account for any such difference using the “traditional method with curative allocations,” with the curative allocations applied only to sale gain, under Treasury Regulations Section 1.704-3(c), or such other method or methods determined by the Managing Member to be appropriate and in accordance with the applicable Treasury Regulations.

c.
Any (i) recapture of depreciation or any other item of deduction shall be allocated, in accordance with Treasury Regulations Sections 1.1245-1(e) and 1.1254-5, to the Members who received the benefit of such deductions (taking into account the effect of remedial allocations), and (ii) recapture of grants credits shall be allocated to the Members in accordance with applicable law.

d.
Allocations pursuant to this Section 5.3 are solely for purposes of federal, state and local taxes and shall not affect or in any way be taken into account in computing any Member’s Capital Account or share of Profits, Losses, other items or distributions pursuant to any provision of this Agreement.

e.
If, as a result of an exercise of a noncompensatory option to acquire an interest in the Company (including a Series A Preferred Conversion), a Capital Account reallocation is required under Treasury Regulation Section 1.704-1(b)(2)(iv)(s)(3), the Company shall make corrective allocations pursuant to Treasury Regulation Section 1.704-1(b)(4)(x).

Section 5.4     Income Tax Allocations with Respect to Depletable Properties.Section 5.4     Income Tax Allocations with Respect to Depletable Properties.

a.
Cost and percentage depletion deductions with respect to any Depletable Property shall be computed separately by the Members rather than the Company. For purposes of such computations, the federal income tax basis of each Depletable Property shall be allocated to each Member pro rata, in accordance with the number of Common Units owned by such Member as of the time such Depletable Property is acquired by the Company (and any additions to such federal income tax basis resulting from expenditures required to be capitalized in such basis shall be allocated among the Members in a manner designed to cause the Members’ proportionate shares of such adjusted federal income tax basis to be in accordance with their proportionate ownership of Common Units as determined at the time of any such additions), and shall be reallocated among the Members pro rata, in accordance with the number of Common Units owned by such Member as determined immediately following the occurrence of an event giving rise to an adjustment to the Gross Asset Values of the Company’s Depletable Properties pursuant to clause (b) of the definition of Gross Asset Value. The Company shall inform each Member of such Member’s allocable share of the federal income tax basis of each Depletable Property promptly following the acquisition of such Depletable Property by the Company, any adjustment resulting from expenditures required to be capitalized in such basis, and any reallocation of such basis as provided in the previous sentence.

b.
For purposes of the separate computation of gain or loss by each Member on the taxable disposition of Depletable Property, the amount realized from such disposition shall be allocated (i) first, to the Members in an amount equal to the Simulated Basis in such Depletable Property in proportion to their allocable shares thereof and (ii) second, any remaining amount realized shall be allocated consistent with the allocation of Simulated Gains.

c.
The allocations described in this Section 5.4 are intended to be applied in accordance with the Members’ “interests in partnership capital” under Section 613A(c)(7)(D) of the Code; provided that the Members understand and agree that the Managing Member may authorize special allocations of federal income tax basis, income, gain, deduction or loss, as computed for U.S. federal income tax purposes, in order to eliminate differences between Simulated Basis and adjusted federal income tax basis with respect to Depletable Properties, in such manner as determined consistent with the principles outlined in Section 5.3(b). The provisions of this Section 5.4(c) and the other provisions of this Agreement relating to allocations under Code Section 613A(c)(7)(D) are intended to comply with Treasury Regulations Section 1.704-1(b)(4)(v) and shall be interpreted and applied in a manner consistent with such Treasury Regulations.

d.	Each Member, with the assistance of the Company, shall separately keep records of its share of the adjusted tax basis in each Depletable Property, adjust such share of the adjusted tax basis for any cost or percentage depletion allowable with respect to such property and use such adjusted tax basis in the computation of its cost depletion or in the computation of its gain or loss on the disposition of such property by the Company. Upon the reasonable request of the Company, each Member shall advise the Company of its adjusted tax basis in each Depletable Property and any depletion computed with respect thereto, both as computed in accordance with the provisions of this subsection for purposes of allowing the Company to make adjustments to the tax basis of its assets as a result of certain transfers of interests in the Company or distributions by the Company. The Company may rely on such information and, if it is not provided by the Member, may make such reasonable assumptions as it shall determine with respect thereto.

Section 5.5     Other Allocation Rules.Section 5.5     Other Allocation Rules.

a.
The Members are aware of the income tax consequences of the allocations made by this Article V and the economic impact of the allocations on the amounts receivable by them under this Agreement. The Members hereby agree to be bound by the provisions of this Article V in reporting their share of Company income and loss for income tax purposes.

b.
The provisions regarding the establishment and maintenance for each Member of a Capital Account as provided by Section 4.4 and the allocations set forth in Sections 5.1, 5.2, 5.3 and 5.4 are intended to comply with the Treasury Regulations and to reflect the intended economic entitlement of the Members. If the Managing Member determines, in its sole discretion, that the application of the provisions in Sections 4.4, 5.1, 5.2, 5.3 or 5.4 would result in non-compliance with the Treasury Regulations or would be inconsistent with the intended economic entitlement of the Members, the Managing Member is authorized to make any appropriate adjustments to such provisions.

c.
All items of income, gain, loss, deduction and credit allocable to an Interest in the Company that may have been Transferred shall be allocated between the Transferor and the Transferee based on the portion of the Fiscal Year or other taxable period during which each was recognized as the owner of such interest, without regard to the results of Company operations during any particular portion of that year and without regard to whether cash distributions were made to the Transferor or the Transferee during that year; provided, however, that this allocation must be made in accordance with a method permissible under Code Section 706 and the Treasury Regulations thereunder.

d.
The Members’ proportionate shares of the “excess nonrecourse liabilities” of the Company, within the meaning of Treasury Regulations Section 1.752-3(a)(3), shall be allocated to the Members in any manner determined by the Managing Member and permissible under the Treasury Regulations.

ARTICLE VI
DISTRIBUTIONSARTICLE VI DISTRIBUTIONS

Section 6.1     Distributions.Section 6.1     Distributions.

a.	Distributions.

i.
To the extent permitted by applicable Law and hereunder, and after making provision for distributions under Section 6.1(a)(ii) and Section 6.2, and except as otherwise provided in Section 11.3, distributions to Members may be declared by the Managing Member out of funds legally available therefor in such amounts and on such terms (including the payment dates of such distributions) as the Managing Member shall determine using such record date as the Managing Member may designate; such distribution shall be made to the Members as of the close of business on such record date on a pro rata basis (except that, for the avoidance of doubt, distributions described in Section 6.1(a)(ii), distributions described in Section 6.2(a), repurchases or redemptions made in accordance with Section 4.1(f) or payments made in accordance with Section 7.4 or Section 7.9 need not be on a pro rata basis), in accordance with the number of Common Units owned by each Member as of the close of business on such record date; provided, however, that the Managing Member shall have the obligation to make distributions as set forth in Sections 6.2 and 11.3(b)(ii); and provided further that, notwithstanding any other provision herein to the contrary, no distributions shall be made to any Member to the extent such distribution would render the Company insolvent or violate the Act. For purposes of the foregoing sentence, insolvency means the inability of the Company to meet its payment obligations when due. Promptly following the designation of a record date and the declaration of a distribution pursuant to this Section 6.1, the Managing Member shall give notice to each Member of the record date, the amount and the terms of the distribution and the payment date thereof.

ii.
After making provision for distributions under Section 6.2, and subject to Section 6.1(a)(iv), from and after the Initial Issue Date, distributions shall, with respect to each outstanding Series A Preferred Unit, accrue on the Accreted Value at the Distribution Rate (or the Distribution Rate, plus the Payment Default Rate pursuant to Sections 6.1(a)(iii) and 6.1(a)(ix) (if applicable), plus the Registration Delay Rate pursuant to Section 6.1(a)(viii) (if applicable)) for each Distribution Period (as defined below) to and including the next Distribution Payment Date. Such distributions (“Cash Distribution”) shall be payable only to the extent that an equal amount of cash dividends are declared by PubCo with respect to the Series A Preferred Stock, and when so declared, Cash Distributions shall be paid in cash out of funds legally available therefor and shall be payable immediately prior to the time that such cash dividends are paid by PubCo with respect to the Series A Preferred Stock. Distributions on the Series A Preferred Units shall accumulate and become Accrued Distributions on a day-to-day basis from the last day of the most recent fiscal quarter, or if there has been no prior full fiscal quarter, from the Initial Issue Date, until Cash Distributions are paid pursuant to this Section 6.1(a)(ii) in respect of such Accrued Distributions or pursuant to Sections 6.1(a)(iii) and 6.1(a)(iv). The period from the Initial Issue Date to and including the first Distribution Payment Date and each period from but excluding a Distribution Payment Date to and including the following Distribution Payment Date is herein referred to as a “Distribution Period.”

iii.
Notwithstanding anything to the contrary in Section 6.1(a)(ii), if all or a portion of a Cash Distribution is not declared and paid in accordance with Section 6.1(a)(ii) on a Distribution Payment Date for any fiscal quarter (or portion thereof for which a Cash Distribution is due) ending on or prior to December 31, 2020 (the “Initial Period”), then with respect to such portion of any Cash Distribution that is not declared and paid, the distributions shall accrue and accumulate at the Distribution Rate and the Accreted Value of each outstanding Series A Preferred Unit shall automatically increase on such Distribution Payment Date by such amount that was accrued. If the Company fails to pay in cash in full all or any part of any Cash Distribution when due and payable in accordance with Section 6.1(a)(ii) for any quarter following the Initial Period (such failure, a “Payment Default”), then from and after the first day of the immediately following fiscal quarter and continuing until such failure is cured by payment in full in cash of all arrearages (for the avoidance of doubt, including arrearages attributable to the Payment Default Rate), (i) the Cash Distributions shall accrue at the Distribution Rate plus the Payment Default Rate and (ii) the amount of such accrued but unpaid cash distributions shall constitute arrearages that shall accrue and accumulate (and compound quarterly) at the Distribution Rate plus the Payment Default Rate until paid.

iv.
Distributions payable under Section 6.1(a)(ii) and any increase in Accreted Value under Section 6.1(a)(iii) (or deemed increase in Accreted Value under Section 6.1(a)(viii) or Section 6.1(a)(ix))) for any period less than a full quarterly dividend or accretion period (based upon the number of days elapsed during the period), shall each be computed on the basis of a 360-day year consisting of twelve 30-day months.

v.
PubCo shall not be entitled to receive, with respect to any Series A Preferred Units that are converted pursuant to a Series A Conversion or redeemed pursuant to a Series A Redemption, any payment of distributions declared pursuant to Section 6.1(a)(ii) in respect of the Distribution Period in which such Series A Conversion or Series A Redemption occurs.

vi.
Notwithstanding anything herein to the contrary, the Company shall be prohibited from paying a distribution on any Common Units or any other Equity Securities that rank junior to the Series A Preferred while any Accrued Distributions are outstanding.

vii.	Holders of Series A Preferred Units shall not be entitled to any distribution other than as set forth in this Section 6.1(a) or Section 11.3(b).

viii.
In the event that a Registration Delay occurs, then from and after the first day of the immediately following fiscal quarter and continuing until such failure is cured pursuant to the Certificate of Designations, (i) the Cash Distributions shall accrue at the Distribution Rate plus the Registration Delay Rate and (ii) the amount of such accrued but unpaid cash distributions shall constitute arrearages that shall accrue and accumulate (and compound quarterly) at the Distribution Rate plus the Registration Delay Rate until paid.

ix.
Notwithstanding anything to the contrary in this Agreement, in the event that Cash Distributions on the Series A Preferred Units are in arrears and unpaid with respect to eight (8) or more Distribution Periods (whether or not consecutive) ending after December 31, 2020, the Payment Default Rate shall be equal to 6.0% per annum until such failure is cured by payment in full in cash of all arrearages (for the avoidance of doubt, including arrearages attributable to the Payment Default Rate).

b.
Successors. For purposes of determining the amount of distributions, each Member shall be treated as having made the Capital Contributions and as having received the Distributions made to or received by its predecessors in respect of any of such Member’s Units.

c.
Distributions In-Kind. Except as otherwise provided in this Agreement, after making provision for distributions under Section 6.1(a)(ii), any distributions may be made in cash or in kind, or partly in cash and partly in kind, as determined by the Managing Member. To the extent that the Company distributes property in-kind to the Members, the Company shall be treated as making a distribution equal to the Fair Market Value of such property for purposes of Section 6.1(a) and such property shall be treated as if it were sold for an amount equal to its Fair Market Value. Any resulting deemed gain or loss shall be allocated to the Member’s Capital Accounts in accordance with Section 5.1 and Section 5.2.

Section 6.2     Tax-Related Distributions. Section 6.2     Tax-Related Distributions. The Company shall make distributions:

a.
to PubCo at such times and in such amounts as the Managing Member reasonably determines is necessary to enable PubCo to timely satisfy all of its U.S. federal, state and local and non-U.S. tax liabilities with respect to any items of gross income and gain allocated to it with respect to the Series A Preferred Units (the “Preferred Unit Related Taxes”); provided, that in no circumstances shall the amounts distributed pursuant to this Section 6.2(a) exceed PubCo’s actual U.S. federal, state and local and non-U.S. cash tax liabilities with respect to such year; and

b.
to all Members on a pro rata basis, in accordance with the number of Common Units owned by each Member, at such times and in such amounts as the Managing Member reasonably determines is necessary to enable PubCo to timely satisfy all of the U.S. federal, state and local and non-U.S. tax liabilities of PubCo (other than any Preferred Unit Related Taxes), Lynden Energy Corp., a corporation existing under the laws of British Columbia and a wholly owned subsidiary of PubCo, and Lynden, calculated in the aggregate.

Section 6.3     Distribution Upon Resignation.Section 6.3     Distribution Upon Resignation.2 No resigning Member shall be entitled to receive any distribution or the value of such Member’s Interest in the Company as a result of resignation from the Company prior to the dissolution and winding up of the Company, except as specifically provided in this Agreement.

ARTICLE VII
MANAGEMENTARTICLE VII MANAGEMENT

Section 7.1     The Managing Member; Fiduciary Duties.Section 7.1     The Managing Member; Fiduciary Duties.

a.
PubCo shall be the sole Managing Member of the Company. Except as otherwise required by Law, (i) the Managing Member shall have full and complete charge of all affairs of the Company, (ii) the management and control of the Company’s business activities and operations shall rest exclusively with the Managing Member, and the Managing Member shall make all decisions regarding the business, activities and operations of the Company (including the incurrence of costs and expenses) in its sole discretion without the consent of any other Member and (iii) the Members other than the Managing Member (in their capacity as such) shall not participate in the control, management, direction or operation of the activities or affairs of the Company and shall have no power to act for or bind the Company.

b.	In connection with the performance of its duties as the Managing Member of the Company, the

Managing Member acknowledges that it will owe to the Company and the Members the same fiduciary duties as it would owe to a Delaware corporation and its stockholders if it were a member of the board of directors of such a corporation and the Members were stockholders of such corporation. The Members acknowledge that the Managing Member will take action through its board of directors, and that the members of the Managing Member’s board of directors will owe comparable fiduciary duties to the stockholders of the Managing Member.

Section 7.2     Officers.Section 7.2     Officers.

a.
The Managing Member may appoint, employ or otherwise contract with any Person for the transaction of the business of the Company or the performance of services for or on behalf of the Company, and the Managing Member may delegate to any such Persons such authority to act on behalf of the Company as the Managing Member may from time to time deem appropriate.

b.	The initial president and chief executive officer of the Company (the “President and Chief Executive Officer”) will be Frank A. Lodzinski.

c.
Except as otherwise set forth herein, the President and Chief Executive Officer will be responsible for the general and active management of the business of the Company and its Subsidiaries and will see that all orders of the Managing Member are carried into effect. The President and Chief Executive Officer will report to the Managing Member and have the general powers and duties of management usually vested in the office of president and chief executive officer of a corporation organized under the DGCL, subject to the terms of this Agreement, and will have such other powers and duties as may be prescribed by the Managing Member or this Agreement. The President and Chief Executive Officer will have the power to execute bonds, mortgages and other contracts requiring a seal, under the seal of the Company, except where required or permitted by Law to be otherwise signed and executed, and except where the signing and execution thereof will be expressly delegated by the Managing Member to some other Officer or agent of the Company.

d.
Except as set forth herein, the Managing Member may appoint Officers at any time, and the Officers may include one or more vice presidents, a secretary, one or more assistant secretaries, a chief financial officer, a general counsel, a treasurer, one or more assistant treasurers, a chief operating officer, an executive chairman, and any other officers that the Managing Member deems appropriate. Except as set forth herein, the Officers will serve at the pleasure of the Managing Member, subject to all rights, if any, of such Officer under any contract of employment. Any individual may hold any number of offices, and an Officer may, but need not, be a Member of the Company. The Officers will exercise such powers and perform such duties as specified in this Agreement or as determined from time to time by the Managing Member.

e.
Subject to this Agreement and to the rights, if any, of an Officer under a contract of employment, any Officer may be removed, either with or without cause, by the Managing Member. Any Officer may resign at any time by giving written notice to the Managing Member. Any resignation will take effect at the date of the receipt of that notice or at any later time specified in that notice; and, unless otherwise specified in that notice, the acceptance of the resignation will not be necessary to make it effective. Any resignation is without prejudice to the rights, if any, of the Company under any contract to which the Officer is a party. A vacancy in any office because of death, resignation, removal, disqualification or any other cause will be filled in the manner prescribed in this Agreement for regular appointments to that office.

Section 7.3     Warranted Reliance by Officers on Others.Section 7.3     Warranted

Reliance by Officers on Others. In exercising their authority and performing their duties under this Agreement, the Officers shall be entitled to rely on information, opinions, reports, or statements of the following persons or groups unless they have actual knowledge concerning the matter in question that would cause such reliance to be unwarranted:

a.	one or more employees or other agents of the Company or subordinates whom the Officer reasonably believes to be reliable and competent in the matters presented; and

b.	any attorney, public accountant, or other person as to matters which the Officer reasonably believes to be within such person’s professional or expert competence.

Section 7.4     Indemnification.Section 7.4     Indemnification. Subject to the limitations and conditions provided in this Section 7.4, each Person who was or is made a party or is threatened to be made a party to or is involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or arbitrative (each, a “Proceeding”), or any appeal in such a Proceeding or any inquiry or investigation that could lead to such a Proceeding, by reason of the fact he, she or it, or a Person of which he, she or it is the legal representative, is or was a Member, an Officer, or acting as the Tax Matters Member or Company Representative of the Company, in each case, shall be indemnified by the Company to the fullest extent permitted by applicable Law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Company to provide broader indemnification rights than such Law permitted the Company to provide prior to such amendment) against all judgment, penalties (including excise and similar taxes and punitive damages), fines, settlement and reasonable expenses (including reasonable attorneys’ fees and expenses) actually incurred by such Person in connection with such Proceeding, appeal, inquiry or investigation, if such Person acted in Good Faith. Reasonable expenses incurred by a Person of the type entitled to be indemnified under this Section 7.4 who was, is or is threatened to be made a named defendant or respondent in a Proceeding shall be paid by the Company in advance of the final disposition of the Proceeding upon receipt of an undertaking by or on behalf of such Person to repay such amount if it shall ultimately be determined that he, she or it is not entitled to be indemnified by the Company. Indemnification under this Section 7.4 shall continue as to a Person who has ceased to serve in the capacity which initially entitled such Person to indemnity hereunder. The rights granted pursuant to this Section 7.4 shall be deemed contract rights, and no amendment, modification or repeal of this Section 7.4 shall have the effect of limiting or denying any such rights with respect to actions taken or Proceedings, appeals, inquiries or investigations arising prior to any amendment, modification or repeal. It is expressly acknowledged that the indemnification provided in this Section 7.4 could involve indemnification for negligence or under theories of strict liability.

Section 7.5     Maintenance of Insurance or Other Financial ArrangementsSection 7.5     Maintenance of Insurance or Other Financial Arrangements. In compliance with applicable Law, the Company (with the approval of the Managing Member) may purchase and maintain insurance or make other financial arrangements on behalf of any Person who is or was a Member, employee or agent of the Company, or at the request of the Company is or was serving as a manager, director, officer, employee or agent of another limited liability company, corporation, partnership, joint venture, trust or other enterprise, for any Liability asserted against such Person and Liability and expenses incurred by such Person in such Person’s capacity as such, or arising out of such Person’s status as such, whether or not the Company has the authority to indemnify such Person against such Liability and expenses.

Section 7.6     Resignation or Termination of Managing MemberSection 7.6     Resignation or Termination of Managing Member. PubCo shall not, by any means, resign as, cease to be or be replaced as Managing Member except in compliance with this Section 7.6. No termination or replacement of PubCo as Managing Member shall be effective unless proper provision is made, in compliance with this Agreement, so that the obligations of PubCo, its successor (if applicable) and any new Managing Member and the rights of all Members under this Agreement and applicable Law remain in full force and effect. No appointment of a Person other than PubCo (or its successor, as applicable) as Managing Member shall be effective unless PubCo (or its successor, as applicable) and the new Managing Member (as applicable) provide all other Members with contractual rights, directly enforceable by such other Members against PubCo (or its successor, as applicable) and the new Managing Member (as applicable), to cause (a) PubCo to comply with all PubCo’s obligations under this Agreement (including its obligations under Section 4.7) other than those that must necessarily be taken in its capacity as Managing Member and (b) the new Managing Member to comply with all the Managing Member’s obligations under this Agreement.

Section 7.7     No Inconsistent Obligations.Section 7.7     No Inconsistent Obligations. The Managing Member represents that it does not have any contracts, other agreements, duties or obligations that are inconsistent with its duties and obligations (whether or not in its capacity as Managing Member) under this Agreement and covenants that, except as permitted by Section 7.1, it will not enter into any contracts or other agreements or undertake or acquire any other duties or obligations that are inconsistent with such duties and obligations.

Section 7.8     Reclassification Events of PubCoSection 7.8     Reclassification Events of PubCo. If a Reclassification Event occurs, the Managing Member or its successor, as the case may be, shall, as and to the extent necessary, amend this Agreement in compliance with Section 12.1, and enter into any necessary supplementary or additional agreements, to ensure that, following the effective date of the Reclassification Event: (i) the redemption rights of holders of Common Units set forth in Section 4.7 provide that each Common Unit (together with the transfer and surrender of one share of Class B Stock) is redeemable for the same amount and same type of property, securities or cash (or combination thereof) that one share of Class A Stock becomes exchangeable for or converted into as a result of the Reclassification Event and (ii) PubCo or the successor to PubCo, as applicable, is obligated to deliver such property, securities or cash upon such redemption. PubCo shall not consummate or agree to consummate any Reclassification Event unless the successor Person, if any, becomes obligated to comply with the obligations of PubCo (in whatever capacity) under this Agreement.

Section 7.9     Certain Costs and Expenses.Section 7.9     Certain Costs and Expenses. The Company shall (i) pay, or cause to be paid, all costs, fees, operating expenses and other expenses of the Company (including the costs, fees and expenses of attorneys, accountants or other professionals and the compensation of all personnel providing services to the Company) incurred in pursuing and conducting, or otherwise related to, the activities or capitalization of the Company, and (ii) in the sole discretion of the Managing Member, bear and/or reimburse the Managing Member for any costs, fees or expenses incurred by it in connection with serving as the Managing Member. To the extent that the Managing Member determines in its sole discretion that such expenses are related to the business and affairs of the Managing Member that are conducted through the Company and/or its Subsidiaries (including expenses that relate to the business and affairs of the Company and/or its Subsidiaries and that also relate to other activities of the Managing Member), the Managing Member may cause the Company to pay or bear all expenses of the Managing Member, including, without limitation, costs of securities offerings not borne directly by members, board of directors compensation and meeting costs, cost of periodic reports to its stockholders, litigation costs and damages arising from litigation, accounting and legal costs and franchise taxes, provided that the Company shall not pay or bear any income tax obligations of PubCo. In the event that (i) shares of Class A Stock were sold to underwriters in any public offering after the Effective Time, in each case, at a price per share that is lower than the price per share for which such shares of Class A Stock are sold to the public in such public offering after taking into account underwriters’ discounts or commissions and brokers’ fees or commissions

(including, for the avoidance of doubt, any deferred discounts or commissions and brokers’ fees or commissions payable in connection with or as a result of such public offering) (such difference, the “Discount”) and (ii) the proceeds from such public offering are used to fund the Cash Election Amount for any redeemed Common Units or otherwise contributed to the Company, the Company shall reimburse the Managing Member for such Discount by treating such Discount as an additional Capital Contribution made by the Managing Member to the Company, issuing Common Units in respect of such deemed Capital Contribution in accordance with Section 4.7(b)(ii), and increasing the Managing Member’s Capital Account by the amount of such Discount. For the avoidance of doubt, in the event that an upfront fee is paid in connection with an offering or issuance of any series of Preferred Stock, the upfront fee will not be treated as a discount with respect to the offering price of such Preferred Stock, the Company will reimburse the Managing Member for such upfront fee by treating such upfront fee as an additional Capital Contribution made by the Managing Member to the Company, issuing the relevant series of Preferred Units in respect of such deemed Capital Contribution in accordance with Section 4.1(e), and increasing the Managing Member’s Capital Account by the amount of such upfront fee. For the avoidance of doubt, any payments made to or on behalf of the Managing Member pursuant to this Section 7.9 shall not be treated as a distribution pursuant to Section 6.1(a) but shall instead be treated as an expense of the Company.

ARTICLE VIII
ROLE OF MEMBERSARTICLE VIII ROLE OF MEMBERS

Section 8.1     Rights or Powers.Section 8.1     Rights or Powers. Other than the Managing Member, the Members, acting in their capacity as Members, shall not have any right or power to take part in the management or control of the Company or its business and affairs or to act for or bind the Company in any way. Notwithstanding the foregoing, the Members have all the rights and powers specifically set forth in this Agreement and, to the extent not inconsistent with this Agreement, in the Act. The existence of these relationships and acting in such capacities will not result in the Member (other than the Managing Member) being deemed to be participating in the control of the business of the Company or otherwise affect the limited liability of the Member. A Member, any Affiliate thereof or an employee, stockholder, agent, director or officer of a Member or any Affiliate thereof, may also be an employee or be retained as an agent of the Company. Except as specifically provided herein, a Member (other than the Managing Member) shall not, in its capacity as a Member, take part in the operation, management or control of the Company’s business, transact any business in the Company’s name or have the power to sign documents for or otherwise bind the Company.

Section 8.2    Voting. Section 8.2     Voting.

a.
Meetings of the Members may be called by the Managing Member or upon the written request of Members holding at least 50% of the outstanding Common Units. Such request shall state the location of the meeting and the nature of the business to be transacted at the meeting. Written notice of any such meeting shall be given to all Members not less than two Business Days nor more than 30 days prior to the date of such meeting. Members may vote in person, by proxy or by telephone at any meeting of the Members and may waive advance notice of such meeting. Whenever the vote or consent of Members is permitted or required under this Agreement, such vote or consent may be given at a meeting of the Members or may be given in accordance with the procedure prescribed in this Section 8.2. Except as otherwise expressly provided in this Agreement, the affirmative vote of the Members holding a majority of the outstanding Common Units shall constitute the act of the Members.

b.	Each Member may authorize any Person or Persons to act for it by proxy on all matters in which such Member is entitled to participate, including waiving notice of any meeting, or voting or participating at a meeting. Every proxy must be signed by such Member or its attorney-in-fact. No proxy shall be valid after the expiration of 11 months from the date thereof unless otherwise provided in the proxy. Every proxy shall be revocable at the pleasure of the Member executing it.

c.	Each meeting of Members shall be conducted by an Officer designated by the Managing Member or such other individual person as the Managing Member deems appropriate.

d.	Any action required or permitted to be taken by the Members may be taken without a meeting if the requisite Members whose approval is necessary consent thereto in writing.

Section 8.3     Various Capacities.Section 8.3     Various Capacities. The Members acknowledge and agree that the Members or their Affiliates will from time to time act in various capacities, including as a Member and as the Tax Matters Member or Company Representative.

ARTICLE IX
TRANSFERS OF INTERESTSARTICLE IX TRANSFERS OF INTERESTS

Section 9.1     Restrictions on Transfer.Section 9.1     Restrictions on Transfer.

a.
Except as provided in Section 4.7 and except for the Transfers by a Member to Permitted Transferee, no Member shall Transfer all or any portion of its Interest without the prior written consent of the Managing Member, not to be unreasonably withheld, conditioned or delayed. If, notwithstanding the provisions of this Section 9.1(a), all or any portion of a Member’s Interests are Transferred in violation of this Section 9.1(a), involuntarily, by operation of law or otherwise, then without limiting any other rights and remedies available to the other parties under this Agreement or otherwise, the Transferee of such Interest (or portion thereof) shall not be admitted to the Company as a Member or be entitled to any rights as a Member hereunder, and the Transferor will continue to be bound by all obligations hereunder, unless and until the Managing Member consents in writing to such admission, which consent shall be granted or withheld in the Managing Member’s sole discretion. Any attempted or purported Transfer of all or a portion of a Member’s Interests in violation of this Section 9.1(a) shall be null and void and of no force or effect whatsoever. For the avoidance of doubt, the restrictions on Transfer contained in this Article IX shall not apply to the Transfer of any capital stock of the Managing Member; provided that no shares of Class B Stock may be Transferred unless a corresponding number of Common Units are Transferred therewith in accordance with this Agreement.

b.
In addition to any other restrictions on Transfer herein contained, including the provisions of this Article IX, in no event may any Transfer or assignment of Interests by any Member be made (i) to any Person who lacks the legal right, power or capacity to own Interests; (ii) if in the opinion of legal counsel or a qualified tax advisor to the Company such Transfer presents a material risk that such Transfer would cause the Company to cease to be classified as a partnership or to be classified as a “publicly traded partnership” within the meaning of Section 7704(b) of the Code; (iii) if such Transfer would cause the Company to become, with respect to any employee benefit plan subject to Title I of ERISA, a “party-in-interest” (as defined in Section 3 (14) of ERISA) or a “disqualified person” (as defined in Section 4975(e)(2) of the Code); (iv) if such Transfer would, in the opinion of counsel to the Company, cause any portion of the assets of the Company to constitute assets of any employee benefit plan pursuant to the Plan Asset Regulation or otherwise cause the Company to be subject to regulation under ERISA; (v) if such Transfer requires the registration of such Interests or any Equity Securities issued upon any exchange of such Interests, pursuant to any applicable federal or state securities Laws; or (vi) if such Transfer subjects the Company to regulation under the Investment Company Act or the Investment Advisors Act of 1940, each as amended (or any succeeding law). Any Transfer purported to be made in violation of this Section 9.1(b) shall be void ab initio.

Section 9.2     Notice of TransferSection 9.2     Notice of Transfer. Other than in connection with Transfers made pursuant to Section 4.7, each Member shall, after complying with the provisions of this Agreement, but in any event no later than three Business Days following any Transfer of Interests, give written notice to the Company of such Transfer. Each such notice shall describe the manner and circumstances of the Transfer.

Section 9.3     Transferee MembersSection 9.3     Transferee Members. A Transferee of Interests pursuant to this Article IX shall have the right to become a Member only if (i) the requirements of this Article IX are met, (ii) such Transferee executes an instrument reasonably satisfactory to the Managing Member agreeing to be bound by the terms and provisions of this Agreement and assuming all of the Transferor’s then existing and future Liabilities arising under or relating to this Agreement, (iii) such Transferee represents that the Transfer was made in accordance with all applicable securities Laws, (iv) the Transferor or Transferee shall have reimbursed the Company for all reasonable expenses (including attorneys’ fees and expenses) of any Transfer or proposed Transfer of a Member’s Interest, whether or not consummated and (v) if such Transferee or his or her spouse is a resident of a community property jurisdiction, then such Transferee’s spouse shall also execute an instrument reasonably satisfactory to the Managing Member agreeing to be bound by the terms and provisions of this Agreement to the extent of his or her community property or quasi-community property interest, if any, in such Member’s Interest. Unless agreed to in writing by the Managing Member, the admission of a Member shall not result in the release of the Transferor from any Liability that the Transferor may have to each remaining Member or to the Company under this Agreement or any other Contract between the Managing Member, the Company or any of its Subsidiaries, on the one hand, and such Transferor or any of its Affiliates, on the other hand. Written notice of the admission of a Member shall be sent promptly by the Company to each remaining Member. Notwithstanding anything to the contrary in this Section 9.3, and except as otherwise provided in this Agreement, following a Transfer by one or more Members (or a transferee of the type described in this sentence) to a Permitted Transferee of all or substantially all of their Interests, such transferee shall succeed to all of the rights of such Member(s) under this Agreement.

Section 9.4     Legend.Section 9.4     Legend. Each certificate representing a Unit, if any, will be stamped or otherwise imprinted with a legend in substantially the following form:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933.
THESE SECURITIES MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM UNDER SUCH ACT. THE TRANSFER AND VOTING OF THESE SECURITIES IS SUBJECT TO THE CONDITIONS SPECIFIED IN THE SECOND AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT OF EARTHSTONE ENERGY HOLDINGS, LLC DATED AS OF [•], 2018 AMONG THE MEMBERS LISTED THEREIN, AS IT MAY BE AMENDED, SUPPLEMENTED AND/OR RESTATED FROM TIME TO TIME, AND NO TRANSFER OF THESE SECURITIES WILL BE VALID OR EFFECTIVE UNTIL SUCH CONDITIONS HAVE BEEN FULFILLED. COPIES OF SUCH AGREEMENT MAY BE OBTAINED AT NO COST BY WRITTEN REQUEST MADE BY THE HOLDER OF RECORD OF THIS CERTIFICATE TO THE SECRETARY OF THE ISSUER OF SUCH SECURITIES.”

ARTICLE X
ACCOUNTINGARTICLE X ACCOUNTING

Section 10.1     Books of Account.Section 10.1     Books of Account. The Company shall, and shall cause each Subsidiary to, maintain true books and records of account in which full and correct entries shall be made of all its business transactions pursuant to a system of accounting established and administered in accordance with GAAP, and shall set aside on its books all such proper accruals and reserves as shall be required under GAAP.

Section 10.2     Tax Elections.Section 10.2     Tax Elections. The Company and any eligible Subsidiary shall make an election pursuant to Code Section 754, shall not thereafter revoke such election. In addition, the Company shall make the following elections on the appropriate forms or tax returns:

a.	to adopt the calendar year as the Company’s Fiscal Year, if permitted under the Code;

b.	to adopt the accrual method of accounting for U.S. federal income tax purposes;

c.	to elect to amortize the organizational expenses of the Company as permitted by Code Section 709(b);

d.	to elect the Push-Out Election in accordance with Section 10.4(b); and

e.	any other election the Managing Member may deem appropriate and in the best interests of the Company.

Section 10.3     Tax Returns; Information.Section 10.3     Tax Returns; Information. The Tax Matters Member or Company Representative (as applicable) shall arrange for the preparation and timely filing (including extensions) of all income and other tax and informational returns of the Company. The Tax Matters Member or Company Representative (as applicable) shall furnish to each Member within sixty (60) days after the end of each Fiscal Year an estimate of each Member’s Schedule K-1 and as soon as reasonably practicable thereafter, but in no event later than June 30, a copy of each approved return and statement (including extensions thereto), together with Schedules K-1 and any other schedules or information which each Member may require in connection with such Member’s own tax affairs.

Section 10.4     Tax Matters Member; Company Representative; Tax Audit MattersSection 10.4     Tax Matters Member; Company Representative, Tax Audit Matters.

a.
With respect to Tax Years beginning on or before December 31, 2017, the Managing Member is hereby designated the tax matters partner of the Company, within the meaning given to such term in Section 6231 of the Code (the Managing Member, in such capacity, the “Tax Matters Member”) and is authorized and required to represent the Company (at the Company’s expense) in connection with all examinations of the Company’s affairs by tax authorities, including resulting administrative and judicial proceedings, and to expend Company funds for professional services reasonably incurred in connection therewith. Each Member agrees to cooperate with the Company and to do or refrain from doing any or all things reasonably requested by the Company with respect to the conduct of such proceedings. The Tax Matters Member shall keep all Members fully advised on a current basis of any contacts by or discussions with the tax authorities, and the Members shall have the right to observe and participate through representatives of their own choosing (at their sole expense) in any tax proceedings. Notwithstanding the foregoing, the Tax Matters Member shall not settle or otherwise compromise any issue in any such examination, audit or other proceeding without first obtaining approval of the Managing Member. Nothing herein shall diminish, limit or restrict the rights of any Member under Subchapter C, Chapter 63, Subtitle F of the Code (Code Sections 6221 et seq.). All references to Code Sections in this Section 10.4(a) are to such Sections of the Code as in effect for taxable years beginning prior to January 1, 2018.

b.
With respect to Tax Years beginning after December 31, 2017, pursuant to the Revised Partnership Audit Provisions, the Managing Member shall be designated and may, on behalf of the Company, at any time, and without further notice to or consent from any Member, act as the Company Representative within the meaning of Section 6223 of the Code. If the Company Representative is not an individual person, it shall appoint an individual person (the “Designated Individual”) who meets the requirements of Treasury Regulation Section 301.6223-1 as the sole individual through whom the Company Representative will act for all purposes of the Revised Partnership Audit Provisions, which appointment shall be deemed to be the appointment of the Company. The Company Representative shall be responsible for making all decisions, filing all elections and taking all other actions, in each case related to any such tax proceedings or otherwise related to its role as “partnership representative” and is authorized and required to represent the Company (at the Company’s expense) in connection with all examinations of the Company’s affairs by tax authorities, including resulting administrative and judicial proceedings, and to expend Company funds for professional services reasonably incurred in connection therewith. Each Member and each Person that was a Member for the relevant reviewed year (a “Reviewed Year Member”) agrees to cooperate with the Company and to do or refrain from doing any or all things reasonably requested by the Company with respect to the conduct of such proceedings. The Company Representative shall keep all Members and Reviewed Year Members fully advised on a current basis of any contacts by or discussions with the tax authorities, and the Members and Reviewed Year Members shall have the right to observe and participate through representatives of their own choosing (at their sole expense) in any tax proceedings. The Members and Reviewed Year Members agree to take all actions reasonably requested by the Company or the Company Representative to comply with the Revised Partnership Audit Provisions, including where applicable, (i) providing any information and taking such action as may be reasonably required by the Company Representative in order to determine whether any imputed underpayment within the meaning of Code Section 6225 may be modified pursuant to Code Section 6225(c) under the Revised Partnership Audit Provisions, (ii) filing amended returns or complying with the alternative procedures as provided in Code Section 6225(c)(2) under the Revised Partnership Audit Provisions, and providing confirmation thereof to the Company Representative to the extent required by the Revised Partnership Audit Provisions, and/or (iii) making the Push-Out Election (which election shall be made by the Company Representative in its sole discretion). Nothing herein shall diminish, limit or restrict the rights of any Member or Reviewed Year Member under the Revised Partnership Audit Provisions; provided, however, the Members and Reviewed Year Members agree that each Person who was a Member during any reviewed year (whether or not such Person is a Member during any adjustment year) shall report his, her or its allocable share of such adjustment on his, her or its U.S. Federal income tax return pursuant to either Code Section 6225(c)(2) as amended by the Revised Partnership Audit Provisions or pursuant to Code Section 6226 as amended by the Revised Partnership Audit Provisions, as determined by the Company Representative in its sole discretion.

c.
The provisions of this Section 10.4 shall survive the termination or dissolution of the Company and the termination of any Member’s interest in the Company and shall remain binding on the Members for as long a period of time as is necessary to resolve with the Internal Revenue Service or any other taxing authority any and all matters regarding the taxation of the Company or the Members. The Members hereby consent to any amendments to this Section 10.4 that the Managing Member determines are reasonably necessary and appropriate to address additional guidance provided in Treasury Regulations or other IRS guidance relating to the partnership audit rules of the Revised Partnership Audit Provisions, or to take into account subsequently enacted amendment thereto.

Section 10.5     Withholding Tax Payments and ObligationsSection 10.5     Withholding Tax Payments and Obligations.

a.
The Company and its Subsidiaries may withhold from distributions, allocations or portions thereof if it is required to do so by any applicable rule, regulation or law, and each Member hereby authorizes the Company and its Subsidiaries to withhold or pay on behalf of or with respect to such Member any amount of taxes that the Managing Member determines, in good faith, that the Company or any of its Subsidiaries is required to withhold or pay with respect to any amount distributable or allocable to such Member pursuant to this Agreement.

b.
To the extent that any tax is paid by (or withheld from amounts payable to) the Company or any of its Subsidiaries and the Managing Member determines, in good faith, that such tax relates to one or more specific Members (including any Company Level Taxes and, for the avoidance of doubt, any withholding taxes imposed upon a transferee Member under Code Section 1446(f) to the extent the Managing Member determines in good faith that it has not received evidence to satisfy it that such withholding is not required), such tax shall be treated as an amount of taxes withheld or paid with respect to such Member pursuant to this Section 10.5.. Notwithstanding any provision to the contrary in this Section 10.5(a)), the payment by the Company of Company Level Taxes shall, consistent with the Revised Partnership Audit Provisions, be treated as the payment of a Company obligation and shall be treated as paid with respect to a Member to the extent the deduction with respect to such payment is allocated to such Member pursuant to Section 5.2(k), and such payment shall not be treated as a withholding from distributions, allocations, or portions thereof with respect to a Member. Upon the Company’s request, each Member shall promptly provide to the Company a duly completed and executed IRS Form W-9 or the appropriate IRS Form W-8 and such other information as may be reasonably requested by the Company (including without limitation an affidavit of non-foreign status pursuant to Section 1446(f)(2) of the Code) in order for it to accurately determine its withholding obligation, if any.

c.
For all purposes under this Agreement, any amounts withheld or paid with respect to a Member pursuant to Section 10.5 (other than the payment of Company Level Taxes) shall offset any distributions to which such Member is entitled concurrently with such withholding or payment and shall be treated as having been distributed to such Member pursuant to Section 6.1 at the time such offset is made. Further, to the extent that (A) the cumulative amount of such withholding or payment for any period exceeds the distributions to which such Member is entitled for such period or (B) there is a payment of Company level Taxes relating to a Member, the amount of such excess or Company Level Taxes, as applicable, shall be an obligation of such Member to the Company from such Member (a “Tax Contribution Obligation”).

i.
A Member shall be required to promptly contribute the amount of its Tax Contribution Obligation to the Company. If such Member defaults on its obligation under this Section 10.5(c) by failing to satisfy its Tax Contribution Obligation within 10 days of a request by the Company, interest shall accrue on such defaulting Member’s Tax Contribution Obligation at the greater of (x) the Prime Rate with interest accruing at the Prime Rate in effect from time to time, compounded annually, and (y) the applicable underpayment rate for such period, as specified in Section

6621 of the Code. The Company may offset a Member’s Tax Contribution Obligation against distributions to which such Member would otherwise be subsequently entitled until the Member’s Tax Contribution Obligation (including any interest accrued thereon) has been satisfied in full. For the avoidance of doubt, the interest on any Tax Contribution Obligation paid by a Member to the Company (whether directly or by offset) under this Section 10.5(c) shall be taxable income to the Company.

ii.
To the extent, and at the time(s), that a Member makes a payment to satisfy such Member’s Tax Contribution Obligation (including any accrued but unpaid interest thereon), such payment shall be applied first to any accrued but unpaid interest owed by such Member, and any remaining portion shall satisfy such Member’s Tax Contribution Obligation and such remaining portion shall increase such Member’s Capital Account but shall not reduce the amount that a Member is otherwise obligated to contribute to the Company. Amounts recovered by the Company through any offset against distributions pursuant to this Section 10.5(c) shall be applied first to any accrued but unpaid interest owed by such Member, and thereafter offset the amount of such Member’s Tax Contribution Obligation, and such Member’s Capital Account shall not be reduced to the extent such offset was against the amount of such Member’s Tax Contribution Obligation.

d.
Each Member hereby agrees to indemnify and hold harmless the Company, the other Members, the Company Representative and the Managing Member from and against any liability (including any liability for Company Level Taxes) with respect to income attributable to or distributions or other payments to such Member. Neither the Company nor the Managing Member shall be liable for any excess taxes withheld in respect of any Member, and, in the event of overwithholding, a Member’s sole recourse shall be to apply for a refund from the appropriate Governmental Entity.

e.
Notwithstanding any other provision of this Agreement, (i) any Person who ceases to be a Member shall be treated as a Member for purposes of this Section 10.5 and (ii) the obligations of a Member pursuant to this Section 10.5 shall survive indefinitely with respect to any taxes withheld or paid by the Company that relate to the period during which such Person was actually a Member, regardless of whether such taxes are assessed, withheld or otherwise paid during such period.

ARTICLE XI
DISSOLUTION AND TERMINATIONARTICLE XI DISSOLUTION AND TERMINATION

Section 11.1     Liquidating Events.Section 11.1     Liquidating Events. The Company shall dissolve and commence winding up and liquidating upon the first to occur of the following (“Liquidating Events”):

a.	The sale of all or substantially all of the assets of the Company;

b.	The determination of the Managing Member to dissolve, wind up, and liquidate the Company;

c.	At any time there is no Member of the Company, unless the Company is continued without dissolution pursuant to the Act; or

d.	Subject to the following sentence, the entry of a decree of judicial dissolution of the Company under

Section 18-802 of the Act.

The Members hereby agree that the Company shall not dissolve prior to the occurrence of a Liquidating Event and that no Member shall seek a dissolution of the Company, under Section 18-801(a)(3) or Section 18-802 of the Act or otherwise, other than based on the matters set forth in subsections (a) through (c) above (each Member hereby expressly waives its rights to seek judicial dissolution of the Company under Section 18-802 of the Act). If it is determined by a court of competent jurisdiction that the Company has dissolved prior to the occurrence of a Liquidating Event, the Members hereby agree to revoke such dissolution and continue the business of the Company without a winding up or liquidation. In the event of a dissolution pursuant to Section 11.1(b), the relative economic rights of each class of Units immediately prior to such dissolution shall be preserved to the greatest extent practicable with respect to distributions made to Members pursuant to Section 11.3 in connection with such dissolution, taking into consideration tax and other legal constraints that may adversely affect one or more parties to such dissolution and subject to compliance with applicable laws and regulations, unless, with respect to any class of Units, holders of a majority of the Units of such class consent in writing to a treatment other than as described above.

Section 11.2     Bankruptcy.Section 11.2     Bankruptcy. For purposes of this Agreement, the “bankruptcy” of a Member shall mean the occurrence of any of the following: (a) any Governmental Entity shall take possession of any substantial part of the property of that Member or shall assume control over the affairs or operations thereof, or a receiver or trustee shall be appointed, or a writ, order, attachment or garnishment shall be issued with respect to any substantial part thereof, and such possession, assumption of control, appointment, writ or order shall continue for a period of 90 consecutive days; or (b) a Member shall admit in writing of its inability to pay its debts when due, or make an assignment for the benefit of creditors; or apply for or consent to the appointment of any receiver, trustee or similar officer or for all or any substantial part of its property; or shall institute (by petition, application, answer, consent or otherwise) any bankruptcy, insolvency, reorganization, arrangement, readjustment of debts, dissolution, liquidation, or similar proceeding under the Laws of any jurisdiction; or (c) a receiver, trustee or similar officer shall be appointed for such Member or with respect to all or any substantial part of its property without the application or consent of that Member, and such appointment shall continue undischarged or unstayed for a period of 90 consecutive days or any bankruptcy, insolvency, reorganization, arrangements, readjustment of debt, dissolution, liquidation or similar proceedings shall be instituted (by petition, application or otherwise) against that Member and shall remain undismissed for a period of 90 consecutive days.

Section 11.3     Procedure.Section 11.3     Procedure.

a.
In the event of the dissolution of the Company for any reason, the Managing Member shall commence to wind up the affairs of the Company and to liquidate the Company’s investments; provided that if the Managing Member is in bankruptcy or dissolved, another Member designated by the Members, who shall be the “Managing Member” for the purposes of this Agreement (the Managing Member or such other Member, the “Winding-Up Member”) shall commence to wind up the affairs of the Company and, subject to Section 11.4(a), such Winding-Up Member shall have full right and unlimited discretion to determine in good faith the time, manner and terms of any sale or sales of the Property or other assets pursuant to such liquidation, having due regard to the activity and condition of the relevant market and general financial and economic conditions. The Members shall continue to share in allocations of Profits and Losses during the period of liquidation in the same manner and proportion as though the Company had not dissolved. The Company shall engage in no further business except as may be necessary, in the reasonable discretion of the Winding-Up Member, as applicable, to preserve the value of the Company’s assets during the period of dissolution and liquidation.

b.	Following the allocation of all Profits and Losses as provided in Article V, the proceeds of the liquidation and any other funds of the Company shall be distributed in the following order of priority:

i.
First, to the satisfaction, in the order of priority as provided by Law, of all of the Company’s debts and Liabilities to creditors (whether third parties or Members) (whether by payment thereof or the making of reasonable provision for the payment thereof (including by setting up such cash reserves as the Managing Member reasonably deems necessary for contingent, conditional or unmatured debts or Liabilities (which reserves when they become unnecessary shall be distributed in accordance with the provisions of subsection (ii), below))), except any obligations to the Members in respect of their Capital Accounts; and

ii.
Second, subject to Section 6.2, (A) first, to the Series A Preferred Units an amount equal to the greater of (x) (1) the Accreted Value per Series A Preferred Unit plus (2) an amount equal to all Accrued Distributions on such Series A Preferred Unit for the then-current Distribution Period to, and including, the date fixed for liquidation, winding up or dissolution, plus (3) if the liquidation, winding up or dissolution of the Company occurs prior to [•], 2023 The fifth anniversary of the Initial Issuance Date., the amount equal to the net present value (computed using a discount rate of the Treasury Rate plus fifty (50) basis points) of the sum of all distributions that would otherwise be payable on such Series A Preferred Unit on each of the Distribution Payment Dates occurring during the period on and after the applicable redemption date to and including [•], 2023 The fifth anniversary of the Initial Issuance Date. (which date, for purposes of this calculation, shall be assumed to be an additional Distribution Payment Date) and (y) the amount that such Member would have been entitled to receive if all of such Member’s Series A Preferred Units were converted into Common Units (at the Conversion Rate then in effect) immediately prior to such liquidation, winding up or dissolution of the Company (regardless of whether the Series A Preferred Unit is then convertible pursuant to the terms hereof), and (B) the balance to the Members, pro rata in proportion to their respective Common Units.

c.	Except as provided in Section 11.4(a), no Member shall have any right to demand or receive property other than cash upon dissolution and termination of the Company.

d.
Upon the completion of the winding up of the Company and the distribution of all Company funds, the Winding-Up Member shall have the authority to execute and record a certificate of cancellation of the Company, as well as any and all other documents required to effectuate the termination of the Company, and the Company shall be terminated.

Section 11.4     Rights of Members.Section 11.4     Rights of Members.

a.	Each Member irrevocably waives any right that it may have to maintain an action for partition with respect to the property of the Company.

b.
Except as otherwise provided in this Agreement, (i) each Member shall look solely to the assets of the Company for the return of its Capital Contributions, and (ii) no Member shall have priority over any other Member as to the return of its Capital Contributions, distributions or allocations.

Section 11.5     Notices of Dissolution.Section 11.5     Notices of Dissolution. In the event a Liquidating Event occurs or an event occurs that would, but for the provisions of Section 11.1, result in a dissolution of the Company, the Company shall, within 30 days thereafter, (a) provide written notice thereof to each of the Members and to all other parties with whom the Company regularly conducts business (as determined in the discretion of the Managing Member) and (b) comply, in a timely manner, with all filing and notice requirements under the Act or any other applicable Law.

Section 11.6     Reasonable Time for Winding UpSection 11.6     Reasonable Time for Winding Up. A reasonable time shall be allowed for the orderly winding up of the business and affairs of the Company and the liquidation of its assets in order to minimize any losses that might otherwise result from such winding up.

Section 11.7     No Deficit RestorationSection 11.7     No Deficit Restoration. No Member shall be personally liable for a deficit Capital Account balance of that Member, it being expressly understood that the distribution of liquidation proceeds shall be made solely from existing Company assets.

ARTICLE XII
GENERALARTICLE XII GENERAL

Section 12.1     Amendments; Waivers.Section 12.1     Amendments; Waivers.

a.
The terms and provisions of this Agreement may be waived, modified or amended (including by means of merger, consolidation or other business combination to which the Company is a party) only with the approval of the Managing Member; provided, however, that no amendment to this Agreement may:

i.	modify the limited liability of any Member, or increase the liabilities or obligations of any Member, in each case, without the consent of each such affected Member; or

ii.
materially alter or change any rights, preferences or privileges of any Interests in a manner that is different or prejudicial relative to any other Interests, without the approval of a majority in interest of the Members holding the Interests affected in such a different or prejudicial manner.

b.
Notwithstanding the foregoing subsection (a), the Managing Member, acting alone, may amend this Agreement, including Exhibits B and C, to reflect the admission of new Members, Transfers of Interests, the issuance of additional Units or Equity Securities, as provided by the terms of this Agreement, and, subject to Section 12.1(a), subdivisions or combinations of Units made in compliance with Section 4.1(g).

c.
Except for amendments adopted in accordance with this Agreement, no waiver of any provision or default under, nor consent to any exception to, the terms of this Agreement or any agreement contemplated hereby shall be effective unless in writing and signed by the party to be bound and then only to the specific purpose, extent and instance so provided.

Section 12.2     Further Assurances.Section 12.2     Further Assurances. Each party agrees that it will from time to time, upon the reasonable request of another party, execute such documents and instruments and take such further action as may be required to accomplish the purposes of this Agreement.

Section 12.3     Successors and AssignsSection 12.3     Successors and Assigns. All of the terms and provisions of this Agreement shall be binding upon the parties and their respective successors and assigns, but shall inure to the benefit of and be enforceable by the successors and assigns of any Member only to the extent that they are permitted successors and assigns pursuant to the terms hereof. No party may assign its rights hereunder except as herein expressly permitted.

Section 12.4     Entire Agreement.Section 12.4     Entire Agreement. This Agreement, together with all Exhibits and Schedules hereto and all other agreements referenced therein and herein, constitute the entire agreement between the parties hereto pertaining to the subject matter hereof and supersede all prior and contemporaneous agreements, understandings, negotiations and discussions, whether oral or written, of the parties and there are no warranties, representations or other agreements between the parties in connection with the subject matter hereof except as specifically set forth herein and therein.

Section 12.5     Rights of Members Independent.Section 12.5     Rights of Members Independent. The rights available to the Members under this Agreement and at Law shall be deemed to be several and not dependent on each other and each such right accordingly shall be construed as complete in itself and not by reference to any other such right. Any one or more and/or any combination of such rights may be exercised by a Member and/or the Company from time to time and no such exercise shall exhaust the rights or preclude another Member from exercising any one or more of such rights or combination thereof from time to time thereafter or simultaneously.

Section 12.6     Governing LawSection 12.6     Governing Law. This Agreement, the legal relations between the parties and any Action, whether contractual or non-contractual, instituted by any party with respect to matters arising under or growing out of or in connection with or in respect of this Agreement shall be governed by and construed in accordance with the Laws of the State of Delaware applicable to contracts made and performed in such State and without regard to conflicts of law doctrines.

Section 12.7     Jurisdiction and Venue.Section 12.7     Jurisdiction and Venue. The parties hereto hereby agree and consent to be subject to the exclusive jurisdiction of any federal court of the District of Delaware or the Delaware Court of Chancery (or, to the extent the Delaware Court of Chancery does not have jurisdiction, any state court of the State of Delaware) over any action, suit or proceeding (a “Legal Action”) arising out of or in connection with this Agreement. The parties hereto irrevocably waive the defense of an inconvenient forum to the maintenance of any such Legal Action. Each of the parties hereto further irrevocably consents to the service of process out of any of the aforementioned courts in any such Legal Action by the mailing of copies thereof by registered mail, postage prepaid, to such party at its address set forth in this Agreement, such service of process to be effective upon acknowledgment of receipt of such registered mail. Nothing in this Section 12.7 shall affect the right of any party hereto to serve legal process in any other manner permitted by law.

Section 12.8     Headings.Section 12.8     Headings. The descriptive headings of the Articles, Sections and subsections of this Agreement are for convenience only and do not constitute a part of this Agreement.

Section 12.9     CounterpartsSection 12.9     Counterparts. This Agreement and any amendment hereto or any other agreement (or document) delivered pursuant hereto may be executed in one or more counterparts and by different parties in separate counterparts. All of such counterparts shall constitute one and the same agreement (or other document) and shall become effective (unless otherwise provided therein) when one or more counterparts have been signed by each party and delivered to the other party.

Section 12.10     Notices.Section 12.10     Notices. Any notice or other communication hereunder must be given in writing and (a) delivered in person, (b) transmitted by facsimile or telecommunications mechanism, provided, that any notice so given is also mailed as provided in clause (c), or (c) mailed by certified or registered mail, postage prepaid, receipt requested as follows:

If to the Company or the Managing Member, addressed to it at:

c/o Earthstone Energy, Inc.
1400 Woodloch Forest Drive, Suite 300
The Woodlands, Texas 77380
Telephone: (281) 298-4246
Attention: Frank A. Lodzinski, President and Chief Executive Officer

With copies (which shall not constitute notice) to:

Vinson & Elkins L.L.P.
1001 Fannin Street, Suite 2500
Houston, Texas 77002
Telephone: (713) 758-3452
Facsimile: (713) 615-5650
Attention: W. Matthew Strock

Telephone: (713) 758-3348
Facsimile: (713) 615-5548
Attention: Shamus M. Crosby

and

Jones & Keller, P.C.
1999 Broadway, Suite 3150
Denver, Colorado 80202
Telephone: (303) 573-1600
Facsimile: (303) 573-8133
Attention: Reid A. Godbolt, Esq.

or to such other address or to such other person as either party shall have last designated by such notice to the other parties. Each such notice or other communication shall be effective (i) if given by telecommunication, when transmitted to the applicable number so specified in (or pursuant to) this Section 12.10 and an appropriate answerback is received or, if transmitted after 4:00 p.m. local time on a Business Day in the jurisdiction to which such notice is sent or at any time on a day that is not a Business Day in the jurisdiction to which such notice is sent, then on the immediately following Business Day, (ii) if given by mail, on the first Business Day in the jurisdiction to which such notice is sent following the date three days after such communication is deposited in the mails with first class postage prepaid, addressed as aforesaid or (iii) if given by any other means, on the Business Day when actually received at such address or, if not received on a Business Day, on the Business Day immediately following such actual receipt.

Section 12.11     Representation By Counsel; InterpretationSection 12.11     Representation By Counsel; Interpretation. The parties acknowledge that each party to this Agreement has been represented by counsel in connection with this Agreement and the transactions contemplated by this Agreement. Accordingly, any rule of Law, or any legal decision that would require interpretation of any claimed ambiguities in this Agreement against the party that drafted it has no application and is expressly waived.

Section 12.12     SeverabilitySection 12.12     Severability. If any provision of this Agreement is determined to be invalid, illegal or unenforceable by any Governmental Entity, the remaining provisions of this Agreement, to the extent permitted by Law shall remain in full force and effect, provided, that the essential terms and conditions of this Agreement for all parties remain valid, binding and enforceable.

Section 12.13     Expenses.Section 12.13     Expenses. Except as otherwise provided in this Agreement, in the Contribution Agreement, each party shall bear its own expenses in connection with the transactions contemplated by this Agreement.

Section 12.14     No Third Party BeneficiariesSection 12.14     No Third Party Beneficiaries. Except as expressly provided in Section 7.4 and Section 10.2, nothing in this Agreement, express or implied, is intended to confer upon any party, other than the parties hereto and their respective successors and permitted assigns, any rights or remedies under this Agreement or otherwise create any third party beneficiary hereto.

[Signatures on Next Page]

IN WITNESS WHEREOF, the Managing Member has caused this Second Amended and Restated Limited Liability Company Agreement to be executed as of the day and year first above written.

EARTHSTONE ENERGY, INC.

By:

Name:

Title:

[Signature Page to the Second Amended and Restated Limited Liability Company Agreement]

EXHIBIT A

Summary of Initial Issuances

Event	Amount

Class A Conversion	22,656,624(1)
Class B Purchase	36,070,828(2)
Units- Earthstone Energy Holdings, LLC	22,656,624(3)
Units- Earthstone Energy Holdings, LLC	36,070,828(4)

_____________

(1)	Issued to then-existing stockholders of PubCo on a one-for-one basis in exchange for shares of PubCo’s then-outstanding common stock, $0.001 par value.

(2)	Issued by PubCo to Bold for $36,071.

(3)
These Units of the Company were issued to PubCo and Lynden in consideration of their respective contributions to the Company of 100% of the limited liability company interests of Earthstone Operating, LLC, a Texas limited liability company, EF Non‑Op, LLC, a Texas limited liability company, Sabine River Energy, LLC, a Texas limited liability company, Earthstone Legacy Properties, LLC, a Texas limited liability company, and Lynden USA Operating, LLC, a Texas limited liability company and $36,071 of cash.

(4)    These Units of the Company were issued to Bold in consideration of its contribution to the Company of 100% of the limited liability company interest of Bold Energy III LLC.

EXHIBIT B

As of May 9, 2017, common units of limited liability company interests in Earthstone Energy Holdings, LLC held immediately following the contributions and distributions from and to the Members, respectively, pursuant to the Contribution Agreement:

Member	Number of Common Units Owned

Earthstone Energy, Inc.	16,791,296(1)
Lynden USA Inc.	5,865,328(2)
Bold Energy Holdings, LLC	36,070,828

__________________

(1)	Does not include Common Units issued to PubCo in connection with the grant of 150,000 shares of Class A Stock to certain individuals immediately after the closing of the Contribution Agreement.

(2)	Includes Common Units held of record by Lynden USA Inc., a wholly-owned subsidiary of Lynden Energy Corp., a wholly-owned subsidiary of PubCo.

As of the date of this Agreement, immediately following the contributions and distributions from and to PubCo, if any, in connection with the initial issuance of shares pursuant to the Securities Purchase Agreement:

Member	Number of Common Units Owned	Number of Series A Preferred Units Owned

Earthstone Energy, Inc.	[__________]	[__________]
Lynden USA Inc.	[__________](1)	0
Bold Energy Holdings, LLC	[__________]	0
Other Members	[__________]	0
__________________

(1)	Includes Common Units held of record by Lynden USA Inc., a wholly-owned subsidiary of Lynden Energy Corp., a wholly-owned subsidiary of PubCo.